Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-251667

FS KKR Capital Corp.

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Fellow Stockholder,

You are cordially invited to attend a special meeting of stockholders of FS KKR Capital Corp. (“FSK”), to be held on May 21, 2021 at 1:00 p.m., Eastern Time, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112 (together with any adjournments or postponements thereof, the “FSK Special Meeting”).

The Notice of Special Meeting of Stockholders and joint proxy statement/prospectus accompanying this letter provide an outline of the business to be conducted at the FSK Special Meeting. At the FSK Special Meeting, you will be asked to consider and vote upon:

i.

a proposal to approve the Agreement and Plan of Merger, dated as of November 23, 2020 (the “Merger Agreement”), by and among FSK, FS KKR Capital Corp. II (“FSKR”), Rocky Merger Sub, Inc., a wholly owned subsidiary of FSK (“Merger Sub”) and FS/KKR Advisor, LLC (the “Advisor”) and the transactions contemplated thereby, including the merger of Merger Sub with and into FSKR with FSKR as the surviving corporation (such proposal, the “FSK Merger Proposal”);

ii.

a proposal to approve the issuance of shares of FSK common stock (“FSK Common Stock”) to FSKR stockholders as merger consideration in the merger (such proposal, the “Merger Stock Issuance Proposal”); and

iii.

a proposal to amend the investment advisory agreement, dated December 20, 2018, by and between FSK and the Advisor (the “Existing FSK Investment Advisory Agreement”) to (1) reduce FSK’s income incentive fee rate from 20% to 17.5% and (2) remove the total return lookback provision applicable to the subordinated incentive fee on income (such proposal, the “FSK Advisory Agreement Amendment Proposal”).

FSK and FSKR are publicly traded business development companies the shares of which are listed on the New York Stock Exchange under the symbols “FSK” and “FSKR,” respectively. Both FSK and FSKR are externally managed by the Advisor and have identical investment objectives and strategies and have the same valuation policies and procedures. FSK and FSKR are proposing a combination of both companies by a merger (the “Merger”) with FSK continuing as the surviving corporation. The Merger is structured as a net asset value (“NAV”)-for-NAV merger in which each holder of FSKR common stock will receive as merger consideration the right to receive shares of FSK Common Stock with an equal NAV. Holders of FSKR common stock may receive fractional shares or cash in lieu of fractional shares at the election of FSK. FSK Common Stock will continue to trade on the NYSE under the symbol “FSK” following the Merger.

After completing the merger that created FSKR in December 2019 and the listing of FSKR common stock in June 2020, FSK and FSKR commenced a review of strategic alternatives and determined to pursue the Merger because they believe that the Merger will result in significant benefits for FSK and FSKR and their stockholders, including, but not limited to, increased scale and operating leverage, increased portfolio diversification and asset mix and a reduction in general and administrative fees and expenses (which reduction is currently expected to be approximately $5 million per year). For more information about the material factors considered by the board of directors of FSK and FSKR in approving the Merger Agreement and recommending the stockholders vote for the related stockholder proposals, as applicable, see “Summary of the Merger—Reasons for the Merger” on page 22, “The Merger—Reasons for the Merger” on page 46 and “FS KKR Capital Corp. Proposal 3—Factors Considered by the FSK Board” on page 110.

Upon the closing of the Merger, FSK proposes to amend the Existing FSK Investment Advisory Agreement to (1) reduce FSK’s income incentive fee rate from 20% to 17.5% and (2) remove the total return lookback provision applicable to the subordinated incentive fee on income. The Advisor has also agreed to waive income incentive fees in the amount of $15 million per quarter for the first six full fiscal quarters of operations following the Merger for a total waiver of $90 million. The reduction of income incentive fee rate from 20% to 17.5% (while retaining the hurdle rate of 7%) would, if all other circumstances were the same, result in less income incentive fees payable by the combined company to the Advisor. The impact of the removal of the total return lookback provision will depend on the performance of the combined company during the lookback period and other factors and, as a result of the removal of the total return lookback provision, the Advisor could earn income incentive fees in circumstances where it otherwise would not. For more information, see “Questions and Answers About the Special Meetings—What will the impact of the Proposed FSK Investment Advisory Agreement on the stockholders of each Fund Party?” in the accompanying joint proxy statement/prospectus. The $90 million incentive fee waiver is anticipated to help offset the potential impact of the removal of the total return lookback provision over the next few years following the Merger. FSK believes that this fee structure will competitively position the combined company among large BDCs with more than $5 billion of assets under management.

Closing of the Merger is contingent upon (1) FSK stockholder approval of each of the above proposals, (2) FSKR stockholder approval of the Merger and the other transactions contemplated by the Merger Agreement and (3) certain other closing conditions described in the accompanying joint proxy statement/prospectus. If the Merger does not close, then no FSK Common Stock will be issued pursuant to the Merger Stock Issuance Proposal, even if approved by the FSK stockholders, and FSK and the Advisor will not enter into the proposed amendment to the Existing FSK Investment Advisory Agreement, even if approved by the FSK stockholders

The market value of the Merger Consideration will fluctuate with changes in the market price of FSK Common Stock. We urge you to obtain current market quotations of FSK Common Stock. FSK Common Stock trades on the New York Stock Exchange (the “NYSE”) under the ticker symbol “FSK” and FSKR Common Stock trades on the NYSE under the ticker symbol “FSKR.” The following table shows the closing sale prices of FSK Common Stock and FSKR common stock, as reported on the NYSE on November 23, 2020, the last trading day before the public announcement of the Merger.

	FSK Common Stock	FSKR Common Stock
Closing Sales Price at November 23, 2020	$17.34	$15.84

Your vote is extremely important. At the FSK Special Meeting, you will be asked to vote on the FSK Merger Proposal, the Merger Stock Issuance Proposal and FSK Advisory Agreement Amendment Proposal. The approval of the FSK Merger Proposal requires the affirmative vote of holders of (1) a majority of the outstanding shares of FSK Common Stock entitled to vote at the FSK Special Meeting and (2) a majority of the outstanding shares of FSK Common Stock held by stockholders unaffiliated with the Advisor and its affiliates entitled to vote at the FSK Special Meeting. The approval of the Merger Stock Issuance Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of FSK Common Stock at a meeting at which a quorum is present. The approval of the FSK Advisory Agreement Amendment Proposal requires the approval of a majority of the outstanding shares of FSK Common Stock. Under the Investment Company Act of 1940, as amended, a majority of the outstanding shares of FSK Common Stock may be the lesser of: (1) 67% of the FSK Common Stock at the FSK Special Meeting if the holders of more than 50% of the outstanding shares of FSK Common Stock are present or represented by proxy or (2) more than 50% of the outstanding shares of FSK Common Stock.

Abstentions will have the same effect as votes against the FSK Merger Proposal and the FSK Advisory Agreement Amendment Proposal. Abstentions will have no effect on the outcome of the Merger Stock Issuance Proposal.

After careful consideration, the board of directors of FSK (including all of the independent directors of FSK) unanimously recommends that FSK stockholders vote “FOR” the FSK Merger Proposal, “FOR” the Merger Stock Issuance Proposal and “FOR” the FSK Advisory Agreement Amendment Proposal.

It is important that your shares of FSK Common Stock be represented at the FSK Special Meeting. Even if you plan to attend the FSK Special Meeting in person, we urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the accompanying joint proxy statement/prospectus and on the enclosed proxy card. If you do not vote, it may result in FSK not having a sufficient quorum of one-third of outstanding FSK Common Stock represented in person or by proxy at the FSK Special Meeting and a meeting cannot be held unless a quorum is present.

The accompanying joint proxy statement/prospectus concisely describes the FSK Special Meeting, the Merger, the documents related to the Merger (including the Merger Agreement), the documents related to the FSK Advisory Agreement Amendment Proposal (including the proposed amended and restated FSK investment advisory agreement) and other related matters that FSK stockholders ought to know before voting on the FSK Merger Proposal, the Merger Stock Issuance Proposal and the FSK Advisory Agreement Amendment Proposal and should be retained for future reference. Please carefully read this entire document, including “Risk Factors” beginning on page 23, for a discussion of the risks relating to the Merger. You also can obtain information about FSK and FSKR from documents that each has filed with the U.S. Securities and Exchange Commission. See “Where You Can Find More Information” for instructions on how to obtain such information.

Sincerely,

Michael C. Forman

Chairman and Chief Executive Officer of FS KKR Capital Corp.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of FSK Common Stock to be issued under the accompanying joint proxy statement/prospectus or determined if the accompanying joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The joint proxy statement/prospectus is dated March 1, 2021 and it is first being mailed or otherwise delivered to FSK stockholders on or about March 2, 2021.

FS KKR Capital Corp. FS KKR Capital Corp. II 201 Rouse Boulevard Philadelphia, PA 19112 (215) 495-1150

FS KKR CAPITAL CORP.

201 Rouse Boulevard

Philadelphia, PA 19112

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2021

To the Stockholders of FS KKR Capital Corp.:

NOTICE IS HEREBY GIVEN THAT a special meeting of stockholders of FS KKR Capital Corp. (“FSK”) will be held at 201 Rouse Boulevard, Philadelphia, PA 19112 on May 21, 2021, at 1:00 p.m., Eastern Time (together with any adjournments or postponements thereof, the “FSK Special Meeting”), to consider and vote upon:

i.

a proposal to approve the Agreement and Plan of Merger, dated as of November 23, 2020 (the “Merger Agreement”), by and among FSK, FS KKR Capital Corp. II (“FSKR”), Rocky Merger Sub, Inc., a wholly owned subsidiary of FSK (“Merger Sub”) and FS/KKR Advisor, LLC (the “Advisor”) and the transactions contemplated thereby, including the merger of Merger Sub with and into FSKR with FSKR as the surviving corporation (such proposal, the “FSK Merger Proposal”);

ii.

a proposal to approve the issuance of shares of FSK common stock (“FSK Common Stock”) to FSKR stockholders as merger consideration in the Merger (such proposal, the “Merger Stock Issuance Proposal”); and

iii.

a proposal to amend the investment advisory agreement, dated December 20, 2018, by and between FSK and the Advisor (the “Existing FSK Investment Advisory Agreement”) to (1) reduce FSK’s income incentive fee rate from 20% to 17.5% and (2) remove the total return lookback provision applicable to the subordinated incentive fee on income (such proposal, the “FSK Advisory Agreement Amendment Proposal”).

The transactions contemplated by the Merger Agreement will result in the combination by merger of FSK and FSKR (the “Merger”) with FSK surviving the Merger. Upon the closing of the Merger, FSK proposes to amend the Existing FSK Investment Advisory Agreement consistent with the FSK Advisory Agreement Amendment Proposal. In connection with this amendment, the Advisor has agreed to waive income incentive fees in the amount of $15 million per quarter for the first six full fiscal quarters of operations following the Merger for a total waiver of $90 million.

The FSK board of directors (including all of the independent directors of FSK) has unanimously approved each of (1) the Merger Agreement and the transactions contemplated thereby, including the Merger, (2) the issuance of shares of FSK Common Stock under the Merger Agreement and (3) the amendment of the Existing FSK Investment Advisory Agreement, and unanimously recommends that FSK stockholders vote “FOR” the FSK Merger Proposal, “FOR” the Merger Stock Issuance Proposal and “FOR” the FSK Advisory Agreement Amendment Proposal.

It is important that your shares of FSK Common Stock be represented at the FSK Special Meeting. If you are unable to attend the FSK Special Meeting in person, please complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the accompanying joint proxy statement/prospectus and on the enclosed proxy card.

The Merger, the Merger Agreement and the Proposed FSK Investment Advisory Agreement are each described in more detail in the accompanying joint proxy statement/prospectus, which you should read carefully and in its entirety before authorizing a proxy to vote. Copies of the Merger Agreement and the proposed amended and restated FSK investment advisory agreement are attached to the accompanying joint proxy statement/prospectus as Annex A and Annex D, respectively.

The board of directors of FSK has fixed the close of business on February 22, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the FSK Special Meeting.

FSK currently intends to hold the FSK Special Meeting in person. However, FSK is actively monitoring developments in connection with the coronavirus (COVID-19) pandemic and is sensitive to the public health and travel concerns that stockholders may have and the protocols or guidance that federal, state and local governments and agencies such as the Center for Disease Control and World Health Organization may recommend or impose. In the event it is not possible or advisable to hold the FSK Special Meeting in person, FSK will announce alternative arrangements for the meeting as promptly as possible, which may include holding the FSK Special Meeting as a virtual meeting by means of a live webcast. If the FSK Special Meeting will be held through a virtual meeting format, FSK will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on the website at which FSK’s proxy materials are available at www.proxyvote.com, and filed with the U.S. Securities and Exchange Commission as additional proxy material. Please monitor the website at which FSK’s proxy materials are available at www.proxyvote.com for updated information. FSK encourages you to vote your shares at the FSK Special Meeting.

If you plan on attending the FSK Special Meeting and voting your shares of FSK Common Stock in person, you will need to bring photo identification in order to be admitted to the FSK Special Meeting. If your shares are held through a broker and you attend the FSK Special Meeting in person, please bring a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote your shares at the FSK Special Meeting. To obtain directions to the FSK Special Meeting, please call FSK at (877) 628-8575.

By Order of the Board of Directors,

Stephen S. Sypherd

General Counsel and Secretary

March 1, 2021

FSK stockholders are requested to promptly authorize a proxy over the Internet or by telephone, or execute and return the accompanying proxy card, which is being solicited by the board of directors of FSK. Instructions are shown on the proxy card. Authorizing a proxy is important to ensure a quorum at the FSK Special Meeting. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the FSK Special Meeting and voting in person.

FS KKR Capital Corp. II

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Fellow Stockholder,

You are cordially invited to attend a special meeting of stockholders of FS KKR Capital Corp. II, (“FSKR”) to be held on May 21, 2021 at 2:00 p.m., Eastern Time, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112 (together with any adjournments or postponements thereof, the “FSKR Special Meeting”).

The Notice of Special Meeting of Stockholders and joint proxy statement/prospectus accompanying this letter provide an outline of the business to be conducted at the FSKR Special Meeting. At the FSKR Special Meeting, you will be asked to consider and vote upon a proposal to approve the merger of FSKR and Rocky Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of FS KKR Capital Corp. (“FSK”), pursuant to the Agreement and Plan of Merger, dated as of November 23, 2020 (the “Merger Agreement”), by and among FSK, FSKR, Merger Sub and FS/KKR Advisor, LLC (the “Advisor”) and the other transactions contemplated by the Merger Agreement (such proposal, the “FSKR Merger Proposal”). The transactions contemplated by the Merger Agreement will result in the combination by merger of FSK and FSKR with FSK (the “Merger”) surviving the Merger.

FSK and FSKR are publicly traded business development companies the shares of which are listed on the New York Stock Exchange under the symbols “FSK” and “FSKR,” respectively. Both FSK and FSKR are externally managed by the Advisor and have identical investment objectives and strategies and have the same valuation policies and procedures. The Merger is structured as a net asset value (“NAV”)-for-NAV merger in which each holder of FSKR common stock will receive as merger consideration the right to receive shares of FSK common stock with an equal NAV. Holders of FSKR common stock may receive fractional shares or cash in lieu of fractional shares at the election of FSK. FSK common stock will continue to trade on the NYSE under the symbol “FSK” following the Merger.

After completing the merger that created FSKR in December 2019 and the listing of FSKR common stock in June 2020, FSK and FSKR commenced a review of strategic alternatives and determined to pursue the Merger because they believe that the Merger will result in significant benefits for FSK and FSKR and their stockholders, including, but not limited to, increased scale and operating leverage, increased portfolio diversification and asset mix and a reduction in general and administrative fees and expenses (which reduction is currently expected to be approximately $5 million per year). For more information about the material factors considered by the board of directors of FSK and FSKR in approving the Merger Agreement and recommending the stockholders vote for the related stockholder proposals, as applicable, see “Summary of the Merger—Reasons for the Merger” on page 22, “The Merger—Reasons for the Merger” on page 46 and “FS KKR Capital Corp. Proposal 3—Factors Considered by the FSK Board” on page 110.

Upon the closing of the Merger, FSK proposes to amend its existing investment advisory agreement with the Advisor to (1) reduce FSK’s income incentive fee rate from 20% to 17.5% and (2) remove the total return lookback provision applicable to the subordinated incentive fee on income. The Advisor has also agreed to waive income incentive fees in the amount of $15 million per quarter for the first six full fiscal quarters of operations following the Merger for a total waiver of $90 million. The reduction of income incentive fee rate from 20% to 17.5% (while retaining the hurdle rate of 7%) would, if all other circumstances were the same, result in less income incentive fees payable by the combined company to the Advisor. The impact of the removal of the total return lookback provision will depend on the performance of the combined company during the lookback period and other factors and, as a result of the removal of the total return lookback provision, the Advisor could earn income incentive fees in circumstances where it otherwise would not. For more information, see “Questions and Answers About the Special Meetings—What will the impact of the Proposed FSK Investment Advisory Agreement on the stockholders of each Fund Party?” in the accompanying joint proxy statement/prospectus. The $90 million incentive fee waiver is anticipated to help offset the potential impact of the removal of the total return lookback provision over the next few years following the Merger. FSK believes this fee structure will competitively position the combined company among large BDCs with more than $5 billion of assets under management.

Closing of the Merger is contingent upon (1) FSKR stockholder approval of the above proposal, (2) FSK stockholder approval of proposals contained in the accompanying joint proxy statement/prospectus (including FSK stockholder approval of the amendment to FSK’s investment advisory agreement) and (3) certain other closing conditions described in the in the accompanying joint proxy statement/prospectus.

The market value of the Merger Consideration will fluctuate with changes in the market price of FSK Common Stock. We urge you to obtain current market quotations of FSK Common Stock. FSK Common Stock trades on the New York Stock Exchange (the “NYSE”) under the ticker symbol “FSK” and FSKR common stock trades on the NYSE under the ticker symbol “FSKR.” The following table shows the closing sale prices of FSK Common Stock and FSKR common stock, as reported on the NYSE on November 23, 2020, the last trading day before the public announcement of the Merger.

	FSK Common Stock	FSKR Common Stock
Closing Sales Price at November 23, 2020	$17.34	$15.84

Your vote is extremely important. At the FSKR Special Meeting, you will be asked to vote on the FSKR Merger Proposal. The approval of the FSKR Merger Proposal requires the affirmative vote of holders of (1) a majority of the outstanding shares of FSKR common stock entitled to vote at the FSKR Special Meeting and (2) a majority of the outstanding shares of FSKR common stock held by stockholders unaffiliated with the Advisor and its affiliates entitled to vote at the FSKR Special Meeting.

Abstentions will have the same effect as votes against the FSKR Merger Proposal.

After careful consideration, the board of directors of FSKR (including all of the independent directors of FSKR) unanimously recommends that FSKR stockholders vote “FOR” the FSKR Merger Proposal.

It is important that your shares of FSKR common stock be represented at the FSKR Special Meeting. Even if you plan to attend the FSKR Special Meeting in person, we urge you to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the accompanying joint proxy statement/prospectus and on the enclosed proxy card. If you do not vote, it may result in FSKR not having a sufficient quorum of one-third of outstanding FSKR common stock represented in person or by proxy at the FSKR Special Meeting and a meeting cannot be held unless a quorum is present.

The accompanying joint proxy statement/prospectus concisely describes the FSKR Special Meeting, the Merger, the documents related to the Merger (including the Merger Agreement) and other related matters (including the amended and restated FSK investment advisory agreement proposed for approval by FSK) that FSKR stockholders ought to know before voting on the FSKR Merger Proposal and should be retained for future reference. Please carefully read this entire document, including “Risk Factors” beginning on page 25, for a discussion of the risks relating to the Merger. You also can obtain information about FSK and FSKR from documents that each has filed with the U.S. Securities and Exchange Commission. See “Where You Can Find More Information” for instructions on how to obtain such information.

Sincerely,

Michael C. Forman

Chairman and Chief Executive Officer of FS KKR Capital Corp. II

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the shares of FSKR common stock to be issued under the accompanying joint proxy statement/prospectus or determined if the accompanying joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The joint proxy statement/prospectus is dated March 1, 2021 and it is first being mailed or otherwise delivered to FSKR stockholders on or about March 2, 2021.

FS KKR Capital Corp. FS KKR Capital Corp. II 201 Rouse Boulevard Philadelphia, PA 19112 (215) 495-1150

FS KKR CAPITAL CORP. II

201 Rouse Boulevard

Philadelphia, PA 19112

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2021

To the Stockholders of FS KKR Capital Corp. II:

NOTICE IS HEREBY GIVEN THAT a special meeting of stockholders of FS KKR Capital Corp. II (“FSKR”) will be held at 201 Rouse Boulevard, Philadelphia, PA 19112 on May 21, 2021, at 2:00 p.m., Eastern Time (together with any adjournments or postponements thereof, the “FSKR Special Meeting”), to consider and vote upon a proposal to approve the merger of FSKR and Rocky Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of FS KKR Capital Corp. (“FSK”), pursuant to the Agreement and Plan of Merger, dated as of November 23, 2020 (the “Merger Agreement”), by and among FSK , FSKR, Merger Sub and FS/KKR Advisor, LLC (the “Advisor”) and the other transactions contemplated the Merger Agreement (such proposal, the “FSKR Merger Proposal”).

The transactions contemplated by the Merger Agreement will result in the combination by merger of FSK and FSKR (the “Merger”) with FSK surviving the Merger. Upon the closing of the Merger, FSK proposes to amend its investment advisory agreement with the Advisor to (1) reduce FSK’s income incentive fee rate from 20% to 17.5% and (2) remove the total return lookback provision applicable to the subordinated incentive fee on income. In connection with this amendment, the Advisor has agreed to waive income incentive fees in the amount of $15 million per quarter for the first six full fiscal quarters of operations following the Merger for a total waiver of $90 million.

The FSKR board of directors (including all of the independent directors of FSKR) unanimously recommends that FSKR stockholders vote “FOR” the FSKR Merger Proposal.

It is important that your shares of FSKR common stock be represented at the FSKR Special Meeting. If you are unable to attend the FSKR Special Meeting in person, please complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. If you prefer, you can save time by voting through the Internet or by telephone as described in the accompanying joint proxy statement/prospectus and on the enclosed proxy card.

The Merger and the Merger Agreement are each described in more detail in the accompanying joint proxy statement/prospectus, which you should read carefully and in its entirety before authorizing a proxy to vote. Attached to this joint proxy statement/prospectus as Annex A is a copy of the Merger Agreement.

The board of directors of FSKR has fixed the close of business on February 22, 2021 as the record date for the determination of stockholders entitled to notice of, and to vote at, the FSKR Special Meeting.

FSKR currently intends to hold the FSKR Special Meeting in person. However, FSKR is actively monitoring developments in connection with the coronavirus (COVID-19) pandemic and is sensitive to the public health and travel concerns that stockholders may have and the protocols or guidance that federal, state and local governments and agencies such as the Center for Disease Control and World Health Organization may recommend or impose. In the event it is not possible or advisable to hold the FSKR Special Meeting in person, FSKR will announce alternative arrangements for the meeting as promptly as possible, which may include holding the FSKR Special Meeting solely as a virtual meeting by means of a live webcast. If the FSKR Special Meeting will be held solely through a virtual meeting format, FSKR will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on the website at which FSKR’s proxy materials are available at www.proxyvote.com, and filed with the U.S. Securities and Exchange Commission as additional proxy material. Please monitor the website at which FSKR’s proxy materials are available at www.proxyvote.com for updated information. FSKR encourages you to vote your shares at the FSKR Special Meeting.

If you plan on attending the FSKR Special Meeting and voting your shares of FSKR common stock in person, you will need to bring photo identification in order to be admitted to the FSKR Special Meeting. If your shares are held through a broker and you attend the FSKR Special Meeting in person, please bring a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote your shares at the FSKR Special Meeting. To obtain directions to the FSKR Special Meeting, please call FSKR at (877) 628-8575.

By Order of the Board of Directors,

Stephen S. Sypherd

General Counsel and Secretary

March 1, 2021

FSKR stockholders are requested to promptly authorize a proxy over the Internet or by telephone, or execute and return the accompanying proxy card, which is being solicited by the board of directors of FSKR. Instructions are shown on the proxy card. Authorizing a proxy is important to ensure a quorum at the FSKR Special Meeting. Proxies may be revoked at any time before they are exercised by submitting a written notice of revocation or a subsequently executed proxy, or by attending the FSKR Special Meeting and voting in person.

i

ABOUT THIS DOCUMENT

This document, which forms part of a registration statement on Form N-14 filed with the U.S. Securities and Exchange Commission (the “SEC”) by FSK (File No. 333-251667), constitutes a prospectus of FSK under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the shares of FSK common stock, par value $0.001 per share (“FSK Common Stock”), to be issued to FSKR stockholders under the Merger Agreement.

This document also constitutes a joint proxy statement of FSK and FSKR under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to: (1) the FSK Special Meeting, at which FSK stockholders will be asked to vote upon (a) the FSK Merger Proposal, (b) the Merger Stock Issuance Proposal and (c) the FSK Advisory Agreement Amendment Proposal; and (2) the FSKR Special Meeting, at which FSKR stockholders will be asked to vote on the FSKR Merger Proposal.

You should rely only on the information contained in this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated March 1, 2021. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this joint proxy statement/prospectus to FSK stockholders or FSKR stockholders nor the issuance of FSK Common Stock in connection with the Merger will create any implication to the contrary.

This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

Except where the context otherwise indicates, information contained in this joint proxy statement/prospectus regarding FSK has been provided by FSK and information contained in this joint proxy statement/prospectus regarding FSKR has been provided by FSKR.

When used in this document, unless otherwise indicated in this document or the context otherwise requires:

•	“1940 Act” refers to the Investment Company Act of 1940, as amended;

•	“Advisor” refers to FS/KKR Advisor, LLC, FSK’s and FSKR’s investment adviser;

•	“Closing Date” refers to the closing date of the Merger;

•	“Determination Date” refers to an agreed upon date no more than 48 hours (excluding Sundays and holidays) prior to the closing of the Merger;

•	“Effective Time” refers to the effective time of Merger Sub with and into FSKR, with FSKR as the surviving corporation;

•	“Existing FSK Investment Advisory Agreement” refers to the Investment Advisory Agreement, dated December 20, 2018, by and between FSK and the Advisor;

•	“FSK” refers to FS KKR Capital Corp. and, where applicable, its consolidated subsidiaries;

•	“FSK Administration Agreement” refers to the Administration Agreement, dated April 9, 2018, by and between FSK and the Advisor;

•	“FSK Board” refers to the board of directors of FSK;

•	“FSK Bylaws” refers to the Third Amended and Restated Bylaws of FSK;

•	“FSK Charter” refers to the Second Articles of Amendment and Restatement of FSK, as amended;

•	“FSK Form 10-K” refers to the Annual Report on Form 10-K of FSK for the fiscal year ended December 31, 2019, filed on February 27, 2020;

•	“FSK Independent Directors” refers to Independent Directors on the FSK Board;

•	“FSK Special Meeting” refers to the special meeting of stockholders of FSK to which this joint proxy statement/prospectus relates;

•	“FSKR” refers to FS KKR Capital Corp. II and, where applicable, its consolidated subsidiaries;

•	“FSKR Board” refers to the board of directors of FSKR;

•	“FSKR Bylaws” refers to the Fourth Amended and Restated Bylaws of FSKR;

•	“FSKR Charter” refers to the Second Articles of Amendment and Restatement, of FSKR, as amended;

•	“FSKR Common Stock” refers to the FSKR Common Stock, par value $0.001 per share;

•	“FSKR Form 10-K” refers to the Annual Report on Form 10-K of FSKR for the fiscal year ended December 31, 2019, filed on March 13, 2020;

•	“FSKR Independent Directors” refers to Independent Directors on the FSKR Board;

•	“FSKR Investment Advisory Agreement” refers to the Investment Advisory Agreement, dated December 20, 2019, by and between FSKR and the Advisor;

•	“FSKR Special Meeting” refers to the special meeting of stockholders of FSK to which this joint proxy statement/prospectus relates;

•	“Fund Boards” refers to the FSK Board and the FSKR Board, collectively (which boards have common membership);

•	“Fund Parties” refers to FSK and FSKR;

•	“Independent Directors” refers to independent directors on the Fund Boards;

•	“J.P. Morgan” refers to J.P. Morgan Securities LLC, the financial advisor to the FSKR independent directors;

•	“Merger” refers to the merger of Merger Sub with and into FSKR and unless the context otherwise requires, includes the Subsequent Combination;

•	“Merger Agreement” refers to the Agreement and Plan of Merger, dated November 23, 2020, by and among FSK, FSKR, Merger Sub and the Advisor;

•	“Merger Sub” refers to Rocky Merger Sub, Inc., a wholly owned subsidiary of FSK;

•	“NAV” refers to net asset value;

•	“NYSE” refers to the New York Stock Exchange;

•	“Proposed FSK Investment Advisory Agreement” refers to proposed investment advisory agreement between FSK and the Advisor attached hereto as Annex D;

•	“RBCCM” refers to RBC Capital Markets, LLC, the financial advisor to the FSK Independent Directors;

•	“Special Meetings” refers to FSK Special Meeting and the FSKR Special Meeting; and

•	“Subsequent Combination” refers to the merger of the surviving corporation of the Merger with and into FSK.

In May 2020, the SEC adopted certain new disclosure rules applicable to transactions such as the Merger under SEC release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses (the “Final Rule”), which among other things, adds a new rule Regulation S-X Rule 6-11 that eliminates the requirement to provide pro forma financial information for fund acquisitions if certain supplemental information is disclosed, as described under Regulation S-X Rule 6-11(d) (“Regulation S-X Rule 6-11(d)”). Furthermore, the Final Rule amends Form N-14 to make the disclosure requirements consistent with Regulation S-X Rule 6-11(d). The Final Rule is effective January 1, 2021, but it permits voluntary early compliance provided that a registrant adopts the Final Rule and applies the Final Rule in its entirety from the date of early compliance. FSK has elected to early adopt the provisions of the Final Rule. Under the Final Rule, FSK has determined that it has met the supplemental disclosure requirements consistent with Regulation S-X Rule 6-11(d) as it has (1) included a pro forma fee table, showing (a) the pre-transaction fee structures of FSK and FSKR and (b) the post-transaction fee structure of the combined company, (2) determined that the Merger would not result in a material change in FSK or FSKR’s investment portfolio due to investment restrictions and (3) determined that there are no material differences in accounting policies between FSK and FSKR.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETINGS AND THE MERGER

The questions and answers below highlight only selected information from this joint proxy statement/prospectus. They do not contain all of the information that may be important to you. You should read carefully this entire document to fully understand the Merger Agreement and the transactions contemplated thereby (including the Merger) and the voting procedures for each of the Fund Parties’ Special Meetings.

Questions and Answers about the Special Meetings

Q:	Why am I receiving these materials?

A:	The Fund Parties are furnishing these materials in connection with the solicitation of proxies by each Fund Party’s board of directors at each of the Special Meetings.

This joint proxy statement/prospectus and the accompanying materials are being mailed on or about March 2, 2021 to stockholders of record of FSK and FSKR described below and are available at www.proxyvote.com.

Q:	What items will be considered and voted on at the Special Meetings?

A:

At the FSK Special Meeting, FSK stockholders will be asked to approve (1) the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (such proposal, the “FSK Merger Proposal”), (2) the issuance of shares of FSK Common Stock to FSKR stockholders as merger consideration in the Merger (such proposal, the “Merger Stock Issuance Proposal”) and (3) the Proposed FSK Investment Advisory Agreement (such proposal, the “FSK Advisory Agreement Amendment Proposal” and, collectively, the “FSK Proposals”).

At the FSKR Special Meeting, FSKR stockholders will be asked to approve the Merger and the other transactions contemplated by the Merger Agreement (such proposal, the “FSKR Merger Proposal”).

Q:	Why are the Fund Parties proposing the Merger and the Proposed FSK Investment Advisory Agreement?

A:

After completing the merger that created FSKR in December 2019 and the listing of FSKR common stock in June 2020, FSK and FSKR commenced a review of strategic alternatives and determined to pursue the Merger because they believe that the Merger will result in significant benefits for the Fund Parties and their stockholders, including, but not limited to, increased scale and operating leverage, increased portfolio diversification and asset mix and a reduction in general and administrative fees and expenses. For more information about the material factors considered by the Fund Boards in approving the Merger Agreement and recommending the stockholders vote for the FSK Merger Proposal and the FSK Stock Issuance Proposal and the FSKR Merger Proposal, as applicable, see “Summary of the Merger—Reasons for the Merger” on page 22 and “The Merger—Reasons for the Merger” on page 46.

Upon the closing of the Merger, FSK proposes to amend the Existing FSK Investment Advisory Agreement to (1) reduce FSK’s income incentive fee rate from 20% to 17.5% and (2) remove the total return lookback provision applicable to the subordinated incentive fee on income. The Advisor has also agreed to waive income incentive fees in the amount of $15 million per quarter for the first six full fiscal quarters of operations following the Merger for a total waiver of $90 million (the “Incentive Fee Waiver”). For a discussion of the impact of Proposed FSK Investment Advisory Agreement on stockholders of each Fund Party, see “Questions and Answers About the Special Meetings—What will the impact of the Proposed FSK Investment Advisory Agreement on the stockholders of each Fund Party?” “Comparative Fees and Expenses” and “Proposal 3: Approval of the FSK Investment Advisory Agreement—Reasons for the Proposed FSK Investment Advisory Agreement” below. FSK believes that this fee structure will competitively position the combined company among large BDCs with more than $5 billion of assets under management. For more about the factors considered by the FSK Board in approving the Proposed FSK

Investment Advisory Agreement, see “Proposal 3: Approval of the FSK Advisory Agreement Amendment Proposal.” If the Merger does not close, then FSK and the Advisor will not enter into the proposed amendment to the Existing FSK Investment Advisory Agreement, even if approved by FSK’s stockholders.

Q:	What is the purpose of each of the FSK Proposals and the FSKR Merger Proposal?

A:	FSK Proposals

Although no FSK stockholder approval of the FSK Merger Proposal is required to complete the Merger under applicable law or its organizational documents, FSK is seeking this approval to provide FSK stockholders the same right to vote for or against the Merger as FSKR stockholders have as stockholders of the target company to ensure that the input of all stockholders is considered.

FSK stockholder approval of the Merger Stock Issuance Proposal is required under NYSE listing rules because FSK will issue an amount of FSK Common Stock to FSKR stockholders as consideration in the Merger that is more than 20% of the issued and outstanding shares of FSK Common Stock immediately prior to the Merger.

In connection with the closing of the Merger, FSK seeks to amend the Existing FSK Investment Advisory Agreement to (1) reduce its income incentive fee rate from 20% to 17.5% and (2) remove the total return lookback provision applicable to the subordinated incentive fee on income from the Existing FSK Investment Advisory Agreement. FSK stockholder approval of the FSK Advisory Agreement Proposal is required for FSK to enter into the Proposed FSK Investment Advisory Agreement.

FSK stockholder approval of each of the FSK Proposals is a condition to the closing of the Merger under the Merger Agreement. For information about the applicable voting standards, see “What vote is required to approve the FSK Merger Proposal, the Merger Stock Issuance Proposal and the FSK Advisory Agreement Amendment Proposal at the FSK Special Meeting?”

FSKR Proposals

FSKR stockholder approval of the FSKR Merger Proposal is required for FSKR to consummate the Merger under Maryland law and the 1940 Act. FSKR stockholder approval of the FSKR Proposal is a condition to the closing of the Merger under the Merger Agreement. For information about the applicable voting standard, see “What vote is required to approve the FSKR Merger Proposal at the FSKR Special Meeting?”

Q:	Are there any negative implications to be considered with respect to the FSK Proposal and the FSKR Merger Proposal?

A:

As discussed in this joint proxy statement/prospectus, a Merger of the Fund Parties presents certain material risks. In particular, as discussed in the joint proxy statement/prospectus, the realization of certain benefits anticipated as a result of the Merger will depend in part on the integration of FSKR’s investment portfolio with FSK’s and the integration of FSKR’s business with FSK’s following the Merger, together with the synergies described elsewhere in this joint proxy statement/prospectus. See “The Merger—Reason for the Merger.” While the Fund Parties have the same Advisor, the same investment objectives and strategies and common directors and officers, there can be no assurance that FSKR’s investment portfolio or business can be operated profitably or integrated successfully into FSK’s operations in a timely fashion or at all or that any expected synergies can be achieved as expected or at all. For more information, see “Risk Factors—Risks Relating to the Merger.”

In addition, FSK (as the combined company following the Merger) and the Advisor will enter into the Proposed FSK Investment Advisory Agreement upon the closing of the Merger. For more information about the impact of the Proposed FSK Investment Advisory Agreement, see “What will the impact of the Proposed FSK Investment Advisory Agreement be on the stockholders of each Fund Party?” “Comparative Fees and Expenses” and “Proposal 3: Approval of the FSK Investment Advisory Agreement—Reasons for the Proposed FSK Investment Advisory Agreement” below.

Q:	What will the impact of the Proposed FSK Investment Advisory Agreement be on the stockholders of each Fund Party?

Both of the Fund Parties currently have an investment advisory agreement with an income incentive fee rate of 20%. The Proposed FSK Investment Advisory Agreement will reduce the income incentive fee rate to 17.5% (while retaining the hurdle rate of 7%). If all other circumstances were the same, this reduction would result in less income incentive fees payable by the combined company to the Advisor over any period.

Both of the Fund Parties currently have a total return lookback provision in their investment advisory agreement. For FSK, the total return lookback provision is currently effective. For FSKR, the lookback provision will not become effective until the quarter ended March 31, 2022. In each case the total return lookback provision subjects the subordinated incentive fee on income to a cap equal to (1) 20% of the per share pre-incentive fee return for the then-current and eleven preceding calendar quarters (or, for FSKR, such fewer number of quarters and commencing with the quarter ended March 31, 2020) minus the cumulative “per share incentive fees” accrued and/or payable for the eleven preceding calendar quarters (or, for FSKR, such fewer number of quarters and commencing with March 31, 2020) multiplied by (2) the weighted average number of shares of the applicable Fund Party outstanding during the calendar quarter (or any portion thereof). As a result of the removal of the total return lookback provision, the Advisor could earn income incentive fees in circumstances where it otherwise would not.

The impact of the removal of the total return lookback provision applicable to the subordinated incentive fee will depend on the performance of the combined company during the lookback period and other factors, and therefore the Fund Parties cannot determine the net impact of the Proposed FSK Investment Advisory Agreement with specificity. Assuming FSK removed the total return lookback provision on January 1, 2020, the total income incentive fees the Advisor would have earned from FSK during the nine months ended September 30, 2020 would have been approximately $50.6 million (or 1.7% as a percentage of consolidated net assets attributable to common stock for such period), compared to the $0.00 that the Advisor earned during such period with the lookback provision. FSKR has a total return lookback provision in its investment advisory agreement but the total return lookback provision will not become effective until the quarter ended March 31, 2022. The $90 million Incentive Fee Waiver is anticipated to help offset any fees that would otherwise be earned by the Advisor as a result of the removal of the total return lookback provision for the first few years following the closing of the Merger. After taking into account, among other things, the anticipated benefits of the Merger, the proposed reduction in FSK’s income incentive fee rate and the Incentive Fee Waiver, the FSK Board approved the removal of the total return lookback provision from the Existing FSK Investment Advisory Agreement in connection with the closing of the Merger.

For more information about the impact of the Proposed FSK Investment Advisory Agreement on the stockholders of each Fund Party as a percentage of consolidated net assets attributable to common stock, see “Comparative Fees and Expenses.” For more information about the combined amount of management fees and incentive fees paid by FSK and FSKR for the year ended December 31, 2019 and the nine months ended September 30, 2020, respectively, compared to the pro forma management fees and incentives that would have been paid by FSK if the Merger had been completed on December 31, 2018 and the Proposed FSK Investment Advisory Agreement was then in effect, over the comparable periods, see “FS KKR Capital Corp. Proposal 3: Approval of the FSK Advisory Agreement Amendment Proposal—Effect of the Proposed FSK Investment Advisory Agreement on Advisory Fees.”

Q:	Are there any conflicts of interest a stockholder of the Fund Parties should be aware of in considering how to vote for the FSK Proposals and/or the FSKR Merger Proposal?

A:

The Fund Parties have the same external investment adviser and board of directors. To manage any potential conflicts of interest, the FSK Independent Directors engaged RBCCM as their independent financial advisor and the FSKR Independent Directors engaged J.P. Morgan as their independent financial advisor to analyze and present separately on certain pros and cons of the various strategic alternatives considered by the Fund

Parties, including the Merger. In addition, the Independent Directors structured the transaction to comply with the requirements for an affiliated fund merger set forth in Section 17a-8 of the 1940 Act, including NAV-for-NAV consideration. All of the terms of the Merger Agreement are symmetrical between the Fund Parties. Although not required by Rule 17a-8, the Independent Directors sought and received an opinion from RBCCM that the estimated exchange ratio was fair, from a financial point of view, to FSK and an opinion from J.P. Morgan that the estimated exchange ratio was fair, from a financial point of view, to the holders of FSKR Common Stock other than the Advisor and its affiliates. For more information, see the sections entitled “The Merger—Opinion of FSK’s Financial Advisor” and “The Merger—Opinion of FSKR’s Financial Advisor.” In addition, although not required by applicable law, the Fund Parties have required that the FSK Merger Proposal and the FSKR Merger Proposal be approved by a majority of the stockholders of the applicable Fund Party unaffiliated with the Advisor and its affiliates.

As discussed immediately above, if the Merger closes, FSK intends to enter into the Proposed FSK Investment Advisory Agreement with the Advisor. In certain scenarios, the removal of the total return lookback provision from the Existing FSK Investment Advisory Agreement could result in more income incentive fees being paid to the Advisor than would be the case if no changes were made to the Existing FSK Investment Advisory Agreement in connection with the Merger. The Fund Boards, including all of the Independent Directors unaffiliated with the Advisor, determined that the benefits anticipated to be realized by the Fund Parties and their stockholders as a result of the Merger offset any potential downside to the total return lookback provision from the Existing FSK Investment Advisory Agreement, especially when considered in connection with the reduction in the income incentive fee rate form 20% to 17.5% (while retaining the hurdle rate of 7%) and the $90 million Incentive Fee Waiver.

For more information about the relationships among the Fund Parties and the Advisor, see “Certain Relationships and Related Party Transactions of the Fund Parties” below.

Q:	How does the board of directors of each of the Fund Parties recommend voting on the proposals presented at the Special Meetings?

A:

The FSK Board, including each of the independent directors of FSK, has unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the issuance of shares of FSK Common Stock to FSKR stockholders as consideration in the Merger, and the Proposed FSK Investment Advisory Agreement and recommends that FSK stockholders vote “FOR” the FSK Merger Proposal, “FOR” the Merger Stock Issuance Proposal and “FOR” the FSK Advisory Agreement Amendment Proposal.

The FSKR Board, including each of the independent directors of FSKR, has unanimously approved the Merger, the Merger Agreement, and the transactions contemplated by the Merger Agreement and recommends that FSKR stockholders vote “FOR” the FSKR Merger Proposal.

Q:	When is the “Record Date” and what does it mean?

A:

The record date to determine the stockholders of each Fund Party entitled to notice of and to vote at the applicable Special Meeting is February 22, 2021 (the “Record Date”). The Record Date was approved by a committee of the board of directors of each Fund Party. As of the Record Date, there were 123,755,965 shares of FSK Common Stock outstanding and 169,903,166 shares of FSKR Common Stock outstanding. A new Record Date may be set for a Fund Party by a vote of the applicable Fund Party’s board of directors or committe thereof.

Q:	If I am a stockholder of one or more of the Fund Parties, how many votes do I have?

A:	Each share of common stock of a Fund Party held by a holder of record as of the Record Date has one vote on each matter considered at the Special Meeting of such Fund Party.

Q:	If I am a stockholder of one or more of the Fund Parties, how do I vote?

A:

A stockholder may vote in person at such Fund Party’s Special Meeting or by proxy in accordance with the instructions provided below. A stockholder may also authorize a proxy by telephone or through the Internet using the toll-free telephone number or web address printed on your proxy card. Authorizing a proxy by telephone or through the Internet requires you to input the control number located on your proxy card. After inputting the control number, you will be prompted to direct your proxy to vote on each proposal. You will have an opportunity to review your directions and make any necessary changes before submitting your directions and terminating the telephone call or Internet link.

•	By Internet: www.proxyvote.com

•	By telephone: (800) 690-6903

•

By mail: You may vote by proxy by indicating your instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for your proxy card to be received on or prior to 5:00 p.m., Eastern Time, on May 20, 2021.

•

In person: You may vote in person at a Fund Party’s Special Meeting by requesting a ballot when you arrive. You will need to bring photo identification in order to be admitted to the Special Meeting(s). To obtain directions to the Special Meetings, please call (844) 358-7276 and select Option 1. If your shares of stock are held through a broker and you attend such Fund Party’s Special Meeting in person, please bring a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote your shares at such Special Meeting.

Important notice regarding the availability of proxy materials for the Special Meetings. This joint proxy statement/prospectus and applicable proxy cards are available at www.proxyvote.com.

The Fund Parties currently intend to hold the Special Meetings in person. However, the Fund Parties are actively monitoring developments in connection with the coronavirus (COVID-19) pandemic and are sensitive to the public health and travel concerns that stockholders may have and the protocols or guidance that federal, state and local governments and agencies such as the Center for Disease Control and World Health Organization may recommend or impose. In the event it is not possible or advisable to hold the Special Meetings in person, the Fund Parties will announce alternative arrangements for the meeting as promptly as possible, which may include holding the Special Meetings as virtual meetings by means of a live webcast. If the Special Meetings will be held through a virtual meeting format, the Fund Parties will announce that fact as promptly as practicable, and details on how to participate will be issued by press release, posted on the website at which the Fund Parties’ proxy materials are available at www.proxyvote.com, and filed with the U.S. Securities and Exchange Commission as additional proxy material. Please monitor the website at which the Fund Parties’ proxy materials are available at www.proxyvote.com for updated information.

Q:	What if a Fund Party stockholder does not specify a choice for a matter when authorizing a proxy?

A:

All properly executed proxies representing shares of the applicable Fund Party’s common stock received prior to such Fund Party’s Special Meeting will be voted in accordance with the instructions marked thereon. If a proxy card is signed and returned without any instructions marked, the shares of the applicable Fund Party’s common stock will be voted “FOR” the proposals presented at the applicable Fund Party’s Special Meeting.

Q:	If I am a Fund Party stockholder, how can I change my vote or revoke a proxy?

A:

You may revoke your proxy and change your vote before the proxies are voted at each Fund Party’s Special Meeting. You may change your vote using the Internet or telephone methods described above, before the applicable cutoff time before such Special Meeting, in which case only your latest Internet or telephone proxy will be counted. Alternatively, you may revoke your proxy and change your vote by signing and returning a new proxy dated as of a later date, or by attending such Fund Party’s Special Meeting and voting in person. However, your attendance at such Fund Party’s Special Meeting will not automatically revoke your proxy, unless you properly vote at such Special Meeting, or specifically request that your prior proxy be revoked by delivering a written notice of revocation to such Fund Party prior to the applicable Special Meeting. Stockholders of the Fund Parties should direct their proxy revocations to the applicable Fund Party(ies) at the following address: 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, Attention: Stephen S. Sypherd, General Counsel and Secretary.

Q:	If my shares of FSK Common Stock or FSKR Common Stock, as applicable, are held in a broker-controlled account or in “street name,” will my broker vote my shares for me?

A:

No. You should follow the instructions provided by your broker on your voting instruction form. It is important to note that your broker will vote your shares only if you provide instructions on how you would like your shares to be voted at the applicable Special Meeting.

Q:	What constitutes a “quorum” for each of the Special Meetings of the Fund Parties?

A:

A quorum of stockholders is necessary for a company to hold a valid stockholders meeting. For each of FSK and FSKR, a quorum will exist if the holders of one-third of the number of shares of FSK Common Stock or FSKR Common Stock, as applicable, entitled to vote are present in person or by proxy. Abstentions will be counted towards the quorum requirement but will not be counted as votes cast.

If a quorum is not present or if it appears that there are not enough votes to approve the proposals presented at either of the Special Meetings, the chairman of such Special Meeting may adjourn such Special Meeting to a date not more than 120 days after the record date originally fixed for such Special Meeting to permit further solicitation of proxies.

Q:	What vote is required to approve the FSK Merger Proposal, the Merger Stock Issuance Proposal and the FSK Advisory Agreement Amendment Proposal at the FSK Special Meeting?

A:

The approval of the FSK Merger Proposal requires the affirmative vote of holders of (1) a majority of the outstanding shares of FSK Common Stock entitled to vote at the FSK Special Meeting and (2) a majority of the votes cast by holders of outstanding shares of FSK Common Stock entitled to vote at the FSK Special Meeting, other than shares that are owned of record or beneficially by the Advisor, or its affiliates. The approval of the FSK Merger Proposal is not required by law or FSK’s organizational documents. The FSK Board considered the requirement of such approval by the FSK stockholders (including by holders of a majority of the outstanding shares of FSK Common Stock entitled to vote at the FSK Special Meeting unaffiliated with Advisor or its affiliates) to be an additional positive factor in favor of the FSK Merger Proposal.

The approval of the Merger Stock Issuance Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of FSK Common Stock at a meeting at which a quorum is present. The approval of the Merger Stock Issuance Proposal is a condition to the parties’ obligations to close the Merger because it is a requirement of the NYSE.

The approval of the FSK Advisory Agreement Amendment Proposal requires the approval of a majority of the outstanding shares of FSK Common Stock. Under the 1940 Act, a majority of the outstanding shares of FSK Common Stock may be the lesser of: (1) 67% of the FSK Common Stock at the FSK Special Meeting if the holders of more than 50% of the outstanding shares of FSK Common Stock are present or represented by proxy or (2) more than 50% of the outstanding shares of FSK Common Stock.

Abstentions will have the same effect on the outcome of the FSK Merger Proposal and the FSK Advisory Agreement Amendment Proposal as votes against the proposal. Abstentions will have no effect on the outcome of the Merger Stock Issuance Proposal.

Q:	What vote is required to approve the FSKR Merger Proposal at the FSKR Special Meeting?

A:

The approval of the FSKR Merger Proposal requires the affirmative vote of holders of (1) a majority of the outstanding shares of FSKR Common Stock entitled to vote at the FSKR Special Meeting and (2) a majority of the votes cast by holders of the outstanding shares of FSKR Common Stock entitled to vote at the FSKR Special Meeting, other than the Advisor or its affiliates. The approval of the FSKR Merger Proposal by holders of a majority of the outstanding shares of FSKR Common Stock entitled to vote on the matter is a condition to the parties’ obligations to close the Merger because Maryland law and the 1940 Act requires such approval in order to approve the Merger. The approval of the FSKR Merger Proposal by a majority of the votes cast by holders of outstanding shares of FSKR Common Stock other than the Advisor or its affiliates is not required by law or FSKR’s organizational documents. The FSKR Board considered the requirement of such approval by the FSKR stockholders to be an additional positive factor in favor of the FSKR Merger Proposal.

Abstentions will have the same effect on the outcome of the FSKR Merger Proposal as votes against the proposal.

Q:	How will the final voting results be announced?

A:

Preliminary voting results will be announced at each Special Meeting. Final voting results will be published by each of the Fund Parties in a current report on Form 8-K filed by such Fund Party within four business days after the date of such Fund Party’s Special Meeting.

Q:	Will the Fund Parties incur expenses in soliciting proxies?

A:

The expenses of the solicitation of proxies for each of the Special Meetings, including the cost of preparing, printing and mailing this joint proxy statement/prospectus, the applicable accompanying Notice of Special Meeting of Stockholders and the proxy card, will be borne equally by the Fund Parties. The Fund Parties have requested that brokers, nominees, fiduciaries and other persons holding shares of common stock of the Fund Parties in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Fund Parties will reimburse such persons for their reasonable expenses in so doing.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or employees of each of the Fund Parties and their respective affiliates (without special compensation therefor). Each of the Fund Parties has also retained Broadridge Investor Communication Solutions, Inc. (“Broadridge”) to assist in the solicitation of proxies, and it is expected that FSK will pay an estimated fee of approximately $208,000, plus out-of-pocket expenses, and FSKR will pay an estimated fee of approximately $350,000, plus out-of-pocket expenses.

For more information regarding expenses related to the Merger, see “Questions and Answers about the Merger—‘Who is responsible for paying the expenses relating to completing the Merger?’”

Q:	What does it mean if I receive more than one proxy card?

A:

Some of your shares of FSK Common Stock or FSKR Common Stock, as applicable, may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted.

Q:	Are the proxy materials available electronically?

A:

In accordance with regulations promulgated by the SEC, the Fund Parties have made the registration statement (of which this joint proxy statement/prospectus forms a part), the applicable Notice of Special Meeting of Stockholders and the applicable proxy card available to stockholders of each of the Fund Parties on the Internet. Stockholders may (1) access and review the proxy materials of each of the Fund Parties, (2) authorize their proxies, as described in “The Special Meetings—Proxy Voting Procedures” and/or (3) elect to receive future proxy materials by electronic delivery, via the Internet address provided below.

The registration statement (of which this joint proxy statement/prospectus forms a part), each Notice of Special Meeting of Stockholders and each proxy card are available at www.proxyvote.com.

Pursuant to the rules adopted by the SEC, each of the Fund Parties will furnish proxy materials by email to those stockholders who have elected to receive their proxy materials electronically. While each of the Fund Parties encourages its stockholders to take advantage of electronic delivery of proxy materials, which helps to reduce the environmental impact of stockholder meetings and the cost associated with the physical printing and mailing of materials, stockholders who have elected to receive proxy materials electronically by email, as well as beneficial owners of shares of FSK Common Stock and FSKR Common Stock, as applicable, held by a broker or custodian, may request a printed set of proxy materials.

Q:	Will my vote make a difference?

A:

Yes, your vote is very important. Your vote is needed to ensure the proposals can be acted upon. It is a condition to the closing of the Merger that each of the FSK Proposals and the FSKR Merger Proposal pass with the required stockholder vote. If any of the FSK Proposals or the FSKR Merger Proposal do not receive the requisite number of stockholder votes to pass, the Merger, the issuance of shares of FSK Common Stock under the Merger Agreement and FSK’s entry into the Proposed FSK Investment Advisory Agreement will not occur. Please respond promptly to help avoid potential delays and save additional expenses associated with soliciting stockholder votes.

Q:	Whom can I contact with any additional questions?

A:	If you are a stockholder of either of the Fund Parties, you can contact Broadridge at the below contact information with any additional questions:

Broadridge Financial Solutions, Inc.

51 Mercedes Way

Edgewood, New York 11717

1-833-868-3374.

Q:	Where can I find more information about each of the Fund Parties?

A:	You can find more information about each of the Fund Parties in the documents described under the caption “Where You Can Find More Information.”

Q:	What do I need to do now?

A:

We urge you to read carefully this entire document, including its annexes. You should also review the documents referenced under “Where You Can Find More Information” and, if necessary, consult with your accounting, legal and tax advisors.

Questions and Answers about the Merger

Q:	What will happen in the Merger and Subsequent Combination?

A:

The Merger and Subsequent Combination will result in the combination by merger of FSK and FSKR. In the first step merger, Merger Sub will merge into FSKR and FSKR will survive the first merger. As of the Effective Time, the separate corporate existence of Merger Sub will cease. Immediately after the Effective Time, in the Subsequent Combination, FSKR will merge with and into FSK and FSK will survive the merger.

Q:	How does the Merger impact the FSK Stockholders and FSKR Stockholders?

A:

Each FSKR stockholder will receive, in exchange for their shares of FSKR Common Stock, the right to receive shares of FSK Common Stock with a NAV per share equal to the NAV of their FSKR Common Stock. FSK may elect to pay cash in lieu of issuing fractional shares of FSK Common Stock. FSK Common Stock will continue to trade on the NYSE under the symbol “FSK” following the Merger.

Stockholders of each Fund Party will be stockholders of a larger combined BDC following the Merger and will experience a reduction in percentage ownership and voting power in the combined company as a result of the Merger. Based on the number of shares of FSK Common Stock issued and outstanding and the NAVs of FSK and FSKR as of September 30, 2020, on a pro forma basis following the closing of the Merger, it is expected that FSK stockholders will own approximately 42% of the outstanding FSK Common Stock and former FSKR stockholders will own approximately 58% of the outstanding FSK Common Stock. Following the Merger, FSK will continue to be advised by the Advisor and have the same investment objectives and strategies.

In addition, upon the closing of the Merger, FSK and the Advisor will enter into the Proposed FSK Investment Advisory Agreement. See “Questions and Answers About the Special Meetings—What will the impact of the Proposed FSK Investment Advisory Agreement on the stockholders of each Fund Party.”

Q:	What will FSKR stockholders receive in the Merger?

A:

The Merger is structured as a NAV-for-NAV merger in which each holder of FSKR common stock will receive, in exchange for its shares of FSKR Common Stock, the right to receive shares of FSK Common Stock with an equal NAV. The quotient of (1) the NAV per share of FSK Common Stock divided by (2) the NAV per share of FSKR Common Stock is referred to as the “Exchange Ratio.” Holders of FSKR Common Stock may receive fractional shares or cash in lieu of fractional shares at the election of FSK. For more information, see “The Merger—Description of the Merger Agreement—Merger Consideration” below.

Q:	Is the Exchange Ratio subject to any adjustment?

A:

Yes. The Exchange Ratio will be adjusted if, between the Determination Date and the Effective Time, (1) the respective outstanding shares of FSK Common Stock or FSKR Common Stock has changed as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or (2) if a stock dividend or dividend payable in any other securities shall be authorized and declared with a record date within such period. Because the Exchange Ratio will be determined within 48 hours (excluding Sundays and holidays) prior to the closing of the Merger, the time period during which such an adjustment could occur is relatively short. For more information, see “The Merger—Description of the Merger Agreement—Merger Consideration” below.

Q:	Who is responsible for paying the expenses relating to completing the Merger?

A:

In general, all fees and expenses incurred in connection with the Merger will be paid by the Fund Party that incurs such fees and expenses, whether or not the Merger is consummated. However, the Fund Parties will equally bear the costs and expenses of printing and mailing this joint proxy statement/prospectus and all filing and other fees paid to the SEC in connection with the Merger and all other filings and fees in connection with any other filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). See “Description of the Merger Agreement—Expenses and Fees.” It is anticipated that FSK will bear expenses of approximately $8 million, or $0.06 per share, in connection with the Merger and FSKR will bear expenses of approximately $8 million, or $0.05 per share, in connection with the Merger.

Q:	Will I receive dividends after the Merger?

A:

Today, FSK and FSKR aim to declare and pay regular cash distributions to stockholders on a quarterly basis, subject to legal restrictions and board approval. There are no anticipated changes to this policy as a result of the Merger.

The amount and timing of past dividends and distributions are not a guarantee of any future dividends or distributions, or the amount thereof. The payment, timing and amount of any dividends or distributions following the Merger will be at the discretion of the combined company’s board and will depend on the combined company’s cash requirements, financial condition and earnings, contractual restrictions, legal and regulatory considerations and other factors.

No dividends or other distributions with respect to the FSK Common Stock will be paid to the holder of any unsurrendered shares of FSKR Common Stock with respect to the shares of the FSK Common Stock represented thereby, in each case unless such shares are surrendered in accordance with the Merger Agreement. Following surrender of any such shares of FSKR Common Stock, the record holders of such shares of FSKR Common Stock will be entitled to receive, without interest, (1) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of FSK Common Stock represented by such shares of FSKR Common Stock and not paid and/or (2) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of FSK Common Stock represented by such shares of FSKR Common Stock with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the FSK Common Stock issuable with respect to such shares of FSKR Common Stock.

Each FSKR stockholder will become a stockholder of FSK in the Merger. FSKR stockholders who participate in FSKR’s dividend reinvestment plan will be deemed to have elected to participate in FSK’s dividend reinvestment plan in connection with the Merger. FSKR stockholders who do not participate in FSKR’s dividend reinvestment plan will be deemed to have elected to opt out of FSK’s dividend reinvestment plan in connection with the Merger, unless such FSKR stockholders are also stockholders of FSK who participate in FSK’s dividend reinvestment plan.

For a history of the dividends and distributions paid by FSK since June 1, 2018 and by FSKR since the listing of the FSKR Common Stock on the NYSE, see “Market Price, Dividend and Distribution Information.”

Q:	How do the Fund Parties’ investment objectives and strategies differ from one another, and will these investment objectives and strategies change following the Merger?

A:

The Fund Parties’ investment objectives and strategies are identical. As of September 30, 2020, 79% of FSKR’s portfolio holdings overlapped with those of FSK and 67% of FSK’s portfolio holdings overlapped with those of FSKR. As a result, the Advisor does not anticipate any material portfolio repositioning in connection with the Merger. The Advisor expects the combined company’s investment portfolio to continue to experience partial and full repayments during the normal course of business. Upon the occurrence of these partial and full repayments, the Advisor expects to redeploy proceeds received into new investment opportunities which the Advisor expects will be consistent with the investment objectives of the Fund Parties today. The Advisor also expects to invest available cash on hand and proceeds from future debt and equity offerings into new investment opportunities consistent with its investment objectives and strategies. Over time, as these events occur, the Advisor expects the combined company’s investment portfolio will be comprised of a significantly greater percentage of investments originated by KKR Credit and the FS KKR Advisor.

Q:	How do the distribution procedures, purchase procedures, redemption procedures and exchange rights of the Fund Parties differ from one another?

A:

The Fund Parties have substantially identical distribution, purchase and redemption procedures. Neither of the Fund Parties offers exchange rights with respect to its common stock. FSK anticipates that the combined company will maintain the same distribution, purchase and redemption procedures following the closing of the Merger. For more information, see “Comparison of FSK and FSKR Distribution, Purchase and Redemption Procedures.”

Q:	How will the combined company be managed following the Subsequent Combination?

A:

The directors of FSK immediately prior to the Subsequent Combination will remain the directors of FSK and will hold office until their respective successors are duly elected and qualify, or their earlier death, resignation or removal. The officers of FSK immediately prior to the Subsequent Combination will remain the officers of FSK and will hold office until their respective successors are duly appointed and qualify, or their earlier death, resignation or removal. Following the Subsequent Combination, the Advisor will continue to be the investment adviser of the combined company pursuant to the Proposed FSK Investment Advisory Agreement.

Q:	Is the approval of the Proposed FSK Investment Advisory Agreement a condition to the closing of the Merger and vice versa?

A:

Yes. The closing of the Merger is a condition to the adoption of the Proposed FSK Investment Advisory Agreement. Similarly, the approval of the Proposed FSK Investment Advisory Agreement is a condition to the closing of the Merger. If the Proposed FSK Investment Advisory Agreement is approved by FSK’s stockholders, it will become effective as of Closing Date.

Q:	Are stockholders of the Fund Parties able to exercise dissenters’ or appraisal rights?

A:

No. The Fund Parties’ stockholders will not be entitled to exercise dissenters’ or appraisal rights with respect to any matter to be voted upon at the applicable Fund Party’s Special Meeting. Any stockholder of either of the Fund Parties may abstain from voting or vote against any of such matters.

Q:	When do you expect to complete the Merger and Subsequent Combination?

A:

While there can be no assurance as to the exact timing, or that the Merger will be completed at all, the Fund Parties are working to complete the Merger in the second or third quarter of 2021. It is currently expected that the Merger will be completed promptly following receipt of the required stockholder approvals at the Special Meetings and satisfaction of the other closing conditions set forth in the Merger Agreement. The Subsequent Combination will occur immediately after the Merger is completed.

Q:	Is the Merger expected to be taxable to FSK stockholders?

A:	No. The Merger and Subsequent Combination are not expected to be a taxable event for FSK stockholders.

Q:	Is the Merger expected to be taxable to FSKR stockholders?

A:

No. The Merger and Subsequent Combination are intended to qualify as a “reorganization,” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and it is a condition to the Fund Parties’ respective obligations to complete the Merger that each of them receives a legal opinion to that effect. FSKR stockholders are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange of shares of FSKR Common Stock for shares of FSK Common

Stock under the Merger Agreement, except with respect to cash received in lieu of fractional shares of FSK Common Stock. FSKR stockholders should read the section captioned “Certain Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated and the tax consequences of the Merger to an FSKR stockholder will depend on the particular tax situation of such stockholder. FSKR stockholders should consult with their own tax advisors to determine the tax consequences of the Merger to them.

Q:	What happens if the Merger is not consummated?

A:

If the Merger is not completed because the requisite vote of the stockholders of FSK or FSKR is not obtained, or if the Merger is not completed for any other reason, FSKR’s stockholders will not receive any consideration for their shares of FSKR Common Stock in connection with the Merger. Instead, FSKR will remain an independent company and the FSKR Common Stock will continue to be listed and traded on the NYSE.

If a Fund Party terminates the Merger Agreement and enters into a definitive transaction agreement with a third-party to acquire such Fund Party and certain other requirements are satisfied, that third-party must pay the other Fund Party a termination fee. No such third party bids have been received to date. See “Description of the Merger Agreement— Additional Agreements—Termination of the Merger Agreement.”

Q:	Did the FSK Board receive an opinion from its financial advisor regarding the Exchange Ratio?

A:

The FSK Independent Directors received an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated November 19, 2020, from their financial advisor that, as of the date of such opinion, and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the RBCCM September Exchange Ratio (as defined below) was fair, from a financial point of view, to FSK. For more information, see the section entitled “The Merger—Opinion of FSK’s Financial Advisor.”

Q:	Did the FSKR Board receive an opinion from its financial advisor regarding the Exchange Ratio?

A:

The FSKR Independent Directors received an oral opinion (subsequently confirmed in writing), dated November 19, 2020, from J.P. Morgan, financial advisor to the FSKR Independent Directors, to the effect that, as of the date of such opinion and based on and subject to the assumptions made, matters considered and limitations set forth therein, the J.P. Morgan September Exchange Ratio (as defined below) was fair, from a financial point of view, to the holders of FSKR Common Stock other than the Advisor and its other affiliates. For more information, see the section entitled “The Merger—Opinion of FSKR’s Financial Advisor.”

Q:	If I am a Fund Party stockholder, what happens if I sell my shares before such Fund Party’s Special Meeting?

A:

The Record Date is earlier than the date that the Merger is expected to be completed. If you transfer your shares of common stock after the Record Date but before such Fund Party’s Special Meeting, you will retain your right to vote at such Special Meeting, but, as to any FSKR shares owned by you, you will have transferred the right to receive shares of FSK Common Stock, subject to the payment of cash instead of fractional shares at the election of FSK, for each share of FSKR Common Stock owned immediately prior to the Merger. In order to receive shares of FSK Common Stock for each share of FSKR Common Stock owned, subject to the payment of cash instead of fractional shares at the election of FSK, you must hold your FSKR shares through completion of the Merger.

SUMMARY OF THE MERGER

This summary highlights selected information contained elsewhere in this joint proxy statement/prospectus and may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement/prospectus, including the other documents to which this joint proxy statement/prospectus refers for a more complete understanding of the Merger. In particular, you should read the annexes attached to this joint proxy statement/prospectus, including the Merger Agreement, which is attached as Annex A hereto, as it is the legal document that governs the Merger. See “Where You Can Find More Information.” For a discussion of the risk factors you should carefully consider, see the section entitled “Risk Factors” beginning on page 25.

The Parties to the Merger

FS KKR Capital Corp.

FS KKR Capital Corp. II

201 Rouse Boulevard

Philadelphia, PA 19112

(215) 495-1150

FSK and FSKR were incorporated under the MGCL on December 21, 2007 and July 12, 2011, respectively, and formally commenced investment operations on January 2, 2009 and June 18, 2012, respectively. FSK and FSKR are externally managed, non-diversified, closed-end management investment companies that have elected to be regulated as business development companies (“BDCs”), under the 1940 Act. As such, FSK and FSKR are required to comply with certain regulatory requirements. In addition, FSK and FSKR have elected to be treated for U.S. federal income tax purposes, and intend to qualify annually, as regulated investment companies (“RICs”), under Subchapter M of the Code. As of September 30, 2020, FSK and FSKR had total assets of approximately $7.2 billion and $7.8 billion, respectively.

FSK and FSKR are managed by the Advisor, a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), which oversees the management of FSK’s and FSKR’s operations and is responsible for making investment decisions with respect to their portfolios. FSK’s and FSKR’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. FSK and FSKR seek to meet their investment objectives by:

•	utilizing the experience and expertise of the management team of the Advisor;

•	employing a defensive investment approach focused on long-term credit performance and principal protection;

•

focusing primarily on debt investments in a broad array of private U.S. companies, including middle-market companies, which FSK and FSKR define as companies with annual earnings before interest, taxes, depreciation and amortization of $25 million to $100 million at the time of investment;

•	investing primarily in established, stable enterprises with positive cash flows; and

•

maintaining rigorous portfolio monitoring in an attempt to anticipate and pre-empt negative credit events within their portfolios, such as an event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company.

FSK’s and FSKR’s portfolios are both comprised primarily of investments in senior secured loans and second lien secured loans of private middle market U.S. companies and, to a lesser extent, subordinated loans and certain asset-based financing loans of private U.S. companies. Although FSK and FSKR do not expect a significant portion of their respective portfolios to be comprised of subordinated loans, there is no limit on the amount of such loans in which FSK and FSKR may invest. FSK and FSKR may purchase interests in loans or make other debt investments, including investments in senior secured bonds, through secondary market transactions in the “over-the-counter” market or directly from their target companies as primary market or directly originated investments. In connection with FSK’s and FSKR’s debt investments, FSK and FSKR may on occasion receive equity interests such as warrants or options as additional consideration. FSK and FSKR may also purchase or otherwise acquire interests in the form of common or preferred equity or equity-related securities, such as rights and warrants that may be converted into or exchanged for common stock or other equity or the cash value of common stock or other equity, including through a co-investment with a financial sponsor or possibly the restructuring of an investment. In addition, a portion of FSK’s and FSKR’s portfolios may be comprised of corporate bonds, structured products, other debt securities and derivatives, including total return swaps and credit default swaps. The Advisor will seek to tailor FSK’s and FSKR’s investment focus as market conditions evolve. Depending on market conditions, FSK and FSKR may each increase or decrease its exposure to less senior portions of the capital structures of its portfolio companies or otherwise make opportunistic investments, such as where the market price of loans, bonds or other securities reflects a lower value than deemed warranted by the Advisor’s fundamental analysis. Such investment opportunities may occur due to general dislocations in the markets, a misunderstanding by the market of a particular company or an industry being out of favor with the broader investment community and may include event driven investments, anchor orders and structured products.

As of September 30, 2020, 79% of FSKR’s portfolio holdings overlapped with those of FSK and 67% of FSK’s portfolio holdings overlapped with those of FSKR. As of September 30, 2020, FSKR’s investment portfolio had more exposure to senior secured debt investments, which constituted of 77% of FSKR’s investment portfolio and 68% of FSK’s investment portfolio. As of September 30, 2020, the Fund Parties had similar exposure to floating rate debt investments, which constituted 88% of FSK’s investment portfolio and 89% of FSKR’s investment portfolio. As of September 30, 2020, the Fund Parties had similar portfolio exposure with respect to industry composition, and the pro forma industry composition of the combined company’s portfolio following the Merger will not be materially different to that of either Fund Party before the Merger.

The senior secured loans, second lien secured loans and senior secured bonds in which FSK and FSKR invest generally have stated terms of three to seven years and subordinated debt investments that FSK and FSKR make generally have stated terms of up to ten years, but the expected average life of such securities is generally three to four years. However, FSK and FSKR may invest in loans and securities with any maturity or duration. FSK’s and FSKR’s debt investments may be rated by a nationally recognized statistical rating organization (“NRSRO”), and, in such case, generally will carry a rating below investment grade (rated lower than “Baa3” by Moody’s Investors Service, Inc., or lower than “BBB-” by Standard & Poor’s Ratings Services). FSK and FSKR may invest without limit in debt or other securities of any rating, as well as debt or other securities that have not been rated by a NRSRO.

To seek to enhance their returns, FSK and FSKR employ leverage as market conditions permit and at the discretion of the Advisor, but in no event will leverage employed exceed the maximum amount permitted by the 1940 Act. Prior to June 14, 2019, in accordance with the 1940 Act, FSK was allowed to borrow amounts such that its asset coverage, calculated pursuant to the 1940 Act, was at least 200% after such borrowing. Effective June 15, 2019, following approval by FSK’s stockholders, FSK’s asset coverage requirement was reduced from 200% to 150%. Similarly, effective June 18, 2020, following approval by FSKR’s stockholders, FSKR’s asset coverage requirement was reduced from 200% to 150%.

As BDCs, FSK and FSKR are subject to certain regulatory restrictions in making their investments. For example, BDCs generally are not permitted to co-invest with certain affiliated entities in transactions originated by the BDC or its affiliates in the absence of an exemptive order from the SEC. However, BDCs are permitted to, and may, simultaneously co-invest in transactions where price is the only negotiated term. In an order dated

April 3, 2018, the SEC granted exemptive relief permitting FSK and FSKR, subject to the satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions, including investments originated and directly negotiated by the Advisor or KKR Credit Advisors (US) LLC (“KKR Credit”) with FSK’s and FSKR’s co-investment affiliates. FSK and FSKR believe this relief enhances their ability to further their investment objectives and strategies. FSK and FSKR believe this relief may also increase favorable investment opportunities for FSK and FSKR in part by allowing FSK and FSKR to participate in larger investments, together with their co-investment affiliates, than would be available to FSK and FSKR if such relief had not been obtained. conditions, to co-invest in certain privately negotiated investment transactions, including investments originated and directly negotiated by the Advisor or KKR Credit Advisors (US) LLC (“KKR Credit”) with FSK’s and FSKR’s co-investment affiliates. FSK and FSKR believe this relief enhances their ability to further their investment objectives and strategies. FSK and FSKR believe this relief may also increase favorable investment opportunities for FSK and FSKR in part by allowing FSK and FSKR to participate in larger investments, together with their co-investment affiliates, than would be available to FSK and FSKR if such relief had not been obtained.

Rocky Merger Sub, Inc.

201 Rouse Boulevard

Philadelphia, PA 19112

(215) 495-1150

Merger Sub is a Maryland corporation and a newly formed wholly owned subsidiary of FSK. Merger Sub was formed in connection with and for the sole purpose of the Merger.

FS/KKR Advisor, LLC

201 Rouse Boulevard

Philadelphia, PA 19112

(215) 495-1150

The Advisor is a Delaware limited liability company, located at 201 Rouse Boulevard, Philadelphia, PA 19112, registered as an investment adviser with the SEC under the Advisers Act. The Advisor is a partnership between an affiliate of Franklin Square Holdings, L.P., which does business as FS Investments (“FS Investments”), and KKR Credit. The chairman and chief executive officer of FSK and FSKR, Michael C. Forman, serves as the Advisor’s chairman and chief executive officer.

The Advisor has significant experience in private lending and private equity investing, and has developed an expertise in using all levels of a firm’s capital structure to produce income-generating investments, while focusing on risk management. The Advisor also has extensive knowledge of the managerial, operational and regulatory requirements of publicly registered alternative asset entities, such as BDCs. FSK and FSKR believe that the active and ongoing participation by the Advisor, FS Investments, KKR Credit and their respective affiliates in the credit markets, and the depth of experience and disciplined investment approach of the Advisor, will allow the Advisor to successfully execute FSK’s and FSKR’s investment strategies.

The FSK Board and the FSKR Board, which are comprised of a majority of independent directors, oversee and monitor the investment performance of the Advisor.

Merger Structure

The Merger will result in the combination of FSK and FSKR with FSK as the surviving corporation. Pursuant to the terms of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into

FSKR with FSKR surviving the first Merger. As of the Effective Time, the separate corporate existence of Merger Sub will cease. Immediately after the occurrence of the Effective Time, in the Subsequent Combination, FSKR will merge with and into FSK with FSK surviving.

Prior to the Merger each of FSK and FSKR are externally managed by the Advisor, and following the Merger, FSK (as the surviving company) will continue to be externally managed by the Advisor.

Based on the number of shares of FSK Common Stock issued and outstanding and the NAVs of FSK and FSKR as of September 30, 2020, on a pro forma basis following the closing of the Merger, it is expected that

FSK stockholders will own approximately 42% of the outstanding FSK Common Stock and former FSKR stockholders will own approximately 58% of the outstanding FSK Common Stock. The Exchange Ratio will be calculated based on the NAV per share of FSK Common Stock and the NAV per share of FSKR Common Stock, each as of the Determination Date. Following the Merger, FSK will continue to be advised by the Advisor and have the same investment objectives and strategies.

The Merger Agreement is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference into this joint proxy statement/prospectus. FSK and FSKR encourage their respective stockholders to read the Merger Agreement carefully and in its entirety, as it is the principal legal document governing the Merger.

Merger Consideration

If the Merger is consummated, each FSKR stockholder (other than FSK and its consolidated subsidiaries) will be entitled to receive, for each share of FSKR Common Stock, that number of shares of FSK Common Stock with a NAV equal to the NAV of a share of FSKR Common Stock, in each case calculated as of the same date within 48 hours (excluding Sundays and holidays) prior to the closing of the Merger (the “Merger Consideration”). Holders of FSKR Common Stock may receive cash in lieu of fractional shares at the election of FSK.

After the Determination Date, the market value of the shares of FSK Common Stock to be issued in the Merger will continue to fluctuate, but the number of shares to be issued to FSKR stockholders will remain fixed.

Comparative Market Price of Securities

Shares of FSK Common Stock trade on the NYSE under the symbol “FSK.” Shares of FSKR Common Stock trade on the NYSE under the symbol “FSKR.”

The following table presents the closing prices and most recently determined NAV per share of FSK Common Stock and FSKR Common Stock.

	FSK Common Stock	FSKR Common Stock
NAV per Share at September 30, 2020	$24.46	$24.66
Closing Sales Price at February 23, 2021	$18.50	$17.90

Risks Relating to the Merger

The Merger and the other transactions contemplated by the Merger Agreement are subject to, among others, the following risks. FSK and FSKR stockholders should carefully consider these risks before deciding how to vote on the proposals to be voted on at their respective Special Meetings.

•	Because the market price of FSK Common Stock will fluctuate, FSKR stockholders cannot be sure of the market value of the Merger Consideration they will receive until the Effective Time.

•	Sales of shares of FSK Common Stock after the completion of the Merger may cause the market price of FSK Common Stock to fall.

•	Each of the Fund Parties’ stockholders will experience a reduction in percentage ownership and voting power in the combined company as a result of the Merger.

•	FSK may be unable to realize the benefits anticipated by the Merger, including estimated general and administrative cost savings, or it may take longer than anticipated to achieve such benefits.

•

The opinions delivered to the FSK Independent Directors and the FSKR Independent Directors from their respective financial advisors will not reflect changes in circumstances between signing the Merger Agreement and completion of the Merger.

•	If the Merger does not close, neither of the Fund Parties will benefit from the expenses incurred in its pursuit.

•

Termination of the Merger Agreement could negatively impact each of the Fund Parties because (1) the Fund Parties’ may have been negatively impacted by the failure to pursue other opportunities due to a focus on the Merger, (2) a Fund Party may not find a third-party willing to consummate a transaction on the same or superior terms and any such transaction may not result in benefits comparable to those anticipated in connection with the Merger, (3) the market price of FSK Common Stock and/or FSKR Common Stock might decline to the extent that the market price prior to termination reflects an assumption that the Merger will be completed and (4) the Fund Parties will not realize the benefits of the Merger anticipated by Management.

•

If a Fund Party terminates the Merger Agreement and enters into a definitive transaction agreement with a third-party to acquire such Fund Party and certain requirements are satisfied, that third-party must pay the other Fund Party a termination fee. This termination fee requirement might result in a potential competing acquirer proposing to pay a lower per share price to acquire a Fund Party than it might otherwise have proposed to pay or deciding not to make a competing acquisition proposal.

•	The Merger Agreement limits the ability of each of the Fund Parties to pursue alternatives to the Merger.

•

The Merger is subject to closing conditions, including stockholder approvals, that, if not satisfied or waived, will result in the Merger not being completed, which would result in FSK and FSKR stockholders not realizing the anticipated benefits of the Merger.

•	Each of the Fund Parties will be subject to operational uncertainties and contractual restrictions while the Merger is pending.

•	Each of the Fund Parties may waive one or more conditions to the Merger without resoliciting stockholder approval.

•	The market price of FSK Common Stock after the Merger may be affected by factors different from those affecting FSK Common Stock currently, including a larger stockholder base.

•

The Merger may trigger certain “change of control” provisions and other restrictions in contracts of each of the Fund Parties or their affiliates and the failure to obtain any required consents or waivers could adversely impact the combined company.

•

FSK and the Advisor will enter into the Proposed FSK Investment Advisory Agreement following the Merger, and the Proposed FSK Investment Advisory Agreement may result in FSK paying to the Advisor over time more incentive fees than FSK would have paid to the Advisor otherwise.

See the section captioned “Risk Factors—Risks Relating to the Merger” below for a more detailed discussion of these factors.

Tax Consequences of the Merger

The Merger is intended to qualify as a “reorganization,” within the meaning of Section 368(a) of the Code, and it is a condition to each Fund Party’s obligations to complete the Merger that each of them receives a legal opinion to that effect. Accordingly, the Merger is not expected to be a taxable event for FSKR stockholders for U.S. federal income tax purposes as to the shares of FSK Common Stock they receive in the Merger, except for any gain or loss that may result from the receipt of cash in lieu of fractional shares of FSK Common Stock.

FSKR stockholders should read the section captioned “Certain Material U.S. Federal Income Tax Consequences of the Merger” for a more complete discussion of the U.S. federal income tax consequences of the Merger. Tax matters can be complicated and the tax consequences of the Merger to FSKR stockholders will depend on their particular tax situation. Holders of FSKR Common Stock should consult with their own tax advisors to determine the tax consequences of the Merger to them.

The Merger is not expected to be a taxable event for FSK stockholders.

Special Meeting of FSK Stockholders and the FSKR Stockholders

FSK plans to hold the FSK Special Meeting on May 21, 2021, at 1:00 p.m., Eastern Time, at 201 Rouse Boulevard, Philadelphia, PA 19112.

FSKR plans to hold the FSKR Special Meeting on May 21, 2021, at 2:00 p.m., at 201 Rouse Boulevard, Philadelphia, PA 19112.

Further information regarding the items being considered at each of the FSK Special Meeting and FSKR Special Meeting is provided under “The Special Meetings.”

FSK Board Recommendation

The FSK Board has unanimously approved the Merger, the Merger Agreement and the transactions contemplated thereby, including the Merger, the issuance of shares of FSK Common Stock in connection with the Merger and the Proposed FSK Investment Advisory Agreement and determined that the Merger, the Merger Agreement and the transactions contemplated thereby are advisable and in the best interests of FSK and the FSK stockholders, and recommends that FSK stockholders vote “FOR” the FSK Merger Proposal, “FOR” the Merger Stock Issuance Proposal and “FOR” the FSK Advisory Agreement Amendment Proposal.

FSKR Board Recommendation

The FSKR Board has unanimously approved the Merger, the Merger Agreement, and the transactions contemplated thereby, and determined them to be advisable and in the best interests of FSKR and the FSKR stockholders, and recommends that FSKR stockholders vote “FOR” the FSKR Merger Proposal.

Vote Required

Each share of common stock held by a holder of record of each of the Fund Parties as of the Record Date has one vote on each matter considered at the applicable Special Meeting. For information about the votes required to approve each proposal, see “Questions and Answers About the Special Meetings—What vote is required to approve the FSK Merger Proposal, the Merger Stock Issuance Proposal and the FSK Advisory Agreement Amendment Proposal at the FSK Special Meeting?” and “Questions and Answers About the Special Meetings—What vote is required to approve the FSKR Merger Proposal at the FSKR Special Meeting?”

Completion of the Merger

As more fully described elsewhere in this joint proxy statement/prospectus and in the Merger Agreement, the completion of the Merger depends on a number of conditions being satisfied or, where legally permissible, waived. For information on the conditions that must be satisfied or waived for the Merger to occur, see “Description of the Merger—Conditions to the Closing of the Merger.” While there can be no assurances as to the exact timing, or that the Merger will be completed at all, the Fund Parties are working to complete the Merger in the second or third quarter of 2021. It is currently expected that the Merger will be completed promptly following receipt of the required stockholder approvals at the Special Meetings and satisfaction of the other closing conditions set forth in the Merger Agreement. The Subsequent Combination will occur immediately after the Merger is completed.

Termination of the Merger Agreement and Termination Fee

The Merger Agreement contains certain termination rights for FSK and FSKR, each of which is discussed below in “Description of the Merger—Termination of the Merger Agreement.” If a Fund Party terminates the Merger Agreement and enters into a definitive transaction agreement with a third-party to acquire such Fund Party and certain other requirements are satisfied, that third-party must pay to the other Fund Party a termination fee. No such third party bids have been received to date. See “Description of the Merger Agreement—Termination of the Merger Agreement” for a discussion of the circumstances that could result in the payment of the termination fees. The FSK Board and FSKR Board have each approved the amount of the termination fees.

Reasons for the Merger

The Fund Boards (including each of the Independent Directors) consulted with the applicable Fund Parties’ management, the Advisor, as well as their respective legal and other advisors and considered numerous factors, including the principal considerations described below and in the section “The Merger—Reasons for the Merger.” The Fund Boards, including each of the Independent Directors, determined that the Merger is in the respective Fund Parties’ best interests and advisable and in the best interests of the applicable Fund Parties’ stockholders, and that the applicable Fund Parties’ stockholders will not suffer economic dilution as a result of the Merger.

The principal factors considered by the Fund Boards, including the Independent Directors, that favored the conclusion of the Fund Boards that the Merger is in the respective Fund Parties’ best interests and advisable and in the best interests of the applicable Fund Parties’ stockholders were:

•	the anticipated increased scale and operating leverage that the combined company would have as a result of the Merger;

•	despite portfolio overlap, the combined company would be expected to have a portfolio that is more diversified than the portfolio of either Fund Party on a standalone basis;

•	an expected reduction in general and administrative expenses that would result from the Merger relative to the Fund Parties’ combined assets;

•

the Fund Boards considered the potential net effect of the Merger based on information provided to the Fund Boards, the Proposed FSK Investment Advisory Agreement and the Incentive Fee Waiver on fees payable to the Advisor;

•

the issuance of FSK Common Stock in the Merger will significantly increase FSK’s market capitalization and this could result in increased profile and additional market coverage of FSK by financial analysts and potentially increased investor focus on the combined company;

•

the Fund Boards considered that the Merger is expected to result in a combined company with a significantly larger balance sheet, which the Fund Boards believe has the potential to lead to cost of capital advantages over time;

•

the investment programs of each of the Fund Parties, including the fact that the Fund Parties have identical investment objectives, strategies and risks and that each focuses primarily on making senior secured credit investments in privately-held middle market companies;

•

that the combined company would have the same Advisor and management team, as well as the overall investment and operational performance of the Advisor since taking over the management of the Fund Parties in April 2018;

•

that the Merger will be executed on a NAV-for-NAV basis (as determined shortly before the Closing Date on the basis of methodologies that were considered and approved by the Fund Boards), and therefore the Fund Parties’ existing stockholders will not be diluted on a NAV basis as a result of the Merger;

•

with respect to the FSK Independent Directors, the oral opinion, which was subsequently confirmed by delivery of a written opinion, dated November 19, 2020, rendered to the FSK Independent Directors by RBCCM that, as of the date of such opinion, and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the RBCCM September Exchange Ratio (as defined below), was fair, from a financial point of view, to FSK, as more fully described in the section entitled “The Merger—Opinion of FSK’s Financial Advisor”;

•

with respect to the FSKR Independent Directors, the oral opinion (subsequently confirmed in writing), dated November 19, 2020, rendered to the FSKR Independent Directors by J.P. Morgan that, as of the date of such opinion and based on and subject to the assumptions made, matters considered and limitations set forth therein, the J.P. Morgan September Exchange Ratio (as defined below), was fair, from a financial point of view, to the holders of FSKR Common Stock other than the Advisor and its other affiliates, as more fully described in the section entitled “The Merger—Opinion of FSKR’s Financial Advisor”;

•

the position of the combined company as compared to each Fund Party on a standalone basis, and the fact that Merger does not limit the strategic alternatives available for the combined company following the Merger and may enhance the optionality the combined company would have as compared to either individual Fund Party, including with respect to future bolt-on acquisitions; and

•	that the Merger is anticipated to be treated as a tax-free reorganization for U.S. federal income tax purposes, except with respect to any cash received in lieu of fractional shares.

The foregoing list does not include all the factors that the Fund Boards considered in approving the proposed Merger and the Merger Agreement and recommending that the Fund Parties’ stockholders approve, with respect to the FSK Board and the FSK Independent Directors, the FSK Merger Proposal, the FSK Stock Issuance Proposal and the FSK Advisory Amendment Proposal, as applicable, and in the case of the FSKR Board and the FSKR Independent Directors, the FSKR Merger Proposal. For a further discussion of the material factors considered by the Fund Boards, see “The Merger—Reasons for the Merger.”

Opinion of the Financial Advisor to FSK

The FSK Independent Directors retained RBCCM to provide its opinion as to the fairness, from a financial point of view, to FSK of the RBCCM September Exchange Ratio (as defined below) provided for pursuant to the terms and subject to the conditions set forth in the Merger Agreement. RBCCM has rendered an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated November 19, 2020, to the FSK Independent Directors to the effect that, as of the date of such opinion, and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the RBCCM September Exchange Ratio was fair, from a financial point of view, to FSK. For the avoidance of doubt, RBCCM expressed no opinion as to the Exchange Ratio calculated as of the Determination Date.

RBCCM’s advice (written or oral) and opinion were provided for the benefit, information and assistance of the FSK Independent Directors (in their capacity as such) in connection with their evaluation of the Merger. RBCCM’s opinion did not address the underlying business decision of FSK to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction that may be available to FSK or in which FSK might engage. RBCCM’s opinion does not constitute an opinion or recommendation to any holder of FSK Common Stock as to how any such holder should vote or act with respect to the Merger or any proposal to be voted upon in connection with the Merger or otherwise.

The full text of RBCCM’s written opinion, dated November 19, 2020, is attached to this joint proxy statement/prospectus as Annex B, and constitutes part of this joint proxy statement/prospectus. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by RBCCM in rendering its opinion.

For a further discussion of RBCCM’s opinion, FSK’s relationship with RBCCM and the terms of RBCCM’s engagement, see “The Merger—Opinion of FSK’s Financial Advisor” beginning on page 51 of this joint proxy statement/prospectus.

Opinion of the Financial Advisor to FSKR

In connection with the Merger, J.P. Morgan rendered to the FSKR Independent Directors on November 19, 2020 its oral opinion, and confirmed its oral opinion by delivering to the FSKR Independent Directors its written opinion, dated November 19, 2020, as discussed in more detail in the section entitled “Opinion of FSKR’s Financial Advisor,” to the effect that, as of the date of such opinion and based on and subject to the assumptions made, matters considered and limitations set forth therein, the J.P. Morgan September Exchange Ratio (as defined on page 61) was fair, from a financial point of view, to the holders of FSKR Common Stock other than the Advisor and its other affiliates. The full text of J.P. Morgan’s opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken by J.P. Morgan in preparing the opinion, is attached as Annex D to this joint proxy statement/prospectus. J.P. Morgan’s written opinion was addressed to the FSKR Independent Directors (in their capacity as such) in connection with and for the purposes of their evaluation of the proposed Merger, was directed only to the J.P. Morgan September Exchange Ratio and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the underlying decision by FSKR to engage in the Merger or enter into the Merger Agreement. J.P. Morgan’s opinion did not constitute a recommendation to the FSKR Board or the FSKR Independent Directors in connection with the Merger, and it does not constitute a recommendation to any stockholder of FSKR or of any other entity as to how such stockholder should vote with respect to the Merger or any other matter.

Fund Party Stockholders Do Not Have Dissenters’ Rights

Stockholders of the Fund Parties will not be entitled to exercise dissenters’ rights in connection with the Merger under the laws of the State of Maryland.

RISK FACTORS

In addition to the other information included in this document, stockholders should carefully consider the matters described below in determining whether to approve (1) in the case of FSK stockholders, (a) the FSK Merger Proposal, (b) the Merger Stock Issuance Proposal and (c) the FSK Advisory Agreement Amendment Proposal and (2) in the case of FSKR stockholders, the FSKR Merger Proposal. The information in “Risk Factors” in Part I, Item 1A of FSK’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Item 1A, Part II of FSK’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and September 30, 2020 is incorporated herein by reference for general risks related to FSK. The information in “Risk Factors” in Part I, Item 1A of FSKR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and in Item 1A, Part II of FSKR’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and September 30, 2020 is incorporated herein by reference for general risks related to FSK. The risks, as set out below and incorporated by reference herein are not the only risks FSK and FSKR and, following the Merger, the combined company, face. Additional risks and uncertainties not currently known to FSK or FSKR or that they currently deem to be immaterial also may materially adversely affect their or, following the Merger, the combined company’s, business, financial condition or operating results. If any of the following events occur, FSK or FSKR or, following the Merger, the combined company’s, business, financial condition or results of operations could be materially adversely affected. See also “Incorporation by Reference” and “Where You Can Find More Information” in this joint proxy statement/prospectus.

Risks Relating to the Merger

Because the market price of FSK Common Stock will fluctuate, FSKR common stockholders cannot be sure of the market value of the Merger Consideration they will receive until the closing of the Merger.

The market value of the Merger Consideration may vary from the closing price of FSK Common Stock and FSKR Common Stock, respectively, on the date the Merger was announced, on the date that this joint proxy statement/prospectus was mailed to stockholders, on the date of the Special Meetings and on the date the Merger is completed and thereafter. Any change in the market price of FSK Common Stock prior to completion of the Merger will affect the market value of the Merger Consideration that FSKR stockholders will receive upon completion of the Merger.

Accordingly, at the time of the FSKR Special Meeting, FSKR stockholders will not know or be able to calculate the market value of the Merger Consideration they would receive upon completion of the Merger. Neither of the Fund Parties is permitted to terminate the Merger Agreement or resolicit the vote of their respective stockholders solely because of changes in the market price of shares of FSK Common Stock. There will be no adjustment to the Merger Consideration for changes in the market price of shares of FSK Common Stock. Changes in the market price of FSK Common Stock may result from a variety of factors, including, among other things, (1) general economic trends and other external factors, including the continued impact of the COVID-19 pandemic; (2) changes in regulatory policies or tax guidelines, particularly with respect to RICs or BDCs; (3) loss of RIC or BDC status; (4) changes in earnings or variations in operating results; (5) changes in the value of its portfolio of investments; (6) changes in accounting guidelines governing valuation of its investments; (7) any shortfall in revenue or net income or any increase in losses from levels expected by investors; (8) departure of its investment adviser or certain of its key personnel; and (9) loss of a major funding source. These factors are generally beyond the control of FSKR and FSK. See “Special Note Regarding Forward-Looking Statements” for other factors that could cause the market price of FSK Common Stock to change.

These factors are generally beyond the control of FSK and FSKR. Historical trading prices are not necessarily indicative of future performance. You should obtain current market quotations for shares of FSK Common Stock and FSKR Common Stock prior to the applicable Special Meeting.

Sales of shares of FSK Common Stock after the completion of the Merger may cause the market price of FSK Common Stock to decline.

Based on the number of outstanding shares of FSKR Common Stock as of September 30, 2020, the NAV per share of FSK Common Stock and the NAV per share of FSKR Common Stock on such date, FSK would issue approximately 171.9 million shares of FSK Common Stock under the Merger Agreement. Former FSKR stockholders may decide not to hold the shares of FSK Common Stock that they will receive under the Merger Agreement. Certain FSKR stockholders, such as funds with limitations on their permitted holdings of stock in individual issuers, may be required to sell the shares of FSK Common Stock that they receive under the Merger Agreement. In addition, FSK stockholders may decide not to hold their shares of FSK Common Stock after completion of the Merger. In each case, such sales of FSK Common Stock could have the effect of depressing the market price for FSK Common Stock and may take place promptly following the completion of the Merger.

Stockholders of the Fund Parties will experience a reduction in percentage ownership and voting power in the combined company as a result of the Merger.

Stockholders of the Fund Parties will experience a substantial reduction in their respective percentage ownership interests and effective voting power in respect of the combined company relative to their respective percentage ownership interests in the Fund Parties prior to the Merger unless they hold a comparable or greater percentage ownership in the other Fund Party. Consequently, stockholders of the Fund Parties should expect to exercise less influence over the management and policies of the combined company following the Merger than they currently exercise over the management and policies of the applicable Fund Party or Fund Parties.

If the Merger is consummated, based on the number of shares of FSK Common Stock issued and outstanding on September 30, 2020, the NAV per share of FSK Common Stock and the NAV per share of FSKR Common Stock, each as of September 30, 2020, it is expected that FSK stockholders will own approximately 42% of the outstanding stock of the combined company and FSKR stockholders will own approximately 58% of the outstanding stock of the combined company. In addition, both prior to and after completion of the Merger, subject to certain restrictions in the Merger Agreement and stockholder approval, FSK may issue additional shares of FSK Common Stock (including, subject to certain restrictions under the 1940 Act, at prices below FSK Common Stock’s then current NAV per share), all of which would further reduce the percentage ownership of the combined company held by former FSKR stockholders and current FSK stockholders. In addition, the issuance or sale by FSK of shares of FSK Common Stock at a discount to NAV poses a risk of dilution to stockholders.

FSK may be unable to realize the benefits anticipated by the Merger, including estimated cost savings, or it may take longer than anticipated to achieve such benefits.

The realization of certain benefits anticipated as a result of the Merger will depend in part on the integration of FSKR’s investment portfolio with FSK’s and the integration of FSKR’s business with FSK’s following the Merger, together with the realization of the synergies described elsewhere in the joint proxy statement/prospectus. See “The Merger—Reasons for the Merger.” There can be no assurance that FSKR’s investment portfolio or business can be operated profitably or integrated successfully into FSK’s operations in a timely fashion or at all or that any expected synergies can be achieved as expected or at all. The dedication of management resources to such integration may detract attention from the day-to-day business of the combined company and there can be no assurance that there will not be substantial costs associated with the transition process or there will not be other material adverse effects as a result of these integration efforts. Such effects, including, but not limited to, incurring unexpected costs or delays in connection with such integration and failure of FSKR’s investment portfolio to perform as expected, could have a material adverse effect on the financial results of the combined company.

FSK also expects to achieve certain synergies and cost savings from the Merger when the two companies have fully integrated their portfolios, including an estimated general and administrative cost savings. It is possible that the estimates of the synergies and the potential cost savings could ultimately be incorrect. The cost savings estimates also assume FSK will be able to combine the operations of FSKR with its operations in a manner that permits those cost savings to be fully realized. If the estimates turn out to be incorrect or if FSK is not able to successfully combine FSKR’s investment portfolio or business with the operations of FSK, the anticipated synergies and cost savings may not be fully realized or realized at all or may take longer to realize than expected.

The opinions delivered to the FSK Independent Directors and the FSKR Independent Directors from their respective financial advisors will not reflect changes in circumstances between signing the Merger Agreement and completion of the Merger.

Neither FSK nor FSKR has obtained an updated opinion as of the date of this joint proxy statement/prospectus from their respective financial advisors and neither anticipates obtaining an updated opinion prior to the Closing Date. Changes in the operations and prospects of FSK or FSKR, general market and economic conditions and other factors that may be beyond the control of FSK or FSKR, and on which their respective financial advisors’ opinions were based, may significantly alter the value of FSKR or the prices of shares of FSK Common Stock by the time the Merger is completed. The opinions do not speak as of the time the Merger will be completed or as of any date other than the date of such opinions. Because neither FSK nor FSKR currently anticipates asking their respective financial advisors to update their opinions, the opinions will not address the fairness of the Exchange Ratio from a financial point of view at the time the Merger is completed. The recommendations of the FSK Board and the FSKR Board are that their respective stockholders vote “FOR” approval of the matters described in this joint proxy statement/prospectus are made as of the date of this joint proxy statement/prospectus. For a description of the opinion that the FSK Independent Directors received from their financial advisor, see “The Merger—Opinion of FSK’s Financial Advisor.” For a description of the opinion that the FSKR Independent Directors received from their financial advisor, see “The Merger—Opinion of FSKR’s Financial Advisor.”

If the Merger does not close, neither of the Fund Parties will benefit from the expenses incurred in its pursuit.

The Merger may not be completed. If the Merger is not completed, the Fund Parties will have incurred substantial expenses for which no ultimate benefit will have been received. Each of the Fund Parties has incurred out-of-pocket expenses in connection with the Merger for investment banking, legal and accounting fees and financial printing and other related charges, much of which will be incurred even if the Merger is not completed. It is anticipated that FSK will bear expenses of approximately $8 million, or $0.06 per share, in connection with the Merger and FSKR will bear expenses of approximately $8 million, or $0.05 per share, in connection with the Merger.

The termination of the Merger Agreement could negatively impact each of the Fund Parties.

If the Merger Agreement is terminated, there may be various consequences, including: (1) the Fund Parties’ businesses may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on the Merger, without realizing any of the anticipated benefits of completing the Merger, (2) Fund Party may not be able to find a third-party willing to consummate a transaction on the same or superior terms and any such transaction may not result in benefits comparable to those anticipated in connection with the Merger and (3) the market price of FSK Common Stock and/or FSKR Common Stock might decline to the extent that the market price prior to termination reflects a market assumption that the Merger will be completed. In addition, the Fund Parties will not realize the anticipated benefits of the Merger described under “The Merger—Reasons for the Merger.”

The Merger Agreement limits the Fund Parties’ ability to pursue alternatives to the Merger.

The Merger Agreement contains provisions that limit each Fund Parties’ ability to discuss, facilitate or commit to competing third-party proposals to acquire all or a significant part of other Fund Party. For example, if a Fund Party terminates the Merger Agreement and enters into a definitive transaction agreement with a third-party for the acquisition of such Fund Party and certain other requirements are satisfied, that third-party must pay the other Fund Party a termination fee. This might result in a potential competing acquirer proposing to pay a lower per share price to acquire a Fund Party than it might otherwise have proposed to pay. See “Description of the Merger Agreement—Additional Agreements—Termination of the Merger Agreement.”

The Merger is subject to closing conditions, including stockholder approvals, that, if not satisfied or waived, will result in the Merger not being completed, which would result in FSK and FSKR stockholders not realizing the anticipated benefits of the Merger.

The Merger is subject to closing conditions, including certain approvals of FSK’s and FSKR’s respective stockholders that, if not satisfied, will prevent the Merger from being completed. The closing condition that FSK’s stockholders approve the issuance of shares of FSK Common Stock to be issued in connection with the Merger is a requirement of the NYSE and may not be waived and must be satisfied for the Merger to be completed. In addition, the Merger Agreement provides that the approval of the FSK Advisory Agreement Amendment Proposal by FSK stockholders is a condition to the closing of the Merger. FSK currently expects that all directors and executive officers of FSK will vote their shares of FSK Common Stock in favor of the Merger Stock Issuance Proposal and the Proposed FSK Advisory Agreement Amendment Proposal. If FSK’s stockholders do not approve the Merger Stock Issuance Proposal or the FSK Advisory Agreement Amendment Proposal and the Merger is not completed, the resulting failure of the Merger could have a material adverse impact on FSK’s and FSKR’s business and operations. The closing condition that FSKR’s stockholders approve the Merger may not be waived under applicable law and must be satisfied for the Merger to be completed. FSKR currently expects that all of its directors and executive officers will vote their shares of FSKR Common Stock in favor of the FSKR Merger Proposal. If FSKR’s stockholders do not approve the Merger and the Merger is not completed, the resulting failure of the Merger could have a material adverse impact on FSKR’s and FSK’s business and operations. In addition to the required approvals of FSK’s and FSKR’s stockholders, the Merger is subject to a number of other conditions beyond FSK’s and FSKR’s control that may prevent, delay or otherwise materially adversely affect its completion. Neither FSK nor FSKR can predict whether and when these other conditions will be satisfied. The failure to complete the Merger would result in neither Fund Party or its stockholders realizing the anticipated benefits of the Merger described under “The Merger—Reasons for the Merger.”

The Fund Parties will be subject to operational uncertainties and contractual restrictions while the Merger is pending.

Uncertainty about the effect of the Merger may have an adverse effect on the Fund Parties and, consequently, on the combined company following completion of the Merger. These uncertainties may impair the Fund Parties’ abilities to motivate key personnel until the Merger is consummated and could cause those that deal with the Fund Parties to seek to change their existing business relationships with the Fund Parties. In addition, the Merger Agreement restricts the Fund Parties from taking actions that they might otherwise consider to be in their best interests. These restrictions may prevent FSK and FSKR from pursuing certain business opportunities that may arise prior to the completion of the Merger. Please see the section entitled “Description of the Merger Agreement—Conduct of Business Pending Completion of the Merger” for a description of the restrictive covenants to which the Fund Parties are subject.

The Fund Parties may waive one or more conditions to the Merger without resoliciting stockholder approval.

Certain conditions to the Fund Parties’ obligations to complete the Merger may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by agreement of the Fund Parties. In the event that any such waiver does not require solicitation of stockholders, the parties to the Merger Agreement will have the discretion to complete the Merger without seeking further stockholder approval. The conditions requiring the approval of the Fund Parties’ stockholders, however, cannot be waived.

The market price of FSK Common Stock after the Merger may be affected by factors different from those affecting FSK Common Stock currently.

The businesses of FSK and FSKR differ in some respects and, accordingly, the results of operations of the combined company and the market price of FSK Common Stock after the Merger may be affected by factors different from those currently affecting the independent results of operations of each of FSK and FSKR, including a larger stockholder base. Accordingly, the historic trading prices and financial results of FSK may not be indicative of these matters for the combined company following the Merger. For a discussion of the business of FSK and of certain factors to consider in connection with its business, see “Item 1—Business” in the FSK Form 10-K. For a discussion of the business of FSKR and of certain factors to consider in connection with its business, see “Item 1—Business” in the FSKR Form 10-K. As described elsewhere in the joint proxy statement/prospectus, the risks associated with an investment in each of the Fund Parties are substantially identical.

Litigation filed against the Fund Parties in connection with the Merger could result in substantial costs and could delay or prevent the Merger from being completed.

From time to time, the Fund Parties may be subject to legal actions, including securities class action lawsuits and derivative lawsuits, as well as various regulatory, governmental and law enforcement inquiries, investigations and subpoenas in connection with the Merger. These or any similar securities class action lawsuits and derivative lawsuits, regardless of their merits, may result in substantial costs and divert management time and resources. An adverse judgment in such cases could have a negative impact on the Fund Parties’ liquidity and financial condition or could prevent the Merger from being completed.

The Merger may not be treated as a tax-free reorganization under Section 368(a) of the Code.

The Fund Parties intend that the Merger will qualify as a tax-free reorganization under Section 368(a) of the Code. If the IRS or a court determines that the Merger should not be treated as a tax-free reorganization under Section 368(a) of the Code, then a U.S. stockholder would generally recognize gains or losses for U.S. federal income tax purposes upon the exchange of FSKR Common Stock for FSK Common Stock in the Merger. For more information on certain U.S. federal income tax consequences of the Merger, see “Certain Material U.S. Federal Income Tax Consequences of the Merger.”

The Merger may trigger certain “change of control” provisions and other restrictions in contracts of the Fund Parties or their affiliates and the failure to obtain any required consents or waivers could adversely impact the combined company.

Certain agreements of the Fund Parties or their affiliates will or may require by their terms the consent or waiver of one or more counterparties in connection with the Merger. The failure to obtain any such consent or waiver may permit such counterparties to terminate, or otherwise increase their rights or any of the Fund Parties’ obligations under, any such agreement because the Merger or other transactions contemplated by the Merger Agreement may violate an anti-assignment, change of control or similar provision relating to any of such transactions. If this occurs, FSK may have to seek to replace that agreement with a new agreement or seek an amendment to such agreement. The Fund Parties cannot assure you that FSK will be able to replace or amend any such agreement on comparable terms or at all.

If any such agreement is material, the failure to obtain consents, amendments or waivers under, or to replace on similar terms or at all, any of these agreements could adversely affect the financial performance or results of operations of the combined company following the Merger, including preventing FSK from operating a material part of FSKR’s business.

In addition, the consummation of the Merger may violate, conflict with, result in a breach of provisions of, or the loss of any benefit under, constitute a default (or an event that, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation, acceleration or other change of any right or obligation (including any payment obligation) under, certain agreements of one or more of the Fund Parties. Any such violation, conflict, breach, loss, default or other effect could, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following completion of the Merger.

FSK and the Advisor will enter into the Proposed FSK Investment Advisory Agreement following the Merger, and the Proposed FSK Investment Advisory Agreement may result in FSK paying to the Advisor over time more incentive fees than FSK would have paid to the Advisor otherwise.

While the Proposed FSK Investment Advisory Agreement will reduce the combined company’s income incentive fee rate from 20% to 17.5% and retain the hurdle rate of 7%, it will also result in the removal of the total return lookback provision applicable to the subordinated incentive fee. The impact of the removal of the total return lookback provision applicable to the subordinated incentive fee will depend on the performance of the combined company during the lookback period and other factors, and therefore the Fund Parties cannot determine the net impact of the Proposed FSK Investment Advisory Agreement with specificity. See “Questions and Answers About the Special Meetings—What will the impact of the Proposed FSK Investment Advisory Agreement be on the stockholders of each Fund Party?” Notwithstanding the reduction of the income incentive fee rate and the Advisor’s agreement to the $90 million Incentive Fee Waiver, the Proposed FSK Investment Advisory Agreement may therefore result in FSK paying to the Advisor over time more incentive fees than FSK would have paid to the Advisor otherwise. To learn more about the impact of the Proposed FSK Investment Advisory Agreement on the stockholders of each Fund Party as a percentage of consolidated net assets attributable to common stock, see “Comparative Fees and Expenses.” To learn more about the combined amount of management fees and incentive fees paid by FSK and FSKR for the year ended December 31, 2019 and the nine months ended September 30, 2020, respectively, compared to the pro forma management fees and incentives that would have been paid by FSK if the Merger had been completed on December 31, 2018 and the Proposed FSK Investment Advisory Agreement was then in effect, over the comparable periods, see “FS KKR Capital Corp. Proposal 3: Approval of the FSK Advisory Agreement Amendment Proposal—Effect of the Proposed FSK Investment Advisory Agreement on Advisory Fees”

COMPARATIVE FEES AND EXPENSES

Comparative Fees and Expenses Relating to the Merger

The following tables are intended to assist you in understanding the costs and expenses that an investor in the common stock of each of the Fund Parties bears directly or indirectly, and based on the assumptions set forth below, the pro forma costs and expenses estimated to be incurred by the combined company in the first year following the Merger. The Fund Parties caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this document contains a reference to fees or expenses paid or to be paid by “you,” “FSK” or “FSKR,” stockholders will indirectly bear such fees or expenses as investors in FSK or FSKR, as applicable. The below table is based on information as of September 30, 2020 for each Fund Party.

	Actual				Pro Forma
	FSK		FSKR		Fund Parties Merged
Stockholder transaction expenses (as a percentage of offering price)
Sales load paid by each of the Fund Parties	None	(1)	None	(1)	None	(1)
Offering expenses borne by each of the Fund Parties	None	(1)	None	(1)	None	(1)
Distribution reinvestment plan expenses	None	(2)	None	(2)	None	(2)

Total stockholder transaction expenses paid by each of the Fund Parties	None		None		None

	Actual				Pro Forma
	FSK		FSKR		Fund Parties Merged
Estimated annual expenses (as a percentage of consolidated net assets attributable to common stock)(3)
Base management fee(4)	3.32%		2.72%		3.03	%(5)
Incentive fee	0.00	%(6)	1.93	%(6)	1.78	%(7)
Interest payments on borrowed funds(8)	5.76%		3.45%		4.43%
Other expenses(9)	0.94%		0.66%		0.62%
Acquired Fund Fees and Expenses	0.62%		0.36%		0.48%

Total annual expenses (estimated)(10)	10.64%		9.12%		10.34%

(1)	The table does not include any sales load (underwriting discount or commission) that stockholders may have paid in connection with their purchase of shares of FSK Common Stock or FSKR Common Stock.

(2)	The estimated expenses associated with the Fund Parties’ respective distribution reinvestment plans are included in “Other expenses.”

(3)

“Consolidated net assets attributable to common stock” equals average net assets for the nine months ended September 30, 2020. For the pro forma column, the average net assets of the Fund Parties merged on a pro forma basis as of September 30, 2020 were used.

(4)

The Fund Parties are externally managed by the Advisor. Each Fund Parties’ base management fee is calculated at an annual rate of 1.50% of the average value of their respective gross assets excluding cash and cash equivalents (equal to total assets set forth on the respective Fund Party’s consolidated balance sheet) and 1.0% on all assets financed using leverage over 1.0x debt-to-equity, of which gross assets are assumed to equal 231% and 184% of FSK’s and FSKR’s average net assets of $3.2 billion and $4.4 billion, respectively, for the nine months ended September 30, 2020. Following completion of the Merger, the combined company will be externally managed by the Advisor. The pro forma base management fee has been calculated in a manner consistent with the terms and conditions of the Existing FSK Investment Advisory Agreement.

(5)

The pro forma base management fee rate will remain unchanged following the Merger. The pro forma base management fee is presented to have decreased as a percentage of consolidated net assets attributable to common stock for FSK because the combined company on a pro forma basis as of September 30, 2020 utilizes less leverage (100.4%) than FSK on a stand-alone basis as of the same date (130.7%). The pro forma base management fee is presented to have increased as a percentage of consolidated net assets attributable to common stock for FSKR because the combined company on a pro forma basis as of September 30, 2020 utilizes more leverage (100.4%) than FSKR on a stand-alone basis as of the same date (78.2%).

(6)

The incentive fee in the Fund Parties’ respective investment advisory agreements in effect prior to the Merger consists of two parts. The first part of the incentive fee, which is referred to as the subordinated incentive fee on income, is calculated and payable quarterly in arrears, and equals 20.0% of the respective Fund Party’s “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return on its net assets, equal to 1.75% per quarter, or an annualized hurdle rate of 7.0%. As a result, the Advisor will not earn this incentive fee for any quarter until the respective Fund Party’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.75%. Once the respective Fund Parties’ pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Advisor will be entitled to a “catch-up” fee equal to the amount of the respective Fund Party’s pre-incentive fee net investment income in excess of the hurdle rate, until the respective Fund Party’s pre-incentive fee net investment income for such quarter equals 2.1875%, or 8.75% annually, of the value of the respective Fund Party’s adjusted capital. Thereafter, the Advisor will be entitled to receive 20.0% of the respective Fund Party’s pre-incentive fee net investment income. Under the investment advisory agreements of the Fund Parties in effect prior to the Merger, the subordinated incentive fee on income is subject to a cap (with respect to FSKR, commencing with the quarter ended March 31, 2022), equal to (1) 20.0% of the “per share pre-incentive fee return” for the then-current and eleven preceding calendar quarters (or, for FSKR, such fewer number of quarters and commencing with the quarter ended March 31, 2020) minus the cumulative “per share incentive fees” accrued and/or payable for the eleven preceding calendar quarters (or, for FSKR, such fewer number of quarters and commencing with March 31, 2020) multiplied by (2) the weighted average number of shares of the applicable Fund Party outstanding during the calendar quarter (or any portion thereof) for which the subordinated incentive fee on income is being calculated. The pro forma subordinated incentive fee on income has been calculated in a manner consistent with the terms and conditions of the applicable investment advisory agreement.

The second part of the incentive fee, which is referred to as the incentive fee on capital gains, is determined and payable in arrears as of the end of each calendar year (or upon termination of the applicable investment advisory and administrative services agreement). This fee equals 20.0% of the respective Fund Party’s incentive fee capital gains, which equals its realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees. The Fund Parties accrue for the capital gains incentive fee, which, if earned, is paid annually. The Fund Parties accrue the incentive fee on capital gains based on net realized and unrealized gains; however, the fee payable to the Advisor is based on realized gains and no such fee is payable with respect to unrealized gains unless and until such gains are actually realized. The amount in the table for the Fund Parties assumes that there is no incentive fee on capital gains and is based on the net unrealized depreciation as of September 30, 2020. Such amounts are expressed as a percentage of the average net assets as of such date.

(7)

Upon the closing of the Merger, FSK and FSKR will enter into the Proposed FSK Investment Advisory Agreement. The Proposed FSK Investment Advisory Agreement is substantially similar to the Existing FSK Investment Advisory Agreement except that the subordinated incentive fee on income will equal 17.5% (instead of 20.0%) of FSK’s “pre-incentive fee net investment income” for the immediately preceding quarter, subject to the hurdle rate. Under the Proposed FSK Investment Advisory Agreement, once FSK’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Advisor will be entitled to a “catch-up” fee equal to the amount of the respective Fund Party’s pre-incentive fee net investment income in excess of the hurdle rate, until the respective Fund Party’s pre-incentive fee net investment income for such quarter equals 2.12%, or 8.48% annually, of the value of FSK’s adjusted capital. Thereafter, the Advisor will be entitled to receive 17.5% of the respective Fund Party’s pre-incentive fee net investment income. The Proposed FSK Investment Advisory Agreement does not contain a total return lookback provision applicable to the subordinated incentive fee on income. The pro forma subordinated incentive fee on income has been calculated in a manner consistent with the terms and conditions of the Proposed FSK Investment Advisory Agreement. The pro forma incentive fee of FSK is presented as increasing from 0% to 1.78% as a percentage of consolidated net assets attributable to common stock because the stand-alone FSK incentive fee was limited to $0 by the total return lookback provision applicable to the subordinated incentive fee on income, which will be removed in the Proposed FSK Investment Advisory Agreement. By contrast, the pro forma incentive fee of FSKR is presented as decreasing from 1.93% to 1.78% as a percentage of consolidated net assets attributable to common stock because the Proposed FSK Investment Advisory Agreement will reduce the subordinated incentive fee on income from 20% to 17.5%. The effect of this income incentive fee rate reduction was partially offset by the increased pro forma leverage of the combined company as of September 30, 2020 (100.4%) compared to FSKR’s standalone leverage as of the same date (78.2%).

(8)

The figure in the table for FSK assumes that it borrows the full amount available under each financing facility as of September 30, 2020 and that the annualized weighted average borrowing costs under the financing facilities, including amortized costs and expenses, is 3.65%. Because the total assumed borrowing ($5.1 billion) represents 158% of its average net assets for the nine months ended September 30, 2020 ($3.2 billion), the borrowing cost as a percentage of net assets set forth in the table above is 5.76% (or 158% of 3.65%).

The figure in the table for FSKR assumes that it borrows the full amount available under each financing facility as of September 30, 2020 and that the annualized weighted average borrowing costs under the financing facilities, including amortized costs and expenses, is 3.11%. Because the total assumed borrowing ($4.9 billion) represents 111% of its average net assets for the six months ended September 30, 2020 ($4.4 billion), the borrowing cost as a percentage of net assets set forth in the table above is 3.45% (or 111% of 3.11%).

(9)

Other expenses include accounting, legal and auditing fees and excise and state taxes, as well as the reimbursement of the compensation of administrative personnel and fees payable to the Fund Parties’ directors who do not also serve in an executive officer capacity for the Fund Parties or the Advisor. The amount presented in the table reflects actual amounts incurred during the nine months ended September 30, 2020, including anticipated excise taxes to be accrued in the fourth quarter of 2020.

(10)

“Total annual expenses” as a percentage of consolidated net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. The Fund Parties borrow money to leverage and increase their total assets. The SEC requires that the “Total annual expenses” percentage be calculated as a percentage of net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period), rather than the total assets, including assets that have been funded with borrowed monies.

Example

The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in FSK, FSKR or the combined company’s common stock following the Merger. In calculating the following expense amounts, each of FSK and FSKR has assumed that it would have no additional leverage and that its annual operating expenses would remain at the levels set forth in the tables above. Transaction expenses related to the Merger are not included in the following examples. Calculations for the pro forma combined company following the Mergers assume that the Mergers closed on December 31, 2019 and that the leverage and operating expenses of FSK and FSKR remain at the levels set forth in the tables above. Transaction expenses related to the Mergers are not included in the following examples.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return (none of which is subject to the incentive fee on capital gains):
FSK	$103	$293	$462	$808
FSKR	$71	$209	$340	$645
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return (all of which is subject to the incentive fee on capital gains, which was estimated at 1.0% of net assets):
FSK	$113	$316	$493	$842
FSKR	$81	$234	$378	$700

Pro forma combined company following the Merger
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return (none of which is subject to the incentive fee on capital gains):	$84	$243	$392	$718
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return (all of which is subject to the incentive fee on capital gains, which was estimated at 1.0% of net assets):	$93	$268	$426	$764

The above table is to assist you in understanding the various costs and expenses that an investor in FSK, FSKR or, following the Merger, the combined company’s, common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, performance of FSK, FSKR and the combined company will vary and may result in a return greater or less than 5%. Under each of the Existing FSK Investment Advisory Agreement and the existing investment advisory agreement with FSKR and the Advisor, the existing investment advisory agreement between FSKR and the Advisor and the Proposed FSK Investment Advisory Agreement, no incentive fee would be payable if FSK, FSKR or the combined company, as applicable, has a 5% annual return. Because the example assumes, as required by the SEC, that no subordinated incentive fee on income would be accrued and payable in any of the indicated time periods, performance will vary and may result in a return greater or less than 5%. If FSK or FSKR were to achieve sufficient returns on its investments, including through the realization of capital gains, to trigger an incentive fee of a material amount, its expenses, and returns to its investors, would be higher. In addition, while the example assumes reinvestment of all distributions at NAV, reinvestment of distributions under the distribution reinvestment plans may occur at a price per share that differs from the then-current NAV per share of common stock of the respective company.

The example and the expenses in the table above should not be considered a representation of FSK’s, FSKR’s, or, following the Merger, the combined company’s, future expenses, and actual expenses may be greater or less than those shown.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus contains statements that constitute forward-looking statements, which relate to each of the Fund Parties or, following the Merger, the combined company, regarding future events or the future performance or future financial condition of each of the Fund Parties or, following the Merger, the combined company. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about each of the Fund Parties or, following the Merger, the combined company, their industry and their respective beliefs and assumptions. The forward-looking statements contained in this joint proxy statement/prospectus involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including:

•	the ability of the Fund Parties to consummate the Merger described in this joint proxy statement/prospectus on the expected timeline, or at all;

•	the failure of FSK stockholders to approve (1) the FSK Merger Proposal, (2) the Merger Stock Issuance Proposal or (3) the FSK Advisory Agreement Amendment Proposal;

•	the failure of FSKR stockholders to approve the FSKR Merger Proposal;

•	the ability to the Fund Parties to realize the anticipated benefits of the proposed Merger;

•	the effects of disruption on the business of the Fund Parties from the proposed Merger;

•	the effect that the announcement, pendency or consummation of the Merger may have on the trading price of FSK Common Stock;

•	the effect that the announcement or pendency of the Merger may have on the trading price of FSKR Common Stock;

•	the combined company’s plans, expectations, objectives and intentions as a result of the Merger;

•	any potential termination of the Merger Agreement;

•	the pursuit by either of the Fund Parties of an alternative transaction upon the termination of the Merger Agreement;

•	changes in either of the Fund Parties’ NAVs in the future;

•	the Fund Parties’ future operating results;

•	the Fund Parties’ business prospects and the prospects of the companies in which it may invest;

•	the impact of the investments the Fund Parties expect to make and the competition for those investments;

•	the ability of the Fund Parties’ portfolio companies to achieve their objectives;

•	the Fund Parties’ current and expected financings and investments;

•	the Fund Parties receiving and maintaining corporate credit ratings and changes in the general interest rate environment;

•	the adequacy of the Fund Parties’ cash resources, financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from the Fund Parties’ portfolio companies;

•	the Fund Parties’ contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest of the Fund Parties with the Advisor or future investment advisers or any of their respective affiliates;

•	the dependence of the Fund Parties’ future success on the general economy and its effect on the industries in which the Fund Parties may invest;

•	the Fund Parties use of financial leverage;

•	the ability of the Advisor or any future investment adviser to the Fund Parties to locate suitable investments for the Fund Parties and to monitor and administer the Fund Parties’ investments;

•	the ability of the Advisor or any future investment adviser to the Fund Parties to attract and retain highly talented professionals;

•	the Fund Parties’ ability to maintain its qualification as RICs and as BDCs;

•	the effect of changes to tax legislation on the Fund Parties and the portfolio companies in which the Fund Parties may invest and their respective tax positions;

•	the tax status of the enterprises in which Fund Parties may invest; and

•	other factors described from time to time in each of the Fund Parties’ filings with the SEC.

In addition, words such as “anticipate,” “believe,” “expect,” “intend,” “seek,” “plan,” “estimate,” “pro forma” and similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. The forward-looking statements contained in this joint proxy statement/prospectus involve risks and uncertainties. Actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including those factors set forth in “Risk Factors” and elsewhere in this joint proxy statement/prospectus. Other factors that could cause actual results to differ materially include:

•	changes in the economy;

•	risks associated with possible disruption in each of the Fund Parties’ operations or the economy generally due to terrorism, natural disasters or pandemics, such as COVID-19;

•	future changes in laws or regulations and conditions in each of the Fund Parties’ operating areas; and

•	the price at which shares of FSK Common Stock or FSKR Common Stock may trade on the NYSE.

The forward-looking statements included in this joint proxy statement/prospectus have been based on information available to the Fund Parties on the date of this joint proxy statement/prospectus. Except as required by the federal securities laws, neither of the Fund Parties undertakes any obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

You are advised to consult any additional disclosures that the Fund Parties may make directly to you or through reports that they may file in the future with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

The forward-looking statements and projections in this joint proxy statement/prospectus, any prospectus supplement or in periodic reports either of the Fund Parties may file under the Exchange Act are excluded from the safe harbor protection provided by Section 27A of the Securities Act and Section 21E of the Exchange Act.

CAPITALIZATION

The following table sets forth (1) FSK’s and FSKR’s actual capitalization at September 30, 2020 and (2) FSK’s capitalization as adjusted to reflect the effects of the Merger. You should read this table together with FSK’s and FSKR’s condensed consolidated financial data and the pro forma financial information included elsewhere in this joint proxy statement/prospectus.

	As of September 30, 2020 (unaudited, dollar amounts in millions, except per share data)
	Actual	Actual	Pro forma Adjustments			Pro Forma Combined

	FSK	FSKR				FSK
Cash, cash equivalents and restricted cash	$136	$140		$(21	)(1)	$255
Total Debt (principal outstanding)	3,957	3,288				7,245
Net assets	3,027	4,207		(21	)(1)	7,213

Total capitalization	$7,120	$7,635	$			$14,713

Number of shares of common stock outstanding	123,755,965	170,597,301		1,364,778	(3)	295,718,044	(4)
NAV per common share	$24.46	$24.66				$24.39	(2)

(1)

Pro forma adjustment to cash includes estimated transaction costs of $8.325 and $7.825 for FSK and FSKR, respectively, and $4.550 of estimated distributions to be paid by FSKR to maintain compliance as a RIC.

(2)

Decrease in net asset value of combined entity relates to the impact of $8.325 of transaction costs at FSK, which reduces FSK’s net asset value to $24.39 from $24.46. FSK’s net assets after applying $8.325 of transaction costs would be $3,019, which when divided by FSK’s shares outstanding of 123,755,965, would calculate to a NAV per common share of $24.39.

(3)

Represents the difference between the number of shares of FSKR Common Stock issued and outstanding as of September 30, 2020 and the number of shares of FSK Common Stock that FSK expects to issue to FSKR stockholders in connection with the Merger (as described in footnote 4 below).

(4)

Represents 123,755,965 shares of FSK Common Stock outstanding as of September 30, 2020 plus 171,967,079 shares of FSK Common Stock expected to be issued to FSKR stockholders in connection with the Merger based on the NAV and shares outstanding of each Fund Party as of September 30, 2020. The number of FSK shares to be issued to FSKR shareholders in the merger was determined by multiplying 170,597,301 of FSKR shares outstanding as of September 30, 2020 by the estimated exchange ratio of 1.0080. The exchange ratio was calculated by taking the adjusted NAV per share of FSKR after applying the impact of its estimated transaction costs of $7.825 and estimated distributions of $4.550 and dividing by the adjusted NAV of FSK after applying the impact of its estimated transaction costs of $8.325.

THE SPECIAL MEETINGS

Date, Time and Place of the Special Meetings

The FSK Special Meeting will be held at 1:00 p.m., Eastern Time, on May 21, 2021, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

The FSKR Special Meeting will be held at 2:00 p.m., Eastern Time, on May 21, 2021, at 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

Purpose of the Special Meetings

FSK

At the FSK Special Meeting, FSK stockholders will be asked to approve (1) the FSK Merger Proposal, (2) the Merger Stock Issuance Proposal and (3) the FSK Advisory Agreement Amendment Proposal.

The FSK Board, including the independent directors, unanimously recommends that the FSK stockholders vote “FOR” the FSK Merger Proposal, “FOR” the Merger Stock Issuance Proposal and “FOR” the FSK Advisory Agreement Amendment Proposal.

FSKR

At the FSKR Special Meeting, FSKR stockholders will be asked to approve the FSKR Merger Proposal.

The FSKR Board, including the independent directors, unanimously recommends that the FSKR stockholders vote “FOR” the FSKR Merger Proposal.

Record Date

The Record Date is February 22, 2021. The Record Date for each of the Fund Parties is established by the board of directors of such Fund Party, and only holders of record of shares of the applicable Fund Party’s common stock at the close of business on the Record Date are entitled to receive notice of the applicable special meeting and vote at the applicable special meeting. As of the Record Date, there were 123,755,965 shares of FSK Common Stock outstanding and 169,903,166 shares of FSKR Common Stock outstanding.

Quorum and Adjournments

Under each of the Fund Parties’ charter and bylaws, stockholders of such Fund Party entitled to cast one-third of the number of votes entitled to be cast, present in person or by proxy, constitutes a quorum for the transaction of business.

Abstentions will be treated as shares of common stock of such Fund Party that are present for purposes of determining the presence of a quorum for transacting business at each Special Meeting.

In the event that a quorum is not present a Special Meeting, the chairman of the applicable Special Meeting will have the power to adjourn such Special Meeting from time to time to a date not more than 120 days after the Record Date originally fixed for the Special Meeting without notice, other than the announcement at the applicable Special Meeting, to permit further solicitation of proxies. Any business that might have been transacted at the applicable Special Meeting originally called may be transacted at any such adjourned session(s) at which a quorum is present.

If it appears that there are not enough votes to approve the FSK Merger Proposal, the Merger Stock Issuance Proposal or the FSK Advisory Agreement Amendment Proposal at the FSK Special Meeting, the chairman of the FSK Special Meeting may adjourn the FSK Special Meeting from time to time to a date not more than 120 days after the Record Date originally fixed for the FSK Special Meeting without notice, other than announcement at the FSK Special Meeting, to permit further solicitation of proxies.

If it appears that there are not enough votes to approve the FSKR Merger Proposal at the FSKR Special Meeting, the chairman of the FSKR Special Meeting may adjourn the FSKR Special Meeting from time to time to a date not more than 120 days after the Record Date originally fixed for the FSKR Special Meeting without notice, other than announcement at the FSKR Special Meeting, to permit further solicitation of proxies.

Vote Required

Each share of common stock held by a holder of record of the Fund Parties as of the Record Date has one vote on each matter considered at the applicable Special Meeting.

FSK

The FSK Merger Proposal

The approval of the FSK Merger Proposal requires the affirmative vote of holders of (1) a majority of the outstanding shares of FSK Common Stock entitled to vote at the FSK Special Meeting and (2) a majority of the outstanding shares of FSK Common Stock unaffiliated with the Advisor and its affiliates entitled to vote at the FSK Special Meeting. Abstentions will have the same effect on the outcome of the proposal as votes against the proposal.

The Merger Stock Issuance Proposal

The approval of the Merger Stock Issuance Proposal requires the affirmative vote of holders of a majority of the votes cast by holders of FSK Common Stock at a meeting at which a quorum is present. Abstentions will have no effect on the outcome of the proposal.

The FSK Advisory Agreement Amendment Proposal

The approval of the FSK Advisory Agreement Amendment Proposal requires the approval of a majority of the outstanding shares of FSK Common Stock. Under the 1940 Act, a majority of the outstanding shares of FSK Common Stock may be the lesser of: (1) 67% of the FSK Common Stock at the FSK Special Meeting if the holders of more than 50% of the outstanding shares of FSK Common Stock are present or represented by proxy or (2) more than 50% of the outstanding shares of FSK Common Stock. Abstentions will not count as affirmative votes cast and will therefore have the same effect as votes against the FSK Advisory Agreement Amendment Proposal.

FSKR

The FSKR Merger Proposal

The approval of the FSKR Merger Proposal requires the affirmative vote of holders of (1) a majority of the outstanding shares of FSKR Common Stock entitled to vote at the FSKR Special Meeting and (2) a majority of the outstanding shares of FSKR Common Stock unaffiliated with the Advisor and its affiliates entitled to vote at the FSKR Special Meeting. Abstentions will have the same effect on the outcome of the proposal as votes against the proposal.

Voting of Management

On the Record Date, FSK’s officers and directors owned and were entitled to vote 392,500 shares of FSK Common Stock, representing less than 1% of the outstanding shares of FSK Common Stock on the Record Date. FSKR’s officers and directors owned and were entitled to vote 121,250 shares of FSKR Common Stock, representing less than 1% of the outstanding shares of FSKR Common Stock on the Record Date.

Voting of Proxies

A Fund Party stockholder may vote in person at the applicable Special Meeting or by proxy in accordance with the instructions provided below. A Fund Party stockholder may also authorize a proxy by telephone or through the Internet using the toll-free telephone number or web address printed on the proxy card. Authorizing a proxy by telephone or through the Internet requires Fund Party stockholders to input the control number located on the proxy card. After inputting the control number, Fund Party stockholders will be prompted to direct their proxy to vote on each proposal. Fund Party stockholders will have an opportunity to review their directions and make any necessary changes before submitting their directions and terminating the telephone call or Internet link.

•	By Internet: www.proxyvote.com

•	By telephone: (800) 690-6903

•

By mail: Fund Party stockholders may vote by proxy by indicating their instructions on the enclosed proxy card, dating and signing the proxy card, and promptly returning the proxy card in the envelope provided, which requires no postage if mailed in the United States. Please allow sufficient time for the proxy card to be received on or prior to 5:00 p.m., Eastern Time, on the last business day before the Special Meetings.

•

In person: Fund Party stockholders may vote in person at the applicable Special Meeting by a requesting a ballot when they arrive. Fund Party stockholders will need to bring photo identification in order to be admitted to the applicable Special Meeting. To obtain directions to the Special Meetings, please call (877) 628-8575. If your shares of common stock are held through a broker and you attend the applicable Special Meeting in person, please bring a letter from your broker identifying you as the beneficial owner of the shares and authorizing you to vote your shares at the applicable Special Meeting.

Important notice regarding the availability of proxy materials for the FSK Special Meeting.

The Fund Parties’ joint proxy statement and the prospectus of FSK and the Fund Parties’ proxy cards are available at www.proxyvote.com.

Under Maryland law and each of the Fund Parties’ Bylaws, only the matters stated in the Fund Parties’ applicable Notice of Special Meeting of Stockholders will be presented for action at the applicable Special Meeting or at any adjournment or postponement of the applicable Special Meeting.

Revocability of Proxies

Submitting a proxy on the enclosed proxy card, by telephone, the Internet or any other permissible method does not preclude a Fund Party stockholder from voting in person at the applicable Special Meeting. Any Fund Party stockholder may change his, her or its vote using the Internet or telephone methods described above under “Voting of Proxies” prior to the applicable cutoff time before the applicable Special Meeting, in which case only such Fund Party stockholder’s latest Internet or telephone proxy will be counted. Alternatively, a Fund Party stockholder may revoke his, her or its proxy and change his, her or its vote by signing and returning a new proxy dated as of a later date, or by attending the applicable Special Meeting and voting in person.

However, an Fund Party stockholder’s attendance at the applicable Special Meeting will not automatically revoke his, her or its proxy, unless such Fund Party stockholder properly votes at the applicable Special Meeting, or specifically requests that his, her or its prior proxy be revoked by delivering a written notice of revocation to such Fund Party prior to the applicable Special Meeting at the following address: 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112, Attention: Stephen S. Sypherd, General Counsel and Secretary.

Solicitation of Proxies

The Fund Parties will each bear their own costs for the solicitation of proxies for their respective Special Meetings, provided that the costs and expenses of printing and mailing this joint proxy statement/prospectus will be borne equally by the Fund Parties. The Fund Parties have requested that brokers, nominees, fiduciaries and other persons holding shares of FSK Common Stock and FSKR Common Stock, as applicable, in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners.

In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone or facsimile transmission by directors, officers or employees of each of the Fund Parties and their respective affiliates (without special compensation therefor). Each of the Fund Parties has also retained Broadridge to assist in the solicitation of proxies, and it is expected that FSK will pay an estimated fee of approximately $208,000, plus out-of-pocket expenses, and FSKR will pay an estimated fee of approximately $350,000, plus out-of-pocket expenses.

For more information regarding expenses related to the Merger, see “Questions and Answers about the Merger—Who is responsible for paying the expenses relating to completing the Merger?”

Dissenters’ and Appraisal Rights

Fund Party stockholders do not have the right to exercise dissenters’ or appraisal rights with respect to any matter to be voted upon at the Special Meetings.

Principal Accountants of the Fund Parties

The Fund Parties expect that a representative of Deloitte & Touche LLP will be present at each of the Special Meetings, who will have an opportunity to make a statement if he or she so chooses.

Stockholders Who Hold Their Shares in a Brokerage Account

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. All of the proposals to be considered at the Special Meetings are non-routine matters. As a result, if you hold shares of common stock of the Fund Parties in street name through a broker, your broker will not be permitted to exercise voting discretion with respect to your shares of common stock for such proposals. For this reason, it is imperative that stockholders of the Fund Parties vote or provide instructions to their brokers as to how to vote with respect to each proposal to be considered at the applicable Special Meeting.

THE MERGER

The discussion in this joint proxy statement/prospectus, which includes the material terms of the Merger and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus.

General Description of the Merger

The Merger will result in the combination by merger of FSK and FSKR with FSK as the surviving corporation. First, under the terms of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into FSKR with FSKR surviving the first merger. As of the Effective Time, the separate corporate existence of Merger Sub will cease. Immediately after the occurrence of the Effective Time, in the Subsequent Combination, FSKR will merge with and into FSK with FSK surviving.

If the Merger is consummated, each FSKR stockholder will be entitled to receive, for each share of FSKR Common Stock, that number of shares of FSK Common Stock with a NAV equal to the NAV of one share of FSKR Common Stock, in each case calculated as of the same date within 48 hours (excluding Sundays and holidays) prior to the closing of the Merger.

Following the Merger, FSK will continue to be advised by the Advisor and have the same investment objectives and strategies. Following the Merger, FSK Common Stock will continue to trade on the NYSE under the symbol “FSK.”

Background of the Merger

The Fund Boards meet regularly to provide governance and oversight for the ongoing operation of the business of the Fund Parties, with a focus on investor protection and maximizing stockholder value. As part of that review and the Fund Boards’ ongoing evaluation of business opportunities, the Fund Boards have periodically considered and engaged in discussions concerning possible strategic options for the Fund Parties, including potential mergers, acquisitions, joint ventures and other similar transactions. A potential combination of FSK and FSKR was preliminarily discussed by the Fund Boards in connection with the merger of three non-traded business development companies advised by the Advisor with and into FSKR in December 2019, and the subsequent listing of FSKR Common Stock on the NYSE in June 2020.

On June 30, 2020, the Fund Boards held a regular joint meeting. Representatives of each of the Advisor, Dechert LLP (“Dechert”), counsel to the Advisor and the Fund Parties, Stradley Ronon Stevens & Young, LLP (“Stradley”), independent legal counsel to the Independent Directors and Miles & Stockbridge P.C. (“Miles & Stockbridge”), special counsel to the Fund Parties with regard to Maryland law issues, were also in attendance. In light of the FSKR listing and the belief that there was an expectation in the market that the Fund Parties would merge, the Fund Boards invited representatives of each of J.P. Morgan, RBCCM and two other nationally-recognized investment banks to present to the Fund Boards about potentially serving as a financial advisor in connection with the potential review of strategic alternatives for each Fund Party. Representatives of Dechert, with support from representatives of each of Miles & Stockbridge and Stradley, reviewed governance matters with respect to the various strategic options, including the duties of the Fund Boards and process under Maryland law and the 1940 Act.

On July 17, 2020 the Independent Directors met in executive session with representatives of Stradley and determined that pursuing a strategic review of the options available to the Fund Parties would be beneficial to stockholders of the Fund Parties. In addition, the Independent Directors narrowed the financial advisors to three from the four investment banks that had presented to them and determined that a subset of the Independent Directors would meet with the remaining three investment banks to further investigate which, if any, would be chosen as financial advisor to the FSK Independent Directors and which, if any, would be chosen as financial advisor to the FSKR Independent Directors.

On July 23, 2020, the subset of Independent Directors, along with representatives of Stradley, met separately with representatives of each of the three remaining investment banks and discussed the presentations in executive sessions after the meetings. After the Independent Directors met, the Fund Boards also met with management and representatives of Dechert regarding the prospective financial advisors’ qualifications and experience. The Fund Boards noted that all of the investment banks that presented were extremely qualified. The Fund Boards discussed the differences in the proposed fees among the proposals by the prospective financial advisors. The Independent Directors determined that it would be beneficial to have a different financial advisor engaged to provide advice from the perspective of each Fund Party. Following further discussion, the Independent Directors approved engaging RBCCM as the financial advisor for the FSK Independent Directors and J.P. Morgan as the financial advisor for the FSKR Independent Directors, in each case with respect to a review of strategic alternatives, subject to receipt and review of conflicts disclosure.

On August 27, 2020, at a special telephonic meeting of the Fund Boards, the Fund Boards approved the engagement letters with RBCCM and J.P. Morgan, along with their related fees. The scope of the engagement letters included assisting the applicable Independent Directors in identifying and evaluating the relative merits and feasibility of one or more potential transactions for the applicable Fund Party, including but not limited to a merger or sale transaction involving the other Fund Party or any other third-party.

On August 28, 2020, representatives of RBCCM provided the Fund Boards with a presentation regarding, among other things, a BDC sector update and the following strategic alternatives: (1) continuation as a standalone business, (2) a potential business combination or merger transaction with a third-party, (3) a merger of FSK and FSKR and (4) potential bolt-on acquisitions.

On August 31, 2020, representatives of J.P. Morgan presented to the Fund Boards regarding BDC sector updates

On September 1, 2020, the Fund Boards met in executive session to discuss the latest presentations of RBCCM and J.P. Morgan. Following a discussion regarding the merits of all of the strategic options, the Fund Boards directed RBCCM and J.P. Morgan to present further financial analysis of a potential combination of FSK and FSKR.

On September 17, 2020, the Fund Boards held a special meeting, at which representatives of each of the Advisor, Dechert, Stradley and RBCCM were also present, to discuss the further financial analysis of the potential combination of FSK and FSKR. Representatives of RBCCM presented on certain strategic and financial implications of the potential transaction from FSK’s perspective. After the meeting, the Fund Boards along with representatives of each of the Advisor, Dechert and Stradley, met in executive session to discuss investor and analyst expectations with respect to the strategic options, preliminary thoughts on third quarter financials, and RBCCM’s presentation, among other things.

On September 21, 2020, the Fund Boards held a special meeting, at which representatives of each of the Advisor, Dechert, Stradley and J.P. Morgan were also present, to discuss J.P. Morgan’s further analysis of the potential combination of FSK and FSKR. At the meeting, representatives of J.P. Morgan presented on certain strategic and financial implications of the potential combination of FSK and FSKR from FSKR’s perspective.

On September 22, 2020, the Independent Directors met in executive session with representatives of Stradley to discuss the financial advisors’ presentations and analyses, the various strategic options considered and, in particular, the pros and cons for each of FSK and FSKR of a Merger between FSK and FSKR, including considerations such as the current and combined portfolios’ leverage, scale and diversification, ratings outlook, cost, funding and investment income synergies and fee structure. After considering the financial analyses of their financial advisors, the Independent Directors determined to direct the financial advisors to continue their analyses of the potential Merger of the companies, specifically including analyses of appropriate fee structures for the combined entity, in lieu of other alternatives.

In October 2020, the Fund Parties directed Dechert to prepare a draft of a merger agreement for a merger of FSK and FSKR based on relevant precedent and the requirements of Rule 17a-8 under the 1940 Act and other applicable law.

On October 25, 2020, a representative of Dechert sent a draft of the Merger Agreement to Stradley for review by the Independent Directors.

On October 27, 2020, the Fund Boards held a special meeting, at which representatives of each of the Advisor, Dechert and Stradley were also present, and at which representatives of the Advisor presented on certain proposed amendments to the Existing FSK Investment Advisory Agreement and a potential Advisor fee waiver in connection with the potential combination of FSK and FSKR. In particular, representatives of the Advisor presented on the Advisor’s proposal to (1) reduce FSK’s income incentive fee rate from 20% to 17.5%, (2) reduce FSK’s incentive fee hurdle rate from 7% to 6%, (3) remove the total return lookback provision applicable to the subordinated incentive fee on income from the Existing FSK Investment Advisory Agreement and (4) waive $75 million of income incentive fees over the first five full quarters of operations following the closing of the Merger. Representatives of the Advisor presented on the anticipated consequences of the Merger and the proposed amendment to the Existing FSK Investment Advisory Agreement. The Independent Directors met in executive session following the meeting with representatives of each of the Advisor, Dechert and Stradley to discuss the specific amendments to the Existing FSK Investment Advisory Agreement.

On October 29, 2020, the Independent Directors met with representatives of Stradley prior to a regularly scheduled board meeting to discuss the Advisor’s proposal with respect to the proposed terms of the new FSK investment advisory agreement including, specifically, the removal of the lookback provisions.

On November 5, 2020, the Fund Boards held a special meeting, at which representatives of each of the Advisor, Dechert, Stradley, RBCCM and J.P. Morgan were also present. Representatives of each of RBCCM and J.P. Morgan presented on the financial implications of the proposed amendment to the Existing FSK Investment Advisory Agreement and proposed income incentive fee waiver and provided analysis comparing the financial terms of the proposed FSK investment advisory agreement to the Existing FSK Investment Advisory Agreement and to the fee structures of other BDCs. In addition, at the specific request of the Boards, RBCCM and J.P. Morgan discussed the removal of the look-back provision from the agreement and the potential financial effect of that removal to the stockholders of the proposed combined entity. The RBCCM analysis indicated that no externally managed BDCs with more than $5 billion of assets under management as of September 30, 2020 had a total return lookback provision in its investment advisory agreement.

On November 9, 2020, representatives of Stradley, on behalf of the Independent Directors, provided comments on the Merger Agreement to Dechert.

On November 10, 2020, following discussion among the Independent Directors, the Independent Directors informed representatives of the Advisor of their general agreement to the Advisor’s proposed amendment to the Existing FSK Investment Advisory Agreement, provided that the 7% incentive fee hurdle rate remain unchanged (rather than lowered as proposed by the Advisor) and that the Advisor increase the size of its incentive fee waiver from $75 million ($15 million per quarter for five quarters following the Merger) to $90 million ($15 million per quarter for six quarters following the Merger) in order to help offset the effects of the removal of the lookback on the stockholders of the combined entity at least for the next few years.

On November 11, 2020, a representative of the management of the Fund Parties sent to the Fund Boards a draft of the merger agreement, and a summary of its principal terms (including termination events, termination fee triggers, non-solicitation covenants and exceptions thereto and certain other covenants), prepared by representatives of Dechert. The draft merger agreement included blanks for the amount of the termination fees that might be payable to a Fund Party by a third-party in a competing transaction with the other Fund Party. On such date, the Fund Boards held a special meeting at which representatives of each of the Advisor, Dechert and

Stradley were also present. Representatives of the Advisor confirmed the Advisor’s agreement to the Independent Directors’ proposal with respect to the FSK investment advisory agreement and increased the proposed fee waiver from $75 million to $90 million. Representatives of Dechert also presented on the principal terms of the Merger Agreement to the Fund Boards, including the triggers for the payment of termination fees.

On November 18, the Fund Boards held a special meeting with representatives of each of the Advisor, Dechert, Stradley and J.P. Morgan at which representatives of J.P. Morgan presented to the FSKR Independent Directors J.P. Morgan’s preliminary financial analysis of the Merger, taking into account the proposed changes to the Existing FSK Investment Advisory Agreement and the proposed Incentive Fee Waiver (as defined below). The Fund Boards and representatives of each of the Advisor, Dechert and Stradley then met with RBCCM, which presented to the FSK Independent Directors RBCCM’s preliminary financial analysis of the Merger, taking into account the proposed changes to the Existing FSK Investment Advisory Agreement and the proposed Incentive Fee Waiver (as defined below). The members of the Fund Boards discussed the analyses with the financial advisors in detail.

On November 19, 2020, Dechert circulated an updated draft of the Merger Agreement which, among other things, included a $126,210,000 termination fee (set at 3% of FSKR NAV as of September 30, 2020) that may be payable to FSK by a third-party that has entered into a competing transaction with FSKR and a $90,810,000 termination fee (set at 3% of FSK NAV as of September 30, 2020) that may be payable to FSKR by a third-party that has entered into a competing transaction with FSK in the transaction.

On November 19, the Fund Boards held a special meeting. All of FSK’s directors were present. Representatives of the Advisor, Dechert and Stradley were also in attendance. At the meeting the Fund Boards (including the applicable Independent Directors) re-approved the existing investment advisory agreement of each Fund Party with the Advisor, and the FSK Board (and each of the FSK Independent Directors) approved the Proposed FSK Investment Advisory Agreement.

Representatives of each of RBCCM and J.P. Morgan were then invited into the meeting. A representative of Dechert provided a summary of the proposed changes to the Merger Agreement. The changes included filling in the blanks for the termination fees with an amount equal to 3% net asset value for each Fund Party. This percentage was proposed by the Advisor based on a review of precedent termination fee data compiled by J.P. Morgan and in consultation with Dechert regarding applicable legal precedent.

Following a discussion and a presentation by representatives of RBCCM, RBCCM rendered an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated November 19, 2020, to the FSK Independent Directors that, as of the date of such opinion, and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the RBCCM September Exchange Ratio was fair, from a financial point of view, to FSK, as more fully described in the section entitled “The Merger – Opinion of FSK’s Financial Advisor.” Thereafter, the FSK Independent Directors and the FSK Board (following the unanimous recommendation of the FSK Independent Directors), by the unanimous vote of the directors present, (1) approved and adopted the Merger Agreement, (2) determined that the Merger, the Merger Agreement and the transactions contemplated thereby, including the issuance of shares of FSK Common Stock thereunder, are advisable and in the best interest of FSK and its stockholders, (3) determined that the merger transaction would satisfy the requirements of Rule 17a-8 under the 1940 Act and (4) approved a Proposed FSK Investment Advisory Agreement to become effective upon the closing of the Merger and subject to FSK stockholder approval. The FSK Board then directed that such matters be submitted to FSK stockholders for approval and recommended that the FSK stockholders vote to approve the Merger, the Merger Agreement and the transactions contemplated thereby.

At the same meeting (at which all of FSKR’s directors were present), following a discussion and a presentation by representatives of J.P. Morgan of its financial analyses with respect to the fairness to the FSKR stockholders of the J.P. Morgan September Exchange Ratio, J.P. Morgan rendered to the FSKR Independent

Directors its oral opinion, which was subsequently confirmed by delivery of its written opinion, dated November 19, 2020, to the effect that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the J.P. Morgan September Exchange Ratio was fair, from a financial point of view, to the holders of FSKR Common Stock other than the Advisor and its other affiliates, as more fully described in the section entitled “The Merger—Opinion of FSKR’s Financial Advisor.” Thereafter, the FSKR Independent Directors and the FSKR Board (following the unanimous recommendation of the FSKR Independent Directors), by the unanimous vote of the directors present, (1) approved and adopted the Merger Agreement, (2) determined that the Merger, the Merger Agreement and the transactions contemplated thereby are advisable and in the best interest of FSKR and its stockholders and (3) determined that the merger transaction would satisfy the requirements of Rule 17a-8 under the 1940 Act. The FSKR Board then directed that such matters be submitted to FSKR stockholders for approval and recommended that FSKR stockholders vote to approve the Merger, the Merger Agreement and the transactions contemplated thereby.

On November 23, 2020, FSK, FSKR and the Advisor executed and delivered the Merger Agreement. On November 24, 2020 the Advisor issued a press release announcing the execution of the Merger Agreement.

Reasons for the Merger

At the request of the Fund Boards, representatives of each of the Advisor and RBCCM presented to the FSK Board, and representatives of each of the Advisor and J.P. Morgan presented to the FSKR Board, information regarding strategic alternatives available to FSK and FSKR, respectively, at various telephonic meetings of the Fund Boards and executive sessions. In connection with these meetings, representatives of the Advisor provided to the Fund Boards extensive information regarding financial information of FSK and FSKR that could be relevant to the potential strategic alternatives including the potential Merger, and the anticipated effect of each of the strategic alternatives, both in the short term and over the longer term. Over the course of their review of the materials and information provided and their consideration of the Merger, the Fund Boards consulted with management of the Fund Parties and representatives of each of the Advisor, the Fund Parties’ legal counsel and their respective financial advisors. In addition, the Independent Directors were advised by Stradley regarding the nature and adequacy of the information provided, including the terms of the Merger Agreement and their duties under federal and state law in considering the strategic alternatives and ultimately approving the Merger. In determining to approve the Merger, the Fund Boards considered the feasibility and benefit of each of the strategic alternatives based on all of the information received and determined that the Merger was the alternative that would most benefit the Fund Parties and their stockholders. The Fund Boards considered numerous factors, including but not limited to the principal considerations described below, in connection with their consideration and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. On November 19, 2020, each Fund Board, including all of the Independent Directors, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are in the best interests of the applicable Fund Party and are advisable and in the best interests of the applicable Fund Party’s stockholders, and that the interests of the applicable Fund Party’s existing stockholders will not be diluted as a result of the Merger.

In considering the Merger Agreement and the transactions contemplated thereby, including the Merger, the Fund Boards reviewed detailed comparative information about the Fund Parties provided by the Advisor including, among other items: (1) their investment goals, strategies, policies and restrictions; (2) their individual holdings, the asset mix of each Fund Party’s portfolio and the quality of such holdings; (3) their existing leverage facilities; (4) their short-term and long-term investment performance history; (5) their net investment income and quality of earnings and the anticipated effect of the Merger on future net investment income and quality of earnings; (6) the amount of past distributions and distribution coverage and the anticipated effect of the Merger on future distributions and distribution coverage; (7) their respective expense ratios and (8) the current and historical discount at which the shares of each Fund Party trades. In addition, the Fund Boards reviewed comprehensive information provided by the Advisor regarding the anticipated immediate benefits and possible risks to each of the Fund Parties as a result of the Merger, and the anticipated investment, market and financial synergies to be experienced by the combined company in the short term and over the longer term. With respect to the potential impacts to FSK and its stockholders as a result of the Merger, in October and November 2020, the FSK Board also considered information and analysis from RBCCM, including its opinion to the FSK Independent Directors that the RBCCM September Exchange Ratio (as defined below) was fair, from a financial point of view, to FSK. With respect to the potential impacts to FSKR and its stockholders as a result of the Merger, the FSKR Board also considered information and analysis from J.P. Morgan, including its opinion to the FSKR Independent Directors that the J.P. Morgan September Exchange Ratio was fair, from a financial point of view, to the holders of FSKR Common Stock other than the Advisor and its other affiliates.

Each Fund Board, including all of the Independent Directors, weighed various anticipated benefits and possible risks in considering the Merger, both with respect to the immediate effects of the Merger on each Fund Party and its stockholders and with respect to the potential benefits that could be experienced by the combined company after the Merger. In weighing these various benefits and risks, each Fund Board considered the benefits and risks related to the participation of each Fund Party in the Merger on a Fund Party-by-Fund Party basis. Some of the material factors considered by the Fund Boards that assisted it in concluding that the Merger is advisable and in the best interests of the Fund Parties and their stockholders included, among others:

Increased Scale and Operating Leverage

The Fund Boards recognized that, following the Merger, the combined company would be the second largest BDC by assets under management and the largest BDC by NAV, each as of September 30, 2020. In addition, the Fund Boards noted the advice of the Advisor that, as a result of the Merger, the combined company would be expected to have approximately $3 billion of committed capital available for new investment opportunities. While the Fund Parties currently invest together pursuant an exemptive order from the SEC, the Fund Parties believe that Merger will result in the combined company being perceived as stronger than either Fund Party on a stand-alone basis by both financing sources and potential portfolio companies. In addition, the Fund Parties believe that making investments through one BDC rather than two will result in operational efficiencies. The Fund Boards noted that the combined company would be able to benefit from its increased size and investable capital, and would be well positioned to harvest the benefits of scale going forward following the Merger.

Portfolio Diversification and Asset Mix

The Fund Boards noted the Fund Parties’ holdings overlap to a large extent with 79% of FSKR’s portfolio holdings overlapping with those of FSK and 67% of FSK’s portfolio holdings overlapping with those of FSKR. The Fund Boards considered that, despite this overlap, the combined company would have a portfolio that is more diversified than the portfolio of either Fund Party on a standalone basis. The Fund Boards noted that the combined company would continue to have a portfolio primarily focused on senior secured debt.

Impact on Fees and Expenses.

The Fund Boards considered that, as a result of the Merger Agreement, the ratio of the combined company’s fixed costs (e.g., printing and mailing of periodic reports and proxy statements, legal expenses, insurance, audit fees and other expenses) to assets is expected to be lower than the current expense ratio of either of the Fund Parties on a standalone basis. The Fund Boards noted that, if the Merger is approved, the fixed costs and expenses would be spread across a larger asset base and duplicative fixed costs would be eliminated. As a result, although certain one-time costs would be borne by the Fund Parties’ stockholders in connection with the Merger, the annual operating expenses borne by the Fund Parties’ stockholders on a pro rata basis is expected to be reduced in part by the reduction in general and administrative expenses (which reduction is currently expected to be approximately $5 million per year). The Fund Boards and their respective Independent Directors found that the expected decrease in the expense ratio of the combined company would benefit the stockholders of each Fund Party if the Merger is consummated.

In addition, the Fund Boards carefully considered the proposed changes to the Existing FSK Investment Advisory Agreement, including the proposed reduction in the income incentive fee rate (while retaining the hurdle rate of 7%) and the removal of the look-back provisions, and the Incentive Fee Waiver and the potential net effect of those changes on the combined company. For more information about the impact of the Proposed FSK Investment Advisory Agreement on the stockholders of each Fund Party as a percentage of consolidated net assets attributable to common stock, see “Comparative Fees and Expenses.” For more information about the combined amount of management fees and incentive fees paid by FSK and FSKR for the year ended December 31, 2019 and the nine months ended September 30, 2020, respectively, compared to the pro forma management fees and incentives that would have been paid by FSK if the Merger had been completed on December 31, 2018 and the Proposed FSK Investment Advisory Agreement was then in effect over the comparable periods, see “FS KKR Capital Corp. Proposal 3: Approval of the FSK Advisory Agreement Amendment Proposal—Effect of the Proposed FSK Investment Advisory Agreement on Advisory Fees”

Enhanced Stock Liquidity and Analyst Coverage.

As the Merger contemplates an equity issuance that will significantly increase FSK’s market capitalization, the FSK Board considered that there is a potential for greater secondary market liquidity for FSK Common Stock, which may result in tighter bid ask spreads and increased trading volume. The Fund Boards noted that FSK’s increased profile could result in additional market coverage of FSK by financial analysts and, potentially, an increased focus by current and potential investors on FSK, including institutional investors. In addition, the Fund Boards considered the discount at which the FSK Common Stock and FSKR Common Stock each trade as compared to its respective NAV and considered that the increased profile and coverage could potentially result in a narrowing or reversal of that discount.

Improved Access to Lower-Cost Debt Financing

The Fund Boards considered that the Merger is expected to result in a combined company with a significantly larger balance sheet. The Fund Boards believe a larger balance sheet has the potential to lead to cost of capital advantages over time, including, but not limited to, the potential to issue unsecured debt are more favorable terms than either Fund Party might have been able to achieve on its own, the potential to negotiate more favorable terms with senior lenders than otherwise would be possible, and the potential to negotiate a lower overall cost of financing from both an interest rate and an upfront fee perspective. While the combined company anticipates that it will operate at a leverage level equal to or similar to that of each individual Fund Party, the Fund Boards believe that, over time, the combined company has the potential to create a more competitively positioned balance sheet.

Moreover, the Fund Boards considered that the Merger is expected to provide greater access to debt financing, including unsecured debt financing, at more attractive pricing, should the surviving corporation elect to increase its borrowings, and is expected to allow FSK, in addition to reducing the percentage of its capital structure financed by debt, to also reduce the complexity of its capital structure, while also increasing the flexibility and efficiency of its debt financing facilities. The FSK Board noted that, as a result of the Merger, the annual operating expenses borne by FSK stockholders on a pro rata basis are expected to be reduced in part due to improved access to lower-cost debt financing. The Fund Boards noted that as of September 30, 2020, the combined company on a pro forma basis would have had a debt to equity ratio of 100.4% (compared to FSKR’s debt to equity ratio as of the same date of 78.2%). The FSKR Board noted that, while the surviving corporation would have more leverage than FSKR, the leverage profile of the surviving corporation would be appropriate and would be outweighed by the overall benefits to be derived by FSKRstockholders as a result of the Merger.

Investment Strategies and Risks

The Fund Boards reviewed the Fund Parties’ investment programs and noted that they have identical investment objectives, strategies and risks and that each focuses primarily on making senior secured credit investments in privately-held middle-market companies. The Fund Boards considered that the Fund Parties are each managed by the Advisor and, after the Merger, the stockholders of each Fund Party would be invested in a similarly structured investment vehicle and that the Advisor would continue to advise the surviving corporation with the same investment philosophy.

Advisor

The Fund Boards considered that the combined company would have the same Advisor and management team. The Fund Boards believed that, because there would be no change in the investment adviser, the combined company and the Fund Parties’ stockholders would receive the same quality of services from the Advisor as they are currently receiving and would continue to benefit from the experience and expertise of its current portfolio management and credit team. In this regard, the Fund Boards viewed favorably the overall investment and operational performance of the Advisor since taking over the management of the Fund Parties in April 2018. The Fund Boards also considered the benefits of the Advisor’s understanding of the underlying familiarity with the entire pro forma portfolio.

No Dilution and Opinion of the Financial Advisors

The Fund Boards considered that the Merger will be executed on a NAV-for-NAV basis (determined shortly before the Closing Date on the basis of methodologies that were considered and approved by the Fund Boards) and therefore the Fund Parties’ existing stockholders will not be diluted on a NAV basis as a result of the Merger. The FSK Board considered RBCCM’s oral opinion as rendered to the FSK Independent Directors on November 19, 2020, which was subsequently confirmed by delivery of a written opinion, dated November 19, 2020, that, as of the date of such opinion, and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the RBCCM September Exchange Ratio, was fair, from a financial point of view to FSK, as more fully described in the section entitled “The Merger—Opinion of FSK’s Financial Advisor.” Additionally, the FSKR Board considered J.P. Morgan’s oral opinion as rendered to the FSKR Independent Directors on November 19, 2020, which was subsequently confirmed by delivery of a written opinion, dated November 19, 2020, that, as of the date of such opinion and based on and subject to the assumptions made, matters considered and limitations set forth therein, the J.P. Morgan September Exchange Ratio, was fair, from a financial point of view, to the holders of FSKR Common Stock other than the Advisor and its other affiliates, as more fully described in the section entitled “The Merger—Opinion of FSKR’s Financial Advisor.”

Positioning of Combined Company Following the Merger and Future Optionality

The Fund Boards considered the positioning of the combined company as compared to each Fund Party on a standalone basis, as compared to standalone differentiated portfolios and as compared to bolt-on acquisitions by each of the Fund Parties. The Fund Boards also considered that the Merger does not limit the strategic alternatives available for the combined company following the Merger and may enhance the optionality the combined company would have as compared to either individual Fund Party, including with respect to future bolt-on acquisitions.

Tax-Free Reorganization

The Fund Boards considered that the Merger is anticipated to be treated as a tax-free reorganization for U.S. federal income tax purposes and the Fund Parties’ stockholders are not expected to recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, except with respect to any cash received in lieu of fractional shares.

Other Considerations

The Fund Boards noted that the Merger is not expected to affect the ability of each of the Fund Parties to comply with its respective regulatory obligations, including its ability to maintain appropriate leverage and continue to operate in compliance with the asset coverage requirements set forth in the 1940 Act and to pay dividends required of RICs.

When considering the information described above, including all of the anticipated effects of the Merger on each Fund Party and its respective stockholders and the related pro forma information, the Fund Boards noted that information based on projections and assumptions may be incorrect, is subject to change, and may fluctuate over time. The Fund Boards acknowledged that the pro forma information and the projections and assumptions on which the potential expenses, earnings, yield and dividend information, among others, is based depends on many factors and variables, including among other things, asset mix, the performance of individual investments, changing cost of service providers, portfolio turnover level, leverage, the cost of leverage, changes in interest rates and general market conditions. The Fund Boards noted that there is no assurance that any of the potential benefits to the Fund Parties or their respective stockholders as a result of the Merger will be realized, including any anticipated synergies, and that the combined company could experience detrimental effects that had not been anticipated.

In the course of their deliberations, the Fund Boards also considered a variety of risks and other potentially negative factors, including, but not limited to (and which are not in any relative order of importance): (1) that it would be possible that the Merger may not be completed or may be delayed; (2) that certain restrictions may be imposed on the conduct of the Fund Parties’ businesses prior to completion of the Merger, requiring the Fund Parties to conduct their respective businesses only in the ordinary course of business in all material respects, subject to specific limitations, which could delay or prevent the Fund Parties from undertaking business opportunities that may arise pending completion of the Merger; (3) the existing relationship between the Fund Parties and the Advisor and potential conflicts of interest in connection with the Merger; (4) in general, each Fund Party will be responsible for expenses incurred by such Fund Party in connection with the Merger and the completion of the transactions contemplated by the Merger Agreement, whether or not the Merger is consummated, including such Fund Party’s allocated portion of costs and expenses of any filing and other fees payable by the Fund Parties to the SEC in connection with the Merger; (5) the possibility that demands on management resources during the period prior to completion of the Merger may adversely affect the Fund Parties businesses; (6) that FSKR stockholders are not entitled to appraisal rights under Maryland law; and (7) various other risks, including those described in the section entitled “Risk Factors” and in the section entitled “Special Note Regarding Forward-Looking Statements.”

This discussion of the information and factors that the Fund Boards considered in making their decision is not intended to be exhaustive, but includes the material factors considered by the Fund Boards. Because of the wide variety of factors considered in connection with its evaluation of the Merger and Merger Agreement and the complexity of those matters, the Fund Boards did not find it useful to, and did not attempt to, quantify, rank or otherwise assign relative weights to these factors. In addition, the individual members of the Fund Boards may have given different weights to different factors.

Each of the Fund Boards, including the Independent Directors of each Fund Board, considered all of these factors and others as a whole and, on balance, determined that the Merger is advisable and in the best interests of such Fund Party’s stockholders and unanimously approved the Merger and the Merger Agreement.

FSK Board Recommendation

The FSK Board, including the FSK Independent Directors, has unanimously approved the Merger, the Merger Agreement and the transactions contemplated thereby, the issuance of shares of FSK Common Stock in connection with the Merger and the Proposed FSK Investment Advisory Agreement, and declared the Merger, the Merger Agreement and the transactions contemplated thereby to be advisable and in the best interests of FSK and the FSK stockholders, and unanimously recommends that FSK stockholders vote (1) “FOR” the FSK Merger Proposal, (2) “FOR” the FSK Stock Issuance Proposal and (3) the “FOR” the FSK Advisory Agreement Amendment Proposal.

FSKR Board Recommendation

The FSKR Board, including the FSKR Independent Directors, has unanimously approved the Merger, the Merger Agreement and the transactions contemplated thereby, and determined them to be advisable and in the best interests of FSKR and the FSKR stockholders, and unanimously recommends that the FSKR stockholders vote “FOR” the FSKR Merger Proposal.

Opinion of FSK’s Financial Advisor

On November 19, 2020, RBCCM rendered an oral opinion, which was subsequently confirmed by delivery of a written opinion, dated November 19, 2020, to the FSK Independent Directors that, as of the date of such opinion, and based on and subject to the assumptions, qualifications, limitations and other matters set forth therein, the RBCCM September Exchange Ratio was fair, from a financial point of view, to FSK. The full text of RBCCM’s written opinion, dated November 19, 2020, is attached to this joint proxy statement/prospectus as Annex B and constitutes part of this joint proxy statement/prospectus. For the avoidance of doubt, RBCCM expressed no opinion as to the Merger Consideration or as to the Exchange Ratio, as calculated as of the Determination Date. RBCCM’s opinion was approved by RBCCM’s Fairness Opinion Committee. This summary of RBCCM’s opinion is qualified in its entirety by reference to the full text of the opinion. FSK urges holders of FSK Common Stock to read RBCCM’s opinion carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and limitations and qualifications of the review undertaken by RBCCM.

RBCCM’s advice (written or oral) and opinion were provided for the benefit, information and assistance of the FSK Independent Directors (in their capacity as such) in connection with their evaluation of the Merger. RBCCM’s opinion did not address the underlying business decision of FSK to engage in the Merger or the relative merits of the Merger compared to any alternative business strategy or transaction that may be available to FSK or in which FSK might engage. RBCCM’s opinion does not constitute an opinion or recommendation to any holder of FSK Common Stock as to how any such holder should vote or act with respect to the Merger or any proposal to be voted upon in connection with the Merger or otherwise.

RBCCM’s opinion addressed the fairness, from a financial point of view and as of the date thereof, of the RBCCM September Exchange Ratio (to the extent expressly specified therein), without regard to individual circumstances of specific holders that may distinguish such holders or the securities of FSK held by such holders. RBCCM’s opinion did not in any way address any other terms, conditions, implications or other aspects of the Merger or the Merger Agreement, including, without limitation, the form or structure of the Merger or any other agreement, arrangement or understanding to be entered into in connection with, or contemplated by, the Merger or otherwise, including the Proposed FSK Investment Advisory Agreement. RBCCM did not express any opinion or view with respect to, and relied upon the assessments of, FSK and its representatives regarding, legal, regulatory, tax, accounting and similar matters, as to which RBCCM understood that FSK had obtained such advice as it deemed necessary from qualified professionals. In rendering its opinion, RBCCM did not express any view on, and its opinion did not address, the fairness of the amount or nature of the compensation (if any) or other consideration to any officers, directors or employees of any party, or class of such persons, relative to the value implied by the RBCCM September Exchange Ratio or otherwise. In connection with its opinion, RBCCM was not requested to, and did not, undertake a third-party solicitation process on FSK’s behalf with respect to the acquisition of all or part of FSK.

In rendering its opinion, RBCCM assumed and relied upon the accuracy and completeness of all information that was reviewed by RBCCM, including all financial, legal, tax, accounting, operating and other information provided to, or discussed with, RBCCM by, or on behalf of, FSK or FSKR (including, without limitation, financial statements and related notes), and upon the assurances of management of FSK and FSKR and other representatives of FSK and FSKR that they were not aware of any relevant information that had been omitted or that remained undisclosed to RBCCM. RBCCM did not assume responsibility for independently verifying, and did not independently verify, such information. RBCCM also assumed that the financial projections and other estimates and data that it was directed to utilize in its analyses, including the potential cost savings, revenue enhancements and other benefits anticipated by management of FSK and FSKR to be realized from the Merger, including the benefits resulting from the revisions to the Existing FSK Investment Advisory Agreement and the Incentive Fee Waiver (as defined below) (referred to collectively as, the “Synergies”), were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of FSK and FSKR as to the future financial performance of, and were a reasonable basis upon which to evaluate, FSK, FSKR, the potential Synergies, potential pro forma effects of the Merger and the other matters covered thereby. RBCCM further assumed that the financial results reflected therein, including the Synergies, will be realized in the amounts and at the times projected. RBCCM did not express any opinion as to any such financial projections and other estimates and data or the assumptions upon which they were based. RBCCM assumed that there will be no developments with respect to any of the foregoing that would have an adverse effect on FSK, FSKR or the Merger (or the contemplated benefits thereof) or that otherwise would be meaningful in any respect to its analyses or opinion.

In connection with its opinion, RBCCM did not assume any responsibility to perform, and did not perform, an independent valuation or appraisal of any of the assets or liabilities (contingent, off-balance sheet, accrued, derivative or otherwise) of or relating to FSK, FSKR or any other entity and RBCCM was not furnished with any such valuations or appraisals. RBCCM did not assume any obligation to conduct, and did not conduct, any physical inspection of the property or facilities of FSK, FSKR or any other entity. RBCCM did not investigate, and made no assumption regarding, any litigation or other claims affecting FSK, FSKR or any other entity. RBCCM did not evaluate the solvency or fair value of FSK, FSKR or any other entity under any state, federal or other laws relating to bankruptcy, solvency or similar matters.

RBCCM assumed that the Merger will be consummated in accordance with the terms of the Merger Agreement and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger, no delay, limitation, restriction or condition will be imposed or occur, including any divestiture or other requirements, that would have a material adverse effect on FSK, FSKR or the Merger (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to its analyses or opinion. RBCCM also assumed that the Merger will qualify for the intended tax treatment contemplated by the Merger Agreement. In addition, RBCCM assumed that the final executed Merger Agreement would not differ, in any respect meaningful to its analyses or opinion, from the draft that it reviewed.

RBCCM’s opinion speaks only as of the date thereof, is based on the conditions as they existed and information supplied or reviewed as of the date thereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur or may have existed or occurred after such date. RBCCM did not undertake any obligation to update, revise or reaffirm its opinion for events occurring after the date thereof. RBCCM’s opinion, as set forth therein, relates to the relative values of FSK and FSKR. RBCCM did not express any opinion as to the actual value of FSK Common Stock when issued or distributed in the Merger or the price or range of prices at which FSK Common Stock, or any other securities of FSK may trade or otherwise be transferable at any time, including following announcement or consummation of the Merger. As the FSK Independent Directors were aware, the credit, financial and stock markets, and the industries in which FSK and FSKR operate have experienced, and continue to experience, volatility and RBCCM expressed no opinion or view as to any potential effects of such volatility on FSK or FSKR (or their respective businesses) or the Merger (including the contemplated benefits thereof).

For the purposes of rendering its opinion, RBCCM undertook such review, inquiries, and analyses as it deemed necessary or appropriate under the circumstances, including the following:

•	RBCCM reviewed the financial terms of a draft of the Merger Agreement;

•

RBCCM reviewed certain publicly available financial and other information, and certain historical operating data, relating to FSK made available to it from published sources and internal records of FSK;

•

RBCCM reviewed certain publicly available financial and other information, and certain historical operating data, relating to FSKR made available to it from published sources and internal records of FSKR;

•

RBCCM reviewed financial projections and other estimates and data relating to (1) the FSK Projections and (2) the FSKR Projections, each prepared by management of FSK and FSKR, which projections and other estimates and data RBCCM was directed to utilize for purposes of its analyses and opinion;

•	RBCCM conducted discussions with members of management relating to the respective businesses, prospects and financial outlook of FSK and FSKR as well the Synergies;

•	RBCCM reviewed the reported prices and trading activity for FSK Common Stock and FSKR Common Stock;

•	RBCCM compared certain financial metrics of FSK and FSKR with those of selected publicly traded companies in lines of businesses that it considered generally relevant in evaluating FSK and FSKR;

•	RBCCM reviewed the potential pro forma financial impact of the Merger on FSK after taking into account potential Synergies; and

•	RBCCM considered other information and performed other studies and analyses as it deemed appropriate.

In connection with RBCCM’s fairness determination, management of FSK and FSKR directed RBCCM to base its analyses and its opinion on (1) financial information, dated as of September 30, 2020, regarding the NAVs of each of FSK (which value was approximately $3,027,000,000) and FSKR (which value was approximately $4,207,000,000) and (2) the number of issued and outstanding shares, as of September 30, 2020, of FSK Common Stock (which number was 123,755,965) and FSKR Common Stock (which number was 170,597,301). If those were the NAVs and shares outstanding as of the Determination Date (which would result in an NAV per share of FSK Common Stock of $24.46 and an NAV per share of FSKR Common Stock of $24.66), each share of FSKR Common Stock entitled to be converted into the right to receive shares of FSK Common Stock, would be converted into the right to receive 1.0082 shares of FSK Common Stock (the “RBCCM September Exchange Ratio”). No adjustments were made to the NAVs described above to account for estimated transaction expenses for each of FSKR and FSK and in the case of FSKR, a pre-Merger tax distribution.

Set forth below is a summary of the material financial analyses performed by RBCCM in connection with rendering its opinion, as delivered to the FSK Independent Directors in connection with their meeting on November 19, 2020. The order of analyses described does not represent relative importance or weight given to those analyses by RBCCM. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand the summary of the analyses used by RBCCM, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analysis.

For purposes of its analyses, RBCCM reviewed a number of financial and operating metrics, including:

•	Book value (referred to in this section as “Book Value” or “BV”), which means a company’s NAV as of September 30, 2020 (unless otherwise indicated);

•	Dividend yield (referred to in this section as “Dividend Yield”), which means a company’s annual dividend divided by its current stock price; and

•	Net investment income (referred to in this section as “NII”), which means the difference between income from interest, dividends fees and other investment income and operating and other expenses.

Unless the context indicates otherwise, the analyses described below were calculated using the following: (1) closing price of FSK Common Stock and FSKR Common Stock, and the closing prices of selected BDCs as of November 17, 2020; (2) historical balance sheet data for (a) FSK and FSKR as of September 30, 2020, and (b) the selected public companies based on publicly available information for each company as of the most recent quarter for which such information was available as of November 17, 2020; (3) estimated 2021 (“2021E”) dividend estimates for the selected public companies (and, where indicated, each of FSK and FSKR) based on median consensus Wall Street analyst estimates (“Consensus”), publicly available as of November 17, 2020. Financial and operating data for the respective parties to the Merger Agreement derived from the selected transactions analysis described below were calculated as of the announcement date of the relevant transaction based, in part, on the implied purchase prices announced on such date for the selected transactions, and otherwise based on publicly available information for each company as of the most recent quarter prior to the announcement of the applicable transaction for which such information was available or as otherwise subsequently publicly disclosed by the relevant merger parties. Accordingly, this information may not reflect current or future market conditions.

FSK Financial Analysis

Public Company Analysis. RBCCM reviewed certain financial and operating information and implied trading multiples and implied Dividend Yields for selected publicly traded companies as compared to the corresponding information and implied trading multiples and implied Dividend Yields for FSK. In choosing the selected companies, RBCCM considered publicly traded BDCs that are externally managed with greater than $2.5 billion of total investments. In this analysis, RBCCM compared, among other things, (1) multiple of price per share of common stock to Book Value and (2) 2021E Dividend Yield. The results of this analysis are summarized in the following table:

Selected Publicly Traded Companies	Price/BV	2021E Dividend Yield
Ares Capital Corporation	0.98x	9.9%
Owl Rock Capital Corporation	0.93x	9.1%
Prospect Capital Corporation	0.62x	13.9%
Golub Capital BDC, Inc. (1)	0.96x	8.4%
Goldman Sachs BDC, Inc. (2)	1.12x	11.2%
New Mountain Finance Corporation	0.92x	10.7%
Apollo Investment Corporation	0.67x	12.0%
FSKR (Consensus)	0.64x	14.0%
FSKR (Management)	0.64x	14.6%
High	1.12x	14.6%
Median	0.92x	10.9%
Low	0.62x	8.4%
FSK (Consensus)	0.69x	14.2%
FSK (Management)	0.69x	15.7%

(1)	Price/BV multiple reflects midpoint of preliminary financial results released on October 19, 2020.
(2)	Reflects recent acquisition of Goldman Sachs Middle Market Lending Corp., for which limited public disclosure was available.

This analysis produced implied per share value reference ranges for FSK Common Stock consisting of Book Value multiples ranging from 0.62x to 1.12x and 2021E Dividend Yields ranging from 8.4% to 14.6%, which indicated the following implied per share value reference ranges for FSK Common Stock, compared to the closing price of FSK Common Stock on November 17, 2020:

Implied Per Share Value Reference Range for FSK Common Stock based on:			FSK Common Stock Closing Price on November 17, 2020
Price/BV	2021E Dividend Yield
	Management	Consensus
$15.11 - $27.37	$18.09 - $31.48	$16.40 - $28.53	$16.88

Dividend Discount Analysis. RBCCM performed a dividend discount analysis (“DDA”) of FSK, on a standalone basis (“FSK DDA”), by calculating the estimated net present value, as of September 30, 2020, of the after-tax free cash flows of FSK available for dividends from September 30, 2020 through December 31, 2025 (using mid-year convention), based on the FSK Projections.

RBCCM used discount rates ranging from 10.0% to 12.0%, based on an estimated cost of equity using CAPM, as well as applying a size premium, and a terminal value at the end of the forecast period, using terminal multiples ranging from 0.60x to 1.00x based on estimated Book Value per share of common stock as of December 31, 2025. RBCCM selected the terminal multiples based on a review of the price per Book Value multiples for the selected companies referred to above under “FSK Financial Analysis — Public Company Analysis”. The FSK DDA indicated the following implied per share value reference range as compared to the closing price of FSK Common Stock on November 17, 2020 and to the NAV per share of FSK Common Stock as of September 30, 2020:

Implied Per Share Value Reference Range For FSK Common Stock	FSK Common Stock Closing Price on November 17, 2020	NAV Per Share as of September 30, 2020
$18.08 - $25.54	$16.88	$24.46

FSKR Financial Analysis

Public Company Analysis. RBCCM reviewed certain financial and operating information and implied trading multiples and implied Dividend Yields for selected publicly traded companies as compared to the corresponding information and implied trading multiples and implied Dividend Yields for FSKR. In choosing the selected companies, RBCCM considered publicly traded BDCs that are externally managed with greater than $2.5 billion in investments. In this analysis, RBCCM compared, among other things, (a) multiple of price per share of common stock to Book Value and (b) 2021E Dividend Yield. The results of this analysis are summarized in the following table:

Selected Publicly Traded Companies	Price/BV	2021E Dividend Yield
Ares Capital Corporation	0.98x	9.9%
Owl Rock Capital Corporation	0.93x	9.1%
Prospect Capital Corporation	0.62x	13.9%
Golub Capital BDC, Inc. (1)	0.96x	8.4%
Goldman Sachs BDC, Inc. (2)	1.12x	11.2%
New Mountain Finance Corporation	0.92x	10.7%
Apollo Investment Corporation	0.67x	12.0%
FSK (Consensus)	0.69x	14.2%
FSK (Management)	0.69x	15.7%
High	1.12x	15.7%
Median	0.92x	10.9%
Low	0.62x	8.4%
FSKR (Consensus)	0.64x	14.0%
FSKR (Management)	0.64x	14.6%

(1)	Price/BV multiple reflects midpoint of preliminary financial results released on October 19, 2020.
(2)	Reflects recent acquisition of Goldman Sachs Middle Market Lending Corp., for which limited public disclosure was available.

This analysis produced implied per share value reference ranges for FSKR Common Stock consisting of Book Value multiples ranging from 0.62x to 1.12x and 2021E Dividend Yields ranging from 8.4% to 15.7%, which indicated the following implied per share value reference ranges for FSKR Common Stock, compared to the closing price of FSKR Common Stock on November 17, 2020:

Implied Per Share Value Reference Range for FSKR Common Stock based on:			FSKR Common Stock Closing Price on November 17, 2020
Price/BV	2021E Dividend Yield
	Management	Consensus
$15.24 -$27.59	$14.62 - $27.26	$14.03 - $26.15	$15.67

Dividend Discount Analysis. RBCCM performed a DDA of FSKR, on a standalone basis (“FSKR DDA”), by calculating the estimated net present value, as of September 30, 2020, of the after-tax free cash flows of FSKR available for dividends from September 30, 2020 through December 31, 2025 (using mid-year convention), based on the FSKR Projections.

RBCCM used discount rates ranging from 10.0% to 12.0%, based on an estimated cost of equity using CAPM, as well as applying a size premium, and a terminal value at the end of the forecast period, using terminal multiples ranging from 0.60x to 1.00x based on estimated Book Value per share of common stock as of December 31, 2025. RBCCM selected the terminal multiples based on a review of the price per Book Value multiples for the selected companies referred to above under “FSKR Financial Analysis — Public Companies Analysis.” The FSKR DDA indicated the following implied per share value reference range as compared to the closing price of FSKR Common Stock on November 17, 2020 and to the NAV per share of FSKR Common Stock as of September 30, 2020:

Implied Per Share Value Reference Range For FSKR Common Stock	FSKR Common Stock Closing Price on November 17, 2020	FSKR Common Stock NAV Per Share as of September 30, 2020
$18.44 - $25.98	$15.67	$24.66

Implied Exchange Ratio Analysis

RBCCM calculated certain implied exchange ratio reference ranges for the Merger.

Selected Public Companies Exchange Ratio Analysis. Based on the per share value reference ranges for FSK Common Stock and FSKR Common Stock implied by the selected publicly traded companies analyses described above for which the same financial metrics were applied, and the corresponding assumptions underlying each such analysis, RBCCM calculated implied exchange ratio reference ranges. In each case, the low end of each implied ratio reference range was calculated by dividing the low end of the applicable FSKR Common Stock implied per share value reference range by the high end of the applicable FSK Common Stock implied per share value reference range, and the high end of each implied exchange ratio reference range was calculated by dividing the high end of the applicable FSKR Common Stock implied per share value reference range by the low end of the applicable FSK Common Stock implied per share value reference range. The analysis indicated the following implied reference ranges as compared to the RBCCM September Exchange Ratio in the Merger:

Implied Exchange Ratio Reference Range			RBCCM September Exchange Ratio
Price/BV	2021E Dividend Yield
	Management	Consensus
0.5568x - 1.8256x	0.4645x - 1.5071x	0.4916x - 1.5949x	1.0082x

Dividend Discount Analysis. Based on the per share value reference ranges for FSK Common Stock and FSKR Common Stock implied by the DDAs described above, and the corresponding assumptions underlying each such DDA, RBCCM calculated implied exchange ratio reference ranges. RBCCM calculated such implied exchange ratio reference range as follows: the low end of the implied exchange ratio reference range was calculated by dividing the low end of the FSKR Common Stock standalone implied per share value reference range by the high end of the FSK Common Stock implied per share value reference range, and the high end of the implied exchange ratio reference range was calculated by dividing the high end of the FSKR Common Stock standalone implied per share value reference range by the low end of the FSK Common Stock implied per share value reference range. The analysis indicated the following implied reference range, as compared to the RBCCM September Exchange Ratio in the Merger:

Implied Exchange Ratio Reference Range	RBCCM September Exchange Ratio
0.7220x - 1.4369x	1.0082x

Other Matters

RBCCM also noted for the FSK Independent Directors the following additional analyses and factors that were not considered part of RBCCM’s financial analyses with respect to its opinion, but were provided for informational purposes:

Pro Forma Cash Flow Valuation Analysis. RBCCM performed a cash flow valuation analysis on the combined company, based on the standalone equity value of each of FSK and FSKR, based upon the midpoints of the FSK DDA and FSKR DDA, respectively, as described above, to arrive at an implied equity value for the combined company. At the direction of management of FSK and FSKR, RBCCM (1) assumed Synergies consisting of (a) G&A cost savings of approximately $4.9 million annually from the second half of 2021 through 2025, (b) revenue and funding synergies from the second half of 2021 through 2025 and (c) savings resulting from the adjustments to the Existing FSK Investment Advisory Agreement, as described in “FS KKR Capital Corp. Proposal 3: Approval of FSK Advisory Agreement Amendment Proposal,” and (2) adjusted for transaction costs of approximately $20.7 million, including associated tax distributions, in arriving at such implied equity value. For purposes of this analysis, the estimated Synergies values were capitalized so as to reflect pro forma value creation beyond December 31, 2025 (as contrasted with the “—Pro Forma Dividend Discount Analysis” described below).

RBCCM then derived implied equity value per share from the implied equity value for the combined company using projected share information for the combined company, assuming the RBCCM September Exchange Ratio. This analysis indicated the following implied equity value per share for the combined company as compared to the midpoint of FSK DDA and the closing price of FSK Common Stock on November 17, 2020:

Combined Company Implied Equity Value Per Share	Midpoint of FSK DDA	FSK Common Stock Closing Price on November 17, 2020
$23.00	$21.65	$16.88

Pro Forma Dividend Discount Analysis. RBCCM performed a DDA of the combined company, pro forma for the Merger (“Pro Forma DDA”), by calculating the estimated net present value, as of September 30, 2020, of the after-tax free cash flows of the combined company available for dividends from June 30, 2021 through December 31, 2025 (using mid-year convention) and FSK dividends paid or expected to be paid from September 30, 2020 through June 30, 2021, in each case, based on the Pro Forma Projections (as defined below). This analysis assumed the expected Synergies as described above under “Other Matters — Pro Forma Cash Flow Valuation Analysis” through December 31, 2025.

RBCCM used the assumptions referred to above under “FSK Financial Analysis — Dividend Discount Analysis” and “FSKR Financial Analysis — Dividend Discount Analysis”. The Pro Forma DDA indicated the following implied per share value reference range, as compared to the November 17, 2020 closing price of FSK Common Stock:

Pro Forma Implied Per Share Value Reference Range for FSK Common Stock	FSK Common Stock Closing Price on November 17, 2020
$18.62 - $26.08	$16.88

Has/Gets Analysis. RBCCM performed a has/gets analysis to compare certain NII and dividend metrics for each of holders of FSK Common Stock and FSKR Common Stock based on their pro forma ownership of the combined company, as compared with such metrics as implied by their ownership in FSK and FSKR on a standalone basis. RBCCM reviewed, for each of FSK and FSKR on a standalone basis, (1) NII per share of common stock, (2) dividend per share of common stock and (3) NII return on NAV, each estimated for (a) the second half of 2021 (“2021E H2”), (b) 2022 (“2022E”) and (c) 2023 (“2023E”). RBCCM then calculated the estimated pro forma amounts for each of the above categories by adding together the standalone FSK and standalone FSKR amounts and adjusting for Synergies. RBCCM then calculated the difference between such pro forma amounts for the combined company and the standalone FSK and standalone FSKR amounts, respectively, which analyses indicated the following implied changes for holders of FSK Common Stock and FSKR Common Stock based on their pro forma ownership of the combined company as compared with their ownership in the standalone companies:

	FSK			FSKR
	2021E H2	2022E	2023E	2021E H2	2022E	2023E
NII per Share	(0.6%)	13.1%	7.8%	9.6%	(10.8%)	4.5%
Dividend per Share	(0.6%)	13.1%	7.8%	9.6%	(10.8%)	4.5%
NII Return on NAV	(1)bps	126bps	77bps	89bps	(126)bps	44bps

Selected Transactions/Contribution Analysis. RBCCM reviewed certain transaction information for a set of precedent BDC transactions as compared to the corresponding information for the Merger. In selecting these precedent transactions, RBCCM considered certain transactions involving BDCs since the beginning of 2018 that RBCCM in its professional judgement deemed relevant.

In this analysis, RBCCM compared, among other things, (1) relative contributions of each merger party based on: (a) NAV, (b) market capitalization (as of immediately prior to announcement of the applicable transaction) and (c) NII, and (2) pro forma equity ownership, implied by the applicable transaction. The list of selected transactions and related implied percentages for such selected precedent transactions were as follows:

Contribution
Transactions	Announce Date	NAV	Market Capitalization	NII	Pro Forma Equity Ownership
Oaktree Specialty Lending Corporation / Oaktree Strategic Income Corporation	October 29, 2020	77% /23%	73% / 27%	84% / 16%	77% / 23%

Barings BDC, Inc. / MVC Capital, Inc.	August 10, 2020	73% /27%	77% / 23%	65% / 35%	74% / 26%

Portman Ridge Finance Corporation / Garrison Capital Inc.	June 24, 2020	53% /47%	53% / 47%	54% / 46%	59% / 41%

Goldman Sachs BDC, Inc. / Goldman Sachs Middle Market Lending Corp.	December 9, 2019	39% /61%	— / —	41% / 59%	41% / 59%

Golub Capital BDC, Inc. /Golub Capital Investment Corporation	November 28, 2018	47% /53%	— / —	47% / 53%	48% / 52%

FSK (f/k/a FS Investment Corporation) / Corporate Capital Trust, Inc.	July 23, 2018	47% /53%	47% / 53%	51% / 49%	47% / 53%

FSK / FSKR	—	42% /58%	44% / 56%	46% / 54%	42% / 58%

Trading Range Analysis for FSK. RBCCM reviewed certain historical stock price information based on stock price information over the one year period ended November 17, 2020, for FSK Common Stock. This review indicated the following historical stock price information for FSK Common Stock as compared to the closing price of FSK Common Stock on November 17, 2020:

Trading Period Prior to November 17, 2020	Stock Price
52 Week High	$25.44
52 Week Low	$9.44
Closing price of FSK Common Stock on November 17, 2020	$16.88

Trading Range Analysis for FSKR. RBCCM reviewed certain historical stock price information based on stock price information for FSKR since its listing on the NYSE on June 17, 2020 through November 17, 2020. This review indicated the following historical stock price information for FSKR Common Stock as compared to the closing price of FSKR Common Stock on November 17, 2020:

Trading Period Prior to November 17, 2020	Stock Price
High since NYSE listing	$15.75
Low since NYSE listing	$12.25
Closing price of FSKR Common Stock on November 17, 2020	$15.67

Historical Exchange Ratio Analysis. RBCCM reviewed the average implied exchange ratio for certain periods over the five-month period immediately prior to November 17, 2020, calculated by dividing the price per share of FSKR Common Stock by the price per share of FSK Common Stock for each day during the applicable period, using a volume weighted average price (“VWAP”) for each such day. RBCCM reviewed such implied exchange ratios based on (1) VWAP for November 17, 2020, (2) 5-day VWAP, (3) 10-day VWAP, (4) 30-day VWAP, (5) 60-day VWAP and (6) 90-day VWAP. These implied exchange ratios ranged from 0.9266x to 0.9627x, with corresponding implied premiums based on the RBCCM September Exchange Ratio ranging from 4.7% to 8.8%.

Overview of Analyses; Other Considerations

No single company or transaction used in the above analyses as a comparison was identical to FSK, FSKR, or the Merger, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions analyzed.

The preparation of a fairness opinion is a complex process that involves the application of subjective business judgment in determining the most appropriate and relevant methods of financial analysis and the application of those methods to particular circumstances. Several analytical methodologies were used by RBCCM, and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The overall conclusions of RBCCM were based on all the analyses and factors presented herein taken as a whole and also on application of RBCCM’s own experience and judgment. Such conclusions may involve significant elements of subjective judgment and qualitative analysis. RBCCM therefore believes that its analyses must be considered as a whole and that selecting portions of the analyses and the factors considered, without considering all factors and analyses, could create an incomplete or misleading view of the processes underlying its opinion.

RBCCM, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBCCM and/or certain of its affiliates may act as a market maker and broker in the publicly traded securities of FSK, FSKR and/or other entities involved in the Merger, or their respective affiliates, and receive customary compensation in connection therewith, and may also actively trade securities of FSK, FSKR and/or other entities involved in the Merger, or their respective affiliates, for its or its affiliates’ own account or for the account of customers and, accordingly, RBCCM and its affiliates may hold a long or short position in such securities. RBCCM and certain of its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and financial advisory services to FSK, FSKR and certain of their respective affiliates unrelated to the Merger, for which services RBCCM and its affiliates have received and expect to receive customary compensation, including, between November 1, 2018 and the delivery of RBCCM’s opinion, (1) having acted as a lender under a credit facility with each of FSK and FSKR; (2) with respect to FSK, having provided (a) cash management and deposit services, (b) debt issuance and debt related sales and trading services, including having acted as joint bookrunner for two senior notes offerings and (c) lending and loan syndication services, having received an aggregate compensation of approximately $3,150,000; (3) with respect to FSKR, having provided (a) debt issuance and debt related sales and trading services and (b) equity related sales and trading services, including having acted as co-advisor in connection with the direct listing of FSKR Common Stock on the NYSE, having received an aggregate compensation of approximately $2,000,000; and (4) with respect to affiliates of FSK and FSKR, having provided (a) lending and loan syndication services, including acting as a lender under seven credit facilities, (b) cash management and deposit services, (c) equity issuance and equity related sales and trading services, including equity-linked derivative products, (d) debt issuance and debt related sales and trading services and (e) mergers and acquisitions and other financial advisory services, having received an aggregate compensation of approximately $25,065,000. In addition, an affiliate of RBCCM is an investor in three private equity investment funds affiliated with FSK and FSKR; which investment in each such investment fund represents an ownership stake of less than 2% in each such fund.

Under its engagement agreement with FSK, RBCCM became entitled to a fee of $1,000,000 which became payable on or before the delivery of RBCCM’s written opinion in connection with the Merger, without regard to whether such opinion was accepted or the Merger is consummated. In addition, if FSK consummates the Merger, RBCCM will receive a transaction fee of $5,500,000 paid upon the closing of the Merger, regardless of any escrow, earn-out or other contingency, and against which the fee RBCCM received for delivery of its opinion will be credited. FSK has also agreed to indemnify RBCCM for certain liabilities that may arise out of its engagement. The terms of RBCCM’s engagement letter were negotiated at arm’s-length between FSK and RBCCM, and the FSK Independent Directors were aware of this fee arrangement at the time they reviewed and approved the Merger Agreement.

Opinion of FSKR’s Financial Advisor

Pursuant to an engagement letter, dated August 28, 2020, FSKR and the FSKR Independent Directors retained J.P. Morgan as financial advisor to the FSKR Independent Directors in connection with the proposed Merger and to deliver a fairness opinion in connection with the proposed Merger.

In connection with J.P. Morgan’s fairness determination, the FSKR Independent Directors directed J.P. Morgan to base its opinion on publicly available financial information, dated as of September 30, 2020, regarding the NAV per share of FSKR and FSK, respectively, and to adjust such values using estimated transaction expenses of approximately $8,000,000 for FSKR and approximately $8,000,000 for FSK and, in the case of FSKR, a pre-Merger tax distribution estimated as approximately $5,000,000, in each case as provided by the Advisor. As of September 30, 2020, based on the above, FSKR’s adjusted NAV per share would be $24.59 and FSK’s adjusted NAV per share would be $24.39. If these were the adjusted NAVs per share on the Determination Date (as defined in the Merger Agreement), FSKR stockholders would receive 1.00802 shares of FSK Common Stock for each share of FSKR Common Stock (the “J.P. Morgan September Exchange Ratio”).

At the meeting of the FSKR Board on November 19, 2020, J.P. Morgan rendered its oral opinion to the FSKR Independent Directors that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the J.P. Morgan September Exchange Ratio was fair, from a financial point of view, to the holders of FSKR Common Stock other than the Advisor and its other affiliates. J.P. Morgan has confirmed its November 19, 2020 oral opinion by delivering its written opinion to the FSKR Independent Directors, dated November 19, 2020, that, as of such date, and subject to the factors and assumptions set forth in its opinion, the J.P. Morgan September Exchange Ratio was fair, from a financial point of view, to the holders of FSKR Common Stock, other than the Advisor and its other affiliates. For the avoidance of doubt, J.P. Morgan expressed no opinion as to the Merger Consideration or as to the Exchange Ratio as calculated as of the Determination Date.

The full text of the written opinion of J.P. Morgan, dated November 19, 2020, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. FSKR stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the FSKR Independent Directors (in their capacity as such) in connection with and for the purposes of their evaluation of the proposed Merger, was directed only to the J.P. Morgan September Exchange Ratio in the Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of the J.P. Morgan September Exchange Ratio to the Advisor or its other affiliates or to the holders of any class of securities, creditors or other constituencies of FSKR or as to the underlying decision by FSKR to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. J.P. Morgan’s opinion did not constitute a recommendation to the FSKR Board or the FSKR Independent Directors in connection with the Merger, and does not constitute a recommendation to any stockholder of FSKR or of any other entity as to how such stockholder should vote with respect to the proposed Merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed a draft dated November 19, 2020 of the Merger Agreement;

•	reviewed certain publicly available business and financial information concerning FSKR and FSK and the industries in which they operate;

•

compared the financial and operating performance of FSKR and FSK with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of FSKR Common Stock and FSK Common Stock and certain publicly traded securities of such other companies;

•

reviewed certain internal financial analyses and forecasts prepared by or at the direction of the Advisor, as investment adviser to both FSKR and FSK, relating to the respective businesses of FSKR and FSK, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Merger, including Synergies; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with the Advisor, as investment adviser to both FSKR and FSK, and the FSKR Board (including the FSKR Independent Directors) with respect to certain aspects of the Merger, and the past and current business operations of FSKR and FSK, the financial condition and future prospects and operations of FSKR and FSK, the effects of the Merger on the financial condition and future prospects of FSKR and FSK, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Advisor, FSKR and FSK or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify (and did not assume responsibility or liability for independent verifying) any such information or its accuracy or completeness and, pursuant to its engagement letter with FSKR and the FSKR Independent Directors, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, including the respective investment portfolios of FSKR and FSK, nor did J.P. Morgan evaluate the solvency of FSKR or FSK under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom (including the FSKR Projections, the FSK Projections, the Pro Forma Projections, the Synergies, the capital and debt structures of FSKR and FSK, and the cost of capital and interest rates applicable to FSKR and FSK), J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the Advisor as to the expected future results of operations and financial condition of FSKR and FSK to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts (including the FSKR Projections, the FSK Projections, the Pro Forma Projections, the Synergies, the capital and debt structures of FSKR and FSK, and the cost of capital and interest rates applicable to FSKR and FSK), or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Merger Agreement, and that the definitive Merger Agreement would not differ in any material respects from the draft thereof furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Advisor, FSKR and FSK in the Merger Agreement and the related agreements were and will continue to be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to FSKR with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on FSKR or FSK or on the contemplated benefits of the Merger.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, to the holders of the FSKR Common Stock, other than the Advisor and its other affiliates, of the J.P. Morgan September Exchange Ratio in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of the J.P. Morgan September Exchange Ratio to any other holders of FSKR Common Stock or as to the fairness of any consideration to be paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of FSKR or as to the underlying decision by FSKR to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Merger, or any class of such persons relative to the J.P. Morgan September Exchange Ratio in the proposed Merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which FSKR’s Common Stock or FSK’s Common Stock will trade at any future time. Additionally, J.P. Morgan expressed no opinion as to any other transactions undertaken in connection with the Merger, or any other agreement, arrangement or understanding, including without limitation, the Proposed FSK Investment Advisory Agreement and the proposed advisory fee waivers by the Advisor contemplated by the Merger, any related transactions or otherwise, or any terms, aspects or implications of such transactions, agreements, arrangements or understandings.

The decision to enter into the Merger Agreement was solely that of the FSKR Board and the FSK Board and J.P. Morgan’s opinion and financial analysis were only one of the many factors considered by the FSKR Independent Directors in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the FSKR Board (including the FSKR Independent Directors) with respect to the proposed Merger or the J.P. Morgan September Exchange Ratio. J.P. Morgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of FSKR or any other alternative transaction.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the FSKR Independent Directors on November 19, 2020 and contained in the presentation delivered to the FSKR Independent Directors on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the FSKR Independent Directors and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

FSKR Analysis

FSKR Public Trading Multiples Analysis. Using publicly available information, J.P. Morgan compared selected financial data of FSKR with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the business of FSKR. The companies selected by J.P. Morgan are set forth in the table below. J.P. Morgan calculated and analyzed (1) the ratio of each selected company’s per share market price to NAV per share and (2) each selected company’s 2021E dividend yield. In all instances, share prices were based on publicly available data as of November 18, 2020 and NAV was based on publicly available data as of September 30, 2020, except for Oaktree Specialty Lending Corporation and Golub Capital BDC, Inc. which are as of June 30, 2020. The following presents the results of this analysis:

Company	Price/NAV	2021E Dividend Yield
Ares Capital Corporation	0.98x	9.9%
Owl Rock Capital Corporation	0.93x	9.1%
FSK	0.68x	14.3%
Prospect Capital Corporation	0.63x	13.7%
Golub Capital BDC, Inc.	0.98x	8.3%
Goldman Sachs BDC, Inc.,	1.11x	11.3%
New Mountain Finance Corporation	0.92x	10.7%
Apollo Investment Corporation	0.67x	12.2%
Bain Capital Specialty Finance	0.69x	12.0%
Sixth Street Specialty Lending, Inc.	1.17x	9.4%
TCG BDC, Inc.,	0.70x	13.5%
Solar Capital Ltd.	0.85x	9.6%
Blackrock TCP Capital Corporation	0.88x	10.7%
Oaktree Specialty Lending Corporation	0.85x	8.1%

Based on the results of this analysis, the consensus Price/NAV multiple and 2021E dividend yield for FSKR of 0.63x and 14.1%, respectively, and on other factors J.P. Morgan considered appropriate, J.P. Morgan selected a range of Price/NAV multiples from 0.60x to 1.00x. J.P. Morgan then applied this range to FSKR’s NAV per share on September 30, 2020 of $24.66. The analysis resulted in an implied per share range for FSKR Common Stock, rounded to the nearest $0.25, of approximately $14.75 to $24.75, as compared to (1) the implied offer price per share of FSKR Common Stock of $16.88 (based on the J.P. Morgan September Exchange Ratio of 1.00802x and the closing price per share of FSK Common Stock of $16.75 on November 18, 2020) and (2) the closing price per share of FSKR Common Stock of $15.56 on November 18, 2020.

Based on the results of the above analysis and on other factors J.P. Morgan considered appropriate, J.P. Morgan then selected a range of 2021E dividend yields of 9.0% to 14.5%. J.P. Morgan then applied this range to the FSKR Projections for FSKR’s 2021E dividend per share of $2.29. The analysis resulted in an implied per share range for FSKR Common Stock, rounded to the nearest $0.25, of approximately $15.75 to $25.50, as compared to (1) the implied offer price per share of FSKR Common Stock of $16.88 (based on the J.P. Morgan September Exchange Ratio of 1.00802x and the closing price per share of FSK Common Stock of $16.75 on November 18, 2020) and (2) the closing price per share of FSKR Common Stock of $15.56 on November 18, 2020.

No company used in these analyses is identical or directly comparable to FSKR. Accordingly, an evaluation of the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial, operating, and business sector characteristics, and other factors that could affect the public trading or other values of the companies to which FSKR is compared.

FSKR Dividend Discount Analysis. J.P. Morgan conducted a dividend discount analysis of FSKR Common Stock for the purpose of determining the fully diluted equity value per share. In performing its analysis, J.P. Morgan used, among others, the following assumptions, which were reviewed and approved by the Advisor and the FSKR Independent Directors:

•	a September 30, 2020 valuation date;

•	a range for cost of equity of 11.0% to 12.0%;

•	a range of terminal values based on fourth quarter 2028 estimated NAV per share and calculated by applying a Price/NAV multiple range of 0.60x to 1.00x; and

•	earnings and asset assumptions based on the long term FSKR Projections for the last three months of 2020 through 2028.

These calculations resulted in an implied range of equity values per share for FSKR Common Stock, rounded to the nearest $0.25, of approximately $19.50 to $24.75 on a standalone basis (i.e., without Synergies), as compared to (1) the implied offer price per share of FSKR Common Stock of $16.88 (based on the J.P. Morgan September Exchange Ratio of 1.00802x and the closing price per share of FSK Common Stock of $16.75 on November 18, 2020) and (2) the closing price per share of FSKR Common Stock of $15.56 on November 18, 2020.

Other Information.

FSKR 52-Week Historical Trading Range. For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed the trading range for FSKR Common Stock for the 52-week period ended November 18, 2020, which was $11.64 per share to $16.00 per share, and compared that range to (1) the implied offer price per share of FSKR Common Stock of $16.88 (based on the J.P. Morgan September Exchange Ratio of 1.00802x and the closing price per share of FSK Common Stock of $16.75 on November 18, 2020) and (2) the closing price per share of FSKR Common Stock of $15.56 on November 18, 2020.

FSKR Analyst Price Target. For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed the publicly available equity research analyst price target for FSKR Common Stock and noted that the range of such price targets was $14.25 per share to $19.00 per share, with a consensus median of $17.13 per share, and compared that price target range to (1) the implied offer price per share of FSKR Common Stock of $16.88 (based on the J.P. Morgan September Exchange Ratio of 1.00802x and the closing price per share of FSK Common Stock of $16.75 on November 18, 2020) and (2) the closing price per share of FSKR Common Stock of $15.56 on November 18, 2020.

FSK Analysis

FSK Public Trading Multiples Analysis. Using publicly available information, J.P. Morgan compared selected financial data of FSK with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be analogous to the business of FSK. The companies selected by J.P. Morgan are set forth in the table below. J.P. Morgan calculated and analyzed (1) the ratio of each selected company’s per share market price to NAV per share and (2) each selected company’s 2021E dividend yield. In all instances, share prices were based on publicly available data as of November 18, 2020 and NAV was based on publicly available data as of September 30, 2020, except for Oaktree Specialty Lending Corporation and Golub Capital BDC, Inc. which are as of June 30, 2020. The following presents the results of this analysis:

Company	Price/NAV	2021E Dividend Yield
Ares Capital Corporation	0.98x	9.9%
Owl Rock Capital Corporation	0.93x	9.1%
FSKR	0.63x	14.1%
Prospect Capital Corporation	0.63x	13.7%
Golub Capital BDC, Inc.	0.98x	8.3%
Goldman Sachs BDC, Inc.,	1.11x	11.3%
New Mountain Finance Corporation	0.92x	10.7%
Apollo Investment Corporation	0.67x	12.2%
Bain Capital Specialty Finance	0.69x	12.0%
Sixth Street Specialty Lending, Inc.	1.17x	9.4%
TCG BDC, Inc.,	0.70x	13.5%
Solar Capital Ltd.	0.85x	9.6%
Blackrock TCP Capital Corporation	0.88x	10.7%
Oaktree Specialty Lending Corporation	0.85x	8.1%

Based on the results of this analysis, the consensus Price/NAV multiple and 2021E dividend yield for FSK of 0.68x and 14.3%, respectively, and on other factors J.P. Morgan considered appropriate, J.P. Morgan selected a range of Price/NAV multiples from 0.60x to 1.00x. J.P. Morgan then applied this range to FSK’s NAV per share on September 30, 2020 of $24.46. The analysis resulted in an implied per share range for FSK Common Stock, rounded to the nearest $0.25, of approximately $14.75 to $24.50, as compared to the closing price per share of FSK Common Stock of $16.75 on November 18, 2020.

Based on the results of the above analysis and on other factors J.P. Morgan considered appropriate, J.P. Morgan then selected a range of 2021E dividend yields of 9.0% to 14.5%. J.P. Morgan then applied this range to the FSK Projections for FSK’s 2021 dividend per share of $2.65. The analysis resulted in an implied per share range for FSK Common Stock, rounded to the nearest $0.25, of approximately $18.25 to $29.50, as compared to the closing price per share of FSK Common Stock of $16.75 on November 18, 2020.

For reference only and not as a component of its fairness analysis, J.P. Morgan also applied the selected range of 2021E dividend yields to the FSK Projections for FSK’s 2021 dividend per share of $2.16, adjusted to exclude the impact of the lookback with respect to the subordinated income incentive fee, which resulted in an implied share range for FSK Common Stock of approximately $15.00 to $24.00, as compared to the closing price per share of FSK Common Stock of $16.75 on November 18, 2020.

No company used in these analyses is identical or directly comparable to FSK. Accordingly, an evaluation of the results of these analyses necessarily involves complex considerations and judgments concerning differences in financial, operating, and business sector characteristics, and other factors that could affect the public trading or other values of the companies to which FSK is compared.

FSK Dividend Discount Analysis. J.P. Morgan conducted a dividend discount analysis of FSK Common Stock for the purpose of determining the fully diluted equity value per share. In performing its analysis, J.P. Morgan used, among others, the following assumptions, which were reviewed and approved by FSK management:

•	a September 30, 2020 valuation date;

•	a range for cost of equity of 11.0% to 12.0%;

•	a range of terminal values based on fourth quarter 2028 estimated NAV per share and calculated by applying a Price/NAV multiple range of 0.60x to 1.00x; and

•	earnings and asset assumptions based on the long term FSK Projections for the last three months of 2020 through 2028.

These calculations resulted in an implied range of equity values per share for FSK Common Stock, rounded to the nearest $0.25, of approximately $19.75 to $25.25 on a standalone basis (i.e., without Synergies), as compared to the closing price per share of FSK Common Stock of $16.75 on November 18, 2020.

Other Information.

FSK 52-Week Historical Trading Range. For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed the trading range for FSK Common Stock for the 52-week period ended November 18, 2020, which was $7.60 per share to $25.52 per share, and compared that range to the closing price per share of FSK Common Stock of $16.75 on November 18, 2020.

FSK Analyst Price Target. For reference only and not as a component of its fairness analysis, J.P. Morgan reviewed the publicly available equity research analyst price targets for FSK Common Stock and noted that the range of such price targets was $15.50 per share to $22.00 per share with a consensus median of $17.25 per share, and compared that price target range to the closing price per share of FSK Common Stock of $16.75 on November 18, 2020.

Relative Valuation Analysis

Based upon the implied equity values per share for FSKR and FSK calculated above in “— Analysis of FSKR — FSKR Public Trading Multiples Analysis,” “— Analysis of FSKR — FSKR Dividend Discount Analysis,” “— Analysis of FSKR — FSKR 52-Week Historical Trading Range,” “— Analysis of FSKR — FSKR Analyst Price Target,” “— Analysis of FSK — FSK Public Trading Multiples Analysis,” “— Analysis of FSK — FSK Dividend Discount Analysis,” “— Analysis of FSK — FSK 52-Week Historical Trading Range,” and “— Analysis of FSK — FSK Analyst Price Target,” J.P. Morgan derived a range of implied exchange ratios based on a comparison of a share of FSK common stock to a share of FSKR common stock, as shown in the table below. For each comparison, J.P. Morgan divided the highest equity value per share for FSKR by the lowest equity value per share for FSK to derive the highest exchange ratio implied by each set of reference ranges. J.P. Morgan also divided the lowest equity value per share for FSKR by the highest equity value per share for FSK to derive the lowest exchange ratio implied by each set of reference ranges. The implied exchange ratios resulting from J.P. Morgan’s analysis were:

Range of Implied Exchange Ratios
	Low	High
Public Trading Multiples Analysis
P/NAV	0.60x	1.68x
2021E dividend yield[1]	0.54x	1.40x
Dividend Discount Analysis	0.77x	1.26x
52-Week Historical Trading Range[2]	0.46x	2.11x
Analyst Price Target[3]	0.65x	1.23x

The implied exchange ratios for FSK and FSKR were compared to the J.P. Morgan September Exchange Ratio of 1.00802x of a share of FSK common stock for a share of FSKR common stock. J.P. Morgan noted that the relative implied exchange ratio analyses based on the 52-week historical trading range and based on the analyst price targets are not valuation methodologies and that such analyses were presented for reference purposes only and not as a component of its fairness analysis.

Intrinsic Value Creation Analysis.

J.P. Morgan conducted an analysis of the theoretical value creation to the existing holders of FSKR Common Stock that compared the implied equity value per share of FSKR Common Stock derived from a dividend discount analysis on a standalone basis to the pro forma combined company implied equity value per share, taking into account the estimated Synergies. The pro forma combined company equity value per share was equal to (1) the sum of (a) the implied equity value of FSK using the midpoint value of 11.5% and a midpoint Price/NAV terminal value multiple of 0.80x, plus (b) the implied equity value of FSKR using the midpoint value of 11.5% and a midpoint Price/NAV terminal value multiple of 0.80x, plus (c) the total value of the Synergies other than the Net Incentive Fee Reduction (as defined in clause (d)), plus (d) the anticipated net reduction in incentive fees due to changes to FSK’s advisory fee structure (including the reduction in subordinated income incentive fees, waiver of $90 million of subordinated income incentive fees and elimination of the lookback with respect to the subordinated income incentive fees) based on management’s projections, partially offset by increased incentive fees from additional earnings resulting from the Merger, (the “Net Incentive Fee Reduction”) minus (e) the estimated transaction expenses of $16 million, minus (f) the value of the $5 million tax distribution to be paid to current FSKR stockholders prior to the Merger divided by (2) the pro forma diluted number of shares outstanding of FSK based on the J.P. Morgan September Exchange Ratio of 1.00802. The total value of the Synergies was assessed using (1) a midpoint cost of equity of 11.5% for incremental net investment income, general and administrative savings, interest expense savings and net of incremental tax expense and Advisor

[1]	For reference only, J.P. Morgan also calculated the range using the implied value for FSK excluding the impact of the lookback as 0.66x to 1.71x.
[2]	For reference only.
[3]	For reference only.

management fees, (2) a terminal value assessed using a 0.0% growth rate applied to estimated 2028 synergies and (3) an assumed 100% dividend payout of incremental net investment income resulting from the Synergies. The intrinsic value creation analysis indicated that at the J.P. Morgan September Exchange Ratio of 1.00802, the Merger would create hypothetical incremental implied value for the holders of FSKR Common Stock.

Miscellaneous.

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of FSKR or FSK. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to FSKR or FSK. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of FSKR and FSK. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to FSKR and FSK.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise FSKR with respect to the Merger and deliver an opinion to the FSKR Board with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with FSKR, FSK and the industries in which they operate. For services rendered in connection with the Merger (including the delivery of J.P. Morgan’s opinion), J.P. Morgan will receive a fee from FSKR of $6.0 million, of which $3.0 million became payable to J.P. Morgan upon delivery of the J.P. Morgan opinion ($500,000 of the $3.0 million became payable on August 31, 2020, upon presentation by J.P. Morgan to the FSKR Independent Directors of J.P. Morgan’s initial analysis of strategic alternatives), and the balance of which will become payable only if the proposed Merger is consummated. In addition, FSKR has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with FSKR, FSK, Franklin Square Holding, L.P. (“FS”), an affiliate of the Advisor, and certain other affiliates of KKR & Co. L.P. (“KKR”), an affiliate of the Advisor, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as lead arranger and bookrunner on a joint credit facility for FSKR and FSK amended in November 2019 and May 2020, acting as bookrunner on debt securities offerings by FSK in July 2019,

November 2019 and December 2019, acting as lead arranger and bookrunner on a credit facility for FS amended in December 2019, providing financial advisory services to FSK (then known as FS Investment Corporation) in connection with its merger with Corporate Capital Trust, Inc. in December 2018, providing financial advisory services to FSKR (then known as FS Investment Corporation II), FS Investment Corporation III, FS Investment Corporation IV and Corporate Capital Trust II in connection with their four-way merger in December 2019, acting as sole arranger and lead manager of a securitization of certain loans owned by KKR Credit Advisors (US) LLC in July 2019 and providing capital raising and financial advisory services to portfolio companies of KKR. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under the outstanding joint credit facility of FSKR and FSK referred to above and outstanding credit facilities of FS and certain affiliates and portfolio companies of KKR, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of FSKR, FSK and KKR. During the two year period preceding October 31, 2020, the aggregate fees recognized by J.P. Morgan from FSKR were approximately $5.0 million, the aggregate fees recognized by J.P. Morgan from FSK were approximately $4.4 million, the aggregate fees recognized by J.P. Morgan from FS were approximately $8.45 million, the aggregate fees recognized by J.P. Morgan from KKR and certain of its affiliates were approximately $163.6 million and the aggregate fees recognized by J.P. Morgan from KKR Credit Advisors (US) LLC were approximately $0.37 million. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of FSKR, FSK, FS, KKR or their respective affiliates for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

Financial Forecasts and Estimates

FSK and FSKR do not as a matter of course make public forecasts as to future performance, earnings or other prospective financial information beyond the current fiscal year, and FSK and FSKR are especially reluctant to make forecasts for extended periods due to the unpredictability of the underlying assumptions and estimates. However, in connection with the transactions contemplated by the Merger Agreement, FSK and FSKR management prepared and provided to the Fund Boards in connection with its evaluation of the transactions contemplated by the Merger Agreement and to RBCCM and J.P. Morgan, respectively, who were directed to use and rely upon such information for purposes of their financial analyses and opinions, certain non-public, internal financial forecasts regarding FSK’s and FSKR’s anticipated future operations for the fiscal years ending December 31, 2021 through December 31, 2028 (the “Standalone Forecasts”) as well as pro forma combined company forecasts for fiscal years ending December 31, 2021 through December 31, 2028 (the “Pro Forma Forecasts”). The Standalone Forecasts of FSK are referred to herein as the “FSK Forecasts” and the Standalone Forecasts of FSKR are referred to herein as the “FSKR Forecasts.” FSK and FSKR have included below a summary of the Standalone Forecasts and Pro Forma Forecasts for the purpose of providing FSK and FSKR stockholders access to certain non-public information that was considered by the Fund Boards for purposes of evaluating the Merger and was also provided to FSK’s and FSKR’s respective financial advisors. Such information may not be appropriate for other purposes.

The Standalone Forecasts and the Pro Forma Forecasts were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or in accordance with GAAP. FSK’s and FSKR’s independent public accountants have not examined, compiled or performed any procedures with respect to the accompanying prospective financial information and, accordingly, such accountants do not express an opinion or any other form of assurance with respect thereto. The reports of such accountants incorporated by reference to this joint proxy statement/prospectus relate only to FSK’s and FSKR’s respective historical financial information. They do not extend to the prospective financial information and should not be read to do so. The summary of these internal financial forecasts included below is not being included to influence your decision whether to vote for the merger but because the Standalone Forecasts were provided by each of FSK and FSKR to their respective financial advisors.

While presented with numeric specificity, the Standalone Forecasts and Pro Forma Forecasts were based on numerous variables and assumptions, including (but not limited to):

•	the expected closing of the Merger on June 30, 2021;

•	the performance of investment assets;

•	the amount and timing of share repurchases and dividend payments;

•	the degree and methods of portfolio leverage;

•	industry performance and competition;

•	general business, economic, market and financial conditions; and

•	additional specific matters to FSK’s and FSKR’s respective businesses.

Many of these assumptions are inherently subjective and uncertain and are beyond the control of FSK’s and FSKR’s management. Important factors that may affect actual results and cause uncertainties relating to FSK’s and FSKR’s respective businesses (including their respective abilities to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors discussed in the sections entitled “Special Note Regarding Forward-Looking Statements” and “Risk Factors” in this joint proxy statement/prospectus. The Standalone Forecasts and the Pro Forma Forecasts also reflect numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Standalone Forecasts and the Pro Forma Forecasts. Accordingly, there can be no assurance that the forecasted results summarized below will be realized.

The inclusion of a summary of the Standalone Forecasts and the Pro Forma Forecasts in this document should not be regarded as an indication that any of FSK, FSKR or their respective affiliates, advisors or representatives considered the Standalone Forecasts or the Pro Forma Forecasts to be predictive of actual future events, and the Standalone Forecasts and the Pro Forma Forecasts should not be relied upon as such nor should the information contained in the Standalone Forecasts or the Pro Forma Forecasts be considered appropriate for other purposes. None of FSK, FSKR or their respective affiliates, advisors, officers, directors or representatives can give you any assurance that actual results will not differ materially from the Standalone Forecasts or the Pro Forma Forecasts, and none of them undertakes any obligation to update or otherwise revise or reconcile the Standalone Forecasts or the Pro Forma Forecasts to reflect circumstances existing after the date the Standalone Forecasts or the Pro Forma Forecasts were relied upon by the Fund Boards in reviewing the terms of the Merger and by the respective financial advisors in undertaking their respective financial analyses or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Standalone Forecasts or Pro Forma Forecasts are shown to be in error. Since the Standalone Forecasts and the Pro Forma Forecasts cover multiple years, such information by its nature becomes less meaningful and predictive with each successive year. Neither FSK nor FSKR intend to make publicly available any update or other revision to the Standalone Forecasts or the Pro Forma Forecasts. None of FSK, FSKR, their affiliates (including Advisor), advisors, officers, directors or representatives has made or makes any representation to any stockholder or other person regarding FSK’s or FSKR’s respective ultimate performance compared to the information contained in the Standalone Forecasts or the Pro Forma Forecasts or that the forecasted results will be achieved. Neither Fund Party has made any representation to the other Fund Party, in the Merger Agreement or otherwise, concerning the Standalone Forecasts or the Pro Forma Forecasts. The Standalone Forecasts do not give effect to the Merger, whereas the Pro Forma Forecasts give effect to the Merger. FSK and FSKR each urge all of their respective stockholders to review FSK’s and FSKR’s respective financial statements and notes thereto appearing elsewhere in this document for a description of FSK’s and FSKR’s respective reported financial results.

Standalone Projections

The following is a summary of the Standalone Forecasts. The Standalone Forecasts were prepared by FSK’s and FSKR’s management based solely on the information available to FSK and FSKR management at that time. The Standalone Forecasts were finalized in November 2020.

Values in millions except per share data.

FSK Projections

	1/1/21 to 6/30/21	7/1/21 to 12/31/21	12/31/22	12/31/23	12/31/24	12/31/25
Total Dividends	$170.6	$157.1	$292.6	$292.1	$289.6	$297.5
Ordinary Dividends Per Share	$1.38	$1.27	$2.36	$2.36	$2.34	$2.40

FSKR Projections

	1/1/21 to 6/30/21	7/1/21 to 12/31/21	12/31/22	12/31/23	12/31/24	12/31/25	12/31/26	12/31/27	12/31/28
Total Dividends	$187.6	$194.2	$506.1	$411.2	$400.1	$390.9	$389.0	$394.6	$399.8
Ordinary Dividends Per Share	$1.13	$1.17	$3.04	$2.47	$2.40	$2.35	$2.34	$2.37	$2.40

Pro Forma Projections

The following is a summary of the Pro Forma Forecasts. The Pro Forma Forecasts were prepared by FSK’s and FSKR’s management based solely on the information available to FSK and FSKR management at that time to give effect to the Merger. The Pro Forma Forecasts were finalized in November 2020.

	1/1/21 to 6/30/21	7/1/21 to 12/31/21	12/31/22	12/31/23	12/31/24	12/31/25	12/31/26	12/31/27	12/31/28
Total Dividends	$358.7	$369.1	$782.4	$744.6	$735.2	$742.4	$735.5	$745.1	$754.1
Ordinary Dividends Per Share	$1.24	$1.26	$2.68	$2.55	$2.51	$2.54	$2.51	$2.55	$2.58

Regulatory Approvals Required for the Merger

The obligations of the Fund Parties to complete the Merger are subject to the satisfaction or, where permissible, waiver of certain conditions, including the condition that all regulatory approvals required by law to consummate the transactions contemplated by the Merger Agreement, including the Merger, have been obtained and remain in full force and effect, and all statutory waiting periods required by applicable law in respect thereof have expired (including expiration of the applicable waiting period under the HSR Act). The Fund Parties have agreed to cooperate with each other and use their reasonable best efforts to obtain all consents, authorizations, approvals, exemptions or nonobjections from any governmental or regulatory authority necessary to consummate the Merger.

There can be no assurance that such regulatory approvals will be obtained, that such approvals will be received on a timely basis or that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following completion of the Merger.

Third-Party Consents Required for the Merger

The Fund Parties have agreed to cooperate with each other and use their reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to obtain as promptly as practicable all consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the transactions contemplated by the Merger Agreement, including the Merger, in the most expeditious manner practicable. There can be no assurance that any consents, approvals, confirmations or authorizations will be obtained or that such consents, approvals, confirmations or authorizations will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of the combined company following the Merger.

DESCRIPTION OF THE MERGER AGREEMENT

The following summary, which includes the material terms of the Merger Agreement, is qualified by reference to the complete text of the Merger Agreement, which is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference in this joint proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. FSK and FSKR encourage you to read the Merger Agreement carefully and in its entirety.

Structure of the Merger

Under the terms of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into FSKR. FSKR will be the surviving corporation and will continue its existence as a corporation under the laws of the State of Maryland. As of the Effective Time, the separate corporate existence of Merger Sub will cease. Immediately after the occurrence of the Effective Time, in the Subsequent Combination, the surviving corporation will merge with and into FSK in accordance with the MGCL, with FSK as the surviving corporation.

Closing; Completion of the Proposed Merger

It is currently expected that the Merger will be completed promptly following receipt of the required stockholder approvals at the FSK Special Meeting and the FSKR Special Meeting and satisfaction of the other closing conditions set forth in the Merger Agreement. The Subsequent Combination will occur immediately after the Merger is completed.

The Merger will occur no later than five business days after the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement or at another time as may be agreed to in writing by FSK and FSKR. The Subsequent Combination will occur immediately after the Merger is completed. If the applicable stockholder approvals are obtained at the FSK Special Meeting and the FSKR Special Meeting, and the other conditions to closing the Merger are satisfied or waived, FSK and FSKR expect to complete the Merger in the second or third quarter of 2021.

Merger Consideration

If the Merger is consummated, each FSKR stockholder will be entitled to receive for each share of FSKR Common Stock, that number of shares of FSK Common Stock equal to the quotient of the NAV per share of FSKR Common Stock divided by the NAV per share of FSK Common Stock (the “Exchange Ratio”). The Exchange Ratio is calculated based on the NAV per share of FSK Common Stock and the NAV per share of FSKR Common Stock, each as of an agreed upon a date no less than 48 hours (excluding Sundays and holidays) prior to the closing and may be adjusted only in limited circumstances. In particular, the Exchange Ratio will be appropriately adjusted if, between the date of the Determination Date and the Effective Time, either (1) the respective outstanding shares of FSK Common Stock or FSKR Common Stock has changed as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or (2) if a stock dividend or dividend payable in any other securities shall be authorized and declared with a record date within such period. At the election of FSK, each holder of shares of FSKR Common Stock exchanged under the Merger Agreement who would otherwise have been entitled to receive a fraction of a share of FSK Common Stock will receive, in lieu thereof, cash (without interest) in an amount equal to the product of (1) such fractional part of a share of FSK Common Stock multiplied by (2) the volume-weighted average trading price of a share of FSK Common Stock on the NYSE for the five consecutive trading days ending on the third (3rd) trading day preceding the Closing Date.

Dividends and Distributions

No dividends or other distributions with respect to the FSK Common Stock will be paid to the holder of any unsurrendered shares of FSKR Common Stock with respect to the shares of the FSK Common Stock represented thereby. Following the closing of the Merger, the record holders of shares of FSK Common Stock will be entitled to receive, without interest, (1) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of FSK Common Stock formerly represented by such shares of FSKR Common Stock and not paid and/or (2) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of FSK Common Stock represented by former shares of FSKR Common Stock with a record date after the Effective Time (but before the issuance of FSK Common Stock issuable with respect to such shares of FSKR Common Stock) and with a payment date subsequent to the issuance of the FSK Common Stock issuable with respect to such shares of FSKR Common Stock.

Conversion of Shares; Exchange of Shares

At the Effective Time, each share of FSKR Common Stock issued and outstanding immediately prior to the Effective Time, will be converted into the right to receive the Merger Consideration (excluding treasury stock and shares held by FSK and its consolidated subsidiaries, including Merger Sub). Each such share of FSKR Common Stock will no longer be outstanding and will be automatically canceled and cease to exist, with the holders of such shares ceasing to have any rights with respect to any FSKR Common Stock other than the right to receive the Merger Consideration upon the surrender of such shares of FSKR Common Stock in accordance with the terms of the Merger Agreement.

After the Effective Time, no registration of transfers on the stock transfer books of FSKR, other than to settle transfers that occurred prior to the Effective Time, will occur. If shares of FSKR Common Stock are presented for transfer to the exchange agent, such shares will be cancelled against delivery of the applicable Merger Consideration.

Withholding

FSK or the exchange agent, as applicable, will be entitled to deduct and withhold from any amounts payable to any FSKR stockholder such amounts as each determines in good faith are required to be deducted and withheld with respect to the making of such payment under applicable tax laws. If any amounts are withheld and paid over to the appropriate governmental entity, such withheld amounts will be treated as having been paid to the FSKR stockholders from whom they were withheld.

Representations and Warranties

The Merger Agreement contains representations and warranties of FSK, FSKR and the Advisor relating to their respective businesses. With the exception of certain representations that must be true and correct in all or virtually all respects, or in all material respects, no representation or warranty will be deemed untrue, and neither party will be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances and events inconsistent with any representation made by such party (without considering “materiality” or “material adverse effect” qualifications), has had or is reasonably expected to have a material adverse effect (as defined below). The representations and warranties in the Merger Agreement will not survive after the Effective Time.

The Merger Agreement contains representations and warranties by each of FSK and FSKR, subject to specified exceptions and qualifications, relating to, among other things:

•	corporate organization, including incorporation, qualification and subsidiaries;

•	capitalization;

•	power and authority to execute, deliver and perform obligations under the Merger Agreement;

•	the absence of violations of (1) organizational documents, (2) laws or orders or (3) permits, contracts or other obligations;

•	required government filings and consents;

•	SEC reports and financial statements;

•	internal controls and disclosure controls and procedures;

•	broker’s fees;

•	absence of certain changes and actions since December 31, 2019;

•	compliance with applicable laws and permits;

•	state takeover laws;

•	the accuracy and completeness of information supplied for inclusion in this document and other governmental filings in connection with the Merger;

•	tax matters;

•	absence of certain litigation, orders or investigations;

•	employment and labor matters, including with respect to any employee benefit plans;

•	material contracts and certain other types of contracts;

•	insurance coverage;

•	intellectual property matters;

•	environmental matters;

•	owned and leased properties;

•	investment assets;

•	absence of appraisal rights (with respect to FSKR stockholders); and

•	the value of certain investment assets.

The Merger Agreement contains representations and warranties by the Advisor, subject to specified exceptions and qualifications, relating to:

•	corporate organization, including incorporation and qualification;

•	power and authority to execute, deliver and perform obligations under the Merger Agreement;

•	the absence of violations of (1) organizational documents, (2) laws or orders or (3) permits, contracts or other obligations;

•	compliance with applicable laws and permits;

•	absence of certain litigation, orders or investigations;

•	the value of investment assets owned by FSK and FSKR;

•	the accuracy of information supplied or to be supplied by the Advisor for inclusion in this joint proxy statement/prospectus;

•	the participation in the Merger by FSK and FSKR and the impact of the Merger on the existing stockholders of FSK and FSKR;

•	the financial resources of the Advisor;

•	the forbearances applicable to FSK and FSKR set forth in the Merger Agreement; and

•	the representations and warranties made by FSK and FSKR in the Merger Agreement.

These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement and may have been included in the Merger Agreement for the purpose of allocating risk between the parties rather than to establish matters as facts. The Merger Agreement is described in, and included as Annex A to, this document only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the parties or their respective businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead, should be read only in conjunction with the information provided elsewhere in this document.

For purposes of the Merger Agreement, “material adverse effect” with respect to FSK, FSKR or the Advisor, as applicable, means, any event, development, change, effect or occurrence that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (1) the business, operations, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole or (2) the ability of such party to timely perform its material obligations under the Merger Agreement or consummate the Merger and the transactions contemplated thereby. None of the following events, developments, changes, effects or occurrences, among others, will constitute or be taken into account in determining whether a material adverse effect has occurred or is reasonably expected to occur with respect to clause (1) in the immediately preceding sentence:

•	changes in general economic, social or political conditions or financial markets in general;

•	general changes or developments in the industries in which such party and its subsidiaries operate, including general changes in law across such industries or geographic areas;

•	the COVID-19 pandemic or the related responses of governmental entities with respect thereto;

•	the announcement of the Merger Agreement or the transactions contemplated thereby or the identities of the parties to the Merger Agreement; and

•

any failure to meet internal or published projections or forecasts for any period, or, in the case of FSK, any decline in the price of shares of FSK Common Stock on the NYSE or trading volume of FSK Common Stock, or, in the case of FSKR, any decline in the price of shares of FSKR Common Stock on the NYSE or trading volume of FSKR Common Stock (provided that the underlying cause of such failure or decline will be considered in determining whether there is a material adverse effect).

The events, developments, changes, effects and occurrences set forth in the first two bullets in the immediately preceding paragraph will otherwise be taken into account in determining whether a material adverse effect has occurred to the extent such events, developments, changes, effects or occurrences have a materially disproportionate adverse impact on such party and its subsidiaries taken as whole relative to other participants in the same industries in which such party conducts its businesses.

Conduct of Business Pending Completion of the Merger

Each of FSK and FSKR has undertaken customary covenants that place restrictions on it and certain of its subsidiaries until completion of the Merger. In general, FSK and FSKR have each agreed that before the completion of the Merger, except as may be required by law, as expressly contemplated by the Merger Agreement, or with the prior written consent of the other parties to the Merger Agreement (which prior written consent shall not be unreasonably delayed, conditioned or withheld), it will, and will cause each of its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice and use reasonable best efforts to maintain and preserve intact its business organization and existing business relationships, provided, that in response to the COVID-19 pandemic, each of FSK and FSKR may take any commercially reasonable actions that such party determines are necessary or prudent.

In addition, before the completion of the Merger, FSK and FSKR have each agreed that, except as may be required by law or as expressly contemplated by the Merger Agreement, such party will not, and will not permit any of its subsidiaries to, directly or indirectly, without the prior written consent of the other parties to the Merger Agreement:

•

other than pursuant to the such party’s distribution reinvestment plan, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (1) any shares of its capital stock, (2) any voting securities or (3) any securities convertible into or exercisable or exchangeable for, or any other rights to acquire, any such shares or other securities;

•

(1) make, authorize, declare, pay or set aside any dividend (other than a Tax Dividend) in respect of, or declare or make any distribution on, any shares of its capital stock, except for (a) the authorization, announcement and payment of regular quarterly cash distributions payable on a quarterly basis consistent with past practices and such party’s investment objectives and policies as publicly disclosed, (b) the authorization and payment of any dividend or distribution necessary for to such party to maintain its qualification as a RIC or avoid the imposition of any income or excise tax, (c) dividends payable by any direct or indirect wholly owned subsidiary of such party to such party or another direct or indirect wholly owned subsidiary of such party or (d) a final Tax Dividend for the period beginning on January 1, 2020 and ending on the date the transactions contemplated by the Merger Agreement are consummated as required by law; (2) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (3) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock. “Tax Dividend” means a dividend or dividends, with respect to a tax year, which is deductible pursuant to the dividends paid deduction under Section 562 of the Code, and shall have the effect of distributing to FSKR’s stockholders all of its previously undistributed (1) “investment company taxable income” within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (2) any prior year shortfall as determined under Section 4982(b)(2) of the Code, (3) amounts constituting the excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (4) net capital gain (within the meaning of Section 1222(11) of the Code), if any, in each case recognized either in the applicable tax year or any prior tax year;

•

sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for sales, transfers, leases, mortgages, encumbrances or other dispositions (1) in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed, or (2) encumbrances required to secure indebtedness of such party or any of its subsidiaries;

•

acquire or agree to acquire all or any portion of the assets, business or properties of any other person or entity, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction conducted in the ordinary course of business consistent such party’s investment objectives and policies as publicly disclosed;

•	amend any of its governing documents or governing documents of any of its subsidiaries;

•

implement or adopt any material change in its tax or financial accounting principles, practices or methods, other than as required by applicable law, U.S. generally accepted accounting principles, the SEC or applicable regulatory requirements;

•	hire any employees or establish, become a party to or commit to adopt any employee benefit plan;

•

take any action or knowingly fail to take any action that would, or would reasonably be expected to (1) materially delay or materially impede the ability of the parties to consummate the Merger or (2) prevent the Merger from qualifying as a “reorganization” under Section 368(a) of the Code;

•

incur any indebtedness or guarantee any indebtedness of another person or entity, except for draw-downs with respect to certain disclosed financing arrangements and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and other specifically permitted indebtedness;

•	make or agree to make any new capital expenditure, except for obligations to fund commitments to portfolio companies entered into in the ordinary course of business;

•	file or amend any material tax return other than in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed;

•	make, change or revoke any tax election; or settle or compromise any material tax liability or refund;

•	take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause such party to fail to qualify or not be subject to tax as a RIC;

•

enter into any new line of business (except for any portfolio companies in which such party or any of its subsidiaries has made a debt or equity investment that is, would or should be reflected in such party’s schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC);

•	other than in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed, enter into any material contract;

•

other than in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any material contract;

•

settle any proceeding against it, except for proceedings that (1) are settled in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed in an amount not in excess of $250,000 in the aggregate (after reduction by any insurance proceeds actually received), (2) would not impose any material restriction on the conduct of business of it or any of its subsidiaries or, after the Effective Time, FSK, FSKR, the surviving corporation or any of their subsidiaries, and (3) would not admit liability, guilt or fault;

•

other than in the ordinary course of business and consistent with such party’s investment objectives and policies as publicly disclosed, (1) pay, discharge or satisfy any indebtedness for borrowed money, other than the payment, discharge or satisfaction required under the terms of outstanding debt of such party or its subsidiaries or (2) cancel any material indebtedness;

•

merge or consolidate such party or any of its subsidiaries with any person or entity or enter into any other similar extraordinary corporate transaction with any person or entity, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of such party or any of its subsidiaries; or

•	agree to take, make any commitment to take, or adopt any resolutions authorizing, any of the foregoing actions.

Additional Agreements

Further Assurances; Regulatory Matters

The Merger Agreement contains covenants relating to the preparation of this document, the holding of the FSK Special Meeting and the FSKR Special Meeting, access to information of the other party, obtaining certain regulatory and third party consents, publicity, tax matters and takeover statutes and provisions. The Merger Agreement obligates the parties to cooperate with each other and use reasonable best efforts to take all actions, and to do all things necessary to obtain as promptly as practicable all permits of all governmental entities, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits of all governmental entities and all permits, consents, approvals, confirmations and authorizations of all third parties that are necessary or advisable, to consummate the transactions (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities.

The parties are required to file any required applications, notices or other filings under the HSR Act as promptly as practicable. In connection with such filings, the parties are required to cooperate with one another, to keep the other party informed of any communications received from governmental entities and permit the other party to review such communications. The parties must consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and permits of all governmental entities necessary or advisable to consummate the transactions contemplated by the Merger Agreement (including the Merger) and each party must keep the other reasonably apprised of the status of matters relating to completion of the Merger. The parties are not required to make payments or provide other consideration for the repayment, restructuring or amendment of terms of indebtedness in connection with the Merger.

Stockholder Approval

FSK and FSKR have agreed to hold their respective Special Meetings as promptly as practicable following the effectiveness of this joint proxy statement/prospectus for the purpose of obtaining the approval of such party’s stockholders of the proposal(s) of such party set forth in this joint proxy statement/prospectus. Unless the FSK Board withdraws its recommendation to approve the FSK Merger Proposal, the Merger Stock Issuance Proposal or the FSK Advisory Agreement Amendment Proposal, or unless the FSKR Board withdraws its recommendation to approve the FSKR Merger Proposal, each of FSK and FSKR will be required to use its reasonable best efforts to obtain from its stockholders the vote required to approve such proposal(s), and such obligations will not be affected by the existence of any takeover proposals (in respect of FSKR) or any adverse recommendation change made by FSK or FSKR, respectively.

NYSE Listing

FSK is required to use reasonable best efforts to cause the shares comprising the Merger Consideration to be approved for listing on the NYSE at or prior to the Effective Time.

Directors & Officers’ Indemnification

FSK has agreed to indemnify, defend and hold harmless, and advance expenses, to the present and former directors and officers of FSKR or any of its consolidated subsidiaries (collectively, the “D&O Indemnified Parties”) against all costs or expenses (including, reasonable attorneys’ fees actually incurred, reasonable experts’ fees, reasonable travel expenses, court costs, transcript fees and telecommunications, postage and courier charges), judgments, fines, losses, claims, damages penalties, amounts paid in settlement or other liabilities in connection with any proceeding arising with respect to all acts or omissions in such capacities at any time at or prior to the Effective Time (including any matters arising in connection with the Merger Agreement or the transactions contemplated thereby), to the fullest extent permitted by applicable law. If an indemnification liability arises, (i) FSK has agreed to advance to the applicable D&O Indemnified Party, upon request, reimbursement of documented expenses reasonably and actually incurred so long as such D&O Indemnified Party, or someone on his or her behalf, undertakes to repay such advanced expenses if he or she is ultimately determined to not be entitled to indemnification and such D&O Indemnified Party complies with other applicable provisions imposed under the 1940 Act and interpretations thereof by the SEC or its staff and (ii) FSK and the applicable D&O Indemnified Party will cooperate in the defense of such matter.

No Solicitation

Each of FSK and FSKR has agreed to, and to cause its affiliates, subsidiaries, and its and each of their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents to, immediately cease and cause to be terminated all discussions or negotiations with respect to, or that are intended to or could reasonably be expected to lead to, a “Takeover Proposal” (as described below) from a third party and not to directly or indirectly: (1) solicit or take any other action (including by providing information) designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to any Takeover Proposal; (2) approve, publicly endorse or recommend or enter into any agreement, arrangement, discussions or understandings with respect to any Takeover Proposal or enter into any contract or understanding requiring it to abandon, terminate or fail to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Merger or any other transaction contemplated by the Merger Agreement; (3) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any person (other than FSK, FSKR and their respective affiliates) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (4) publicly propose or publicly announce an intention to take any of the foregoing actions; or (5) grant any (a) approval pursuant to any takeover statute to any person (other than FSK, FSKR and or its respective affiliates) or with respect to any transaction (other than the transactions contemplated by the Merger Agreement) or (b) waive or release under any standstill or any similar agreement with respect to equity securities of FSK or FSKR, provided however that each of FSK and FSKR may inform persons of these provisions and are permitted to grant a waiver of, or terminate, any “standstill” or similar obligation of any third party with respect to equity securities of FSK or FSKR, as applicable, in order to allow such third party to confidentially submit a Takeover Proposal. If FSK or FSKR receives a Takeover Proposal or similar request for information, it must notify FSKR or FSK, as applicable, as promptly as reasonably practicable (and in any event within 24 hours), provide the other party with copies of any written materials received by it in connection thereto (including the identity of the potential acquirer), and keep the other party informed on a reasonably current basis of the status (including the status of negotiations) of such Takeover Proposal or similar request for information.

FSK and FSKR Recommendations

If, prior to a Fund Party’s Special Meeting, (1) the applicable Fund Party receives a bona fide unsolicited Takeover Proposal from a third party, (2) the board of directors of such Fund Party determines in good faith, after consultation with its outside legal counsel that (a) failure to consider such Takeover Proposal would reasonably likely be a breach of the standard of conduct applicable to the directors of such party under applicable Law and (b) such Takeover Proposal constitutes or is reasonably likely to result in an “FSK Superior Proposal” or “FSKR Superior Proposal,” as applicable; and (3) such Fund Party gives the other Fund Party at least two Business Days prior written notice of the identity of the third party making such Takeover Proposal, the terms and conditions of such Takeover Proposal and such Fund Party’s intention to furnish information to, or participate in discussions or negotiations with, such third party then such Fund Party may engage in discussions and negotiations with such third party so long as certain notice and other procedural requirements are satisfied, including providing notice to the other Fund Party within 24 hours after determining that a Takeover Proposal constitutes an FSK Superior Proposal or FSKR Superior Proposal, as applicable.

In addition, such Fund Party may take other actions if such Fund Party’s board of directors determines (by a majority of its members), after consultation with its outside counsel, that the continued recommendation of the FSK Merger Proposal, the Merger Stock Issuance Proposal and the FSK Advisory Agreement Amendment Proposal, in the case of FSK, or the FSKR Merger Proposal in the case of FSKR, to its respective stockholders would reasonably likely be a breach of the standard of conduct applicable to the directors of such Fund Party under applicable law as a result of an FSK Superior Proposal or an FSKR Superior Proposal, as applicable, including withdrawing, qualifying, or modifying the recommendation of the board of directors of such Fund Party that the stockholders of such Fund Party approve the FSK Merger Proposal, the Merger Stock Issuance Proposal and the FSK Advisory Agreement Amendment Proposal, in the case of FSK, or the FSKR Merger Proposal, in the case of FSKR, or taking any other action inconsistent with such recommendation (an “FSK Adverse Recommendation Change” or an “FSKR Adverse Recommendation Change,” as applicable). FSK and FSKR may terminate the Merger Agreement and enter into an agreement with a third party who makes a superior proposal, subject to (1) negotiating in good faith to amend the Merger Agreement so that the superior proposal is no longer deemed a superior proposal and satisfying certain other procedural requirements and (2) the payment by a third-party who enters into a competing transaction with a Fund Party, subject to certain other requirements, of a termination fee to the other Fund Party. Other than in connection with a Takeover Proposal, nothing in the Merger Agreement shall prohibit or restrict the board of directors of the applicable Fund Party from withdrawing or qualifying or publicly proposing to withdraw or qualify the approval, adoption, recommendation or declaration of the FSK Merger Proposal, the Merger Stock Issuance Proposal, the FSK Advisory Agreement Amendment Proposal or the FSKR Merger Proposal, as applicable, in response to an Intervening Event (as defined below), subject to the procedures set forth in the Merger Agreement.

Related Definitions

For purposes of the Merger Agreement:

•

“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any person or group of persons (other than FSK, FSKR or any of their affiliates) (1) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving FSK or FSKR’s or any of its subsidiaries or (2) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (a) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of FSK or FSKR, as applicable, and its respective subsidiaries, taken as a whole, or (b) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, FSK or FSKR, as applicable, or in any of its subsidiaries, in each case other than the Merger and the other transactions contemplated thereby.

•

“FSK Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, FSK or any of its subsidiaries or by any of their respective affiliates or representatives in violation of the Merger Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of FSK or more than 75% of the assets FSK on a consolidated basis (1) on terms which the FSK Board determines in good faith to be superior for the stockholders of FSK unaffiliated with the Advisor and its affiliates (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect to the payment of the termination fee to FSK and any alternative proposed by FSKR), (2) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (3) in respect of which any required financing has been determined by the FSK Board (upon recommendation of the independent directors of FSK) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

•

“FSKR Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, FSKR or any of its subsidiaries or by any of their respective affiliates or representatives in violation of the Merger Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of FSKR or more than 75% of the assets FSKR on a consolidated basis (1) on terms which the FSKR Board (upon recommendation of the independent directors) determines in good faith to be superior for the stockholders of FSKR (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect to the payment of the termination fee to FSK and any alternative proposed by FSK), (2) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (3) in respect of which any required financing has been determined by the FSKR Board (including a majority of the independent directors of FSKR) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

•

“Intervening Event” means with respect to any party any event, change or development first occurring or arising after the date hereof that is material to, as applicable, FSKR and its subsidiaries, taken as a whole, or FSK and its subsidiaries, taken as whole, that was not known to, or reasonably foreseeable by, any member of the party’s board of directors, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by such party (or to be refrained from being taken by such party) pursuant to, the Merger Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (1) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (2) any change in the price, or change in trading volume, of the FSK Common Stock (provided, however, that the exception to this clause (2) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred unless such underlying causes are otherwise excluded from the definition of Intervening Event); (3) changes in general economic, social or political conditions or the financial markets in general; (4) any event, change or development related to the coronavirus (COVID-19) pandemic or other related responses of governmental entities with respect thereto; or (5) general changes or developments in the industries in which the applicable party and its consolidated subsidiaries operate, including general changes in law after the date hereof across such industries.

Other than as described in this joint proxy statement/prospectus, neither FSKR nor the FSKR Board may make any FSKR Adverse Recommendation Change, and no FSKR Adverse Recommendation Change will change the approval of the FSKR Merger Proposal or any other approval of the FSKR Board, including in any respect that would have the effect of causing any takeover statue or similar statute to be applicable to the transactions contemplated by the Merger Agreement.

Access to Information

Upon reasonable notice, except as may otherwise be restricted by applicable law, each of FSK and FSKR shall, and shall cause its subsidiaries, to afford to the directors, officers, accountants, counsel, advisors and other representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, contracts, and records and, during such period, such party shall, and shall cause its subsidiaries to, make available to the other party (including via EDGAR) all other information concerning its business and properties as the other party may reasonably request. Such access may be limited to the extent FSK or FSKR, as applicable, reasonably determines, in light of the COVID-19 pandemic, that such access would jeopardize the health and safety of its employees.

Publicity

FSK, FSKR and the Advisor each shall consult with the other before issuing or causing the publication of any press release or other public announcement with respect to the transactions contemplated by the Merger

Agreement, except as may be required by applicable law, the rules and regulations of the NYSE and, to the extent such press release or disclosure is issued or made, FSK, FSKR or the Advisor, as applicable, shall have used commercially reasonable efforts to advise the other party of, and consult with the other party regarding, the text of such disclosure.

Takeover Statutes and Provisions

Neither FSK nor FSKR will take any action that would cause the transactions contemplated by the Merger Agreement to be subject to the requirements imposed by any takeover statute, and each of FSK and FSKR shall take all necessary steps within its control to exempt such transactions from any applicable takeover statute.

Tax Matters

FSK and FSKR shall each obtain an opinion from Dechert LLP, as counsel to FSK and FSKR, generally to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. FSKR shall also declare a Tax Dividend with respect to all taxable years ending prior to the Effective Time, which Tax Dividend shall either have been paid by FSKR prior to the Effective Time or shall be paid by FSK to the former stockholders of FSKR and shall reduce the NAV of FSKR used to calculate the Merger Consideration.

Stockholder Litigation

The parties to the Merger Agreement shall reasonably cooperate and consult with one another in connection with defense and settlement of any proceeding by FSK’s stockholders or FSKR’s stockholders against any of them or any of their respective directors, officers or affiliates with respect to the Merger Agreement or the transactions contemplated thereby, and each of FSK and FSKR shall keep the other party reasonably informed of any material developments in connections with any such proceeding brought by its stockholders and shall not settle any such proceeding without the prior written consent of the other party.

Section 16 Matters

Prior to the Effective Time, each of the FSK Board and the FSKR Board shall take all such steps as may be required to cause any dispositions of FSKR Common Stock or acquisitions of FSK Common Stock resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to FSKR or will become subject to such reporting requirements with respect to FSK, in each case, to be exempt pursuant to Rule 16b-3.

No Other Representations or Warranties

The parties acknowledge and agree that except for the representations contained in the Merger Agreement, none of the Advisor, FSK, FSKR or any of FSK’s or FSKR’s respective subsidiaries or any other person acting on behalf of the foregoing makes any representation or warranty, express or implied.

Merger of the Surviving Corporation

Immediately after the occurrence of the Effective Time and in accordance with the MGCL, the surviving corporation and FSK shall consummate the Subsequent Combination.

Coordination of Dividends

FSK and FSKR shall coordinate with each other in designating the record and payment dates for any quarterly dividends or distributions to its stockholders declared in accordance with the Merger Agreement in any calendar quarter in which the Closing Date might reasonably be expected to occur, and neither FSK nor FSKR shall authorize or declare any dividend or distributions to stockholders after the Determination Date at any time on or before the Closing Date, other than dividends payable in accordance with the Merger Agreement, including Tax Dividends.

Conditions to Closing the Merger

Conditions to Each Party’s Obligations to Effect the Merger

The obligations of FSK and FSKR to complete the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

•	the required approvals of FSK and FSKR stockholders are obtained at their respective Special Meetings;

•	the shares of FSK Common Stock to be issued in the Merger have been authorized for listing on the NYSE, subject to official notice of issuance;

•

the registration statement, of which this document forms a part, has become effective and no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been initiated by the SEC, and any necessary state securities or “blue sky” authorizations have been received;

•

no order issued by any court or agency of competent jurisdiction or other law preventing, enjoining, restraining or making illegal the consummation of the Merger or any of the other transactions contemplated thereby is in effect;

•

all regulatory approvals required by applicable law to consummate the Merger have been obtained and remain in full force and effect and all statutory waiting periods required by applicable law in respect thereof have expired (including expiration of the applicable waiting period under the HSR Act);

•

no proceeding by any governmental entity of competent jurisdiction is pending that challenges the Merger or any of the other transactions contemplated by the Merger Agreement or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement;

•	the determination of the FSK NAV and the FSKR NAV, in each case as of the Determination Date, have been completed in accordance with the Merger Agreement; and

•

the representations and warranties of the Advisor contained in the Merger Agreement are true and correct, without giving effect to any materiality or material adverse effect qualifications stated therein, as of the date of the Merger Agreement and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, that this condition shall be deemed satisfied even if any such representations and warranties of the Advisor are not so true and correct, unless the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect with respect to FSK or FSKR.

Conditions to Obligations of FSK and Merger Sub to Effect the Merger

The obligations of FSK and Merger Sub to effect the Merger are also subject to the satisfaction, or waiver by FSK, at or prior to the Effective Time, of the following conditions:

•	the representations and warranties of FSKR pertaining to:

(1)

the authorized and outstanding capital stock of FSKR are true and correct in all respects as of the date of the Merger Agreement and the Closing Date other than for de minimis inaccuracies (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(2)

absence of certain changes or events are true and correct in all respects as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(3)

authority, no violation, brokers, state takeover laws and appraisal rights, in each case, are true and correct in all material respects as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

(4)

all other representations contained in the Merger Agreement are true and correct, without giving effect to any materiality or material adverse effect qualifications stated therein, as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•

FSKR has performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time, and FSK has received a certificate signed on behalf of FSKR by an executive officer of FSKR to such effect;

•

since the date of the Merger Agreement, there has not occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect in respect of FSKR;

•

FSKR has delivered within 30 days prior to the Closing Date a duly executed certificate stating that FSKR is not and has not been within five years of the date of the certificate a “United States real property holding corporation” within the meaning of Section 897 of the Code in accordance with Treasury Regulations promulgated under Sections 897 and 1445 of the Code; and

•

FSK has received the opinion of its counsel substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Merger and Subsequent Combination will be treated as a reorganization within the meaning of Section 368(a) of the Code; provided, that if counsel for FSK will not render such an opinion, counsel for FSKR may render such opinion to FSK.

Conditions to Obligations of FSKR to Effect the Merger

The obligation of FSKR to effect the Merger is also subject to the satisfaction, or waiver by FSKR, at or prior to the Effective Time, of the following conditions:

•	the representations and warranties of FSK and Merger Sub, pertaining to:

(1)

the authorized and outstanding capital stock of FSK are true and correct in all material respects as of the date of the Merger Agreement and the Closing Date other than for de minimis inaccuracies (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(2)

absence of certain changes or events are true and correct in all respects as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(3)

authority, no violation, brokers and state takeover laws, in each case, are true and correct in all material respects as of the date of the Merger Agreement and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and

(4)

all other representations contained in the Merger Agreement are true and correct, without giving effect to any materiality or material adverse effect qualifications stated therein, as of the date of the Merger Agreement date and the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

•

each of FSK and Merger Sub have performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Effective Time, and FSKR has received a certificate signed on behalf of FSK by an executive officer of FSK to such effect;

•

since the date of the Merger Agreement, there has not occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect in respect of FSK;

•

FSKR has received the opinion of its counsel substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Merger and Subsequent Combination will be treated as a reorganization within the meaning of Section 368(a) of the Code; provided, that if counsel for FSKR will not render such an opinion, counsel for FSK may render such opinion to FSKR.

Frustration of Closing Conditions

No party to the Merger Agreement may rely on the failure of any condition applicable to the other party to be satisfied to excuse performance by such party of its obligations under the Merger Agreement if such failure was caused by such party’s failure to act in good faith or use its commercially reasonable efforts to consummate the Merger and the transactions contemplated thereby.

Termination of the Merger Agreement

Right to Terminate

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the FSKR Merger Proposal by the stockholders of FSKR or the FSK Merger Proposal, the Merger Stock Issuance Proposal or the FSK Advisory Agreement Amendment Proposal by the stockholders of FSK:

•	by mutual consent of FSK and FSKR;

•	by either FSK or FSKR, if:

(1)	any governmental entity takes any final and non-appealable action that permanently restrains, enjoins or prohibits the transactions contemplated by the Merger Agreement;

(2)

the Merger has not been completed on or before November 23, 2021 (the “Termination Date”), provided that the right to terminate the Merger Agreement on this basis shall not be available to any party whose failure to fulfill in any material respect any of its obligations under the Merger Agreement has been the cause of, or resulted in, the event giving rise to the failure to close prior to the Termination Date;

(3)	the FSK or FSKR requisite stockholder approval is not obtained; or

(4)

provided, however, that the right to terminate the Merger Agreement pursuant to any of the foregoing will not be available to any party that has breached in any material respect its obligations in any manner that has been the principal cause of or resulted in the failure to consummate the transactions contemplated by the Merger Agreement.

•	by FSKR, if:

(1)

FSK or Merger Sub breach or fail to perform any of their respective representations, warranties and covenants under the Merger Agreement, which breach would result in the failure of certain FSKR closing conditions, and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by FSKR to FSK (provided that FSKR is not then in material breach so as to result in the failure of an FSK closing condition);

(2)

prior to obtaining approval of the FSK Merger Proposal, the Merger Stock Issuance Proposal and the FSK Advisory Agreement Amendment Proposal by the stockholders of FSK (1) an FSK Adverse Recommendation Change occurs and/or FSK adopts, approves or recommends an FSK Takeover Proposal (or publicly proposes to do any of the foregoing), (2) the FSK Board fails to recommend that FSK’s stockholders vote in favor of (a) the FSK Merger Proposal, (b) the Merger Stock Issuance Proposal and (c) the FSK Advisory Agreement Amendment Proposal, (3) a Takeover Proposal is publicly announced and FSK fails to issue, within ten 10 business days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of the FSK Board that FSK’s stockholders vote in favor of the FSK Merger Proposal, the Merger Stock Issuance Proposal and the FSK Advisory Agreement Amendment Proposal or (4) a tender or exchange offer relating to any shares of FSK Common Stock has been commenced by a third party and FSK did not send to its stockholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that the FSK Board recommends rejection of such tender or exchange offer;

(3)	FSK breaches, in any material respect, its no solicitation obligations relating to the solicitation and administration of Takeover Proposals from third parties;

(4)

prior to obtaining approval of the FSKR Merger Proposal by the stockholders of FSKR, (1) FSKR is not in material breach of any of the terms of the Merger Agreement, and (2) the FSKR Board properly authorizes FSKR to enter into, and FSKR enters into, a definitive contract with respect to an FSKR Superior Proposal and (3) the third party that made such FSKR Superior Proposal, prior to such termination, pays to FSK in immediately available funds a termination fee equal to $126.2 million; or

(5)	a material adverse effect occurs with respect to FSK.

•	by FSK, if:

(1)

FSKR breaches or fails to perform any of its representations, warranties and covenants under the Merger Agreement, which breach would result in the failure of FSK closing conditions, and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by FSK to FSKR (provided that FSK is not then in material breach so as to result in the failure of an FSKR closing condition);

(2)

prior to obtaining approval of the FSKR Merger Proposal by the stockholders of FSKR (1) an FSKR Adverse Recommendation Change occurs and/or FSK adopts, approves or recommends an FSK Takeover Proposal, (2) FSKR fails to recommend that the FSKR’s stockholders vote in favor of the FSKR Merger Proposal, including the Merger, (3) a Takeover Proposal is publicly announced and FSKR fails to issue, within 10 business days after such Takeover Proposal is announced, a press release that reaffirms the recommendation of the FSKR Board that FSKR’s stockholders vote in favor of the FSKR Merger Proposal, including the Merger or (4) a tender or exchange offer relating to any shares FSKR Common Stock has been commenced by a third party and FSKR did not send to its stockholders, within 10 business days after the commencement of such tender or exchange offer, a statement disclosing that the FSKR Board recommends rejection of such tender or exchange offer;

(3)	FSKR breaches, in any material respect, its no solicitation obligations relating to the solicitation and administration of Takeover Proposals from third parties;

(4)

prior to obtaining approval of the FSK Merger Proposal, the Merger Stock Issuance Proposal and the FSK Advisory Agreement Amendment Proposal by the stockholders of FSK, (1) FSK is not in material breach of any of the terms of the Merger Agreement, and (2) the FSK Board properly authorizes FSK to enter into, and FSK enters into, a definitive contract with respect to an FSK Superior Proposal and (3) the third party that made such FSK Superior Proposal, prior to such termination, pays to FSKR in immediately available funds a termination fee equal to $90.8 million; or

(5)	a material adverse effect occurs with respect to FSKR.

Termination Fees

Set forth below are summaries of the termination fees that may be payable if the Merger Agreement is terminated prior to consummation of the Merger. FSK or FSKR, as applicable, will be the entities entitled to receive any termination fees under the Merger Agreement. The boards of directors of each of FSK and FSKR have approved the amount of the termination fee which may be paid.

FSKR Termination Fee

The Merger Agreement provides for the payment by a third party that makes an FSKR Superior Proposal (or its designee) to FSK of a termination fee of $126.2 million if the Merger Agreement is terminated by FSKR at any time prior to obtaining approval of the requisite stockholder matters by FSKR stockholders and (1) FSKR is not in material breach of any of the terms of the Merger Agreement, and (2) the FSKR Board, including a majority of the FSKR Independent Directors, authorizes FSKR to enter into, and FSKR enters into, a definitive contract with respect to such FSKR Superior Proposal.

The Merger Agreement provides for the payment by a third party that makes the Takeover Proposal described in this paragraph (or its designee) to FSK of a termination fee of $126.2 million if (1) the Merger Agreement is terminated (a) by FSKR or FSK if the Merger is not completed by the Termination Date, or the FSK Stockholders do not approve the requisite stockholder matters at the FSKR Special Meeting, or (b) by FSK if FSKR willfully or intentionally breaches its representations, warranties, covenants or agreements in the Merger Agreement, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of certain FSK closing conditions, and such breach is not curable prior to the Termination Date or, if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by FSK to FSKR (provided that FSK is not then in material breach so as to result in the failure of certain FSKR closing conditions), (2) a Takeover Proposal (except that references to 25% in such definition will be deemed to be references to 50%) by the relevant third party is publicly disclosed after the date of the Merger Agreement and has not been withdrawn prior to the FSKR Special Meeting (in the case of a termination due to the failure of the FSKR Stockholders to approve the Merger Stock Issuance Proposal) or termination of the Merger Agreement (in the case of (1)(b) above or the failure to complete the Merger by the Termination Date) and (3) FSKR enters into a definitive agreement with respect to such Takeover Proposal within twelve (12) months after the Merger Agreement is terminated and such Takeover Proposal is subsequently completed (regardless of whether such consummation happens prior to or following such 12-month period).

FSK Termination Fee

The Merger Agreement provides for the payment by a third party that makes an FSK Superior Proposal (or its designee) to FSKR of a termination fee of $90.8 million if the Merger Agreement is terminated by FSK at any time prior to obtaining approval of the requisite stockholder proposals by FSK stockholders and (1) FSK is not in material breach of any of the terms of the Merger Agreement, and (2) the FSK Board, including a majority of the FSK Independent Directors, authorizes FSK to enter into, and FSK enters into, a definitive contract with respect to such FSK Superior Proposal.

The Merger Agreement provides for the payment by a third party that makes the Takeover Proposal described in this paragraph (or its designee) to FSKR of a termination fee of $90.8 million if (1) the Merger Agreement is terminated (a) by FSKR or FSKR if the Merger is not completed by the Termination Date, or the FSK Stockholders do not approve the Merger Proposal at the FSK Special Meeting, or (b) by FSKR if FSK willfully or intentionally breaches its representations, warranties, covenants or agreements in the Merger Agreement, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of certain FSK closing conditions, and such breach is not curable prior to the Termination Date or, if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by FSKR to FSK (provided that FSKR is not then in material breach so as to result in the failure of certain FSK closing conditions), (2) a Takeover Proposal (except that references to 25% in such definition will be deemed to be references to 50%) by the relevant third party is publicly disclosed after the date of the Merger Agreement and has not been withdrawn prior to the FSK Special Meeting (in the case of a termination due to the failure of the FSK stockholders to approve the Merger Proposal) or termination of the Merger Agreement (in the case of (1)(b) above or the failure to complete the Merger by the Termination Date) and (3) FSK enters into a definitive agreement with respect to such Takeover Proposal within twelve (12) months after the Merger Agreement is terminated and such Takeover Proposal is subsequently completed (regardless of whether such consummation happens prior to or following such 12-month period).

Effect of Termination

If the Merger Agreement is terminated, it will become void and have no effect and there will be no liability on the part of FSK, Merger Sub, FSKR, the Advisor or their respective affiliates or subsidiaries or any of their respective directors or officers, except that (1) FSK and FSKR will remain liable to each other for any damages incurred arising out of any willful or intentional breach of the Merger Agreement or a failure or refusal by a party to consummate the Merger when such party was obligated to do so in accordance with the terms of the Merger Agreement and (2) certain designated provisions of the Merger Agreement will survive the termination, including, but not limited to, the termination and termination fee provisions and confidentiality provisions.

Amendment of the Merger Agreement

The Merger Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after approval of the FSK Merger Proposal, the Merger Stock Issuance Proposal and the FSK Advisory Agreement Amendment Proposal by the stockholders of FSK or the FSKR Merger Proposal by the stockholders of FSKR; provided, that after any approval of the FSK Merger Proposal, the Merger Stock Issuance Proposal and the FSK Advisory Agreement Amendment Proposal by the stockholders of FSK or the FSKR Merger Proposal by the stockholders of FSKR, there may not be, without further approval of such stockholders, any amendment of the Merger Agreement that requires such further approval under applicable law. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

Expenses and Fees

In general, all fees and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the Fund Party incurring such fees or expenses, whether or not the Merger is consummated, subject to any termination fees that may be payable. Notwithstanding the foregoing, (1) costs and expenses of printing and mailing this document and all filing and other fees paid to the SEC in connection with the Merger and (2) all filing and other fees in connection with any filing under the HSR Act, will, in each case, be borne equally by FSK and FSKR.

ACCOUNTING TREATMENT OF THE MERGER

Management of FSK has performed an analysis and determined that the Merger is an asset acquisition and that FSK is the accounting survivor. Therefore, the Merger will be accounted for under the asset acquisition method of accounting by FSK in accordance with Accounting Standards Codification Topic 805-50, Business Combinations—Related Issues (“ASC 805-50”). Under asset acquisition accounting, acquiring assets in groups not only requires ascertaining the cost of the asset (or net assets), but also allocating that cost to the individual assets (or individual assets and liabilities) that make up the group. Per ASC 805-50-30-1, assets are recognized based on their cost to the acquiring entity, which generally includes transaction costs of the asset acquisition, and no gain or loss is recognized unless the fair value of noncash assets given as consideration differs from the assets’ carrying amounts on the acquiring entity’s records. ASC 805-50-30-2 provides that asset acquisitions in which the consideration given is cash are measured by the amount of cash paid. However, if the consideration given is not in the form of cash (that is, in the form of noncash assets, liabilities incurred, or equity interests issued), measurement is based on the cost to the acquiring entity or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measured.

In connection with the Merger, the outstanding shares of FSKR Common Stock will be exchanged for newly issued shares of FSK Common Stock. The aggregate NAV of the FSK Common Stock received by FSKR Stockholders in connection with the Merger will equal the aggregate NAV of shares of FSKR Common Stock held by FSKR Stockholders immediately prior to the Merger FSK and FSKR’s NAVs will each take into account transaction related expenses and pre-closing tax distributions. Management of FSK has determined the fair value of the shares of FSK Common Stock to be issued pursuant to the Merger Agreement plus transaction costs (“purchase price”) to be most evident of fair value for measuring the consideration given in connection with the Merger. The consideration paid by FSK will be allocated to the individual assets acquired or liabilities assumed based on their relative fair values of net identifiable assets acquired other than “non-qualifying” assets (for example, cash) and does not give rise to goodwill. To the extent that the purchase price does not closely approximate the NAV of FSK Common Stock at such time, the difference between the purchase price and the fair value of FSKR’s net assets acquired would result in a purchase discount or premium (henceforth referred to as the (“purchase discount (or premium)”). The purchase discount (or premium) will be allocated to the acquired assets and assumed liabilities of FSKR based on their relative fair values as of the Closing Date. Immediately following the Merger, FSK will record its investments, including the acquired FSKR investments, at their respective fair values and, as a result, the purchase discount (or premium) allocated to the cost basis of the investments acquired from FSKR will be recognized as unrealized appreciation (or depreciation). The purchase discount (or premium) allocated to the acquired FSKR investments in loans would accrete (or amortize) over the life of the loans through interest income with a corresponding reversal of the initial unrealized appreciation (or depreciation) on the acquired FSKR loans through their ultimate disposition. The purchase discount (or premium) allocated to the acquired FSKR investments in equity securities would not accrete (or amortize) over the life of the equity securities through interest income and, assuming no subsequent change to the fair value of the acquired FSKR equity securities and disposition of such equity securities at fair value, would be recognized as realized gain (or loss) with a corresponding reversal of the unrealized appreciation (or depreciation) upon disposition of such equity securities.

The final allocation of the purchase price will be determined after the Merger is completed and after completion of a final analysis to determine the estimated relative fair values of FSKR’s assets and liabilities. Increases or decreases in the estimated fair values of the net assets, commitments, and other items of FSKR as compared to the information shown in this joint proxy statement/prospectus may occur. FSK will exclude any amounts resulting solely from the new cost basis of the acquired FSKR investments established by ASC 805 as a result of the Merger from the calculation of the incentive fee on income and the incentive fee on capital gains, with such exclusion to be implemented either through an amendment to FSK’s investment advisory agreement with the Advisor then in effect or a waiver of such amounts by the Advisor.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion is a general summary of the material U.S. federal income tax consequences of the Merger, including an investment in shares of FSK Common Stock to an FSKR stockholder. This summary does not purport to be a complete description of the income tax consequences of the Merger applicable to an investment in shares of FSK Common Stock. For example, FSK has not described tax consequences that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, dealers in securities, traders in securities that elect to mark-to-market their securities holdings for tax purposes, persons that have a functional currency (as defined in Section 985 of the Code) other than the U.S. dollar, pension plans and trusts, and financial institutions. This summary assumes that investors hold FSK’s Common Stock as capital assets (within the meaning of Section 1221 of the Code). The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this document and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. For purposes of this discussion, references to “dividends” include dividends within the meaning of the applicable U.S. federal income tax laws and associated regulations, and may include amounts distributed from sources other than listed under Section 19(a) of the 1940 Act.

FSK has not sought and will not seek any ruling from the Internal Revenue Service, or IRS, as to the U.S. federal income tax consequences of the Merger or any related transactions. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if FSK invested in tax-exempt securities or certain other investment assets. You are urged to consult with your own tax advisors and financial planners as to the particular tax consequences of the Merger to you, as applicable, including the applicability and effect of any state, local or foreign laws and the effect of possible changes in applicable tax laws.

Certain Material U.S. Federal Income Tax Consequences of the Merger

Tax Consequences if the Merger Qualifies as a Reorganization

The obligation of FSK to consummate the Merger is contingent upon its receipt of an opinion from Dechert LLP, counsel to FSK, or alternatively from counsel to FSKR, and the obligation of FSKR to consummate the Merger is contingent upon its receipt of an opinion from Dechert LLP, counsel to FSKR, or alternatively from counsel to FSK, generally to the effect that the Merger will qualify as a “reorganization,” within the meaning of Section 368(a) of the Code, with respect to each of the Fund Parties. If the Merger qualifies as a reorganization, then generally for U.S. federal income tax purposes:

•	no gain or loss will be recognized by FSK upon receipt of FSKR’s assets in exchange for FSK Common Stock and the assumption by FSK of the liabilities of FSKR;

•	FSK’s tax basis in the assets of FSKR transferred to FSK in the Merger will be the same as FSKR’s tax basis in the assets immediately prior to the transfer;

•	FSK’s holding periods for the assets of FSKR will include the periods during which such assets were held by FSKR;

•

no gain or loss will be recognized by FSKR upon the transfer of FSKR’s assets to FSK in exchange for FSK Common Stock and the assumption by FSK of the liabilities of FSKR or upon the deemed distribution of FSK Common Stock by FSKR to its stockholders;

•

no gain or loss will be recognized by FSKR’s stockholders upon the exchange of their FSKR Common Stock for FSK Common Stock, except with respect to cash received instead of a fractional share interest as discussed below;

•	the tax basis of FSK Common Stock an FSKR stockholder receives in connection with the Merger will be the same as the tax basis of the FSKR stockholder’s FSKR Common Stock exchanged therefor,

reduced by any tax basis that is properly allocable to any fractional share interest of FSK Common Stock that is redeemed for cash, as discussed below;

•	an FSKR stockholder’s holding period for the FSKR stockholder’s FSK Common Stock will include the period for which the FSKR stockholder held the FSKR Common Stock exchanged therefor; and

•

FSK will succeed to, and take into account, the items of FSKR described in Section 381(c) of the Code, subject to the conditions and limitations specified in the Code and the U.S. Treasury regulations thereunder.

The tax opinions described above will be based on then-existing law, will be subject to certain assumptions, qualifications and exclusions and will be based in part on the truth and accuracy of certain representations by the Fund Parties.

Cash in lieu of a Fractional Share

If an FSKR stockholder receives cash instead of a fractional share of FSK Common Stock, the FSKR stockholder will be treated as having received the fractional share of FSK Common Stock under the Merger Agreement and then as having sold that fractional share of FSK Common Stock for cash. As a result, each such FSKR stockholder generally will recognize gain or loss equal to the difference between the amount of cash received and the tax basis in his, her or its fractional share of FSK Common Stock. This gain or loss generally will be a capital gain or loss and will be long-term capital gain or loss if, as of the Effective Time, the holding period for the shares (including the holding period of FSKR Common Stock surrendered therefor) is greater than one year. The deductibility of capital losses is subject to limitations. U.S. federal backup withholding tax may be imposed on any cash received instead of a fractional share interest.

Utilization of Loss Carryforwards and Unrealized Losses

Each of the Fund Parties is presently entitled to significant loss carryforwards for U.S. federal income tax purposes.

In general, limitation under the Code potentially will apply to loss carryforwards and unrealized losses of FSKR if FSKR stockholders before the merger hold less than 50% of the outstanding shares of FSK immediately following the Merger. Similarly, limitation under the Code potentially will apply to loss carryforwards and unrealized losses of FSK if FSK stockholders before the merger hold less than 50% of the outstanding shares of FSK immediately following the Merger.

In this regard, the Merger is expected to result in potential limitations on the ability of FSK to use its loss carryforwards and potentially to use unrealized capital losses inherent in the tax basis of the assets acquired, once realized. These potential limitations generally would be imposed on an annual basis. Capital losses in excess of the limitation may be carried forward indefinitely. The limitations as to FSK generally would equal the product of the fair market value of FSK’s equity immediately prior to the Merger and the “long-term tax-exempt rate,” as published quarterly by the IRS, in effect at such time. As of December 2020, the long-term tax-exempt rate is 0.99%. However, no assurance can be given as to what long-term tax-exempt rate will be in effect at the time of the Merger. As of September 30, 2020, for U.S. federal income tax purposes, FSK had capital loss carryforwards of approximately $710 million and net unrealized losses of approximately $390 million plus FSK’s taxable subsidiaries had net operating loss and other carryforwards of approximately $220 million in the aggregate. These figures are likely to change by the date of the Merger and do not reflect the impact of the Merger including, in particular, the application of the loss limitation rules described in this joint proxy statement/prospectus or the materiality of the loss limitation. Due to prior mergers and the loss limitation rules under the Code, some of the loss carryforwards may already be limited in their use.

If it turns out that FSKR stockholders before the merger hold less than 50% of the outstanding shares of FSK immediately following the Merger, the Merger will result in a limitation on the ability of FSK to use FSKR’s capital loss carryforwards and, potentially, to use unrealized capital losses inherent in the tax basis of the assets acquired, once realized. As of September 30, 2020, for U.S. federal income tax purposes, FSKR had capital loss carryforwards of approximately $910 million and net unrealized losses of approximately $660 million plus FSKR’s taxable subsidiaries had net operating loss and other carryforwards of approximately $65 million in the aggregate. These figures are likely to change by the date of the Merger, and do not reflect the impact of the Merger, including, in particular, the application of the loss limitation rules discussed in this joint proxy statement/prospectus or the materiality of the loss limitation. Due to prior mergers and the loss limitation rules under the Code, some of the loss carryforwards may already be limited in their use.

FSK would be prohibited from using its capital loss carryforwards and unrealized losses (once realized) against the unrealized gains in FSKR’s portfolio at the time of the Merger, if any, to the extent such gains were realized within five years following the Merger, if FSK were to have a net unrealized built in gain at the time of the Merger. The ability of FSK to absorb its losses in the future depends upon a variety of factors that cannot be known in advance. Even if FSK is able to utilize its capital loss carryforwards or unrealized losses, the tax benefit resulting from those losses will be shared by all Fund Party stockholders following the Merger. Therefore, a stockholder of either of the Fund Parties may pay more taxes, or pay taxes sooner, than such stockholder otherwise would have paid if the Merger did not occur.

FSK would also be prohibited from using FSKR’s capital loss carryforwards and unrealized losses (once realized) against the unrealized gains in FSK’s portfolio at the time of the Merger, if any, to the extent such gains were realized within five years following the Merger if FSK were to have a net unrealized built in gain at the time of the Merger. The ability of FSK to use FSKR’s losses in the future depends upon a variety of factors that cannot be known in advance. Even if FSK is able to utilize capital loss carryforwards or unrealized losses of FSKR, the tax benefit resulting from those losses will be shared by all Fund Party stockholders following the Merger. Therefore, an FSKR stockholder may pay more taxes, or pay taxes sooner, than such stockholder otherwise would have paid if the Merger did not occur.

Further, in addition to the other limitations on the use of losses, under Section 381 of the Code, for the tax year of the Merger, only that percentage of FSK’s capital gain net income for such tax year (excluding capital loss carryforwards), if any, equal to the percentage of its tax year that remains following the Merger can be reduced by FSKR’s capital loss carryforwards (as otherwise limited under Sections 382, 383 and 384 of the Code, as described above).

A RIC cannot carry forward or carry back any net operating losses for U.S. federal income tax purposes. Accordingly, FSK cannot use any net operating losses inherited from FSKR in the Merger.

The ability of the taxable subsidiaries of each of FSK and FSKR to use their net operating or capital losses carryforwards, if any, after the Merger may also be limited due to rules similar to those described above. Any pre-2018 net operating losses of a taxable subsidiary may be carried forward 20 years and carried back 2 years, any post-2017 net operating losses of a taxable subsidiary may be carried forward indefinitely. These rules were modified by recent legislation. Certain rules also apply to and capital loss carryovers.

The impact of the rules described above will depend on the relative sizes of, and the losses and gains (both realized and unrealized) in, each of FSK and FSKR (and their taxable subsidiaries) at the time of the Merger and thus cannot be calculated precisely at this time.

Status as a Regulated Investment Company

Each of the Fund Parties believes it has qualified, and expects to continue to qualify, as a RIC. Accordingly, both FSKR and FSK believe that they have not been, and expect to continue not to be, subject to U.S. federal income tax to the extent that they have made or make distributions treated as dividends for U.S. federal income tax purposes to their stockholders, each tax year, generally of an amount at least 90% of their respective “investment company taxable income,” which is generally net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses and determined without regard to any deduction for dividends paid.

If either of the Fund Parties were unable to qualify for tax treatment as a RIC, they would be subject to tax on all of their taxable income at regular corporate rates, regardless of whether they make any distributions to their stockholders. Distributions would not be required, and any distributions generally would be taxable to stockholders as ordinary dividend income. Subject to certain additional limitations in the Code, such distributions would be eligible for the preferential maximum rate applicable to individual stockholders with respect to qualifying dividends. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain.

Moreover, if either of the Fund Parties fail to qualify as a RIC in any tax year, to qualify again to be subject to tax as a RIC in a subsequent tax year, they would be required to distribute their earnings and profits attributable to any of their non-RIC tax years as dividends to their stockholders. In addition, if either fail to qualify as a RIC for a period greater than two consecutive tax years, to qualify as a RIC in a subsequent year they may be subject to regular corporate tax on any net built-in gains with respect to certain assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if they had sold the property at fair market value at the end of the tax year) that they elect to recognize on requalification or when recognized over the next five tax years.

Distribution of Income and Gains

FSKR’s tax year is expected to end as a result of the Merger. FSKR generally will be required to declare to its stockholders of record one or more distributions of all of its previously undistributed net investment income and net realized capital gain (if any), including capital gain realized on any securities disposed of in connection with the Merger, in order to maintain FSKR’s treatment as a RIC during its tax year ending with the date of the Merger and to eliminate any U.S. federal income tax on its taxable income in respect of such tax year.

Moreover, if FSK has net investment income or net realized capital gain, but has not distributed such income or gain prior to the Merger and you acquire shares of FSK Common Stock in the Merger, a portion of your subsequent distributions from FSK may, in effect, be a taxable return of part of your investment. Similarly, if you acquire FSK Common Stock in the Merger when it holds appreciated securities, you may receive a taxable return of part of your investment if and when FSK sells the appreciated securities and distributes the realized gain.

U.S. Federal Income Taxation of an Investment in FSK Common Stock

The following discussion summarizes the U.S. federal income taxation of an investment in FSK Common Stock. This discussion is not intended as a substitute for careful tax planning. You should consult your tax advisor about your specific tax situation.

A “U.S. stockholder” generally is a beneficial owner of shares of FSK Common Stock who is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation or other entity treated as a corporation, for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any political subdivision thereof;

•

a trust, if a court in the United States has primary supervision over its administration and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust, or the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

A “Non-U.S. stockholder” generally is a beneficial owner of shares of FSK Common Stock that is not a U.S. stockholder nor a partnership (or entity treated like a partnership) for U.S. federal income tax purposes.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of FSK Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective stockholder that is a partner in a partnership holding shares of FSK Common Stock should consult his, her or its tax advisers with respect to the purchase, ownership and disposition of shares of FSK Common Stock.

Tax matters are very complicated and the tax consequences to an investor of an investment in shares of FSK Common Stock will depend on the facts of his, her or its particular situation. FSKR stockholders should consult their own tax advisers regarding the specific consequences of the Merger, including tax reporting requirements, the applicability of federal, state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty and the effect of any possible changes in the tax laws.

Election to be Taxed as a Regulated Investment Company.

FSK has elected to be subject to tax as a RIC under Subchapter M of the Code. As a RIC, FSK generally will not be subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that it timely distributes each tax year as dividends for U.S. federal income tax purposes to its stockholders. To qualify for and maintain its qualification as a RIC, FSK must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to maintain RIC tax treatment, FSK must distribute to its stockholders, for each tax year, distributions treated as dividends for U.S. federal income tax purposes generally of an amount at least equal to 90% of its “investment company taxable income,” which is generally the sum of FSK’s net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses, determined without regard to any deduction for distributions paid, or the annual distribution requirement.

Taxation as a RIC.

If FSK:

•	qualifies as a RIC; and

•	satisfies the annual distribution requirement

then it will not be subject to U.S. federal income tax on the portion of its income or capital gains it distributes (or is deemed to distribute) as distributions to its stockholders. FSK will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) as distributions to its stockholders.

As a RIC, FSK will be subject to a 4% nondeductible federal excise tax on certain undistributed income unless it distributes amounts treated as dividends for U.S. federal income tax purposes in a timely manner to its stockholders of an amount at least equal to the sum of (1) 98% of its net ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of its capital gain net income, which is the excess of capital gains in excess of capital losses, or “capital gain net income” (as adjusted for certain ordinary losses), for the one-year period ending October 31 of that calendar year and (3) any net ordinary income and capital gain net income for the preceding years that were not distributed during such years and on which it did not incur any U.S. federal income tax, or the excise tax avoidance requirement. Any distribution treated as dividends for U.S. federal income tax purposes declared by FSK during October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been paid by FSK, as well as received by its U.S. stockholders, on December 31 of the calendar year in which the distribution was declared.

FSK has previously incurred, and may incur in the future, such excise tax on a portion of its income and capital gains. FSK may not be able to, or may choose not to, distribute amounts sufficient to avoid the imposition of the tax entirely. In that event, FSK generally will be liable for the excise tax only on the amount by which it does not meet the excise tax avoidance requirement. Under certain circumstances, however, FSK may, in its sole discretion, determine that it is in FSK’s best interests to retain a portion of its income or capital gains rather than distribute such amount as dividends and accordingly cause FSK to bear the excise tax burden associated therewith.

In order to qualify as a RIC for U.S. federal income tax purposes, FSK must, among other things:

•	continue to qualify as a BDC under the 1940 Act at all times during each tax year;

•

derive in each tax year at least 90% of its gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to its business of investing in such stock or other securities, or the 90% Income Test; and

•	diversify its holdings so that at the end of each quarter of the tax year:

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at least 50% of the value of its assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of its assets or more than 10% of the outstanding voting securities of such issuer; and

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no more than 25% of the value of its assets is invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by it and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships,” or the Diversification Tests.

A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If FSK’s deductible expenses in a given tax year exceed its investment company taxable income, FSK may incur a net operating loss for that tax year. However, a RIC is not permitted to carry forward net operating losses to subsequent tax years and such net operating losses do not pass through to its stockholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Due to these limits on deductibility of expenses and net capital losses, FSK may for tax purposes have aggregate taxable income for several tax years that it is required to distribute and that is taxable to its stockholders even if such taxable income is greater than the net income FSK actually earns during those tax years.

For U.S. federal income tax purposes, FSK may be required to recognize taxable income in circumstances in which it does not receive a corresponding payment in cash. For example, if FSK holds debt instruments that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or debt instruments that were issued with warrants), it must include in income each tax year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by it in the same tax year. FSK may also have to include in income other amounts that it has not yet received in cash, such as deferred loan origination fees that are paid after origination of the loan or are paid in non-cash compensation such as warrants or stock. FSK anticipates that a portion of its income may constitute original issue discount or other income required to be included in taxable income prior to receipt of cash. Further, FSK elected to amortize market discount and include such amounts in its taxable income in the current tax year, instead of upon their disposition, as an election not to do so would limit FSK’s ability to deduct interest expense for tax purposes.

FSK invests a portion of its net assets in below investment grade instruments. Investments in these types of instruments may present special tax issues for FSK. U.S. federal income tax rules are not entirely clear about issues such as when FSK may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt instruments in a bankruptcy or workout context are taxable. FSK will address these and other issues to the extent necessary in order to seek to ensure that FSK distributes sufficient income to avoid any material U.S. federal income or excise tax.

Because any original issue discount or other amounts accrued will be included in its investment company taxable income for the tax year of the accrual, FSK may be required to make a distribution to its stockholders in order to satisfy the annual distribution requirement, even though it will not have received any corresponding cash amount. As a result, FSK may have difficulty meeting the annual distribution requirement necessary to maintain RIC tax treatment under Subchapter M of the Code. FSK may have to sell or otherwise dispose of some of its investments at times and/or at prices it would not consider advantageous, raise additional debt or equity capital or forgo new investment opportunities for this purpose. If FSK is not able to obtain cash from other sources, it may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

If FSK acquires the equity securities of certain non-U.S. entities classified as a corporation for U.S. federal income tax purposes that earn at least 75% of their annual gross income from passive sources (such as interest, dividends, rents, royalties or capital gain) or hold at least 50% of their total assets in investments producing such passive income, FSK could be subject to federal income tax and additional interest charges on “excess distributions” received from such passive foreign investment companies, or PFICs, or gain from the sale of stock in such PFICs, even if all income or gain actually received by FSK is timely distributed to its stockholders. FSK would not be able to pass through to its stockholders any credit or deduction for such a tax. Certain elections may, if available, ameliorate these adverse tax consequences, but any such election could require FSK to recognize taxable income or gain without the concurrent receipt of cash. FSK intends to limit and/or manage its holdings in PFICs to minimize FSK’s liability for any such taxes and related interest charges.

If FSK holds greater than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation, or CFC, FSK may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation in an amount equal to its pro rata share of the corporation’s income for such tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution during such tax year. FSK would be required to include the amount of a deemed distribution from a CFC when computing its investment company taxable income as well as in determining whether FSK satisfies the distribution requirements applicable to RICs, even to the extent the amount of its income deemed recognized from the CFC exceeds the amount of any actual distributions from the CFC and its proceeds from any sales or other dispositions of CFC stock during a tax year. In general, a foreign corporation will be considered a CFC if greater than 50% of the shares of the corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Stockholders. A “U.S. Stockholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power of all classes of shares of a foreign corporation.

Certain income derived by FSK from a CFC or PFIC with respect to which it has made a qualified electing fund, or QEF, election would generally constitute qualifying income for purposes of determining FSK’s ability to be subject to tax as a RIC to the extent such income is derived with respect to FSK’s business of investing in such securities.

FSK’s functional currency, for U.S. federal income tax purposes, is the U.S. dollar. Under the Code, foreign exchange gains and losses realized by FSK in connection with certain transactions involving foreign currencies, or payables or receivables denominated in a foreign currency, as well as certain non-U.S. dollar denominated debt securities, certain foreign currency futures contracts, foreign currency option contracts, foreign currency forward contracts, and similar financial instruments are subject to Code provisions that generally treat such gains and losses as ordinary income and losses and may affect the amount, timing and character of distributions to FSK’s stockholders. Any such transactions that are not directly related to FSK’s investment in securities (possibly including speculative currency positions or currency derivatives not used for hedging purposes) also could, under future U.S. Treasury regulations, produce income not among the types of “qualifying income” for purposes of the 90% Income Test.

Although FSK does not presently expect to do so, it is authorized to borrow funds and to sell or otherwise dispose of assets in order to satisfy distribution requirements. However, under the 1940 Act, FSK is not permitted to make distributions to its stockholders while its debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. See “Regulation of the Fund Parties—Senior Securities.” Moreover, FSK’s ability to sell or otherwise dispose of assets to meet the annual distribution requirement may be limited by (1) the illiquid nature of its portfolio and/or (2) other requirements relating to its status as a RIC, including the Diversification Tests. If FSK sells or otherwise disposes of assets in order to meet the annual distribution requirement or the excise tax avoidance requirement, it may make such dispositions at times that, from an investment standpoint, are not advantageous.

A portfolio company in which FSK invests may face financial difficulties that require FSK to work-out, modify or otherwise restructure its investment in the portfolio company. Any such transaction could, depending upon the specific terms of the transaction, result in unusable capital losses and future non-cash income. Any such transaction could also result in FSK receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test or otherwise would not count toward satisfying the Diversification Tests.

Some of the income that FSK might otherwise earn, such as fees for providing managerial assistance, certain fees earned with respect to its investments, income recognized in a work-out or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. To manage the risk that certain income might disqualify FSK as a RIC for failure to satisfy the 90% Income Test, one or more subsidiary entities treated as U.S. corporations for entity-level income tax purposes may be employed to earn such income and (if applicable) hold the related asset. Such subsidiary entities will be subject to entity-level income tax on their earnings, which ultimately will reduce the yield to FSK stockholders on such fees and income.

The remainder of this discussion assumes that FSK maintains its qualification as a RIC and has satisfied the Annual Distribution Requirement.

Taxation of U.S. Stockholders

This subsection applies to U.S. stockholders, only. If you are not a U.S. stockholder, this subsection does not apply to you and you should refer to “Taxation of Non-U.S. Stockholders,” below.

Distributions by FSK, including distributions pursuant to its distribution reinvestment plan or where a stockholder can elect to receive cash or stock, generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of FSK’s investment company taxable income (which is generally the sum of its net ordinary income plus the excess, if any, of realized net short-term capital gains over realized net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of its current or accumulated earnings and profits, whether paid in cash or reinvested in additional common stock. To the extent such distributions paid by FSK to non-corporate stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions, or qualifying dividends, may be eligible for a maximum tax rate of either 15% or 20%, depending on whether the stockholder’s income exceeds certain threshold amounts. In this regard, it is anticipated that distributions paid by FSK will generally not be attributable to dividends and, therefore, generally will not qualify for the preferential maximum rate applicable to qualifying dividends or for the corporate dividends received deduction. Distributions of FSK’s net capital gains (which is generally its realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by FSK as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains that are currently generally taxable at a maximum rate of either 15% or 20% (depending on whether the stockholder’s income exceeds certain threshold amounts) in the case of individuals, trusts or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of FSK’s earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

If a U.S. stockholder receives distributions in the form of FSK Common Stock pursuant to FSK’s distribution reinvestment plan, such stockholder generally will be subject to the same U.S. federal, state and local tax consequences as if it received distributions in cash. In that case, a stockholder will be treated as receiving a distribution generally of an amount equal to the fair market value of the shares of FSK Common Stock. Any shares of FSK Common Stock received in a distribution will have a holding period for tax purposes commencing on the day following the day on which the shares of FSK Common Stock are credited to the U.S. stockholder’s account.

FSK may in the future decide to retain some or all of its net capital gains, but report the retained amount as a “deemed distribution.” In that case, among other consequences, FSK will pay tax on the retained amount, each U.S. stockholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by FSK. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s tax basis for his, her or its shares of FSK Common Stock. Since FSK expects to pay tax on any retained capital gains at its regular corporate income tax rate, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of tax that individual stockholders will be treated as having paid and for which they will receive a credit will exceed the tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a stockholder’s liability for U.S. federal income tax. A stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes FSK paid. In order to use the deemed distribution approach, FSK must provide written notice to its stockholders prior to the expiration of 60 days after the close of the relevant tax year. FSK cannot retain any portion of its investment company taxable income as a “deemed distribution.”

For purposes of determining (1) whether the annual distribution requirement is satisfied for any tax year and (2) the amount of distributions paid for that tax year, FSK may, under certain circumstances, elect to treat a distribution that is paid during the following tax year as if it had been paid during the tax year in question. If FSK makes such an election, the U.S. stockholder will still be treated as receiving the distribution in the tax year in which the distribution is made. However, any dividend declared by FSK in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated as if it had been received by FSK’s U.S. stockholders on December 31 of the calendar year in which the dividend was declared.

If an investor acquires shares of FSK Common Stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the investor will be subject to tax on the distribution even though economically it may represent a return of his, her or its investment.

A stockholder generally will recognize taxable gain or loss if the stockholder sells or otherwise disposes of his, her or its shares of FSK Common Stock. The amount of gain or loss will be measured by the difference between such stockholder’s adjusted tax basis in the FSK Common Stock sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the stockholder has held his, her or its shares for more than one year. Otherwise, it will be treated as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of FSK Common Stock held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of FSK Common Stock may be disallowed if other shares of FSK Common Stock are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

In general, non-corporate U.S. stockholders currently are generally subject to a maximum U.S. federal income tax rate of either 15% or 20% (depending on whether the stockholder’s income exceeds certain threshold amounts) on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in shares of FSK Common Stock. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from FSK and net gains from redemptions or other taxable dispositions of shares of FSK Common Stock) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 35% rate also applied to ordinary income. Non-corporate stockholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate stockholder in excess of $3,000 generally may be carried forward and used in subsequent tax years as provided in the Code. Corporate stockholders generally may not deduct any net capital losses for any tax year, but may carry back such losses for three tax years or carry forward such losses for five tax years.

FSK (or if a U.S. stockholder holds shares through an intermediary, such intermediary) will send to each of its U.S. stockholders, as promptly as possible after the end of each calendar year, a notice detailing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of distributions, if any, eligible for the preferential maximum rate). Distributions paid by FSK generally will not be eligible for the corporate dividends received deduction or the preferential tax rate applicable to qualifying dividends because FSK’s income generally will not consist of qualifying dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.

The Code requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC acquired after January 1, 2012, to the IRS and to taxpayers. Stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.

Under U.S. Treasury regulations, if a U.S. stockholder recognizes a loss with respect to shares of FSK Common Stock of $2 million or more in the case of an individual stockholder or $10 million or more in the case of a corporate stockholder in any single tax year (or a greater loss over a combination of tax years), such U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S.

stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to stockholders of most or all RICs. The fact that a loss is reportable by a taxpayer under these U.S. Treasury regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their tax advisers to determine the applicability of these U.S. Treasury regulations in light of their individual circumstances.

FSK may be required to withhold U.S. federal income tax, or backup withholding, currently at a rate of 24%, from all distributions to any non-corporate U.S. stockholder (1) who fails to furnish FSK with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies FSK that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability, provided that proper information is provided to the IRS.

Taxation of Non-U.S. Stockholders

This subsection applies to non-U.S. stockholders, only. If you are a U.S. stockholder, this subsection does not apply to you and you should refer to “Taxation of U.S. Stockholders,” above. Whether an investment in shares of FSK Common Stock is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in shares of FSK Common Stock by a Non-U.S. stockholder may have adverse tax consequences. Non-U.S. stockholders of FSKR should consult their tax advisers before approving the Merger and the Merger Agreement.

Subject to the discussion in “Foreign Account Tax Compliance Act,” below, distributions of FSK’s investment company taxable income made to non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to non-U.S. stockholders directly) generally will be subject to withholding of U.S. federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of FSK’s current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholder, FSK will not be required to withhold U.S. federal tax if the Non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. stockholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers).

In addition, subject to the discussion in “Foreign Account Tax Compliance Act,” below, distributions of FSK’s investment company taxable income made to non-U.S. stockholders will not be subject to U.S. withholding tax if (1) the distributions are properly reported in a notice timely delivered to Non-U.S. stockholders as “interest-related dividends” or “short-term capital gain dividends,” (2) the distributions are derived from sources specified in the Code for such dividends and (3) certain other requirements are satisfied. No assurance can be given as to whether any amount of FSK’s distributions will be eligible for this exemption from withholding or, if eligible, will be reported as such by us. Moreover, a withholding agent may withhold U.S. federal income tax even if FSK reported the payment as an interest-related dividend or short-term capital gain dividend.

Subject to the discussion in “Foreign Account Tax Compliance Act,” below, actual or deemed distributions of FSK’s net capital gains to a Non-U.S. stockholder, and gains realized by a Non-U.S. stockholder upon the sale of FSK Common Stock, will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless (1) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. stockholder in the United States, or (2) in the case of an individual stockholder, the stockholder is present in the United States for a period or periods aggregating 183 days or more during the year of the sale or the receipt of the distributions or gains and certain other conditions are met.

If FSK distributes its net capital gains in the form of deemed rather than actual distributions, a Non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax FSK pays on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. stockholder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. stockholder, distributions (both actual and deemed), and gains realized upon the sale of FSK Common Stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in shares of FSK Common Stock may not be appropriate for a Non-U.S. stockholder.

A Non-U.S. stockholder who is a non-resident alien individual, and who is otherwise subject to U.S. federal withholding tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the Non-U.S. stockholder provides FSK or the dividend paying agent with a U.S. nonresident withholding tax certificate (e.g., an IRS Form W-8BEN, an IRS Form W-8BEN-E or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a Non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Non-U.S. stockholders may also be subject to U.S. estate tax with respect to their investment in FSK Common Stock.

Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of the Merger.

Foreign Account Tax Compliance Act

FSK is required to withhold U.S. tax (at a 30% rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. The information required to be reported includes the identity and taxpayer identification number of each account holder and transaction activity within the holder’s account. Stockholders may be requested to provide additional information to FSK to enable FSK to determine whether such withholding is required.

Failure to Qualify as a RIC

If FSK fails to satisfy the 90% Income Test or any Diversification Test in any tax year, FSK may be eligible to avail itself of certain relief provisions under the Code if the failures are due to reasonable cause and not willful neglect, and if a penalty tax is paid with respect to each failure in satisfaction of the applicable requirements. Additionally, relief is provided for certain de minimis failures of the Diversification Tests where FSK corrects a failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of FSK’s income will be subject to U.S. federal corporate-level income tax as described below. FSK cannot provide assurance that it would qualify for any such relief should it fail either the 90% Income Test or any Diversification Test.

If FSK were unable to qualify for treatment as a RIC, it would be subject to tax on all of its taxable income at regular corporate rates, regardless of whether it makes any distributions to its stockholders. Distributions would not be required, and any distributions would generally be taxable to FSK stockholders as ordinary dividend income. Subject to certain additional limitations in the Code, such distributions would be eligible for the preferential maximum rate applicable to individual stockholders with respect to qualifying dividends. Subject to certain limitations under the Code, corporate distributees would be eligible for the dividends-received deduction. Distributions in excess of FSK’s current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s tax basis, and any remaining distributions would be treated as a capital gain. Moreover, if FSK fails to qualify as a RIC in any tax year, to qualify again to be subject to tax as a RIC in a subsequent tax year, FSK would be required to distribute its earnings and profits attributable to any of its non-RIC tax years as dividends to its stockholders. In addition, if FSK fails to qualify as a RIC for a period greater than two consecutive tax years, to qualify as a RIC in a subsequent year FSK may be subject to regular corporate income tax on any net built-in gains with respect to certain of its assets (that is, the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if FSK had sold the property at fair market value at the end of the tax year) that it elects to recognize on requalification or when recognized over the next five tax years.

State and Local Taxes

FSK may be subject to state or local taxes in jurisdictions in which it is deemed to be doing business. In those states or localities, FSK’s entity-level tax treatment and the treatment of distributions made to stockholders under those jurisdictions’ tax laws may differ from the treatment under the Code. Accordingly, an investment in shares of FSK Common Stock may have tax consequences for stockholders that are different from those of a direct investment in FSK’s portfolio investments. Stockholders are urged to consult their own tax advisers concerning state and local tax matters.

FS KKR CAPITAL CORP. PROPOSAL 1: APPROVAL OF THE FSK MERGER PROPOSAL

APPROVAL OF THE MERGER AGREEMENT AND THE MERGER

FSK is asking its stockholders to approve the Merger Agreement and the transactions contemplated thereby, including the Merger. Upon completion of the Merger, and subject to the terms and conditions of the Merger Agreement, each share of FSKR Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, in accordance with the Merger Agreement, the Merger Consideration as described in the section entitled “Description of the Merger Agreement—Merger Consideration.”

Approval of the FSK Merger Proposal, along with approval of the Merger Stock Issuance Proposal and the FSK Advisory Agreement Amendment Proposal, is required for completion of the Merger.

THE FSK BOARD UNANIMOUSLY RECOMMENDS THAT FSKR STOCKHOLDERS VOTE “FOR” THE FSK MERGER PROPOSAL

FSK stockholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the FSK Merger Proposal. The affirmative vote “FOR” the FSK Merger Proposal of a majority of the outstanding shares of FSK Common Stock entitled to vote at the FSK Special Meeting and the affirmative vote “FOR” the FSK Merger Proposal of a majority of the outstanding shares of FSK Common Stock unaffiliated with the Advisor and its affiliates entitled to vote at the FSK Special Meeting are necessary for approval of the FSK Merger Proposal. Abstentions will have the same effect on the FSK Merger Proposal as votes “AGAINST” the FSK Merger Proposal. Proxies received will be voted “FOR” the FSK Merger Proposal unless stockholders designate otherwise.

FS KKR CAPITAL CORP. PROPOSAL 2: APPROVAL OF THE MERGER STOCK ISSUANCE

FSK is asking its stockholders to approve the issuance of the shares of FSK Common Stock to be issued under the Merger Agreement. It is a condition to completion of the Merger that FSK issue shares of FSK Common Stock to FSKR stockholders under the Merger Agreement. Upon completion of the Merger, and subject to the terms and conditions of the Merger Agreement, each share of FSKR Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, in accordance with the Merger Agreement, the Merger Consideration as described in the section entitled “Description of the Merger Agreement—Merger Consideration.”

The issuance of shares of FSK Common Stock to FSKR stockholders is necessary to complete the Merger and the approval of the Merger Stock Issuance Proposal is required for completion of the Merger. The Merger Stock Issuance Proposal is contingent on the approval of the FSK Merger Proposal.

THE FSK BOARD UNANIMOUSLY RECOMMENDS THAT FSK STOCKHOLDERS VOTE “FOR” THE MERGER STOCK ISSUANCE PROPOSAL

FSK stockholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the Merger Stock Issuance Proposal. The affirmative vote “FOR” the Merger Stock Issuance Proposal of a majority of all of the votes cast at the FSK Special Meeting in which a quorum is present is necessary for approval of the Merger Stock Issuance Proposal. Abstentions will have no effect on the outcome of the Merger Stock Issuance Proposal. Proxies received will be voted “FOR” the approval of the Merger Stock Issuance Proposal unless stockholders designate otherwise.

FS KKR CAPITAL CORP. PROPOSAL 3: APPROVAL OF FSK ADVISORY AGREEMENT AMENDMENT PROPOSAL

Background

FSK is seeking approval of the Proposed FSK Investment Advisory Agreement. The Proposed FSK Investment Advisory Agreement would amend the Existing FSK Investment Advisory Agreement to:

•	reduce FSK’s income incentive fee rate from 20% to 17.5%; and

•	remove the total return lookback provision applicable to the subordinated incentive fee on income from the Existing FSK Investment Advisory Agreement.

Adoption of the Proposed FSK Investment Advisory Agreement is a condition to the closing of the Merger. In addition, even if it is approved by FSK’s stockholders, the Proposed FSK Investment Advisory Agreement will not become effective unless and until the Merger closes. If the Proposed FSK Investment Advisory Agreement is adopted and the Merger closes, the Advisor has agreed to waive income incentive fees in the amount of $15 million per quarter for the first six full fiscal quarters of operations following the Merger for a total waiver of $90 million in the Incentive Fee Waiver.

A form of the Proposed FSK Investment Advisory Agreement is attached as Annex D to this joint proxy statement/prospectus and is marked to show the proposed changes against the Existing FSK Investment Advisory Agreement.

Overview of the Existing FSK Investment Advisory Agreement

The Existing FSK Investment Advisory Agreement was most recently approved by the FSK Board at a meeting held on November 19, 2020 and was approved by the FSK stockholders on December 3, 2018 at the Annual Meeting of Stockholders of FSK. The Existing FSK Investment Advisory Agreement became effective on December 20, 2018. As part of the FSK Board’s renewal of the Existing FSK Investment Advisory Agreement and in connection with the FSK Board’s consideration of the Merger, the FSK Board also considered and approved the Proposed FSK Investment Advisory Agreement.

Advisory Services

The Advisor is registered as an investment adviser under the Advisers Act and serves as FSK’s investment adviser pursuant to the Existing FSK Investment Advisory Agreement in accordance with the 1940 Act. As an investment adviser registered under the Advisers Act, the Advisor has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, the Advisor has a fiduciary responsibility for the safekeeping and use of all of FSK’s funds and assets, whether or not in its immediate possession or control. As such, the Advisor may not employ, or permit another to employ, FSK’s funds or assets in any manner except for FSK’s exclusive benefit. The Advisor is prohibited from contracting away the fiduciary obligation owed to FSK and its stockholders under common law.

Subject to the overall supervision of the FSK Board, the Advisor provides FSK with investment advisory services. Under the terms of the Existing FSK Investment Advisory Agreement, the Advisor:

•	determines the composition and allocation of FSK’s portfolio, the nature and timing of the changes therein and the manner of implementing such changes;

•	identifies, evaluates and negotiates the structure of the investments FSK makes;

•	executes, monitors and services the investments FSK makes;

•	places orders with respect to, and arranges for, any investments FSK makes;

•	determines the securities and other assets that FSK will purchase, retain or sell;

•	performs due diligence on prospective portfolio companies; and

•	provides FSK with such other investment advisory, research and related services as FSK may, from time to time, reasonably request or require for the investment of FSK’s funds.

The Advisor will also seek to ensure that FSK maintains adequate reserves for normal replacements and contingencies (but not for payment of fees payable to it) by causing FSK to retain a reasonable percentage of offering proceeds, revenues or other sources of reserves. The Advisor’s services under the Existing FSK Investment Advisory Agreement may not be exclusive, and it is free to furnish similar services to other entities so long as its services to FSK are not impaired. In addition, the Advisor performs certain administrative services under the Administration Agreement.

Advisory Fees

FSK pays the Advisor a fee for its services under the Existing FSK Investment Advisory Agreement consisting of two components—an annual base management fee based on the average weekly value of FSK’s gross assets and an incentive fee based on FSK’s performance. The cost of both the base management fee payable to the Advisor and any incentive fees it earns are ultimately borne by FSK’s stockholders.

Base Management Fee

FSK’s base management fee is calculated at an annual rate of 1.50% of the average weekly value of FSK’s gross assets (equal to total assets set forth on FSK’s consolidated balance sheet, including cash and cash equivalents). Effective June 15, 2019, in connection with stockholder approval of the modification of the asset coverage requirement applicable to senior securities from 200% to 150%, the Advisor reduced (by permanent waiver) the annual base management fee payable under the Existing FSK Investment Advisory Agreement from 1.5% to 1.0% on all assets financed using leverage over 1.0x debt-to-equity. The base management fee is payable quarterly in arrears and is calculated based on the average weekly value of FSK’s gross assets during the most recently completed calendar quarter. The base management fee may or may not be taken in whole or in part at the discretion of the Advisor. All or any part of the base management fee not taken as to any quarter will be deferred without interest and may be taken in such other quarter as the Advisor shall determine. The base management fee for any partial month or quarter will be appropriately prorated. For purposes of computing the base management fee, cash and cash equivalents are excluded from gross assets.

Incentive Fee

FSK’s subordinated incentive fee on income is subject to a quarterly hurdle rate, expressed as a rate of return on FSK’s net assets for the most recently completed calendar quarter, equal to 1.75% per quarter (7.0% annualized), subject to a “catch up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that FSK receives from portfolio companies) accrued during the calendar quarter, minus FSK’s operating expenses for the quarter (including the base management fee, expenses reimbursed to the Advisor under the Administration Agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that FSK has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The calculation of the subordinated incentive fee on income for each quarter is as follows:

•	no subordinated incentive fee is payable to the Advisor in any calendar quarter in which FSK’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.75%;

•

100% of FSK’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.1875% in any calendar quarter (8.75% annualized) is payable to the Advisor. FSK refers to this portion of its pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.1875%) as the “catch-up.” The “catch-up” provision is intended to provide the Advisor with an incentive fee of 20% on all of FSK’s pre-incentive fee net investment income when FSK’s pre-incentive fee net investment income reaches 2.1875% in any calendar quarter;

•	20.0% of the amount of FSK’s pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized) is payable to the Advisor once the hurdle rate is reached.

The subordinated incentive fee on income is subject to a cap equal to (1) 20.0% of the “per share pre-incentive fee return” for the then-current and eleven preceding calendar quarters (the “look-back period”) minus the cumulative “per share incentive fees” accrued and/or payable for the eleven preceding calendar quarters multiplied by (2) the weighted average number of shares outstanding during the calendar quarter (or any portion thereof) for which the subordinated incentive fee on income is being calculated. The definitions of “per share pre-incentive fee return” and “per share incentive fees” under the Existing FSK Investment Advisory Agreement take into account the historic per share pre-incentive fee return of both the Company and Corporate Capital Trust, Inc., together with the historic per share incentive fees paid by both the Company and Corporate Capital Trust, Inc. For the purpose of calculating the “per share pre-incentive fee return,” any unrealized appreciation or depreciation recognized as a result of the purchase accounting for the merger of the Company and Corporate Capital Trust, Inc. is excluded.

The following is a graphical representation of the calculation of the income-related portion of the incentive fee:

Quarterly Subordinated Incentive Fee on Income

Pre-incentive fee net investment income

(expressed as a percentage of net assets)

Percentage of pre-incentive fee net investment income allocated to income-related portion of incentive fee

(subject to total return requirement)

These calculations will be appropriately prorated for any period of less than three months and adjusted, if appropriate, for any equity capital raises or repurchases during the applicable calendar quarter. These calculations also assume that the total return requirement described above will not reduce the payment of any subordinated incentive fee on income.

The second part of the incentive fee, which is referred to as the incentive fee on capital gains, is determined and payable in arrears as of the end of each calendar year (or upon termination of the Investment Advisory Agreement). Such fee equals 20.0% of FSK’s incentive fee capital gains, which equals both Corporate Capital Trust, Inc.’s and FSK’s realized capital gains (without duplication) on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation (without duplication) on a cumulative basis, less the aggregate amount of any capital gains incentive fees previously paid by Corporate Capital Trust, Inc. or FSK. On a quarterly basis, FSK accrues for the capital gains incentive fee, which, if earned, will be paid annually. FSK accrues the incentive fee on capital gains based on net realized and unrealized gains; however, under the terms of the Investment Advisory Agreement, the fee payable to the Advisor will be based on realized gains and no such fee will be payable with respect to unrealized gains unless and until such gains are actually realized.

All percentages are based on FSK’s net assets.

Indemnification

The Existing FSK Investment Advisory Agreement provides that the Advisor and its officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons and any other person or entity affiliated with, or acting on its behalf, the Advisor shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by the Advisor or such other person, and the Advisor or such other person shall be held harmless for any loss or liability suffered by the Advisor or such person to the extent such losses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the FSK charter, the laws of the State of Maryland, the 1940 Act or other applicable law, except the Advisor and such other person shall not be entitled to indemnification against any such loss to FSK or FSK’s stockholders by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisor’s duties or by reason of the reckless disregard of the Advisor’s duties and obligations under the Existing FSK Investment Advisory Agreement. FSK maintains a joint liability insurance policy with the Advisor. The premiums for this policy are allocated between FSK and the Advisor based on the proportional share of the premium that FSK and the Advisor would pay had they purchased FSK’s policies separately. The FSK Independent Directors must review and approve this allocation on an annual basis. As a result, the Advisor bears the cost of its own liability insurance.

Revisions to the Existing FSK Investment Advisory Agreement in the Proposed FSK Investment Advisory Agreement

The Proposed FSK Investment Advisory Agreement is identical to the Existing FSK Investment Advisory Agreement, except that the Proposed FSK Investment Advisory Agreement would (1) reduce FSK’s income incentive fee rate from 20% to 17.5% and (2) remove the total return lookback provision applicable to the subordinated incentive fee on income from the Existing FSK Investment Advisory Agreement.

After giving effect to the amendments contemplated by the Proposed FSK Investment Advisory Agreement, the subordinated incentive fee on income will be calculated for each quarter as follows:

•	no subordinated incentive fee is payable to the Advisor in any calendar quarter in which FSK’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.75%;

•

100% of FSK’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than or equal to 2.12% in any calendar quarter (8.48% annualized) is payable to the Advisor. FSK refers to this portion of its pre-incentive fee net investment income (which exceeds the hurdle rate but is less than or equal to 2.12%) as the “catch-up.” The “catch-up” provision is intended to provide the Advisor with an incentive fee of 17.5% on all of FSK’s pre-incentive fee net investment income when FSK’s pre-incentive fee net investment income reaches 2.12% in any calendar quarter; and

•	17.5% of the amount of FSK’s pre-incentive fee net investment income, if any, that exceeds 2.12% in any calendar quarter (8.48% annualized) is payable to the Advisor once the hurdle rate is reached.

In connection with adoption of the Proposed FSK Investment Advisory Agreement, the Advisor intends to effect the Incentive Fee Waiver.

The forgoing is a summary description only of the amendments to the Existing FSK Investment Advisory Agreement. A copy of the Proposed FSK Investment Advisory Agreement is attached as Annex D to this joint proxy statement/prospectus and is marked to show the proposed changes against the Investment Advisory Agreement. For a complete understanding of the Proposed FSK Investment Advisory Agreement you should carefully read Annex D.

The FSK Board unanimously recommends that stockholders approve the Proposed FSK Investment Advisory Agreement.

Effect of the Proposed FSK Investment Advisory Agreement on Advisory Fees

The following tables reflect the combined amount of management fees and incentive fees paid by FSK and FSKR for the year ended December 31, 2019 and the nine months ended September 30, 2020, respectively, compared to the pro forma management fees and incentives that would have been paid by FSK if the merger had been completed on December 31, 2018 and the Proposed FSK Investment Advisory Agreement was then in effect over the comparable periods. The tables below do not give effect to the Incentive Fee Waiver. All dollar amounts are presented in millions.

	Combined fees paid under the existing respective FSK and FSKR investment advisory agreement	Pro forma fees that would have been paid if the Merger had been completed on December 31, 2018(1)		Decrease/ (Increase)	Per Share Decrease/ (Increase)	Percentage Decrease/ (Increase)
Year Ended December 31, 2019:
Base management fee	$187	$182		$5	$0.02	2.7%
Income incentive fee	$86	$128	(2)	$(42)	$(0.19)	(48.8)%
Capital gains incentive fee	$—	$—		$—	$—	—%
Total	$273	$310		$(42)	$(0.17)	(13.6)%

	Combined fees paid under the existing respective FSK and FSKR investment advisory agreement	Pro forma fees that would have been paid if the Merger had been completed on December 31, 2018(1)		Decrease/ (Increase)	Per Share Decrease/ (Increase)	Percentage Decrease/ (Increase)
Nine Months Ended September 30, 2020:
Base management fee	$170	$173		$(3)	$(0.01)	(1.8)%
Income incentive fee	$64	$102	(3)	$(38)	$(0.13)	(59.4)%
Capital gains incentive fee	$—	$—		$—	$—	—%
Total	$234	$275		$(41)	$(0.14)	(17.5)%

(1)	Figures in this column give effect to the Proposed FSK Investment Advisory Agreement for the period presented.
(2)

For the year ended December 31, 2019, pro forma income incentive fees fee would be higher if the Merger were completed on December 31, 2018 as compared to the combined fees actually paid under the respective existing FSK and FSKR investment advisory agreements. During the year ended December 31, 2019, the actual incentive fees for FSKR were partially cutback because net investment income did not exceed the 7% hurdle rate and incentive fees for such quarters were substantially less than the amounts equal to 20% of net investment income that is subject to incentive fees. On a pro forma basis, during each quarter, net investment income for the combined company would have exceeded the 7% hurdle rate.

(3)

For the nine months ended September 30, 2020, pro forma income incentive fees would be higher if the Merger were completed on December 31, 2018 as compared to combined fees actually paid under the respective existing FSK and FSKR investment advisory agreements. Actual incentive fees for FSK were fully cutback for the nine months ended September 30, 2020 due to the application of the total return lookback provision. The pro forma calculations assume the removal of the total return lookback provision from the Existing FSK Investment Advisory Agreement upon the closing of the Merger.

Reasons for the Proposed FSK Investment Advisory Agreement

The proposed amendment to the Existing FSK Investment Advisory Agreement are generally intended to result in incremental projected accretion to stockholders of FSK and FSKR, better align the agreement with core market peers and result in a more consistent and predictable pro forma earnings profile following the Merger.

Board Considerations

At a meeting of the FSK Board held on November 19, 2020, the FSK Board, including a majority of the FSK Independent Directors, approved the Proposed FSK Investment Advisory Agreement. The FSK Board then approved the submission of the Proposed FSK Investment Advisory Agreement submitted to FSK’s stockholders for approval with the FSK Board’s recommendation that the FSK stockholders vote to approve the Proposed FSK Investment Advisory Agreement.

Factors Considered by the FSK Board

The FSK Board, in approving and recommending stockholder approval of the Proposed FSK Investment Advisory Agreement, considered information furnished and discussed at various FSK Board meetings and executive sessions with representatives of the Advisor, Dechert, Stradley and RBCCM, including information provided specifically in relation to the consideration of the approval of the Proposed FSK Investment Advisory Agreement in response to written requests from the FSK Independent Directors and their independent legal counsel.

In its deliberations, the FSK Board considered (1) various materials and information regarding the nature, extent and quality of the services to be provided by the Advisor, including information previously provided by the Advisor in connection with the FSK’s Board’s approval of the Existing FSK Investment Advisory Agreement, (2) updated performance of FSK and such performance compared to a group of FSK’s peers, (3) the proposed fees to be charged to FSK under the Proposed FSK Investment Advisory Agreement and such fees as compared to other comparable funds advised by the Advisor and as compared to a group of FSK’s peers (4) estimated profitability of the Advisor under the Existing FSK Investment Advisory Agreement and the Proposed FSK Investment Advisory Agreement, (5) the extent to which economies of scale could be realized by FSK in the future and (6) other benefits (in addition to advisory fee revenues) derived or potentially derived by the Advisor from its relationship with FSK. The specific information reviewed and considered by the FSK board included, without limitation, information about:

•	the Advisor’s general qualifications to serve as investment adviser to FSK, including its history, organization, ownership structure, operations and financial position;

•

key personnel of the Advisor and their qualifications, abilities, education, experience and professional accomplishments, the compensation structure of the portfolio managers and the ability of the Advisor to attract and retain high-caliber professionals;

•	the Advisor’s advisory experience and the performance of affiliated fund products;

•

the terms of the Proposed FSK Investment Advisory Agreement as well as information on all fees to be paid by FSK in connection with its advisory arrangements, including “fall-out” and indirect benefits expected potentially to be derived by the Advisor and/or affiliates in connection with the advisory arrangements, profitability to the Advisor of the advisory relationship, the potential for economies of scale, management and other fees associated with the advisory arrangements in comparison to comparable funds’ management and other fees;

•

compliance and related matters, including the Advisor’s compliance policies and procedures, responses to regulatory developments and risk monitoring and management, including management of cybersecurity risk; and

•	legal matters, including any relevant litigation, investigation or examinations, potential conflicts of interest and insurance arrangements.

In addition to evaluating, among other things, the written information provided by the Advisor, the FSK Board considered the answers to questions posed by the FSK Board to representatives of the Advisor. The FSK Independent Directors met separately in executive session with their independent legal counsel to review and consider the information provided regarding the Proposed FSK Investment Advisory Agreement.

Based on their review, the FSK Independent Directors and the FSK Board concluded that it was in the best interests of FSK to approve the Proposed FSK Investment Advisory Agreement. In its deliberations, the FSK Board did not identify any single factor or group of factors as all-important or controlling, but considered all factors together. The material factors and conclusions that formed the basis for the FSK Board’s determinations are discussed below.

Nature, Extent and Quality of Services. The FSK Board considered that the nature, extent and quality of the services to be provided by the Advisor are not expected to change due to the Proposed FSK Investment Advisory Agreement. The FSK Board considered updated information provided by the Advisor with respect to its key personnel (additional operations and investment personnel), investment process, deal flow, relationships with sponsors, borrowers and leverage providers, all for the benefit of FSK. The FSK Board discussed the Advisor’s personnel, operations and financial condition and other characteristics, noting the expertise and capabilities of the Advisor’s personnel, the Advisor’s demonstrated capability to manage FSK and the financial strength of the Advisory and its parent company. The FSK Board also noted the Advisor’s significant commitment to its compliance program. The FSK Board and the FSK Independent Directors determined that they were satisfied with the nature, quality and extent of the services to be provided by the Advisor to FSK.

Review of Performance. With respect to FSK’s investment performance, the FSK Board and the FSK Independent Directors reviewed the recent performance of FSK and noted that it was generally satisfied with FSK performance and, in particular, with regard to the Advisor’s specific investment advisory activities during its tenure.

Costs of Services Provided and Profits Realized. The FSK Board considered the fees and anticipated expense ratios of FSK under the Proposed FSK Investment Advisory Agreement. In particular, the FSK Board reviewed data provided by the Advisor regarding (1) the contractual investment advisory fee rate, (2) the investment advisory fee rate actually received by the Advisor and (3) the total expense ratio for the most recent fiscal year. In addition, the Advisor provided, and the FSK Board considered, contractual and actual advisory fee rates and total expense ratio of (1) other funds and accounts with comparative investment objectives, strategies and risks that are advised by the Advisor or any of FS Investments’ or KKR Credit’s affiliates and (2) other certain non-affiliated funds with substantially comparative investment objectives, strategies and risks or other criteria as the Advisor deemed appropriate. The FSK Board noted that the Proposed FSK Investment Advisory Agreement reflected three changes to the calculation of the fees to be paid to the Advisor by FSK. The FSK Board considered the financial impact of a decrease in the subordinated incentive fee on income from 20% to 17.5% (while retaining the hurdle rate of 7%) and the removal of the total return lookback applicable to the subordinated incentive fee on income. The FSK Board also considered that the Incentive Fee Waiver would help offset the potential impact of the removal of the total return lookback provision from the Existing FSK Investment Advisory Agreement in the near term. The FSK Board carefully considered the removal of the total return lookback provision in light of, among other things, the overall reduction in management fees and the proposed Incentive Fee Waiver, the quality of advisory services provided and industry data regarding competitor fee structures. The FSK Board determined that the fees to be paid under the Proposed FSK Investment Advisory Agreement, the proposed expense ratio and the estimated profitability are reasonable in relation to the services to be rendered to FSK by the Advisor when considered in connection with the Incentive Fee Waiver.

Economies of Scale. The FSK Board considered the extent to which economies of scale could be realized as FSK grows and whether FSK’s fee levels reflect these economies of scale for the benefit of stockholders. The FSK Board considered the fact that FSK’s investments are typically directly originated loans to private middle-market U.S. companies that require negotiation of the terms of the loan and considerable resources to conduct due diligence on the borrower and ongoing monitoring of the investment. Given these investment characteristics, the FSK Board considered that it does not expect that asset growth due to the Merger would allow FSK to benefit from material economies of scale with respect to its advisory function. Therefore, potential economies of scale were not a material consideration by the FSK Board.

Other Benefits. The FSK Board considered other benefits that may accrue to the Advisor and its affiliates from its relationships with FSK, including that the Advisor may potentially benefit from the success of FSK, which could attract other business to the Advisor.

Comparative Fee Structures. The FSK Board’s analysis of base management fees yielded the conclusion that the Fund Parties’ existing management fees were in line with industry peers. The FSK Board’s analysis of various incentive fee structures within the BDC industry yielded the conclusion that BDC incentive fees typically range from a high of 20% to a low of 17.5% coupled with hurdle rates generally ranging from a high of 8% to a low of 6%. The FSK Board noted that none of the BDCs with more than $5 billion of assets under management as of September 30, 2020 operate with lookback provisions and the FSK Board further noted that recent BDC market entrants (both traded BDCs and non-traded BDCs) do not contain lookback provisions but do contain a 17.5% incentive fee as opposed to a 20% incentive fee. The FSK Board analyzed BDCs of similar size to the Fund Parties on a post-merger basis and concluded that none of the Fund Parties’ peer BDCs from a size standpoint contained lookback provisions as part of their incentive fee agreements. The FSK Board concluded that lowering FSK’s incentive fee from 20% to 17.5% while maintaining the 7% hurdle rate would provide for the most competitive fee structure of BDCs with greater than $5 billion in assets under management. After discussion, analysis, and input from its business and legal advisors, the FSK Board concluded that combining a 17.5% incentive fee, a 7.0% hurdle rate, and a $90 million incentive fee waiver (to be paid over the first six quarters from closing of the Merger) would be in the best interests of stockholders.

Overall Conclusions. Based on all of the information considered and the conclusions reached, the FSK Board determined that the terms of the Proposed FSK Investment Advisory Agreement are fair and reasonable and that the approval of the Proposed FSK Investment Advisory Agreement is in the best interests of FSK. The FSK Board, including a majority of the FSK Independent Directors, unanimously approved the Proposed FSK Investment Advisory Agreement and determined to submit the Proposed FSK Investment Advisory Agreement to FSK stockholders for approval.

Vote Required

The affirmative vote by the stockholders of FSK holding a majority of the outstanding shares of FSK Common Stock entitled to vote at the FSK Special Meeting is necessary for approval of the FSK Advisory Agreement Amendment Proposal. For purposes of the FSK Advisory Agreement Amendment Proposal, the 1940 Act defines “a majority of outstanding voting securities” of a company as the lesser of: (1) 67% or more of the voting securities present at the FSK Special Meeting if the holders of more than 50% of the outstanding voting securities of the company are present or represented by proxy; or (2) more than 50% of the outstanding voting securities of the company. FSK stockholders may vote for or against or abstain on the FSK Advisory Agreement Amendment Proposal. Abstentions will have the same effect as votes against the FSK Advisory Agreement Amendment Proposal. Proxies received will be voted “FOR” the approval of the FSK Advisory Agreement Amendment Proposal unless FSK stockholders designate otherwise.

THE FSK BOARD UNANIMOUSLY RECOMMENDS THAT FSK STOCKHOLDERS VOTE “FOR” THE FSK ADVISORY AGREEMENT AMENDMENT PROPOSAL.

FS KKR CAPITAL CORP. II PROPOSAL 1: APPROVAL OF THE FSKR MERGER PROPOSAL

APPROVAL OF THE MERGER AGREEMENT AND THE MERGER

FSKR is asking its stockholders to approve Merger, the Merger Agreement and the other transactions contemplated thereby. Upon completion of the Merger, and subject to the terms and conditions of the Merger Agreement, each share of FSKR Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive, in accordance with the Merger Agreement, the Merger Consideration as described in the section entitled “Description of the Merger Agreement—Merger Consideration.”

Approval of the FSKR Merger Proposal is required for completion of the Merger.

THE FSKR BOARD UNANIMOUSLY RECOMMENDS THAT FSKR STOCKHOLDERS VOTE “FOR” THE FSKR MERGER PROPOSAL

FSKR stockholders may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, the FSKR Merger Proposal. The affirmative vote “FOR” the FSKR Merger Proposal of a majority of the outstanding shares of FSKR Common Stock entitled to vote at the FSKR Special Meeting and the affirmative vote “FOR” the FSKR Merger Proposal of a majority of the outstanding shares of FSKR Common Stock unaffiliated with the Advisor and its affiliates entitled to vote at the FSKR Special Meeting are necessary for approval of the FSKR Merger Proposal. Abstentions will have the same effect on the FSKR Merger Proposal as votes “AGAINST” the FSKR Merger Proposal. Proxies received will be voted “FOR” the FSKR Merger Proposal unless stockholders designate otherwise.

MARKET PRICE, DIVIDEND AND DISTRIBUTION INFORMATION

FSK

FSK Common Stock traded under the ticker symbol “FSIC” until December 19, 2018 and has traded under the ticker symbol “FSK” since December 20, 2018. Prior to such date, there was no public market for FSIC Common Stock. Shares of FSK Common Stock have historically traded at prices both above and below FSK’s NAV per share. It is not possible to predict whether shares of FSK Common Stock will trade at, above or below its NAV in the future.

The following table sets forth: (1) the NAV per share of FSK Common Stock as of the applicable period end, (2) the range of high and low closing sales prices of FSK Common Stock as reported on the NYSE during the applicable period, (3) the closing high and low sales prices as a premium (discount) to NAV during the appropriate period, and (4) the distribution per share of FSK Common Stock during the applicable period.

For the Three Months Ended (unless otherwise indicated)		Closing Sales Price		Premium / (Discount) of High Sales Price to NAV(2)	Premium / (Discount) of Low Sales Price to NAV(2)	Distributions per Share
	NAV per Share(1)	High	Low
Fiscal Year Ended December 31, 2018(3)
March 31, 2018	$36.64	$31.20	$28.20	(14.85)%	(23.04)%	$0.76000
June 30, 2018	35.48	31.60	29.00	(10.94)%	(18.26)%	0.76000
September 30, 2018	34.56	31.80	30.20	(7.99)%	(12.62)%	0.76000
December 31, 2018	31.36	31.80	30.20	1.40%	(3.7)%	1.12000

Fiscal Year Ended December 31, 2019(3)
March 31, 2019	31.44	26.36	21.64	(16.16)%	(31.18)%	0.76000
June 30, 2019	31.52	25.52	23.32	(19.04)%	(26.02)%	0.76000
September 30, 2019	31.44	24.84	22.20	(21.00)%	(29.39)%	0.76000
December 31, 2019	30.56	25.44	22.60	(16.75)%	(26.05)%	0.76000

Fiscal Year Ended December 31, 2020(3)
March 31, 2020	24.36	25.24	9.44	3.61%	(61.25)%	0.76000
June 30, 2020	23.37	18.00	11.16	(22.98)%	(52.25)%	0.60000
September 30, 2020	24.46	17.07	13.31	(30.21)%	(45.58)%	0.60000
December 31, 2020	N/A	19.13	14.50	N/A	N/A	0.60000

Fiscal Year Ended December 31, 2021
March 31, 2021 (as of February 23, 2021)	N/A	18.89	16.34	N/A	N/A	0.60000

(1)

NAV is determined as of the last day in the relevant period and therefore may not reflect the NAV per share on the date of the high and low closing sales prices. The NAVs shown are based on outstanding shares at the end of the relevant period.

(2)	Calculated as the respective high or low closing sale price less NAV, divided by NAV (in each case, as of the applicable period).

(3)

The share information utilized to determine per share data has been retroactively adjusted to reflect the 4 to 1 reverse stock split of FSK Common Stock which occurred on June 15, 2020. Per share data may be rounded in order to recompute the ending NAV per share.

On February 23, 2021 the last reported closing sales price of FSK’s shares on the NYSE was $18.50 per share.

The timing and amount of any future distributions to stockholders are subject to applicable legal restrictions and the sole discretion of the FSK Board.

Pursuant to FSK’s distribution reinvestment plan, FSK will reinvest all cash dividends or distributions declared by the FSK Board on behalf of stockholders who do not elect to receive their distributions in cash. As a result, if the FSK Board declares a distribution, then stockholders who have not elected to “opt out” of the distribution reinvestment plan will have their distributions automatically reinvested in additional shares of FSK Common Stock.

Registered stockholders must notify FSK’s transfer agent in writing if they wish to “opt out” of FSK’s distribution reinvestment plan. No action is required on the part of registered stockholders to have their cash distributions reinvested in shares of FSK Common Stock.

If a stockholder holds shares of FSK Common Stock in the name of a broker or financial intermediary, such stockholder should contact such broker or financial intermediary regarding their option to elect to receive distributions in cash in lieu of shares of FSK Common Stock.

FSKR

The FSKR Common Stock was listed and commenced trading on the NYSE on June 17, 2020. Prior to such date, there was no public market for FSKR Common Stock. Shares of FSKR Common Stock have historically traded at prices below FSKR’s NAV per share. It is not possible to predict whether shares of FSKR Common Stock will trade at, above or below its NAV in the future.

The following table sets forth: (1) the NAV per share of FSK Common Stock as of the applicable period end, (2) the range of high and low closing sales prices of FSK Common Stock as reported on the NYSE during the applicable period, (3) the closing high and low sales prices as a premium (discount) to NAV during the appropriate period, and (4) the distribution per share of FSK Common Stock during the applicable period.

For the Three Months Ended (unless otherwise indicated)		Closing Sales Price			Premium / (Discount) of High Sales Price to NAV(2)	Premium / (Discount) of Low Sales Price to NAV(3)	Distributions per Share
	Net Asset Value per Share(1)	High	Low
Fiscal Year Ended December 31, 2020(3)
June 30, 2020	$24.22	$14.30	$12.89		(40.96)%	(46.78)%	$0.60000
September 30, 2020	24.66	15.49	12.25	]	(37.19%	(50.32)%	0.55000
December 31, 2020	N/A	18.42	14.50		N/A	N/A	0.55000

Fiscal Year Ended December 31, 2021
March 31, 2021 (as of February 23, 2021)	N/A	18.17	16.32		N/A	N/A	0.55000

(1)

NAV is determined as of the last day in the relevant period and therefore may not reflect the NAV per share on the date of the high and low closing sales prices. The NAV shown are based on outstanding shares at the end of the relevant period. NAV per share has not been publicly disclosed for the nine months ended September 30, 2020.

(2)	Calculated as the respective high or low closing sale price less NAV, divided by NAV (in each case, as of the applicable period).

On February 23, 2021, the last reported closing sales price of FSKR’s shares on the NYSE was $17.90 per share.

The timing and amount of any future distributions to stockholders are subject to applicable legal restrictions and the sole discretion of the FSKR Board.

Pursuant to FSKR’s distribution reinvestment plan, FSKR will reinvest all cash dividends or distributions declared by the FSKR Board on behalf of stockholders who do not elect to receive their distributions in cash.

As a result, if the FSKR Board declares a distribution, then stockholders who have not elected to “opt out” of the distribution reinvestment plan will have their distributions automatically reinvested in additional shares of FSKR Common Stock.

Registered stockholders must notify FSKR’s transfer agent in writing if they wish to “opt out” of FSKR’s distribution reinvestment plan. No action is required on the part of registered stockholders to have their cash distributions reinvested in shares of FSKR Common Stock.

If a stockholder holds shares of FSKR Common Stock in the name of a broker or financial intermediary, such stockholder should contact such broker or financial intermediary regarding their option to elect to receive distributions in cash in lieu of shares of FSKR Common Stock.

SENIOR SECURITIES OF FS KKR CAPITAL CORP.

Information about FSK’s senior securities (including debt securities and other indebtedness) is shown in the table below as of September 30, 2020 and December 31, 2019, 2018, 2017, 2016, 2015, 2014, 2013, 2012, 2011 and 2010. The information as of December 31, 2019 has been derived from FSK’s audited financial statements for such period, which have been audited by Deloitte & Touche LLP, FSK’s independent registered public accounting firm as of such date. The information as of September 30, 2020 has been derived from FSK’s unaudited financial statements for such period. The information as of December 31, 2018, 2017, 2016, 2015, 2014, 2013, 2012, 2011 and 2010 has been derived from FSK’s audited financial statements for these periods, which have been audited by RSM US LLP, FSK’s independent registered public accounting firm as of such dates.

Year Ended December 31,	Total Amount Outstanding Exclusive of Treasury Securities	Asset Coverage per Unit(1)	Involuntary Liquidation Preference per Unit(2)	Average Market Value per Unit(3) (Exclude Bank Loans)
2010	$297	2.31	—	N/A
2011	$791	2.89	—	N/A
2012	$1,650	2.52	—	N/A
2013	$1,674	2.58	—	N/A
2014	$1,864	2.27	—	N/A
2015	$1,835	2.20	—	N/A
2016	$1,703	2.35	—	N/A
2017	$1,722	2.33	—	N/A
2018	$3,397	2.23	—	N/A
2019	$4,195	1.92	—	N/A
2020 (as of September 30, 2020, unaudited)	$3,980	1.76	—	N/A

(1)

Asset coverage per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness.

(2)

The amount to which such class of senior security would be entitled upon the voluntary liquidation of the issuer in preference to any security junior to it. The “—” in this column indicates that the SEC expressly does not require this information to be disclosed for certain types of senior securities.

(3)	Not applicable because senior securities are not registered for public trading on an exchange.

SENIOR SECURITIES OF FS KKR CAPITAL CORP. II

Information about FSKR’s senior securities (including debt securities and other indebtedness) is shown in the table below as of September 30, 2020 and December 31, 2019, 2018, 2017, 2016, 2015, 2014, 2013 and 2012. The information as of December 31, 2019 has been derived from FSKR’s audited financial statements for such period, which have been audited by Deloitte & Touche LLP, FSKR’s independent registered public accounting firm as of such date. The information as of September 30, 2020 has been derived from FSKR’s unaudited financial statements for such period. The information as of December 31, 2018, 2017, 2016, 2015, 2014, 2013 and 2012 has been derived from FSKR’s audited financial statements for these periods, which have been audited by RSM US LLP, FSKR’s independent registered public accounting firm as of such dates.

Year Ended December 31,	Total Amount Outstanding Exclusive of Treasury Securities	Asset Coverage per Unit(1)	Involuntary Liquidation Preference per Unit(2)	Average Market Value per Unit(3) (Exclude Bank Loans)
2012	$405	2.30	—	N/A
2013	$720	4.32	—	N/A
2014	$1,641	2.75	—	N/A
2015	$2,046	2.32	—	N/A
2016	$1,984	2.47	—	N/A
2017	$2,184	2.31	—	N/A
2018	$1,890	2.36	—	N/A
2019	$3,809	2.31	—	N/A
2020 (as of September 30, 2020, unaudited)	$3,293	2.28	—	N/A

(1)

Asset coverage per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness.

(2)

The amount to which such class of senior security would be entitled upon the voluntary liquidation of the issuer in preference to any security junior to it. The “—” in this column indicates that the SEC expressly does not require this information to be disclosed for certain types of senior securities.

(3)	Not applicable because senior securities are not registered for public trading on an exchange.

PORTFOLIO COMPANIES OF FS KKR CAPITAL CORP.

The following table sets forth certain information as of September 30, 2020 with respect to each company in which FSK had a debt or equity/other investment. Other than these investments, FSK’s only relationships with its portfolio companies are the managerial assistance it may separately provide to its portfolio companies, which services would be ancillary to FSK’s investments and the board observer or participation rights it may receive. In general, under the 1940 Act, FSK would be presumed to “control” a portfolio company if it owned more than 25% of its voting securities or it had the power to exercise control over the management or policies of such portfolio company, and would be an “affiliated person” of a portfolio company if it owned 5% or more of its voting securities.

For information relating to the value of FSK’s investments in its portfolio companies and information related to portfolio companies FSK is deemed to “control” or be an “affiliated person” of under the 1940 Act, see FSK’s unaudited consolidated schedule of investments as of September 30, 2020, at page 5 of FSK’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed on November 9, 2020. Dollar amounts in the table below and the related notes are presented in thousands.

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

5 Arch Income Fund 2 LLC	5 Arch Income Fund 2 LLC 19800 MacArthur Boulevard, Suite 1150 Irvine, CA 92612	5 Arches owns and operates a vertically integrated, fully licensed, specialty mortgage company that originates, purchases, and manages specialized mortgage loans.		29.9

5 Arch Income Fund 2 LLC	5 Arch Income Fund 2 LLC 19800 MacArthur Boulevard, Suite 1150 Irvine, CA 92612	5 Arches owns and operates a vertically integrated, fully licensed, specialty mortgage company that originates, purchases, and manages specialized mortgage loans.	(1)	3.4

A10 Capital LLC	A10 Capital LLC 800 Weat Main Street, Suite 1100 Boise, ID 83702	A10 Capital provides non-recourse perm loans and bridge loans for middle-market commercial real estate nationwide.		30.1

A10 Capital LLC	A10 Capital LLC 800 Weat Main Street, Suite 1100 Boise, ID 83702	A10 Capital provides non-recourse perm loans and bridge loans for middle-market commercial real estate nationwide.	(1)	14.0

Abaco Systems, Inc	Abaco Systems, Inc 12090 South Memorial Parkway Huntsville, AL 35803	Abaco Systems is a global leader in open architecture rugged embedded systems.		60.0

ABB CONCISE Optical Group LLC	ABB CONCISE Optical Group LLC 12301 NW 39th Street Coral Springs, FL 33065	The nation’s leading distributor of optical products, including contact lenses, frames, sunglasses, accessories and contact lens solutions.		0.7

Accuride Corp	Accuride Corp 7140 Office Circle Evansville, IN 47715	Produces steel wheels and aluminum wheels in North America.		17.6

Acproducts Inc	Acproducts Inc 16803 Dallas Parkway Addison, TX 75001	ACProducts, Inc. manufactures and distributes residential kitchen and bath cabinets.		39.9

Advanced Lighting Technologies Inc	Advanced Lighting Technologies Inc 7905 Cochran Road, Suite 300 Glenwillow, OH 44139	Advanced Lighting Technologies, Inc. designs, manufactures, and markets energy efficient commercial lighting products, components and systems.		16.8

Advantage Sales & Marketing Inc	Advantage Sales & Marketing Inc 18100 Von Karman Ave, Suite 1000 Irvine, CA 92612	Advantage Sales & Marketing Inc. (ASM) provides marketing services. The Company offers integrated sales services, business process outsourcing, retail services, brand and space management, and marketing services.		10.9

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

All Systems Holding LLC	All Systems Holding LLC 210 Sixth Avenue, Suite 3100 Pittsburgh, PA 15222	All Systems is a leading independent human capital solutions provider in the U.S., serving a diverse set of blue-chip customers by providing highly specialized skillsets for non-discretionary and in-demand functions.		112.5

All Systems Holding LLC	All Systems Holding LLC 210 Sixth Avenue, Suite 3100 Pittsburgh, PA 15222	All Systems is a leading independent human capital solutions provider in the U.S., serving a diverse set of blue-chip customers by providing highly specialized skillsets for non-discretionary and in-demand functions.	(1)	7.2

AM General LLC	AM General LLC 105 N. Niles Ave, P.O. Box 7025 South Bend, IN 46634	AM General designs, engineers, manufactures and supports specialised vehicles for commercial and military customers.		108.3

American Tire Distributors Inc	American Tire Distributors Inc 12200 Herbert Wayne Court, Suite 150 Huntersville, NC 28078	American Tire Distributors, Inc. distributes replacement tires in the United States.		21.7

Amtek Global Technology Pte Ltd	Amtek Global Technology Pte Ltd 141 Cecil Street #02-03, Tung Ann Association Building Singapore, 069541	Integrated automotive component manufacturer with a strong global presence.		65.5

Apex Group Limited	Apex Group Limited 1650 Borel Place, #100 San Mateo, CA 94402	Apex Group is an independent fund administrator. The Company provides back and middle office functions for alternative asset funds.		1.9

Apex Group Limited	Apex Group Limited 1650 Borel Place, #100 San Mateo, CA 94402	Apex Group is an independent fund administrator. The Company provides back and middle office functions for alternative asset funds.		18.3

Apex Group Limited	Apex Group Limited 1650 Borel Place, #100 San Mateo, CA 94402	Apex Group is an independent fund administrator. The Company provides back and middle office functions for alternative asset funds.		39.9

Ardonagh Group Ltd	Ardonagh Group Ltd 3rd Floor 44 Esplanade Saint Helier JE4 9WG Jersey	The Ardonagh Group Limited operates as an independent insurance broker and underwriter in the United Kingdom and internationally.	(1)	1.0

Aspect Software Inc	Aspect Software Inc 2325 East Camelback Road, Suite 700 Phoenix, AZ 85016	Aspect Software is a provider of solutions to the contact center industry.		—

Aspect Software Inc	Aspect Software Inc 2325 East Camelback Road, Suite 700 Phoenix, AZ 85016	Aspect Software is a provider of solutions to the contact center industry.	(1)	0.7

Aspect Software Inc	Aspect Software Inc 2325 East Camelback Road, Suite 700 Phoenix, AZ 85016	Aspect Software is a provider of solutions to the contact center industry.		2.7

Berner Food & Beverage LLC	Berner Food & Beverage LLC 2034 East Factory Road Dakota, IL 61018	A leading producer of ready-to-drink (“RTD”) coffee, cheese dips, salsa and other dairy-related items.		78.8

Borden (New Dairy Opco)	Borden (New Dairy Opco) 8750 North Central Expressway Suite 400 Dallas, TX 75231-6436	Borden produces dairy products such as milk, yogurt smoothies, probiotics, and cheese products.		7.6

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Borden (New Dairy Opco)	Borden (New Dairy Opco) 8750 North Central Expressway Suite 400 Dallas, TX 75231-6436	Borden produces dairy products such as milk, yogurt smoothies, probiotics, and cheese products.		16.8

Borden Dairy Co	Borden Dairy Co 8750 N. Central Expressway, Suite 400 Dallas, TX 75231	Borden Dairy Company produces dairy products. It offers milk, yogurt smoothies, yogurt, probiotics, creams, and cheese products.		24.1

Brand Energy & Infrastructure Services Inc	Brand Energy & Infrastructure Services Inc 1325 Cobb International Drive Kennesaw, GA 30152	Brand Energy & Infrastructure Holdings, Inc. offers industrial scaffolding, painting, and coating services energy infrastructure market.		2.9

Charles Taylor PLC	Charles Taylor PLC The Minister Building First Floor 21 Mincing Lane London, Greater London EC3R 7AG United Kingdom	Charles Taylor Limited provides professional services and technology solutions to the insurance market in the United Kingdom, the Americas, the Asia Pacific, Europe, the Middle East, and Africa.		42.8

CSafe Global	CSafe Global 2900 Dryden Road Dayton, OH 45439	CSafe designs, develops and manufactures cold chain management products for the pharmaceutical industry.	(1)	5.9

CSafe Global	CSafe Global 2900 Dryden Road Dayton, OH 45439	CSafe designs, develops and manufactures cold chain management products for the pharmaceutical industry.		42.3

CSafe Global	CSafe Global 2900 Dryden Road Dayton, OH 45439	CSafe designs, develops and manufactures cold chain management products for the pharmaceutical industry.	(1)	3.9

CSM Bakery Products	CSM Bakery Solutions 5775 Glenridge Drive, Bldg. A Sandy Springs, GA 30328	CSM Bakery Solutions LLC engages in the production and distribution of bakery ingredients and products in the United States, Canada, and Mexico.		1.1

CTI Foods Holding Co LLC	CTI Foods Holding Co LLC P.O. Box 700 Caldwell, ID 83606	Produces custom food products for the foodservice industry.		3.0

Datatel Inc	Datatel Inc 10811 South Westview Circle Drive, Suite 100 Houston, TX 77043	Datatel, Inc. provides marketing of seismic survey related data.		1.2

Distribution International Inc	Distribution International Inc 9000 Railwood Drive Houston, TX 77078	Distributes thermal and acoustical insulation and related supplies for maintenance and repair operations in the U.S.		25.1

Eagle Family Foods Inc	Eagle Family Foods Inc 4020 Kinross Lakes Parkway Richfield, OH 44286	Eagle Family Foods Group LLC, is an American producer of food and beverage products.		2.5

Eagle Family Foods Inc	Eagle Family Foods Inc 4020 Kinross Lakes Parkway Richfield, OH 44286	Eagle Family Foods Group LLC, is an American producer of food and beverage products.	(1)	4.6

Eagle Family Foods Inc	Eagle Family Foods Inc 4020 Kinross Lakes Parkway Richfield, OH 44286	Eagle Family Foods Group LLC, is an American producer of food and beverage products.		46.2

Electronics For Imaging Inc	Electronics For Imaging Inc 6750 Dumbarton Circle Fremont, CA 94555	Electronics for Imaging, Inc. provides industrial format display graphics, corrugated packaging and display, textile, and ceramic tile decoration digital inkjet printers worldwide.		13.1

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Empire Today LLC	Empire Today LLC 333 Northwest Avenue Northlake, IL 60164	Empire Today operates as a shop-at-home company that provides installed flooring treatment products to customers across the United States.		75.6

Entertainment Benefits Group LLC	Entertainment Benefits Group LLC 19495 Biscayne Boulevard Suite 300 Aventura, FL 33180	Entertainment Benefits Group, LLC develops, owns, and operates ticketing systems and platforms for travel and entertainment markets in the United States.		4.3

Entertainment Benefits Group LLC	Entertainment Benefits Group LLC 19495 Biscayne Boulevard Suite 300 Aventura, FL 33180	Entertainment Benefits Group, LLC develops, owns, and operates ticketing systems and platforms for travel and entertainment markets in the United States.	(1)	0.5

Entertainment Benefits Group LLC	Entertainment Benefits Group LLC 19495 Biscayne Boulevard Suite 300 Aventura, FL 33180	Entertainment Benefits Group, LLC develops, owns, and operates ticketing systems and platforms for travel and entertainment markets in the United States.		29.6

Frontline Technologies Group LLC	Frontline Technologies Group LLC 1400 Atwater Dr Malvern, PA 19355	Provides cloud based human capital management software (“HCM”) software applications for K-12.		93.8

Greystone & Co Inc	Greystone & Co Inc 152 West 57th St. 60th Floor New York, NY	Originator and servicer of multifamily commercial real estate loans.		36.7

Greystone Equity Member Corp	Greystone Equity Member Corp 152 West 57th Street 60th Floor New York, NY 10019	Real estate lending, primarily focused on multifamily and senior/healthcare housing		60.8

Heniff Transportation Systems LLC	Heniff Transportation Systems LLC 2015 Spring Road Suite 780 Oak Brook, IL 60523	Heniff Transportation Systems, LLC provides liquid bulk chemical transportation services in the United States, Canada, and Mexico.		2.8

Heniff Transportation Systems LLC	Heniff Transportation Systems LLC 2015 Spring Road Suite 780 Oak Brook, IL 60523	Heniff Transportation Systems, LLC provides liquid bulk chemical transportation services in the United States, Canada, and Mexico.	(1)	5.5

Heniff Transportation Systems LLC	Heniff Transportation Systems LLC 2015 Spring Road Suite 780 Oak Brook, IL 60523	Heniff Transportation Systems, LLC provides liquid bulk chemical transportation services in the United States, Canada, and Mexico.		64.2

Hilton Worldwide Finance LLC	Hilton Worldwide Finance LLC 7930 Jones Branch Drive, Suite 1100 Mclean, VA 22102	Hilton Worldwide Holdings Inc., a hospitality company, owns, leases, manages, develops, and franchises hotels and resorts.		4.8

HM Dunn Co Inc	HM Dunn Co Inc 3301 House Anderson Road Euless, TX 76040	HM Dunn is engaged in the manufacture and distribution of aircraft components, assemblies and kits used by original equipment manufacturers (OEMs) in the defense, commercial and civil sectors of the aerospace and defense industry.		0.6

HM Dunn Co Inc	HM Dunn Co Inc 3301 House Anderson Road Euless, TX 76040	HM Dunn is engaged in the manufacture and distribution of aircraft components, assemblies and kits used by original equipment manufacturers (OEMs) in the defense, commercial and civil sectors of the aerospace and defense industry.		0.1

Hudson Technologies Co	Hudson Technologies Co One Blue Hill Plaza Pearl River, NY 10965	Hudson Technologies is a national distributor and provider of refrigerant gas and engineered solutions headquartered in Pearl River, NY.		32.7

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

ID Verde	ID Verde 38 rue Jacques IbertLevallois-Perret, 92300 France	Idverde provides building maintenance services. The Company offers landscaping for green spaces and sports fields, as well as recreational and watering fountains designing services.		33.1

ID Verde	ID Verde 38 rue Jacques IbertLevallois-Perret, 92300 France	Idverde provides building maintenance services. The Company offers landscaping for green spaces and sports fields, as well as recreational and watering fountains designing services.		5.1

Industria Chimica Emiliana Srl	Industria Chimica Emiliana Srl Via Sicilia, 8/10 Reggio Emilia, RE 42100 Italy	Industria Chimica Emiliana S.r.l manufactures and markets pharmaceutical, bacteriological, and feed grade acids.		20.7

Industria Chimica Emiliana Srl	Industria Chimica Emiliana Srl Via Sicilia, 8/10 Reggio Emilia, RE 42100 Italy	Industria Chimica Emiliana S.r.l manufactures and markets pharmaceutical, bacteriological, and feed grade acids.		9.3

Industry City TI Lessor LP	Industry City TI Lessor LP 220 36th Street, #2-A Brooklyn, NY 11232	The Brooklyn Nets are an NBA basketball team owned by Russian billionaire, Mikhail Prokhorov. The Team was moved from New Jersey to Brooklyn, NY in 2012.		24.8

J S Held LLC	J S Held LLC 50 Jericho Quadrangle Suite 117 Jericho, NY 11753	J.S. Held is a specialty consulting firm that is primarily engaged by insurance carriers and loss adjusters to provide consulting services on a range of construction and engineering matters relating to insurance claims.		60.2

J S Held LLC	J S Held LLC 50 Jericho Quadrangle Suite 117 Jericho, NY 11753	J.S. Held is a specialty consulting firm that is primarily engaged by insurance carriers and loss adjusters to provide consulting services on a range of construction and engineering matters relating to insurance claims.	(1)	6.5

J S Held LLC	J S Held LLC 50 Jericho Quadrangle Suite 117 Jericho, NY 11753	J.S. Held is a specialty consulting firm that is primarily engaged by insurance carriers and loss adjusters to provide consulting services on a range of construction and engineering matters relating to insurance claims.		0.8

J S Held LLC	J S Held LLC 50 Jericho Quadrangle Suite 117 Jericho, NY 11753	J.S. Held is a specialty consulting firm that is primarily engaged by insurance carriers and loss adjusters to provide consulting services on a range of construction and engineering matters relating to insurance claims.	(1)	5.4

JHT Holdings Inc	JHT Holdings Inc 10801 Corporate Drive Pleasant Prairie, WI 53158	Provides transportation services related to the delivery of heavy commerical trucks in the US, Canada and Mexico.		13.7

Jo-Ann Stores Inc	Jo-Ann Stores Inc 5555 Darrow Rd Hudson, OH 44236	Jo-Ann Stores is the nation’s largest specialty retailer of fabrics and one of the largest specialty retailers of crafts.		8.7

Kellermeyer Bergensons Services LLC	Kellermeyer Bergensons Services LLC 3605 Ocean Ranch Boulevard Suite 200 Oceanside, CA 92056	Kellermeyer Bergensons Services, LLC provides facilities management services to retail and grocery chains.		114.2

Kellermeyer Bergensons Services LLC	Kellermeyer Bergensons Services LLC 3605 Ocean Ranch Boulevard Suite 200 Oceanside, CA 92056	Kellermeyer Bergensons Services, LLC provides facilities management services to retail and grocery chains.	(1)	31.4

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Kodiak BP LLC	Kodiak BP LLC 1745 Shea Center Drive, Suite 130 Littleton, CO 80129	Kodiak Building Partners is a diversified building products distribution platform serving a variety of end markets, geographies, and product categories.		71.2

Kodiak BP LLC	Kodiak BP LLC 1745 Shea Center Drive, Suite 130 Littleton, CO 80129	Kodiak Building Partners is a diversified building products distribution platform serving a variety of end markets, geographies, and product categories.	(1)	63.9

Koosharem LLC	Koosharem LLC 3820 State Street Santa Barbara, CA 93105	Provider of diversified staffing solutions in the U.S.		–

Laird PLC	Laird PLC 100 Pall Mall London, Greater London SW1Y 5NQ United Kingdom	Laird PLC designs, develops, and delivers solutions and components for connecting and protecting electronics in North America, Asia, Australia, Europe, and internationally.		1.8

Lexitas Inc	Lexitas Inc 13101 Northwest Freeway Suite 210 Houston, TX 77040	Lexitas provides litigation support services to law firms, plaintiff counsel, defense counsel, corporations, and corporate legal departments.		26.5

Lexitas Inc	Lexitas Inc 13101 Northwest Freeway Suite 210 Houston, TX 77040	Lexitas provides litigation support services to law firms, plaintiff counsel, defense counsel, corporations, and corporate legal departments.	(1)	2.5

Lionbridge Technologies Inc	Lionbridge Technologies Inc 1050 Winter Street Suite 2300 Waltham, MA 2451	Lionbridge Technologies, Inc. provides translation and localization solutions for enterprises.		68.5

Lipari Foods LLC	Lipari Foods LLC 26661 Bunert Road Warren, MI 48089	Lipari Foods, LLC engages in the distribution of food products. Its products include bakery products, confectionery products, dairy products, meat and seafood products, and foodservice products.		84.2

Lipari Foods LLC	Lipari Foods LLC 26661 Bunert Road Warren, MI 48089	Lipari Foods, LLC engages in the distribution of food products. Its products include bakery products, confectionery products, dairy products, meat and seafood products, and foodservice products.		19.3

Matchesfashion Ltd	Matchesfashion Ltd 32 London Bridge Street London, SE1 9SG, United Kingdom	A global omni-channel luxury fashion retailer offering 450+ high-end brands.		12.1

Micronics Filtration Holdings Inc	Micronics Filtration Holdings Inc 200 West Road Portsmouth, NH 3801	Micronics Engineered Filtration is a global designer and manufacturer of inline solid-liquid filtration solutions for mission-critical industrial process applications.		45.0

Motion Recruitment Partners LLC	Motion Recruitment Partners LLC 131 Clarendon Street 3rd Floor Boston, MA 2116	Motion Recruitment Partners, LLC, through its subsidiaries provides recruitment solutions to organizations in the United States.		37.3

Motion Recruitment Partners LLC	Motion Recruitment Partners LLC 131 Clarendon Street 3rd Floor Boston, MA 2116	Motion Recruitment Partners, LLC, through its subsidiaries provides recruitment solutions to organizations in the United States.	(1)	29.8

NBG Home	NBG Home 12303 Technology Boulevard , Suite 950 Austin, TX 78727	A designer, manufacturer and distributor of products for the home décor market.		69.4

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

NCI Inc	NCI Inc 11730 Plaza America Drive Reston, VA 20190	Provides enterprise systems management, information assurance, information assurance policies, and process development and validation solutions.		82.3

One Call Care Management Inc	One Call Care Management Inc 841 Prudential Drive Suite 900 Jacksonville, FL 32207	One Call Care Management, Inc. provides specialized cost containment services to the workers’ compensation industry in the United States.		4.3

P2 Energy Solutions Inc.	P2 Energy Solutions Inc. 1670 Broadway Suite 2800 Denver, CO 80202	P2 Energy Solutions incorporated develops software, data, and analytics solutions for the oil and gas industry.		2.3

P2 Energy Solutions Inc.	P2 Energy Solutions Inc. 1670 Broadway Suite 2800 Denver, CO 80202	P2 Energy Solutions incorporated develops software, data, and analytics solutions for the oil and gas industry.	(1)	4.7

P2 Energy Solutions Inc.	P2 Energy Solutions Inc. 1670 Broadway Suite 2800 Denver, CO 80202	P2 Energy Solutions incorporated develops software, data, and analytics solutions for the oil and gas industry.		115.5

Petroplex Acidizing Inc	Petroplex Acidizing Inc P.O. Box 60365 Midland, TX 79711	Provides acidizing and chemical treatment services for oil, gas, and injection wells in the Permian Basin.		22.8

Polyconcept North America Inc	Polyconcept North America Inc 400 Hunt Valley Rd New Kensington, PA 15068	Provides promotional, lifestyle, and gift products.		20.7

Premium Credit Ltd	Premium Credit Ltd Ermyn House Ermyn Way Leatherhead, Surrey KT22 8UX United Kingdom	Premium Credit Limited provides insurance premium financial services to individuals and businesses in the United Kingdom and Ireland.		51.1

Pretium Packaging LLC	Pretium Packaging LLC 15450 South Outer Forty Drive Suite 120 Chesterfield, MO 63017	Pretium Packaging, LLC designs, manufactures, and supplies plastic containers and closures		20.1

Pretium Packaging LLC	Pretium Packaging LLC 15450 South Outer Forty Drive Suite 120 Chesterfield, MO 63017	Pretium Packaging, LLC designs, manufactures, and supplies plastic containers and closures	(1)	19.4

Project Marron	Project Marron Brookfield Place Level 8 125 St Georges Terrace Perth, WA 6000 Australia	Provides educational services for students and professionals by way of bridging course opportunities that offer pre-requisite qualifications in order to gain entry into a mainstream facility.		1.0

PSKW LLC	PSKW LLC 200 Jefferson Park Whippany, NJ 7981	PSKW is a leading developer and marketer of co-pay assistance (CPA) programs and tools that help to reduce the cost of prescription drugs for patients.		136.0

Qdoba Restaurant Corp	Qdoba Restaurant Corp 4865 Ward Road, Suite 500 Wheat Ridge, CO 80033	The Company offers canned, frozen fruits, fruit juice, vegetable and non-vegetable food items.		10.9

Reliant Rehab Hospital Cincinnati LLC	Reliant Rehab Hospital Cincinnati LLC 5800 Granite Parkway, Suite 1000 Plano, TX 75024	Reliant Rehabilitation Holdings, Inc. provides contract therapy and rehabilitation management services. It offers physical, occupational, and speech therapy services to skilled nursing facilities.		101.7

Revere Superior Holdings Inc	Revere Superior Holdings Inc 100 Summer Street 17th Floor Boston, MA 2110	Develops a staffing and recruiting software for startups, SMBs, and enterprises.		13.0

Revere Superior Holdings Inc	Revere Superior Holdings Inc 100 Summer Street 17th Floor Boston, MA 2110	Develops a staffing and recruiting software for startups, SMBs, and enterprises.	(1)	1.0

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Roadrunner Intermediate Acquisition Co LLC	Roadrunner Intermediate Acquisition Co LLC 6399 South Fiddlers Green Circle, Suite 100 Greenwood Village, CO 80111	Healthcare Staffing Services (Roadrunner) is a leading provider of travel nurse staffing solutions. The company operates through two segments: Fastaff Travel Nursing and U.S. Nursing Corporation.		10.8

RSC Insurance Brokerage Inc	RSC Insurance Brokerage Inc 160 Federal Street 4th floor Boston, MA 02110-1700	Provides insurance brokerage, risk management, and risk advisory services to commercial companies, non-profits, public entities, and individuals.	(1)	3.1

RSC Insurance Brokerage Inc	RSC Insurance Brokerage Inc 160 Federal Street 4th floor Boston, MA 02110-1700	Provides insurance brokerage, risk management, and risk advisory services to commercial companies, non-profits, public entities, and individuals.		1.2

RSC Insurance Brokerage Inc	RSC Insurance Brokerage Inc 160 Federal Street 4th floor Boston, MA 02110-1700	Provides insurance brokerage, risk management, and risk advisory services to commercial companies, non-profits, public entities, and individuals.	(1)	7.1

RSC Insurance Brokerage Inc	RSC Insurance Brokerage Inc 160 Federal Street 4th floor Boston, MA 02110-1700	Provides insurance brokerage, risk management, and risk advisory services to commercial companies, non-profits, public entities, and individuals.		91.9

RSC Insurance Brokerage Inc	RSC Insurance Brokerage Inc 160 Federal Street 4th floor Boston, MA 02110-1700	Provides insurance brokerage, risk management, and risk advisory services to commercial companies, non-profits, public entities, and individuals.	(1)	4.0

Safe-Guard Products International LLC	Safe-Guard Products International LLC Two Concourse Parkway Suite 500 Atlanta, GA 30328	Safe-Guard Products International, LLC develops, markets, and administers finance and insurance programs for the automotive aftermarket industry, as well as the RV, marine and motorcycle/powersports segments.		59.9

Savers Inc	Savers Inc 11400 S.E. 6th Street Bellevue, WA 98004	Operates a chain of retail thrift stores.		44.6

Savers Inc	Savers Inc 11400 S.E. 6th Street Bellevue, WA 98004	Operates a chain of retail thrift stores.		46.1

Sequa Corp	Sequa Corp 3999 RCA Blvd. Palm Beach Gardens, FL 33410	Provides aftermarket service and repairs for jet engine parts and coats steel for commercial and residential uses.		11.2

Sequel Youth & Family Services LLC	Sequel Youth & Family Services LLC 1131 Eagletree Lane Huntsville, AL 35801	Sequel Youth & Family Services LLC develops and operates programs for children, adolescents, and adults with behavioral, emotional, and physical challenges.		13.7

Sequel Youth & Family Services LLC	Sequel Youth & Family Services LLC 1131 Eagletree Lane Huntsville, AL 35801	Sequel Youth & Family Services LLC develops and operates programs for children, adolescents, and adults with behavioral, emotional, and physical challenges.		80.0

Sequential Brands Group Inc.	Sequential Brands Group Inc. 601 West 26th Street, 9th Floor New York, NY 10001	Sequential Brands Group owns, promotes, markets and licenses a portfolio of consumer brands to retailers, wholesalers and distributors.		58.4

Sorenson Communications LLC	Sorenson Communications LLC 4192 South Riverboat Road Salt Lake City, UT 84123	Sorenson Communications is a provider of IP-based video communication technology and services to the deaf and hard of hearing population in the United States.		11.3

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Sungard Availability Services Capital Inc	Sungard Availability Services Capital Inc 680 East Swedesford Road Wayne, PA 19087	SunGard provides IT operations support, managed IT services and consulting services.		0.7

Sungard Availability Services Capital Inc	Sungard Availability Services Capital Inc 680 East Swedesford Road Wayne, PA 19087	SunGard provides IT operations support, managed IT services and consulting services.	(1)	0.3

Sutherland Global Services Inc	Sutherland Global Services Inc 1160 Pittsford-Victor Road Pittsford, NY 14534	Sutherland is a leading provider of technology enabled business process outsourcing services.		4.5

Sweet Harvest Foods Management Co	Sweet Harvest Foods Management Co 515 Cannon Industrial Boulevard Cannon Falls, MN 55009-1177	Produces and sells honey.		24.3

Sweet Harvest Foods Management Co	Sweet Harvest Foods Management Co 515 Cannon Industrial Boulevard Cannon Falls, MN 55009-1177	Produces and sells honey.	(1)	0.8

Tangoe LLC	Tangoe LLC 169 Lackawanna Ave. Parsippany, NJ 07054	Tangoe LLC provides connection life cycle management software and related services. The Comapny offers technology life cycle management for mobility, network, and Cloud.		88.6

ThermaSys Corp	ThermaSys Corp 2777 Walden Avenue Buffalo NY, 14225	ThermaSys is a manufacturer of heat exchangers for end markets including power generation, industrial, construction equipment, and automotive engines.		7.7

ThreeSixty Group	ThreeSixty Group 1 Venture, Suite 110 Irvine, CA 92618	Designs, sources, and distributes consumer products to retailers in the United States.		50.5

ThreeSixty Group	ThreeSixty Group 1 Venture, Suite 110 Irvine, CA 92618	Designs, sources, and distributes consumer products to retailers in the United States.		50.9

Torrid Inc	Torrid Inc 18501 East San Jose Avenue City of Industry, CA 91748	Torrid Inc. operates as a branded omni-channel retailer of apparel, intimates, and accessories for 25- to 40-year-old woman.		26.3

Trace3 Inc	Trace3 Inc 7565 Irvine Center Drive, Suite 200 Irvine, CA 92618	Trace3 is a leading technology solutions value-added reseller to predominantly West Coast enterprise customers.		89.0

Transaction Services Group Ltd	Transaction Services Group Ltd 5 The Warehouse Way Northcote Auckland 627 New Zealand	Provider of integrated business management software and payment solutions to membership organizations globally, focused on Health & Fitness clubs and childcare organizations.		5.0

Transaction Services Group Ltd	Transaction Services Group Ltd 5 The Warehouse Way Northcote Auckland 627 New Zealand	Provider of integrated business management software and payment solutions to membership organizations globally, focused on Health & Fitness clubs and childcare organizations.		15.9

Transaction Services Group Ltd	Transaction Services Group Ltd 5 The Warehouse Way Northcote Auckland 627 New Zealand	Provider of integrated business management software and payment solutions to membership organizations globally, focused on Health & Fitness clubs and childcare organizations.		7.8

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Truck-Lite Co LLC	Truck-Lite Co LLC 310 East Elmwood Avenue Falconer, NY 14733	Truck-Lite Co., LLC designs, develops, manufactures, and distributes vehicular safety lighting products and accessories to heavy-duty truck, trailer, and commercial vehicle industries in the United States and internationally.		2.5

Truck-Lite Co LLC	Truck-Lite Co LLC 310 East Elmwood Avenue Falconer, NY 14733	Truck-Lite Co., LLC designs, develops, manufactures, and distributes vehicular safety lighting products and accessories to heavy-duty truck, trailer, and commercial vehicle industries in the United States and internationally.	(1)	9.2

Truck-Lite Co LLC	Truck-Lite Co LLC 310 East Elmwood Avenue Falconer, NY 14733	Truck-Lite Co., LLC designs, develops, manufactures, and distributes vehicular safety lighting products and accessories to heavy-duty truck, trailer, and commercial vehicle industries in the United States and internationally.		108.3

Truck-Lite Co LLC	Truck-Lite Co LLC 310 East Elmwood Avenue Falconer, NY 14733	Truck-Lite Co., LLC designs, develops, manufactures, and distributes vehicular safety lighting products and accessories to heavy-duty truck, trailer, and commercial vehicle industries in the United States and internationally.	(1)	16.1

United Rentals North America Inc	United Rentals North America Inc 100 First Stamford Place Suite 700 Stamford, CT 6902	United Rentals (North America), Inc. operates as an equipment rental company in the United States, Canada, and Europe. It operates in two segments, General Rentals; and Trench, Power and Fluid Solutions.		4.9

Utility One Source LP	Utility One Source LP 7701 Independence Avenue Kansas City, MO 64125	Renter, manufacturer and servicer of specialty equipment used in industries such as utility, forestry, rail, construction, oil&gas.		–

Virgin Pulse Inc	Virgin Pulse Inc 492 Old Connecticut Path, Suite 601 Framingham, MA 01701	Virgin Pulse, Inc. designs and develops technology to promote good lifestyle habits for employees.		135.1

Warren Resources Inc	Warren Resources Inc 5420 LBJ Freeway, Suite 600 Dallas, TX 75240	Warren Resources is an independent energy company engaged in the exploration, development and production of onshore crude oil and gas reserves.		0.7

Wheels Up Partners LLC	Wheels Up Partners LLC 220 West 42nd Street , 16th Floor New York, NY 10036	Offers private aviation services on light, mid, and super mid-sized jets, as well as membership opportunities to clients looking for travel management solutions.		4.6

Wheels Up Partners LLC	Wheels Up Partners LLC 220 West 42nd Street , 16th Floor New York, NY 10036	Offers private aviation services on light, mid, and super mid-sized jets, as well as membership opportunities to clients looking for travel management solutions.		4.9

Wheels Up Partners LLC	Wheels Up Partners LLC 220 West 42nd Street , 16th Floor New York, NY 10036	Offers private aviation services on light, mid, and super mid-sized jets, as well as membership opportunities to clients looking for travel management solutions.		17.5

Wheels Up Partners LLC	Wheels Up Partners LLC 220 West 42nd Street , 16th Floor New York, NY 10036	Offers private aviation services on light, mid, and super mid-sized jets, as well as membership opportunities to clients looking for travel management solutions.		7.3

Wheels Up Partners LLC	Wheels Up Partners LLC 220 West 42nd Street , 16th Floor New York, NY 10036	Offers private aviation services on light, mid, and super mid-sized jets, as well as membership opportunities to clients looking for travel management solutions.		3.7

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Wheels Up Partners LLC	Wheels Up Partners LLC 220 West 42nd Street , 16th Floor New York, NY 10036	Offers private aviation services on light, mid, and super mid-sized jets, as well as membership opportunities to clients looking for travel management solutions.		12.0

Wheels Up Partners LLC	Wheels Up Partners LLC 220 West 42nd Street , 16th Floor New York, NY 10036	Offers private aviation services on light, mid, and super mid-sized jets, as well as membership opportunities to clients looking for travel management solutions.		11.7

Z Gallerie LLC	Z Gallerie LLC 1855 West 139th Street Gardena, CA 90249	Operates stores that sell furniture, art, decor, tableware, bedding, and gifts in the U.S.		0.4

Zeta Interactive Holdings Corp	Zeta Interactive Holdings Corp 185 Madison Avenue, 5th Floor New York, NY 10016	Zeta is a customer lifecycle marketing (CLM) platform company that integrates big data, proprietary technology and analytics to help leading brands acquire, grow and retain customers.		15.8

Second Lien Senior Secured Loans

Abaco Systems, Inc	Abaco Systems, Inc 12090 South Memorial Parkway Huntsville, AL 35803	Abaco Systems is a global leader in open architecture rugged embedded systems.		62.9

Agro Merchants Global LP	Agro Merchants Global LP 1150 Sanctuary Parkway, Suite 125 Alpharetta, GA 30009	AGRO provides cold storage warehousing for produce providers and retailers and also offers services such as repacking, inspection, blast freezing, and trucking.		13.1

Amtek Global Technology Pte Ltd	Amtek Global Technology Pte Ltd 141 Cecil Street #02-03, Tung Ann Association Building Singapore, 069541	Integrated automotive component manufacturer with a strong global presence.		51.3

athenahealth Inc	athenahealth Inc 311 Arsenal Street Watertown, MA 02472	athenahealth, Inc., together with its subsidiaries, provides network-based medical record, revenue cycle, patient engagement, care coordination, and population health services for medical groups and health systems.		111.9

Belk Inc	Belk Inc 2801 West Tyvola Road Charlotte, NC 28217	The 7th largest department store operator in the US, with 297 stores across 16 southeastern states.		14.5

Belk Inc	Belk Inc 2801 West Tyvola Road Charlotte, NC 28217	The 7th largest department store operator in the US, with 297 stores across 16 southeastern states.		93.2

Byrider Finance LLC	Byrider Finance LLC 12802 Hamilton Crossing Boulevard Carmel, IN 46032	Byrider is an automotive retailer focused on the integrated auto sales and finance segment.		18.0

Chisholm Oil & Gas Operating LLC	Chisholm Oil & Gas Operating LLC 6100 South Yale Avenue, Suite 1700 Tulsa, OK 74136	Private exploration and production operator located in Tulsa, Oklahoma.		16.0

CommerceHub Inc	CommerceHub Inc 201 Fuller Road, ZEN Building, 6th Floor Albany, NY 12203	CommerceHub is a provider of hosted integration, drop ship fulfillment, and product content management for multi-channel e-commerce merchants.		67.6

Culligan International Co	Culligan International Co 9399 West Higgins Rd, STE 1100 Rosemont, IL 60018 USA	Engages in the manufacture and distribution of water filtration and treatment systems for residential, office, commercial, and industrial applications.		84.4

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Gruden Acquisition Inc	Gruden Acquisition, Inc. 4041 Park Oaks Boulevard, Suite 200 Tampa, FL 33610	Quality Distribution (Gruden Acquisition) is a global provider of bulk transportation and logistics services.		9.7

MedAssets Inc	MedAssets Inc 100 North Point Center East, Suite 200 Alpharetta, GA 30022	Provides technology-enabled products and services for hospitals and health systems.		62.1

NBG Home	NBG Home 12303 Technology Boulevard , Suite 950 Austin, TX 78727	A designer, manufacturer and distributor of products for the home décor market.		24.7

NEP Broadcasting LLC	NEP Broadcasting LLC 2 Beta Drive Pittsburgh, PA 15238	Offers post production and studio services to TV broadcast companies.		1.0

OEConnection LLC	OEConnection LLC 4205 Highlander Parkway Richfield, OH 44286	OEConnection LLC provides technology solutions to original equipment manufacturers and their franchised dealers in automotive, construction, and heavy-duty truck industries worldwide.		33.8

Paradigm Acquisition Corp	Paradigm Acquisition Corp 1033 Skokie Blvd, Suite 600 Northbrook, IL 60062	Paradigm Acquisition Corporation was founded in 2012. The Company’s line of business includes providing management services on a contract or fee basis.		2.4

Peak 10 Holding Corp	Peak 10 Holding Corp 8809 Lenox Pointe Drive, Suite G Charlotte, NC 28273-3377	Peak 10 Holding Corporation operates as a holding company. The Company, through its subsidiaries, provides information technology services such as application support, security, backup, storage management, internet access, and cloud computing services.		0.2

Petrochoice Holdings Inc	Petrochoice Holdings Inc 1300 Virginia Drive, Suite 405 Ft. Washington, PA 19034	Supplies lubricants and filtration products in the Mid-Atlantic region and Midwest region.		64.1

Polyconcept North America Inc	Polyconcept North America Inc 400 Hunt Valley Rd New Kensington, PA 15068	Provides promotional, lifestyle, and gift products.		8.4

Pure Fishing Inc	Pure Fishing Inc 7 Science Court Columbia, SC 29203	Pure Fishing, Inc. manufactures and sells outdoor and recreational lifestyle products. The company offers fishing tackle, lures, rods and reels, anglers, soft baits, and accessories.		80.4

Rise Baking Company	Rise Baking Company 828 Kasota Avenue SE Minneapolis, MN 55414	Rise Baking Company produces and retails bakery products, including breads, cookies, and bars. The company was founded in 2013 and is headquartered in Minneapolis, Minnesota.		30.9

Sequa Corp	Sequa Corp 3999 RCA Blvd. Palm Beach Gardens, FL 33410	Provides aftermarket service and repairs for jet engine parts and coats steel for commercial and residential uses.		3.5

Sorenson Communications LLC	Sorenson Communications LLC 4192 South Riverboat Road Salt Lake City, UT 84123	Sorenson Communications is a provider of IP-based video communication technology and services to the deaf and hard of hearing population in the United States.		16.9

Sparta Systems Inc	Sparta Systems Inc 2000 Waterview Drive, Suite 300 Hamilton, NJ 08691	Develops and delivers on-premise and cloud based enterprise quality management software (EQMS) solutions.		34.7

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Sungard Availability Services Capital Inc	Sungard Availability Services Capital Inc 680 East Swedesford Road Wayne, PA 19087	SunGard provides IT operations support, managed IT services and consulting services.		2.0

Vestcom International Inc	Vestcom International Inc 2800 Cantrell Road Little Rock, AK 72202	Vestcom International, Inc. offers marketing solutions for retailers and brand manufacturers. The Company provides offers banner strips, ad signs, promotion, restocking programs, and banner advertisements.		70.1

WireCo WorldGroup Inc	WireCo WorldGroup Inc 2400 West 75th Street, Prairie Village Kansas City, MO 66208	Manufacturer of steel and synthetic rope, specialty wire, electromechanical cable, and other engineered products.		3.4

Wittur Holding GmbH	Wittur Holding GmbH Rohrbachstr. 26-30 Sulzemoos, Bavaria 85259 Germany	Wittur Holding GmbH manufactures and supplies components, modules, and systems for the elevator industry.		60.4

Z Gallerie LLC	Z Gallerie LLC 1855 West 139th Street Gardena, CA 90249	Operates stores that sell furniture, art, decor, tableware, bedding, and gifts in the U.S.		2.9

Other Senior Secured Debt

Advanced Lighting Technologies Inc	Advanced Lighting Technologies Inc 7905 Cochran Road, Suite 300 Glenwillow, OH 44139	Advanced Lighting Technologies, Inc. designs, manufactures, and markets energy efficient commercial lighting products, components and systems.		23.6

Angelica Corp	Angelica Corp 1105 Lakewood Parkway , Suite 210 Alpharetta, GA 30009	Provider of healthcare linen and medical laundry services.		42.2

Black Swan Energy Ltd	Black Swan Energy Ltd 2700, Bow Valley Square Tower IV, 250 – 6th Avenue SW Calgary, Alberta, Canada T2P 3H7	Black Swan Energy Ltd. is a private, Canadian E&P company headquartered in Calgary. The Company is focused on the liquids-rich window of the Montney Shale in northeast British Columbia.		6.0

Enterprise Development Authority	Enterprise Development Authority 3317 Forty Mile Road Wheatland, MD 95692	The Enterprise Development Authority owns and operates casinos.		3.7

JW Aluminum Co	JW Aluminum Co 435 Old Mount Holly Road Mt. Holly, SC 29445	JW Aluminum, Inc. manufactures and supplies specialty flat rolled aluminum products for use in consumer and commercial applications.		36.5

Lycra	Lycra Prins Bernhardplein 200 Amsterdam, Netherlands 1097 JB	Lycra manufactures manmade fibers, including spandex, polyester, and nylon.		5.4

TruckPro LLC	TruckPro LLC 1900 Charles Bryan Suite 100 Cordova, TN 38016	TruckPro, LLC distributes heavy-duty truck and trailer parts.		2.6

Velvet Energy Ltd	Velvet Energy Ltd Suite 1500, 308—4th Avenue SW Calgary, Alberta, Canada T2P 0H7	Velvet Energy Ltd. is a private Canadian exploration company with over 474,000 net acres in western Alberta. The Company was founded in 2011 and is backed by Warburg Pincus, Trilantic and 1901 Partners.		7.5

Z Gallerie LLC	Z Gallerie LLC 1855 West 139th Street Gardena, CA 90249	Operates stores that sell furniture, art, decor, tableware, bedding, and gifts in the U.S.		—

Z Gallerie LLC	Z Gallerie LLC 1855 West 139th Street Gardena, CA 90249	Operates stores that sell furniture, art, decor, tableware, bedding, and gifts in the U.S.		1.5

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Subordinated Debt

All Systems Holding LLC	All Systems Holding LLC 210 Sixth Avenue, Suite 3100 Pittsburgh, PA 15222	All Systems is a leading independent human capital solutions provider in the U.S., serving a diverse set of blue-chip customers by providing highly specialized skillsets for non-discretionary and in-demand functions.		—

Ardonagh Group Ltd	Ardonagh Group Ltd 3rd Floor 44 Esplanade Saint Helier JE4 9WG Jersey	The Ardonagh Group Limited operates as an independent insurance broker and underwriter in the United Kingdom and internationally.		0.8

athenahealth Inc	athenahealth Inc 311 Arsenal Street Watertown, MA 02472	athenahealth, Inc., together with its subsidiaries, provides network-based medical record, revenue cycle, patient engagement, care coordination, and population health services for medical groups and health systems.		69.2

ClubCorp Club Operations Inc	ClubCorp Club Operations Inc 3030 LBJ Freeway, Suite 600 Dallas, TX 75234	Owns or operates a network of golf, country, business, sports and alumni clubs in multiple states and worldwide.		23.2

Cornerstone (Ply Gem Holdings Inc)	Cornerstone (Ply Gem Holdings Inc) 5020 Weston Parkway Suite 400 Cary, NC 27513	Designs, engineers, manufactures, and markets external building products for the commercial, residential, and repair and remodel construction markets in North America.		0.2

Craftworks Rest & Breweries Group Inc	Craftworks Rest & Breweries Group Inc 201 West Main Street Suite 301 Chattanooga, TN 37408	CraftWorks Restaurants and Breweries, Inc. owns and operates restaurants, brewery restaurants, and entertainment venues in Los Angeles, Chicago, and Washington D.C.; Killeen, Texas; and Fargo, North Dakota.		7.2

DEI Sales Inc	DEI Sales Inc One Viper Way Vista, CA 92081-7853	Directed Electronics, Inc. is the largest designer & marketer of consumer branded audio speaker, vehicle security and convenience, home/mobile audio and video, and satellite radio products in the US.		82.1

Hilding Anders	Hilding Anders Östra Varvsgatan 4 Malmo, 211 75, Sweden	Manufacturer of beds and mattresses in Europe and Asia.		—

Hilding Anders	Hilding Anders Östra Varvsgatan 4 Malmo, 211 75, Sweden	Manufacturer of beds and mattresses in Europe and Asia.		26.9

Hilding Anders	Hilding Anders Östra Varvsgatan 4 Malmo, 211 75, Sweden	Manufacturer of beds and mattresses in Europe and Asia.		99.4

Asset Based Finance	Name and Address of Portfolio Company		Footnotes	Amortized Cost of Investment (in millions)

801 5th Ave, Seattle, Private Equity	801 5th Ave Seattle, WA 98104	F5 Tower, 660-foot-tall (200 m) skyscraper in Downtown Seattle, Washington		4.5

801 5th Ave, Seattle, Structure Mezzanine	801 5th Ave Seattle, WA 98104	F5 Tower, 660-foot-tall (200 m) skyscraper in Downtown Seattle, Washington		28.6

Abacus JV, Private Equity	Abacus JV 610 Gusryan Street Baltimore, MD 21224	Abacus Corporation provides staff augmentation, outsourcing, vendor management, and permanent placement services.		27.1

Accelerator Investments Aggregator LP, Private Equity	Accelerator Investments Aggregator LP Hofplein 20th—21st floor Rotterdam, 3032 AC Netherlands	Neo Direct Lending BV is a vehicle to invest in the European small business loan market. The company acts as a platform to source and facilitate small business loans in the the Netherlands (~90%) and Germany (~10%).		3.8

Asset Based Finance	Name and Address of Portfolio Company		Footnotes	Amortized Cost of Investment (in millions)

Altavair AirFinance, Private Equity	Altavair AirFinance 22833 South East Black Nugget Road Suite 110 Issaquah, WA	A leading global aviation servicing business		43.0

AMPLIT JV LP, Limited Partnership Interest	AMPLIT JV LP 724 W Lancaster Ave #225 Wayne, PA 19087	Residual interest in a securitization of loans.		3.8

Australis Maritime, Common Stock	Australis Maritime 55 Brompton Road SW3 1DP London United Kingdom	Australis Maritime Finance was set up in order to provider various financing opportunities to the global maritime and shipping industry space. Australis will lend against a diversified shipping portfolio across bulkers, containerships, and tankers.		17.3

Avida Holding AB, Common Stock	Avida Holding AB Södermalmsallén 36 Stockholm, Stockholm County 118 28 Sweden	A credit market company, provides financial solutions and services for individuals and companies in Sweden, Norway, and Finland.		35.5

Bank of Ireland, Class B Credit Linked Floating Rate Note	Bank of Ireland Lower Baggot St 2 Co Dublin, Ireland	Operates as an SPV serving as the counterparty to Bank of Ireland (“BOI”) in a CDS.		15.1

Byrider Finance LLC, Sub Note	Byrider Finance LLC 12802 Hamilton Crossing Boulevard Carmel, IN 46032	Byrider is an automotive retailer focused on the integrated auto sales and finance segment.		2.0

Global Jet Capital LLC, Preferred Stock	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		69.5

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		1.2

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		7.3

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		1.5

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		1.4

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		85.7

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		19.1

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		2.0

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		15.2

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		7.3

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		1.6

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		18.4

Asset Based Finance	Name and Address of Portfolio Company		Footnotes	Amortized Cost of Investment (in millions)

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		18.0

Global Lending Services LLC, Private Equity	Global Lending Services LLC 1200 Brookfield Boulevard Suite 300 Greenville, SC 29607	Global Lending Services LLC provides auto finance services. It offers subprime lending services to franchise and independent automobile dealers in the United States.		5.9

Global Lending Services LLC, Private Equity	Global Lending Services LLC 1200 Brookfield Boulevard Suite 300 Greenville, SC 29607	Global Lending Services LLC provides auto finance services. It offers subprime lending services to franchise and independent automobile dealers in the United States.		1.2

Home Partners JV, Common Stock	Home Partners JV 1000 S. Washington Avenue Suite 10 Lansing, MI 48910	Purpose of funding the acquisition of single family homes		15.8

Home Partners JV, Private Equity	Home Partners JV 1000 S. Washington Avenue Suite 10 Lansing, MI 48910	Purpose of funding the acquisition of single family homes		0.6

Home Partners JV, Structured Mezzanine	Home Partners JV 1000 S. Washington Avenue Suite 10 Lansing, MI 48910	Purpose of funding the acquisition of single family homes		35.7

Home Partners JV, Structured Mezzanine	Home Partners JV 1000 S. Washington Avenue Suite 10 Lansing, MI 48910	Purpose of funding the acquisition of single family homes	(1)	11.8

Kilter Finance, Private Equity	Kilter Finance 35 New Broad Street House London, Greater London EC2M 1NH United Kingdom	A specialty finance company, provides financing solutions to the financial services sector.		0.2

KKR Central Park Leasing Aggregator L.P., Partnership Interest	KKR Central Park Leasing Aggregator L.P. 9 West 57th Street, Suite 4200 New York, 10019	A static pool of 38 Airbus and Boeing aircraft on lease to airlines across the globe.		41.8

KKR Zeno Aggregator LP (K2 Aviation), Partnership Interest	KKR Zeno Aggregator LP (K2 Aviation) 555 California Street, 50th Floor San Francisco, CA 94104	A securitization of aircraft.		18.2

Lenovo Group Ltd, Structured Mezzanine	Lenovo Group Ltd Lincoln House 23rd Flr Taikoo Place 979 King’s Rd Quarry Bay Hong Kong	Lenovo Group Limited, an investment holding company, develops, manufactures, and markets technology products and services.		8.4

Lenovo Group Ltd, Structured Mezzanine	Lenovo Group Ltd Lincoln House 23rd Flr Taikoo Place 979 King’s Rd Quarry Bay Hong Kong	Lenovo Group Limited, an investment holding company, develops, manufactures, and markets technology products and services.		5.3

Opendoor Labs Inc, 2L Term Loan	Opendoor Labs Inc 405 Howard Street Suite 550 San Francisco, CA 94105	Opendoor Labs, Inc., a real estate company, which provides selling and buying of homes online.		23.6

Opendoor Labs Inc, 2L Term Loan	Opendoor Labs Inc 405 Howard Street Suite 550 San Francisco, CA 94105	Opendoor Labs, Inc., a real estate company, which provides selling and buying of homes online.	(1)	47.1

Orchard Marine Limited, Class B Common Stock	Orchard Marine Limited Palm Grove House, P.O. Box 438 Road Town, Tortola, VG 1110, British Virgin Islands	Buys and leases shipping vessels.		3.1

Orchard Marine Limited, Series A Preferred Stock	Orchard Marine Limited Palm Grove House, P.O. Box 438 Road Town, Tortola, VG 1110, British Virgin Islands	Buys and leases shipping vessels.		62.0

Asset Based Finance	Name and Address of Portfolio Company		Footnotes	Amortized Cost of Investment (in millions)

Prime ST LLC, Private Equity	333 108th Ave NE Bellevue, WA 98004	Tower 333, 20-story high-rise office building in the central business district of Bellevue, Washington		3.1

Prime ST LLC, Structured Mezzanine	333 108th Ave NE Bellevue, WA 98004	Tower 333, 20-story high-rise office building in the central business district of Bellevue, Washington		21.7

Rampart CLO 2007 1A Class Subord.	Rampart CLO 2007 1A Class Subord. 9 West 57th Street 43rd Floor New York, NY 10019	Investment in Rampart CLO 2007 Class Subord. Manager is Stone Tower Debt Advisors and underwriter is Banc of America Securities.		—

Sofi Lending Corp, Purchase Facility	Sofi Lending Corp 234 1st St, San Francisco, CA 94105	SoFi is an online provider of student loan refinancing.		32.2

Star Mountain Diversified Credit Income Fund III, LP, Private Equity	Star Mountain Diversified Credit Income Fund III, LP Tower 57 AT 135 East 57TH Street New York NY 10022	Focused exclusively on the U.S. lower middle-market by investing debt and equity directly into established operating companies		6.5

Toorak Capital Funding LLC, Membership Interest	Toorak Capital Funding LLC 15 Maple Street Second Floor West Summit, NJ 7901	Operates as a provider of third-party capital to the small business for real estate lending industry in the United States.		7.9

Toorak Capital Partners LLC, Private Equity	Toorak Capital Partners LLC 15 Maple Street Second Floor West Summit, NJ 7901	Toorak Capital Partners LLC operates as a provider of third-party capital to the small business for real estate lending industry in the United States		193.9

Wind River CLO Ltd. 2012 1A Class Subord. B	Wind River CLO Ltd. 2012 1A Class Subord. B 1515 West 22nd Street—11th Floor Oak Brook, IL 60523	Investment in Wind River CLO. Manager is Carlyle Investment Management and Underwriter in Bear Stearns.		17.5
Strategic Credit Opportunities Partners, LLC	Name and Address of Portfolio Company		Footnotes	Amortized Cost of Investment (in millions)

Strategic Credit Opportunities Partners, LLC	Strategic Credit Opportunities Partners, LLC 555 California Street, 50th Floor San Francisco, CA 94104	A joint venture between the Company and South Carolina Retirement Systems Group Trust		757.8

Equity/Other	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Advanced Lighting Technologies Inc, Common Stock	Advanced Lighting Technologies Inc 7905 Cochran Road, Suite 300 Glenwillow, OH 44139	Advanced Lighting Technologies, Inc. designs, manufactures, and markets energy efficient commercial lighting products, components and systems.	Common Stock	41.2%		16.5

Advanced Lighting Technologies Inc, Warrant	Advanced Lighting Technologies Inc 7905 Cochran Road, Suite 300 Glenwillow, OH 44139	Advanced Lighting Technologies, Inc. designs, manufactures, and markets energy efficient commercial lighting products, components and systems.	Warrant	0.8%		0.1

Alion Science & Technology Corp, Class A Membership Interest	Alion Science & Technology Corp 1750 Tysons BLVD, Suite 1300 McLean, VA 22102	Alion is a leading provider of engineering solutions and operational support to the Federal Government for national defense, intelligence, homeland security and other government programs.	Other Equity	1.5%		7.3

All Systems Holding LLC, Common Stock	All Systems Holding LLC 210 Sixth Avenue, Suite 3100 Pittsburgh, PA 15222	All Systems is a leading independent human capital solutions provider in the U.S., serving a diverse set of blue-chip customers by providing highly specialized skillsets for non-discretionary and in-demand functions.	Common Stock	0.4%		0.6

Amtek Global Technology Pte Ltd, Ordinary Shares	Amtek Global Technology Pte Ltd 141 Cecil Street #02-03, Tung Ann Association Building Singapore, 069541	Integrated automotive component manufacturer with a strong global presence.	Common Stock	41.0%		30.7

Amtek Global Technology Pte Ltd, Private Equity	Amtek Global Technology Pte Ltd 141 Cecil Street #02-03, Tung Ann Association Building Singapore, 069541	Integrated automotive component manufacturer with a strong global presence.	Private Equity	41.0%		—

Amtek Global Technology Pte Ltd, Trade Claim	Amtek Global Technology Pte Ltd 141 Cecil Street #02-03, Tung Ann Association Building Singapore, 069541	Integrated automotive component manufacturer with a strong global presence.	Other Equity	41.0%		1.0

Angelica Corp, Limited Partnership Interest	Angelica Corp 1105 Lakewood Parkway , Suite 210 Alpharetta, GA 30009	Provider of healthcare linen and medical laundry services.	Common Stock	81.1%		47.6

Ap Plasman Inc, Warrant	Ap Plasman Inc 5245 Burke Street Windsor, ON, Canada N9A 6J3	Ap Plasman Inc (APP), is a leading manufacturer of injection mold, exterior trim components, coupled with high value-add painting, assembly and tooling capabilities.	Warrant	0.0%		2.5

Ardonagh Ltd, Ordinary Shares	Ardonagh Group Ltd 3rd Floor 44 Esplanade Saint Helier JE4 9WG Jersey	The Ardonagh Group Limited operates as an independent insurance broker and underwriter in the United Kingdom and internationally.	Common Stock	5.5%		—

Equity/Other	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Ardonagh Ltd, Ordinary Shares	Ardonagh Group Ltd 3rd Floor 44 Esplanade Saint Helier JE4 9WG Jersey	The Ardonagh Group Limited operates as an independent insurance broker and underwriter in the United Kingdom and internationally.	Common Stock	0.0%		0.2

Ardonagh Ltd, Preferred Stock	Ardonagh Group Ltd 3rd Floor 44 Esplanade Saint Helier JE4 9WG Jersey	The Ardonagh Group Limited operates as an independent insurance broker and underwriter in the United Kingdom and internationally.	Preferred Stock	3.1%		9.1

Arena Energy LP, Warrants	Arena Energy LP 2103 Research Forest Dr. Suite 400 The Woodlands, TX 77380	Arena Energy, LP operates as an offshore oil and gas exploration and production company engaged in the exploitation and development of oil and gas in the Gulf of Mexico.	Warrant	2.1%		—

Ascent Resources Utica Holdings LLC / ARU Finance Corp, Common Stock	Ascent Resources Utica Holdings LLC / ARU Finance Corp 3501 NW 63rd Street Oklahoma City, OK 73116	Ascent Resources is a privately owned exploration and production company founded by Aubrey McClendon to acquire and develop unconventional resources in the Utica Shale.	Common Stock	0.0%		9.7

Ascent Resources Utica Holdings LLC / ARU Finance Corp, Trade Claim	Ascent Resources Utica Holdings LLC / ARU Finance Corp 3501 NW 63rd Street Oklahoma City, OK 73116	Ascent Resources is a privately owned exploration and production company founded by Aubrey McClendon to acquire and develop unconventional resources in the Utica Shale.	Other Equity	0.8%		19.4

ASG Technologies, Common Stock	ASG Technologies 708 Goodlette Road North Naples, FL 34102	ASG provides a variety of software and services for enterprise performance, operations and application management.	Common Stock	12.1%		23.4

ASG Technologies, Warrant	ASG Technologies 708 Goodlette Road North Naples, FL 34102	ASG provides a variety of software and services for enterprise performance, operations and application management.	Warrant	2.3%		6.5

Aspect Software Inc, Common Stock	Aspect Software Inc 2325 East Camelback Road, Suite 700 Phoenix, AZ 85016	Aspect Software is a provider of solutions to the contact center industry.	Common Stock	1.0%		0.3

Aspect Software Inc, Warrant	Aspect Software Inc 2325 East Camelback Road, Suite 700 Phoenix, AZ 85016	Aspect Software is a provider of solutions to the contact center industry.	Warrant	1.0%		—

AVF Parent LLC, Trade Claim	AVF Parent LLC 6500 14 Mile Road Warren, MI 48092	Art Van Furniture is a leading furniture retailer in the Midwestern United States.	Other Equity	22.4%		—

Belk Inc, Units	Belk Inc 2801 West Tyvola Road Charlotte, NC 28217	The 7th largest department store operator in the US, with 297 stores across 16 southeastern states.	Other Equity	1.6%		7.8

Borden (New Dairy Opco), Common Stock	Borden (New Dairy Opco) 8750 North Central Expressway Suite 400 Dallas, TX 75231-6436	Borden produces dairy products such as milk, yogurt smoothies, probiotics, and cheese products.	Common Stock	8.0%		3.9

Equity/Other	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Cengage Learning, Inc, Common Stock	Cengage Learning, Inc 200 First Stamford Place, Suite 400 Stamford, CT 06902	Provides teaching, learning, and research solutions for academic, professional, and library markets.	Common Stock	0.3%		7.5

Charlotte Russe Inc, Common Stock	Charlotte Russe Inc 4645 Morena Boulevard San Diego, CA	Retailer offering an assortment of on-trend fashion apparel, shoes, and accessories.	Common Stock	10.5%		12.5

Chisholm Oil & Gas Operating LLC, Series A Units	Chisholm Oil & Gas Operating LLC 6100 South Yale Avenue, Suite 1700 Tulsa, OK 74136	Private exploration and production operator located in Tulsa, Oklahoma.	Common Stock	0.0%		0.1

CSafe Global, Common Stock	CSafe Global 2900 Dryden Road Dayton, OH 45439	CSafe designs, develops and manufactures cold chain management products for the pharmaceutical industry.	Common Stock	0.2%		0.4

CTI Foods Holding Co LLC, Common Stock	CTI Foods Holding Co LLC P.O. Box 700 Caldwell, ID 83606	Produces custom food products for the foodservice industry.	Common Stock	0.5%		0.7

DEI Sales Inc, Class A Units	DEI Sales Inc One Viper Way Vista, CA 92081-7853	Directed Electronics, Inc. is the largest designer & marketer of consumer branded audio speaker, vehicle security and convenience, home/mobile audio and video, and satellite radio products in the US.	Common Stock	2.2%		1.1

DEI Sales Inc, Series I Units	DEI Sales Inc One Viper Way Vista, CA 92081-7853	Directed Electronics, Inc. is the largest designer & marketer of consumer branded audio speaker, vehicle security and convenience, home/mobile audio and video, and satellite radio products in the US.	Common Stock	2.2%		0.5

DEI Sales Inc, Series II Units	DEI Sales Inc One Viper Way Vista, CA 92081-7853	Directed Electronics, Inc. is the largest designer & marketer of consumer branded audio speaker, vehicle security and convenience, home/mobile audio and video, and satellite radio products in the US.	Common Stock	2.2%		0.5

Directed LLC, Warrant	Directed LLC 1 Viper Way Suite C Vista, CA 92081-7853	Designs and markets audio, consumer-branded vehicle security, and remote start systems.	Warrant	0.0%		—

Empire Today LLC, Common Stock	Empire Today LLC 333 Northwest Avenue Northlake, IL 60164	Empire Today operates as a shop-at-home company that provides installed flooring treatment products to customers across the United States.	Common Stock	0.8%		1.1

FourPoint Energy LLC, Common Stock	FourPoint Energy LLC 100 St. Paul Street, Suite 400 Denver, CO 80206	FourPoint is negotiating a purchase agreement and a joint development agreement with affiliates of EnerVest, Ltd. to acquire an interest in Anadarko Basin assets that EnerVest is acquiring from Laredo Petroleum and SM Energy.	Common Stock	12.2%		44.0

Equity/Other	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Fronton BV, Common Stock	Fronton BV 1290 Avenue of the Americas New York, NY 10104-6178	Provides real estate brokerage and consulting services	Common Stock	14.0%		—

Genesys Telecommunications Laboratories Inc, Class A Shares	Genesys Telecommunications Laboratories Inc 2001 Junipero Serra Blvd # 600 Daly City, CA	Provides contact center solutions for mid-sized to large enterprises.	Common Stock	0.0%		—

Genesys Telecommunications Laboratories Inc, Ordinary Shares	Genesys Telecommunications Laboratories Inc 2001 Junipero Serra Blvd # 600 Daly City, CA	Provides contact center solutions for mid-sized to large enterprises.	Common Stock	0.0%		—

Genesys Telecommunications Laboratories Inc, Preferred Stock	Genesys Telecommunications Laboratories Inc 2001 Junipero Serra Blvd # 600 Daly City, CA	Provides contact center solutions for mid-sized to large enterprises.	Preferred Stock	0.4%		—

Harvey Industries Inc, Common Stock	Harvey Industries Inc 1400 Main Street Waltham, MA 2451	Harvey Industries, Inc. manufactures and distributes building products. It offers vinyl, wood, impact, acoustic, and storm windows; storm, patio, and entry doors; porch enclosures.	Common Stock	2.1%		—

Hilding Anders, Class A Common Stock	Hilding Anders Östra Varvsgatan 4 Malmo, 211 75, Sweden	Manufacturer of beds and mattresses in Europe and Asia.	Common Stock	23.2%		0.1

Hilding Anders, Class B Common Stock	Hilding Anders Östra Varvsgatan 4 Malmo, 211 75, Sweden	Manufacturer of beds and mattresses in Europe and Asia.	Common Stock	3.0%		—

Hilding Anders, Class C Common Stock	Hilding Anders Östra Varvsgatan 4 Malmo, 211 75, Sweden	Manufacturer of beds and mattresses in Europe and Asia.	Common Stock	1.1%		—

Hilding Anders, Equity Options	Hilding Anders Östra Varvsgatan 4 Malmo, 211 75, Sweden	Manufacturer of beds and mattresses in Europe and Asia.	Warrant	22.5%		15.0

HM Dunn Co Inc, Preferred Stock, Series A	HM Dunn Co Inc 3301 House Anderson Road Euless, TX 76040	HM Dunn is engaged in the manufacture and distribution of aircraft components, assemblies and kits used by original equipment manufacturers (OEMs) in the defense, commercial and civil sectors of the aerospace and defense industry.	Preferred Stock	1.4%		—

HM Dunn Co Inc, Preferred Stock, Series B	HM Dunn Co Inc 3301 House Anderson Road Euless, TX 76040	HM Dunn is engaged in the manufacture and distribution of aircraft components, assemblies and kits used by original equipment manufacturers (OEMs) in the defense, commercial and civil sectors of the aerospace and defense industry.	Preferred Stock	1.1%		—

Home Partners of America Inc, Common Stock	Home Partners of America Inc 2 N. Riverside Plaza, Ste. 1250 Chicago, IL	A REIT that makes investments in single family homes and offers lease to own products to its customers.	Common Stock	7.4%		83.6

Equity/Other	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Home Partners of America Inc, Warrant	Home Partners of America Inc 2 N. Riverside Plaza, Ste. 1250 Chicago, IL	A REIT that makes investments in single family homes and offers lease to own products to its customers.	Warrant	4.4%		0.3

Imagine Communications Corp, Common Stock	Imagine Communications Corp 3001 Dallas Parkway, Suite 300 Frisco, TX 75034	Imagine Communications Corp. provides media software and video infrastructure solutions for broadcast, multichannel video programming distributor, government, and enterprise customers globally.	Common Stock	2.3%		3.8

JHC Acquisition LLC, Common Stock	JHC Acquisition LLC 2454 East Dempster Street , Suite 300 Des Plaines, IL 60016	Justrite (JHC) is a leading source of storage, handling and security products including fire prevention safety equipment for hazardous materials, environmental protection spill containment devices and specialized storage products.	Common Stock	1.5%		0.5

Jones Apparel Holdings, Inc., Common Stock	Jones Group Inc 1411 Broadway New York, NY 10018	Designs, manufactures, and sells women’s suits and dresses.	Common Stock	0.0%		0.9

JSS Holdings Ltd, Net Profits Interest	JSS Holdings Ltd 180 North Stetson, 29th Floor Chicago, IL 60601	Jet Support Services (JSS) is a leading independent provider of hourly cost maintenance programs for aircraft engines and airframes.	Other Equity	1.0%		—

JW Aluminum Co, Common Stock	JW Aluminum Co 435 Old Mount Holly Road Mt. Holly, SC 29445	JW Aluminum, Inc. manufactures and supplies specialty flat rolled aluminum products for use in consumer and commercial applications.	Common Stock	5.6%		—

JW Aluminum Co, Preferred Stock	JW Aluminum Co 435 Old Mount Holly Road Mt. Holly, SC 29445	JW Aluminum, Inc. manufactures and supplies specialty flat rolled aluminum products for use in consumer and commercial applications.	Preferred Stock	0.0%		102.9

MB Precision Holdings LLC, Class A—2 Units	MB Precision Holdings LLC 109 Apremont Way, P.O. Box 828 Westfield, MA 1085	MidState Berkshire provides precision machining, fabrication, assembly and test services for the aerospace, defense and energy sectors.	Common Stock	7.1%		0.5

Micronics Filtration Holdings Inc, Common Stock	Micronics Filtration Holdings Inc 200 West Road Portsmouth, NH 3801	Micronics Engineered Filtration is a global designer and manufacturer of inline solid-liquid filtration solutions for mission-critical industrial process applications.	Common Stock	3.1%		0.6

Equity/Other	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Micronics Filtration Holdings Inc, Preferred Stock, Series A	Micronics Filtration Holdings Inc 200 West Road Portsmouth, NH 3801	Micronics Engineered Filtration is a global designer and manufacturer of inline solid-liquid filtration solutions for mission-critical industrial process applications.	Preferred Stock	0.0%		0.6

Micronics Filtration Holdings Inc, Preferred Stock, Series B	Micronics Filtration Holdings Inc 200 West Road Portsmouth, NH 3801	Micronics Engineered Filtration is a global designer and manufacturer of inline solid-liquid filtration solutions for mission-critical industrial process applications.	Preferred Stock	0.0%		0.2

Micronics Filtration Holdings Inc, Preferred Stock, Series B PIK	Micronics Filtration Holdings Inc 200 West Road Portsmouth, NH 3801	Micronics Engineered Filtration is a global designer and manufacturer of inline solid-liquid filtration solutions for mission-critical industrial process applications.	Preferred Stock	1.0%		—

Micronics Filtration Holdings Inc, Preferred Stock, Series C PIK	Micronics Filtration Holdings Inc 200 West Road Portsmouth, NH 3801	Micronics Engineered Filtration is a global designer and manufacturer of inline solid-liquid filtration solutions for mission-critical industrial process applications.	Preferred Stock	9.5%		—

Mood Media LLC, Class A Warrants	Mood Media LLC 2100 S. IH 35, Suite 200 Austin, TX 78704	Mood Media provides in-store audio, visual and scent branding services to retail companies in North America, Europe and Asia/Australia.	Warrant	12.6%		—

Mood Media LLC, Class B Warrants	Mood Media LLC 2100 S. IH 35, Suite 200 Austin, TX 78704	Mood Media provides in-store audio, visual and scent branding services to retail companies in North America, Europe and Asia/Australia.	Warrant	12.6%		—

Mood Media LLC, Class C Warrants	Mood Media LLC 2100 S. IH 35, Suite 200 Austin, TX 78704	Mood Media provides in-store audio, visual and scent branding services to retail companies in North America, Europe and Asia/Australia.	Warrant	12.6%		—

NBG Home, Common Stock	NBG Home 12303 Technology Boulevard , Suite 950 Austin, TX 78727	A designer, manufacturer and distributor of products for the home décor market.	Common Stock	1.9%		2.6

Nine West Holdings Inc, Common Stock	Jones Group Inc 1411 Broadway New York, NY 10018	Designs, manufactures, and sells women’s suits and dresses.	Common Stock	0.0%		6.5

One Call Care Management Inc, Common Stock	One Call Care Management Inc 841 Prudential Drive Suite 900 Jacksonville, FL 32207	One Call Care Management, Inc. provides specialized cost containment services to the workers’ compensation industry in the United States.	Common Stock	4.4%		3.0

Equity/Other	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

One Call Care Management Inc, Preferred Stock A	One Call Care Management Inc 841 Prudential Drive Suite 900 Jacksonville, FL 32207	One Call Care Management, Inc. provides specialized cost containment services to the workers’ compensation industry in the United States.	Preferred Stock	5.8%		32.3

One Call Care Management Inc, Preferred Stock B	One Call Care Management Inc 841 Prudential Drive Suite 900 Jacksonville, FL 32207	One Call Care Management, Inc. provides specialized cost containment services to the workers’ compensation industry in the United States.	Preferred Stock	8.7%		9.8

Petroplex Acidizing Inc, Preferred Stock A	Petroplex Acidizing Inc P.O. Box 60365 Midland, TX 79711	Provides acidizing and chemical treatment services for oil, gas, and injection wells in the Permian Basin.	Preferred Stock	22.3%		4.4

Petroplex Acidizing Inc, Warrant	Petroplex Acidizing Inc P.O. Box 60365 Midland, TX 79711	Provides acidizing and chemical treatment services for oil, gas, and injection wells in the Permian Basin.	Warrant	6.0%		—

Polyconcept North America Inc, Class A—1 Units	Polyconcept North America Inc 400 Hunt Valley Rd New Kensington, PA 15068	Provides promotional, lifestyle, and gift products.	Common Stock	0.8%		2.9

Proserv Acquisition LLC, Class A Common Units	Proserv Acquisition LLC 15151 Sommermeyer St, Houston Texas, TX 77041	Leading energy services company specialising in the provision of life-of-field solutions to the global oil and gas industry.	Common Stock	10.2%		33.5

Proserv Acquisition LLC, Class A Preferred Units	Proserv Acquisition LLC 15151 Sommermeyer St, Houston Texas, TX 77041	Leading energy services company specialising in the provision of life-of-field solutions to the global oil and gas industry.	Preferred Stock	10.8%		5.4

Quorum Health Corp, Common Stock	Quorum Health Corp 1573 Mallory Lane Brentwood, TN 37027	Quorum Health Corporation, together with its subsidiaries, provides hospital and outpatient healthcare services in the United States.	Common Stock	0.1%		0.3

Quorum Health Corp, Trade Claim	Quorum Health Corp 1573 Mallory Lane Brentwood, TN 37027	Quorum Health Corporation, together with its subsidiaries, provides hospital and outpatient healthcare services in the United States.	Other Equity	0.8%		0.3

Quorum Health Corp, Trust Initial Funding Units	Quorum Health Corp 1573 Mallory Lane Brentwood, TN 37027	Quorum Health Corporation, together with its subsidiaries, provides hospital and outpatient healthcare services in the United States.	Other Equity	1.2%		0.1

Ridgeback Resources Inc, Common Stock	Ridgeback Resources Inc 525 8th Avenue S.W. , Suite 2800 Calgary, AB, Canada T2P 1G1	Ridgeback Resources Inc. engages in the exploration and development of oil and natural gas in western Canada.	Common Stock	0.3%		2.0

Sequential Brands Group Inc., Common Stock	Sequential Brands Group Inc. 601 West 26th Street, 9th Floor New York, NY 10001	Sequential Brands Group owns, promotes, markets and licenses a portfolio of consumer brands to retailers, wholesalers and distributors.	Common Stock	0.3%		2.8

Equity/Other	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Sorenson Communications LLC, Common Stock	Sorenson Communications LLC 4192 South Riverboat Road Salt Lake City, UT 84123	Sorenson Communications is a provider of IP-based video communication technology and services to the deaf and hard of hearing population in the United States.	Common Stock	4.6%		—

SSC (Lux) Limited S.a r.l., Common Stock	SSC (Lux) Limited S.a r.l. 7 Rue Robert Stumper, L-2557 Luxembourg	Surgical Specialties Corporation manufactures surgical products, such as suture needles, sutures, microsurgical cutting instruments, eye garters, and ophthalmic cannulas.	Common Stock	0.8%		2.3

Stuart Weitzman Inc, Common Stock	Jones Group Inc 1411 Broadway New York, NY 10018	Designs, manufactures, and sells women’s suits and dresses.	Common Stock	0.0%		—

Sungard Availability Services Capital Inc, Common Stock	Sungard Availability Services Capital Inc 680 East Swedesford Road Wayne, PA 19087	SunGard provides IT operations support, managed IT services and consulting services.	Common Stock	0.9%		3.1

Sweet Harvest Foods Management Co, Warrant	Sweet Harvest Foods Management Co 515 Cannon Industrial Boulevard Cannon Falls, MN 55009-1177	Produces and sells honey.	Warrant	13.9%		—

ThermaSys Corp, Common Stock	ThermaSys Corp 2777 Walden Avenue Buffalo NY, 14225	ThermaSys is a manufacturer of heat exchangers for end markets including power generation, industrial, construction equipment, and automotive engines.	Common Stock	13.6%		10.2

ThermaSys Corp, Preferred Stock	ThermaSys Corp 2777 Walden Avenue Buffalo NY, 14225	ThermaSys is a manufacturer of heat exchangers for end markets including power generation, industrial, construction equipment, and automotive engines.	Preferred Stock	0.0%		1.7

Trace3 Inc, Common Stock	Trace3 Inc 7565 Irvine Center Drive, Suite 200 Irvine, CA 92618	Trace3 is a leading technology solutions value-added reseller to predominantly West Coast enterprise customers.	Common Stock	0.6%		0.2

Versatile Processing Group Inc, Class A—2 Units	Versatile Processing Group Inc 9820 Westpoint Drive, Suite 300 Indianapolis, IN 46256	Versatile Processing Group, Inc. provides industrial recycling, repair, and disposal services in the United States.	Common Stock	5.4%		3.6

Warren Resources Inc, Common Stock	Warren Resources Inc 5420 LBJ Freeway, Suite 600 Dallas, TX 75240	Warren Resources is an independent energy company engaged in the exploration, development and production of onshore crude oil and gas reserves.	Common Stock	1.1%		0.5

Z Gallerie LLC, Common Stock	Z Gallerie LLC 1855 West 139th Street Gardena, CA 90249	Operates stores that sell furniture, art, decor, tableware, bedding, and gifts in the U.S.	Common Stock	7.6%		0.7

Equity/Other	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Zeta Interactive Holdings Corp, Preferred Stock, Series E—1	Zeta Interactive Holdings Corp 185 Madison Avenue, 5th Floor New York, NY 10016	Zeta is a customer lifecycle marketing (CLM) platform company that integrates big data, proprietary technology and analytics to help leading brands acquire, grow and retain customers.	Preferred Stock	11.4%		1.7

Zeta Interactive Holdings Corp, Preferred Stock, Series F	Zeta Interactive Holdings Corp 185 Madison Avenue, 5th Floor New York, NY 10016	Zeta is a customer lifecycle marketing (CLM) platform company that integrates big data, proprietary technology and analytics to help leading brands acquire, grow and retain customers.	Preferred Stock	1.5%		1.7

Zeta Interactive Holdings Corp, Warrant	Zeta Interactive Holdings Corp 185 Madison Avenue, 5th Floor New York, NY 10016	Zeta is a customer lifecycle marketing (CLM) platform company that integrates big data, proprietary technology and analytics to help leading brands acquire, grow and retain customers.	Warrant	0.6%		—

(1)	Amount is fully unfunded.

(2)	Percentage of class held is calculated on a fully diluted basis and is based on the best available information at the time of calculation.

PORTFOLIO COMPANIES OF FS KKR CAPITAL CORP. II

The following table sets forth certain information as of September 30, 2020 with respect to each company in which FSKR had a debt or equity/other investment. Other than these investments, FSKR’s only relationships with its portfolio companies are the managerial assistance it may separately provide to its portfolio companies, which services would be ancillary to FSKR’s investments and the board observer or participation rights it may receive. In general, under the 1940 Act, FSKR would be presumed to “control” a portfolio company if it owned more than 25% of its voting securities or it had the power to exercise control over the management or policies of such portfolio company, and would be an “affiliated person” of a portfolio company if it owned 5% or more of its voting securities.

For information relating to the value of FSKR’s investments in its portfolio companies and information related to portfolio companies FSKR is deemed to “control” or be an “affiliated person” of under the 1940 Act, see FSKR’s unaudited consolidated schedule of investments as of September 30, 2020, at page 5 of FSKR’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 filed on November 9, 2020. Dollar amounts in the table below and the related notes are presented in thousands.

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

5 Arch Income Fund 2 LLC	5 Arch Income Fund 2 LLC 19800 MacArthur Boulevard, Suite 1150 Irvine, CA 92612	5 Arches owns and operates a vertically integrated, fully licensed, specialty mortgage company that originates, purchases, and manages specialized mortgage loans.		100.8

5 Arch Income Fund 2 LLC	5 Arch Income Fund 2 LLC 19800 MacArthur Boulevard, Suite 1150 Irvine, CA 92612	5 Arches owns and operates a vertically integrated, fully licensed, specialty mortgage company that originates, purchases, and manages specialized mortgage loans.	(1)	12.7

Accuride Corp	Accuride Corp 7140 Office Circle Evansville, IN 47715	Produces steel wheels and aluminum wheels in North America.		10.8

Acproducts Inc	Acproducts Inc 16803 Dallas Parkway Addison, TX 75001	ACProducts, Inc. manufactures and distributes residential kitchen and bath cabinets.		23.9

Advanced Lighting Technologies Inc	Advanced Lighting Technologies Inc 7905 Cochran Road, Suite 300 Glenwillow, OH 44139	Advanced Lighting Technologies, Inc. designs, manufactures, and markets energy efficient commercial lighting products, components and systems.		7.6

Advantage Sales & Marketing Inc	Advantage Sales & Marketing Inc 18100 Von Karman Ave, Suite 1000 Irvine, CA 92612	Advantage Sales & Marketing Inc. (ASM) provides marketing services. The Company offers integrated sales services, business process outsourcing, retail services, brand and space management, and marketing services.		5.6

All Systems Holding LLC	All Systems Holding LLC 210 Sixth Avenue, Suite 3100 Pittsburgh, PA 15222	All Systems is a leading independent human capital solutions provider in the U.S., serving a diverse set of blue-chip customers by providing highly specialized skillsets for non-discretionary and in-demand functions.		205.9

All Systems Holding LLC	All Systems Holding LLC 210 Sixth Avenue, Suite 3100 Pittsburgh, PA 15222	All Systems is a leading independent human capital solutions provider in the U.S., serving a diverse set of blue-chip customers by providing highly specialized skillsets for non-discretionary and in-demand functions.	(1)	3.0

American Tire Distributors Inc	American Tire Distributors Inc 12200 Herbert Wayne Court, Suite 150 Huntersville, NC 28078	American Tire Distributors, Inc. distributes replacement tires in the United States.		2.5

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

American Tire Distributors Inc	American Tire Distributors Inc 12200 Herbert Wayne Court, Suite 150 Huntersville, NC 28078	American Tire Distributors, Inc. distributes replacement tires in the United States.		14.4

Apex Group Limited	Apex Group Limited 1650 Borel Place, #100 San Mateo, CA 94402	Apex Group is an independent fund administrator. The Company provides back and middle office functions for alternative asset funds.		4.5

Apex Group Limited	Apex Group Limited 1650 Borel Place, #100 San Mateo, CA 94402	Apex Group is an independent fund administrator. The Company provides back and middle office functions for alternative asset funds.		69.2

Apex Group Limited	Apex Group Limited 1650 Borel Place, #100 San Mateo, CA 94402	Apex Group is an independent fund administrator. The Company provides back and middle office functions for alternative asset funds.		29.2

Arrotex Australia Group Pty Ltd	Arrotex Australia Group Pty Ltd 15–17 Chapel Street Cremorne, VIC 3121 Australia	Arrotex is the #1 supplier of generic pharmaceuticals in the Australian market with a 50% share in generics by volume.		31.8

Aspect Software Inc	Aspect Software Inc 2325 East Camelback Road, Suite 700 Phoenix, AZ 85016	Aspect Software is a provider of solutions to the contact center industry.		—

Aspect Software Inc	Aspect Software Inc 2325 East Camelback Road, Suite 700 Phoenix, AZ 85016	Aspect Software is a provider of solutions to the contact center industry.	(1)	3.3

Aspect Software Inc	Aspect Software Inc 2325 East Camelback Road, Suite 700 Phoenix, AZ 85016	Aspect Software is a provider of solutions to the contact center industry.		19.2

ATX Networks Corp	ATX Networks Corp 1-501 Clements Road West Ajax, ON, Canada L1S 7H4	ATX is a designer and developer of patented, high-margin radio frequency management equipment and digital video processing products.		78.0

Belk Inc	Belk Inc 2801 West Tyvola Road Charlotte, NC 28217	The 7th largest department store operator in the US, with 297 stores across 16 southeastern states.		42.0

Berner Food & Beverage LLC	Berner Food & Beverage LLC 2034 East Factory Road Dakota, IL 61018	A leading producer of ready-to-drink (“RTD”) coffee, cheese dips, salsa and other dairy-related items.		4.5

Borden Dairy Co	Borden Dairy Co 8750 N. Central Expressway, Suite 400 Dallas, TX 75231	Borden Dairy Company produces dairy products. It offers milk, yogurt smoothies, yogurt, probiotics, creams, and cheese products.		38.3

Borden (New Dairy Opco)	Borden (New Dairy Opco) 8750 North Central Expressway Suite 400 Dallas, TX 75231-6436	Borden produces dairy products such as milk, yogurt smoothies, probiotics, and cheese products.		11.4

Borden (New Dairy Opco)	Borden (New Dairy Opco) 8750 North Central Expressway Suite 400 Dallas, TX 75231-6436	Borden produces dairy products such as milk, yogurt smoothies, probiotics, and cheese products.		25.2

Bugaboo International BV	Bugaboo International BV Paasheuvelweg 9a-b Amsterdam Zuidoost, Amsterdam 1105 BE	Bugaboo International b.v. develops and manufactures mobility products for toddlers and newborn babies in the Netherlands and internationally.		1.9

Caprock Midstream LLC	Caprock Midstream LLC 5810 Wilson Road, Suite 100 Humble, TX 77396	Caprock Midstream LLC is an principal investment firm. The firm typically invests in crude oil, NGL, natural gas & water midstream infrastructure sectors.		12.8

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Charles Taylor PLC	Charles Taylor PLC The Minister Building First Floor 21 Mincing Lane London, Greater London EC3R 7AG United Kingdom	Charles Taylor Limited provides professional services and technology solutions to the insurance market in the United Kingdom, the Americas, the Asia Pacific, Europe, the Middle East, and Africa.		24.7

Cimarron Energy Inc	Cimarron Energy Inc 11025 Equity Drive, Suite 200 Houston, TX 77041	Cimarron Energy, Inc. designs and manufactures engineered production, process, and environmental equipment for upstream and midstream energy industries.		7.5

Constellis Holdings LLC	Constellis Holdings LLC 12018 Sunrise Valley Drive Suite 140 Reston, VA 20191	Constellis is a provider of operational support and risk management services to government and commercial clients worldwide.		15.0

CSafe Global	CSafe Global 2900 Dryden Road Dayton, OH 45439	CSafe designs, develops and manufactures cold chain management products for the pharmaceutical industry.	(1)	9.1

CSafe Global	CSafe Global 2900 Dryden Road Dayton, OH 45439	CSafe designs, develops and manufactures cold chain management products for the pharmaceutical industry.		96.8

CSafe Global	CSafe Global 2900 Dryden Road Dayton, OH 45439	CSafe designs, develops and manufactures cold chain management products for the pharmaceutical industry.	(1)	6.1

CSM Bakery Products	CSM Bakery Solutions 5775 Glenridge Drive, Bldg. A Sandy Springs, GA 30328	CSM Bakery Solutions LLC engages in the production and distribution of bakery ingredients and products in the United States, Canada, and Mexico.		6.3

CTI Foods Holding Co LLC	CTI Foods Holding Co LLC P.O. Box 700 Caldwell, ID 83606	Produces custom food products for the foodservice industry.		—

Datatel Inc	Datatel Inc 10811 South Westview Circle Drive, Suite 100 Houston, TX 77043	Datatel, Inc. provides marketing of seismic survey related data.		2.4

Eagle Family Foods Inc	Eagle Family Foods Inc 4020 Kinross Lakes Parkway Richfield, OH 44286	Eagle Family Foods Group LLC, is an American producer of food and beverage products.		2.9

Eagle Family Foods Inc	Eagle Family Foods Inc 4020 Kinross Lakes Parkway Richfield, OH 44286	Eagle Family Foods Group LLC, is an American producer of food and beverage products.	(1)	5.2

Eagle Family Foods Inc	Eagle Family Foods Inc 4020 Kinross Lakes Parkway Richfield, OH 44286	Eagle Family Foods Group LLC, is an American producer of food and beverage products.		52.8

Eagleclaw Midstream Ventures LLC	Eagleclaw Midstream Ventures LLC 200 Bellevue Parkway, Suite 210 Wilmington, DE 19809	EagleClaw Midstream Ventures, LLC, gathers and processes natural gas in the Southern Delaware Basin.		8.2

EIF Van Hook Holdings LLC	EIF Van Hook Holdings LLC 545 E. John Carpenter Freeway, Suite 800 Irving, TX 75062	EIF Van Hook Holdings, LLC owns and operates pipeline and terminal facilities for crude oil. The Company conducts business operations in the United States.		2.1

Electronics For Imaging Inc	Electronics For Imaging Inc 6750 Dumbarton Circle Fremont, CA 94555	Electronics for Imaging, Inc. provides industrial format display graphics, corrugated packaging and display, textile, and ceramic tile decoration digital inkjet printers worldwide.		8.3

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Empire Today LLC	Empire Today LLC 333 Northwest Avenue Northlake, IL 60164	Empire Today operates as a shop-at-home company that provides installed flooring treatment products to customers across the United States.		127.2

Entertainment Benefits Group LLC	Entertainment Benefits Group LLC 19495 Biscayne Boulevard Suite 300 Aventura, FL 33180	Entertainment Benefits Group, LLC develops, owns, and operates ticketing systems and platforms for travel and entertainment markets in the United States.		5.0

Entertainment Benefits Group LLC	Entertainment Benefits Group LLC 19495 Biscayne Boulevard Suite 300 Aventura, FL 33180	Entertainment Benefits Group, LLC develops, owns, and operates ticketing systems and platforms for travel and entertainment markets in the United States.	(1)	0.5

Entertainment Benefits Group LLC	Entertainment Benefits Group LLC 19495 Biscayne Boulevard Suite 300 Aventura, FL 33180	Entertainment Benefits Group, LLC develops, owns, and operates ticketing systems and platforms for travel and entertainment markets in the United States.		31.8

Fairway Group Holdings Corp	Fairway Group Holdings Corp 2284 12th Avenue New York, NY 10027	Fairway Group, together with it subsidiaries, operates as a premier specialty food retailer in the greater New York City metro area.		11.3

Fairway Group Holdings Corp	Fairway Group Holdings Corp 2284 12th Avenue New York, NY 10027	Fairway Group, together with it subsidiaries, operates as a premier specialty food retailer in the greater New York City metro area.		5.6

Fox Head Inc	Fox Head Inc 16752 Armstrong Avenue Irvine, CA 92606	Fox Head is a family-owned action sports and clothing brand focused primarily on the motocross, bike and lifestyle segments.		36.1

Frontline Technologies Group LLC	Frontline Technologies Group LLC 1400 Atwater Dr Malvern, PA 19355	Provides cloud based human capital management software (“HCM”) software applications for K-12.		5.2

Greystone Equity Member Corp	Greystone Equity Member Corp 152 West 57th Street 60th Floor New York, NY 10019	Real estate lending, primarily focused on multifamily and senior/healthcare housing		164.2

Heniff Transportation Systems LLC	Heniff Transportation Systems LLC 2015 Spring Road Suite 780 Oak Brook, IL 60523	Heniff Transportation Systems, LLC provides liquid bulk chemical transportation services in the United States, Canada, and Mexico.		3.2

Heniff Transportation Systems LLC	Heniff Transportation Systems LLC 2015 Spring Road Suite 780 Oak Brook, IL 60523	Heniff Transportation Systems, LLC provides liquid bulk chemical transportation services in the United States, Canada, and Mexico.	(1)	6.4

Heniff Transportation Systems LLC	Heniff Transportation Systems LLC 2015 Spring Road Suite 780 Oak Brook, IL 60523	Heniff Transportation Systems, LLC provides liquid bulk chemical transportation services in the United States, Canada, and Mexico.		74.6

HM Dunn Co Inc	HM Dunn Co Inc 3301 House Anderson Road Euless, TX 76040	HM Dunn is engaged in the manufacture and distribution of aircraft components, assemblies and kits used by original equipment manufacturers (OEMs) in the defense, commercial and civil sectors of the aerospace and defense industry.		44.3

HM Dunn Co Inc	HM Dunn Co Inc 3301 House Anderson Road Euless, TX 76040	HM Dunn is engaged in the manufacture and distribution of aircraft components, assemblies and kits used by original equipment manufacturers (OEMs) in the defense, commercial and civil sectors of the aerospace and defense industry.		6.0

Hudson Technologies Co	Hudson Technologies Co One Blue Hill Plaza Pearl River, NY 10965	Hudson Technologies is a national distributor and provider of refrigerant gas and engineered solutions headquartered in Pearl River, NY.		53.2

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Industria Chimica Emiliana Srl	Industria Chimica Emiliana Srl Via Sicilia, 8/10 Reggio Emilia, RE 42100 Italy	Industria Chimica Emiliana S.r.l manufactures and markets pharmaceutical, bacteriological, and feed grade acids.		55.4

Industria Chimica Emiliana Srl	Industria Chimica Emiliana Srl Via Sicilia, 8/10 Reggio Emilia, RE 42100 Italy	Industria Chimica Emiliana S.r.l manufactures and markets pharmaceutical, bacteriological, and feed grade acids.		10.8

Industry City TI Lessor LP	Industry City TI Lessor LP 220 36th Street, #2-A Brooklyn, NY 11232	The Brooklyn Nets are an NBA basketball team owned by Russian billionaire, Mikhail Prokhorov. The Team was moved from New Jersey to Brooklyn, NY in 2012.		9.9

J S Held LLC	J S Held LLC 50 Jericho Quadrangle Suite 117 Jericho, NY 11753	J.S. Held is a specialty consulting firm that is primarily engaged by insurance carriers and loss adjusters to provide consulting services on a range of construction and engineering matters relating to insurance claims.		76.0

J S Held LLC	J S Held LLC 50 Jericho Quadrangle Suite 117 Jericho, NY 11753	J.S. Held is a specialty consulting firm that is primarily engaged by insurance carriers and loss adjusters to provide consulting services on a range of construction and engineering matters relating to insurance claims.	(1)	8.1

J S Held LLC	J S Held LLC 50 Jericho Quadrangle Suite 117 Jericho, NY 11753	J.S. Held is a specialty consulting firm that is primarily engaged by insurance carriers and loss adjusters to provide consulting services on a range of construction and engineering matters relating to insurance claims.		1.0

J S Held LLC	J S Held LLC 50 Jericho Quadrangle Suite 117 Jericho, NY 11753	J.S. Held is a specialty consulting firm that is primarily engaged by insurance carriers and loss adjusters to provide consulting services on a range of construction and engineering matters relating to insurance claims.	(1)	6.8

Jo-Ann Stores Inc	Jo-Ann Stores Inc 5555 Darrow Rd Hudson, OH 44236	Jo-Ann Stores is the nation’s largest specialty retailer of fabrics and one of the largest specialty retailers of crafts.		11.8

KBP Investments LLC	KBP Investments LLC 8900 Indian Creek Parkway Overland Park, KS 66210	KBP Investments, LLC is a holding company that owns and operates restaurants.		21.6

KBP Investments LLC	KBP Investments LLC 8900 Indian Creek Parkway Overland Park, KS 66210	KBP Investments, LLC is a holding company that owns and operates restaurants.	(1)	25.8

KBP Investments LLC	KBP Investments LLC 8900 Indian Creek Parkway Overland Park, KS 66210	KBP Investments, LLC is a holding company that owns and operates restaurants.	(1)	3.3

Kellermeyer Bergensons Services LLC	Kellermeyer Bergensons Services LLC 3605 Ocean Ranch Boulevard Suite 200 Oceanside, CA 92056	Kellermeyer Bergensons Services, LLC provides facilities management services to retail and grocery chains.		166.7

Kellermeyer Bergensons Services LLC	Kellermeyer Bergensons Services LLC 3605 Ocean Ranch Boulevard Suite 200 Oceanside, CA 92056	Kellermeyer Bergensons Services, LLC provides facilities management services to retail and grocery chains.	(1)	36.4

Kodiak BP LLC	Kodiak BP LLC 1745 Shea Center Drive, Suite 130 Littleton, CO 80129	Kodiak Building Partners is a diversified building products distribution platform serving a variety of end markets, geographies, and product categories.		223.6

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Kodiak BP LLC	Kodiak BP LLC 1745 Shea Center Drive, Suite 130 Littleton, CO 80129	Kodiak Building Partners is a diversified building products distribution platform serving a variety of end markets, geographies, and product categories.	(1)	8.8

LBM Borrower LLC	LBM Borrower LLC 1000 Corporate Grove Drive Buffalo Grove, IL 60089	LBM Borrower, LLC distributes lumber and building materials.		2.3

Lexitas Inc	Lexitas Inc 13101 Northwest Freeway Suite 210 Houston, TX 77040	Lexitas provides litigation support services to law firms, plaintiff counsel, defense counsel, corporations, and corporate legal departments.		30.9

Lexitas Inc	Lexitas Inc 13101 Northwest Freeway Suite 210 Houston, TX 77040	Lexitas provides litigation support services to law firms, plaintiff counsel, defense counsel, corporations, and corporate legal departments.	(1)	2.9

Lionbridge Technologies Inc	Lionbridge Technologies Inc 1050 Winter Street Suite 2300 Waltham, MA 2451	Lionbridge Technologies, Inc. provides translation and localization solutions for enterprises.		89.2

Lipari Foods LLC	Lipari Foods LLC 26661 Bunert Road Warren, MI 48089	Lipari Foods, LLC engages in the distribution of food products. Its products include bakery products, confectionery products, dairy products, meat and seafood products, and foodservice products.		21.9

Lipari Foods LLC	Lipari Foods LLC 26661 Bunert Road Warren, MI 48089	Lipari Foods, LLC engages in the distribution of food products. Its products include bakery products, confectionery products, dairy products, meat and seafood products, and foodservice products.		149.1

Monitronics International Inc	Monitronics International Inc 1990 Wittington Place Farmers Branch, TX 75234	Monitronics International, Inc., doing business as Brinks Home Security, provides security alarm monitoring and related services to residential and commercial customers in the United States, Canada, and Puerto Rico.		37.4

Monitronics International Inc	Monitronics International Inc 1990 Wittington Place Farmers Branch, TX 75234	Monitronics International, Inc., doing business as Brinks Home Security, provides security alarm monitoring and related services to residential and commercial customers in the United States, Canada, and Puerto Rico.		1.9

Monitronics International Inc	Monitronics International Inc 1990 Wittington Place Farmers Branch, TX 75234	Monitronics International, Inc., doing business as Brinks Home Security, provides security alarm monitoring and related services to residential and commercial customers in the United States, Canada, and Puerto Rico.		11.3

Monitronics International Inc	Monitronics International Inc 1990 Wittington Place Farmers Branch, TX 75234	Monitronics International, Inc., doing business as Brinks Home Security, provides security alarm monitoring and related services to residential and commercial customers in the United States, Canada, and Puerto Rico.	(1)	58.7

Motion Recruitment Partners LLC	Motion Recruitment Partners LLC 131 Clarendon Street 3rd Floor Boston, MA 2116	Motion Recruitment Partners, LLC, through its subsidiaries provides recruitment solutions to organizations in the United States.		43.2

Motion Recruitment Partners LLC	Motion Recruitment Partners LLC 131 Clarendon Street 3rd Floor Boston, MA 2116	Motion Recruitment Partners, LLC, through its subsidiaries provides recruitment solutions to organizations in the United States.	(1)	34.6

NCI Inc	NCI Inc 11730 Plaza America Drive Reston, VA 20190	Provides enterprise systems management, information assurance, information assurance policies, and process development and validation solutions.		4.2

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

One Call Care Management Inc	One Call Care Management Inc 841 Prudential Drive Suite 900 Jacksonville, FL 32207	One Call Care Management, Inc. provides specialized cost containment services to the workers’ compensation industry in the United States.		2.6

P2 Energy Solutions Inc.	P2 Energy Solutions Inc. 1670 Broadway Suite 2800 Denver, CO 80202	P2 Energy Solutions incorporated develops software, data, and analytics solutions for the oil and gas industry.		2.7

P2 Energy Solutions Inc.	P2 Energy Solutions Inc. 1670 Broadway Suite 2800 Denver, CO 80202	P2 Energy Solutions incorporated develops software, data, and analytics solutions for the oil and gas industry.	(1)	5.4

P2 Energy Solutions Inc.	P2 Energy Solutions Inc. 1670 Broadway Suite 2800 Denver, CO 80202	P2 Energy Solutions incorporated develops software, data, and analytics solutions for the oil and gas industry.		133.9

Peak 10 Holding Corp	Peak 10 Holding Corp 8809 Lenox Pointe Drive, Suite G Charlotte, NC 28273-3377	Peak 10 Holding Corporation operates as a holding company. The Company, through its subsidiaries, provides information technology services such as application support, security, backup, storage management, internet access, and cloud computing services.		23.1

PF Chang’s China Bistro Inc	PF Chang’s China Bistro Inc 7676 East Pinnacle Peak Road Scottsdale, AZ 85255	P.F. Chang’s owns and operates restaurants in the United States.		14.7

Polyconcept North America Inc	Polyconcept North America Inc 400 Hunt Valley Rd New Kensington, PA 15068	Provides promotional, lifestyle, and gift products.		0.4

Premium Credit Ltd	Premium Credit Ltd Ermyn House Ermyn Way Leatherhead, Surrey KT22 8UX United Kingdom	Premium Credit Limited provides insurance premium financial services to individuals and businesses in the United Kingdom and Ireland.		50.7

Pretium Packaging LLC	Pretium Packaging LLC 15450 South Outer Forty Drive Suite 120 Chesterfield, MO 63017	Pretium Packaging, LLC designs, manufactures, and supplies plastic containers and closures		109.6

Pretium Packaging LLC	Pretium Packaging LLC 15450 South Outer Forty Drive Suite 120 Chesterfield, MO 63017	Pretium Packaging, LLC designs, manufactures, and supplies plastic containers and closures	(1)	22.4

Production Resource Group LLC	Production Resource Group LLC 200 Business Park Drive, Suite 109 Armonk, NY 10504	Production Resource Group is a supplier of entertainment and event technology. It provides integrated services and equipment, including audio, video, lighting, staging and automation systems.		381.0

Production Resource Group LLC	Production Resource Group LLC 200 Business Park Drive, Suite 109 Armonk, NY 10504	Production Resource Group is a supplier of entertainment and event technology. It provides integrated services and equipment, including audio, video, lighting, staging and automation systems.		12.8

Production Resource Group LLC	Production Resource Group LLC 200 Business Park Drive, Suite 109 Armonk, NY 10504	Production Resource Group is a supplier of entertainment and event technology. It provides integrated services and equipment, including audio, video, lighting, staging and automation systems.	(1)	46.9

Project Marron	Project Marron Brookfield Place Level 8 125 St Georges Terrace Perth, WA 6000 Australia	Provides educational services for students and professionals by way of bridging course opportunities that offer pre-requisite qualifications in order to gain entry into a mainstream facility.		21.9

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Project Marron	Project Marron Brookfield Place Level 8 125 St Georges Terrace Perth, WA 6000 Australia	Provides educational services for students and professionals by way of bridging course opportunities that offer pre-requisite qualifications in order to gain entry into a mainstream facility.		24.1

Propulsion Acquisition LLC	Propulsion Acquisition LLC 10200 Anderson Way Cincinnati, OH 45242	Provides engineering consultancy and technical recruiting services to organizations worldwide. The company offers engineering and design, systems and software, manufacturing and supply chain, technical recruiting, additive engineering, and government services;		113.0

PSKW LLC	PSKW LLC 200 Jefferson Park Whippany, NJ 7981	PSKW is a leading developer and marketer of co-pay assistance (CPA) programs and tools that help to reduce the cost of prescription drugs for patients.		159.0

Reliant Rehab Hospital Cincinnati LLC	Reliant Rehab Hospital Cincinnati LLC 5800 Granite Parkway, Suite 1000 Plano, TX 75024	Reliant Rehabilitation Holdings, Inc. provides contract therapy and rehabilitation management services. It offers physical, occupational, and speech therapy services to skilled nursing facilities.		116.4

Revere Superior Holdings Inc	Revere Superior Holdings Inc 100 Summer Street 17th Floor Boston, MA 2110	Develops a staffing and recruiting software for startups, SMBs, and enterprises.		30.4

Revere Superior Holdings Inc	Revere Superior Holdings Inc 100 Summer Street 17th Floor Boston, MA 2110	Develops a staffing and recruiting software for startups, SMBs, and enterprises.	(1)	2.3

Roadrunner Intermediate Acquisition Co LLC	Roadrunner Intermediate Acquisition Co LLC 6399 South Fiddlers Green Circle, Suite 100 Greenwood Village, CO 80111	Healthcare Staffing Services (Roadrunner) is a leading provider of travel nurse staffing solutions. The company operates through two segments: Fastaff Travel Nursing and U.S. Nursing Corporation.		94.3

RSC Insurance Brokerage Inc	RSC Insurance Brokerage Inc 160 Federal Street 4th floor Boston, MA 02110-1700	Provides insurance brokerage, risk management, and risk advisory services to commercial companies, non-profits, public entities, and individuals.	(1)	3.6

RSC Insurance Brokerage Inc	RSC Insurance Brokerage Inc 160 Federal Street 4th floor Boston, MA 02110-1700	Provides insurance brokerage, risk management, and risk advisory services to commercial companies, non-profits, public entities, and individuals.		5.9

RSC Insurance Brokerage Inc	RSC Insurance Brokerage Inc 160 Federal Street 4th floor Boston, MA 02110-1700	Provides insurance brokerage, risk management, and risk advisory services to commercial companies, non-profits, public entities, and individuals.	(1)	33.2

RSC Insurance Brokerage Inc	RSC Insurance Brokerage Inc 160 Federal Street 4th floor Boston, MA 02110-1700	Provides insurance brokerage, risk management, and risk advisory services to commercial companies, non-profits, public entities, and individuals.		106.5

RSC Insurance Brokerage Inc	RSC Insurance Brokerage Inc 160 Federal Street 4th floor Boston, MA 02110-1700	Provides insurance brokerage, risk management, and risk advisory services to commercial companies, non-profits, public entities, and individuals.	(1)	4.7

Safe-Guard Products International LLC	Safe-Guard Products International LLC Two Concourse Parkway Suite 500 Atlanta, GA 30328	Safe-Guard Products International, LLC develops, markets, and administers finance and insurance programs for the automotive aftermarket industry, as well as the RV, marine and motorcycle/powersports segments.		69.5

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Savers Inc	Savers Inc 11400 S.E. 6th Street Bellevue, WA 98004	Operates a chain of retail thrift stores.		53.7

Savers Inc	Savers Inc 11400 S.E. 6th Street Bellevue, WA 98004	Operates a chain of retail thrift stores.		55.6

Sequa Corp	Sequa Corp 3999 RCA Blvd. Palm Beach Gardens, FL 33410	Provides aftermarket service and repairs for jet engine parts and coats steel for commercial and residential uses.		4.6

Sequa Corp	Sequa Corp 3999 RCA Blvd. Palm Beach Gardens, FL 33410	Provides aftermarket service and repairs for jet engine parts and coats steel for commercial and residential uses.		16.3

Sequel Youth & Family Services LLC	Sequel Youth & Family Services LLC 1131 Eagletree Lane Huntsville, AL 35801	Sequel Youth & Family Services LLC develops and operates programs for children, adolescents, and adults with behavioral, emotional, and physical challenges.		15.4

Sequel Youth & Family Services LLC	Sequel Youth & Family Services LLC 1131 Eagletree Lane Huntsville, AL 35801	Sequel Youth & Family Services LLC develops and operates programs for children, adolescents, and adults with behavioral, emotional, and physical challenges.		90.0

Sequential Brands Group Inc.	Sequential Brands Group Inc. 601 West 26th Street, 9th Floor New York, NY 10001	Sequential Brands Group owns, promotes, markets and licenses a portfolio of consumer brands to retailers, wholesalers and distributors.		210.4

SIRVA Worldwide Inc	SIRVA Worldwide Inc One Parkview Plaza Oakbrook Terrace, IL 60181	Global leader in moving and relocation services.		7.2

Sorenson Communications LLC	Sorenson Communications LLC 4192 South Riverboat Road Salt Lake City, UT 84123	Sorenson Communications is a provider of IP-based video communication technology and services to the deaf and hard of hearing population in the United States.		62.1

Sungard Availability Services Capital Inc	Sungard Availability Services Capital Inc 680 East Swedesford Road Wayne, PA 19087	SunGard provides IT operations support, managed IT services and consulting services.		3.1

Sungard Availability Services Capital Inc	Sungard Availability Services Capital Inc 680 East Swedesford Road Wayne, PA 19087	SunGard provides IT operations support, managed IT services and consulting services.	(1)	1.6

Sutherland Global Services Inc	Sutherland Global Services Inc 1160 Pittsford-Victor Road Pittsford, NY 14534	Sutherland is a leading provider of technology enabled business process outsourcing services.		6.0

Swift Worldwide Resources Holdco Ltd	Swift Worldwide Resources Holdco Ltd 3050 Post Oak Boulevard, Suite 1450 Houston, TX 77056	Swift Technical Group is a leading pure-play provider of contract personnel resources to the oil and gas industry.		37.7

Tangoe LLC	Tangoe LLC 169 Lackawanna Ave. Parsippany, NJ 07054	Tangoe LLC provides connection life cycle management software and related services. The Comapny offers technology life cycle management for mobility, network, and Cloud.		101.4

Torrid Inc	Torrid Inc 18501 East San Jose Avenue City of Industry, CA 91748	Torrid Inc. operates as a branded omni-channel retailer of apparel, intimates, and accessories for 25- to 40-year-old woman.		33.4

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

Total Safety US Inc	Total Safety US Inc 3151 Briarpark Drive Suite 500 Houston, TX 77042	Total Safety U.S., Inc. provides integrated industrial safety services, strategies, and equipment to oil and gas, industrial, and process industry customers in the United States and internationally		0.9

Trace3 Inc	Trace3 Inc 7565 Irvine Center Drive, Suite 200 Irvine, CA 92618	Trace3 is a leading technology solutions value-added reseller to predominantly West Coast enterprise customers.		162.9

Transaction Services Group Ltd	Transaction Services Group Ltd 5 The Warehouse Way Northcote Auckland 627 New Zealand	Provider of integrated business management software and payment solutions to membership organizations globally, focused on Health & Fitness clubs and childcare organizations.		48.3

Transaction Services Group Ltd	Transaction Services Group Ltd 5 The Warehouse Way Northcote Auckland 627 New Zealand	Provider of integrated business management software and payment solutions to membership organizations globally, focused on Health & Fitness clubs and childcare organizations.		20.1

Transaction Services Group Ltd	Transaction Services Group Ltd 5 The Warehouse Way Northcote Auckland 627 New Zealand	Provider of integrated business management software and payment solutions to membership organizations globally, focused on Health & Fitness clubs and childcare organizations.		9.8

Truck-Lite Co LLC	Truck-Lite Co LLC 310 East Elmwood Avenue Falconer, NY 14733	Truck-Lite Co., LLC designs, develops, manufactures, and distributes vehicular safety lighting products and accessories to heavy-duty truck, trailer, and commercial vehicle industries in the United States and internationally.		2.9

Truck-Lite Co LLC	Truck-Lite Co LLC 310 East Elmwood Avenue Falconer, NY 14733	Truck-Lite Co., LLC designs, develops, manufactures, and distributes vehicular safety lighting products and accessories to heavy-duty truck, trailer, and commercial vehicle industries in the United States and internationally.	(1)	10.6

Truck-Lite Co LLC	Truck-Lite Co LLC 310 East Elmwood Avenue Falconer, NY 14733	Truck-Lite Co., LLC designs, develops, manufactures, and distributes vehicular safety lighting products and accessories to heavy-duty truck, trailer, and commercial vehicle industries in the United States and internationally.		125.8

Truck-Lite Co LLC	Truck-Lite Co LLC 310 East Elmwood Avenue Falconer, NY 14733	Truck-Lite Co., LLC designs, develops, manufactures, and distributes vehicular safety lighting products and accessories to heavy-duty truck, trailer, and commercial vehicle industries in the United States and internationally.	(1)	18.6

Virgin Pulse Inc	Virgin Pulse Inc 492 Old Connecticut Path, Suite 601 Framingham, MA 01701	Virgin Pulse, Inc. designs and develops technology to promote good lifestyle habits for employees.		157.3

Warren Resources Inc	Warren Resources Inc 5420 LBJ Freeway, Suite 600 Dallas, TX 75240	Warren Resources is an independent energy company engaged in the exploration, development and production of onshore crude oil and gas reserves.		21.2

West Corp	West Corp 11808 Miracle Hills Drive Omaha, NE 68154	West Corporation offers communications services and infrastructure systems. The Company provides on-demand automated conferencing, operator assisted, Internet, and video conferencing, as well as other related products and services.		2.6

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

First Lien Senior Secured Loans

West Corp	West Corp 11808 Miracle Hills Drive Omaha, NE 68154	West Corporation offers communications services and infrastructure systems. The Company provides on-demand automated conferencing, operator assisted, Internet, and video conferencing, as well as other related products and services.		13.1

Wheels Up Partners LLC	Wheels Up Partners LLC 220 West 42nd Street , 16th Floor New York, NY 10036	Offers private aviation services on light, mid, and super mid-sized jets, as well as membership opportunities to clients looking for travel management solutions.		0.3

Wheels Up Partners LLC	Wheels Up Partners LLC 220 West 42nd Street , 16th Floor New York, NY 10036	Offers private aviation services on light, mid, and super mid-sized jets, as well as membership opportunities to clients looking for travel management solutions.		0.3

Wheels Up Partners LLC	Wheels Up Partners LLC 220 West 42nd Street , 16th Floor New York, NY 10036	Offers private aviation services on light, mid, and super mid-sized jets, as well as membership opportunities to clients looking for travel management solutions.		1.0

Wheels Up Partners LLC	Wheels Up Partners LLC 220 West 42nd Street , 16th Floor New York, NY 10036	Offers private aviation services on light, mid, and super mid-sized jets, as well as membership opportunities to clients looking for travel management solutions.		0.4

Wheels Up Partners LLC	Wheels Up Partners LLC 220 West 42nd Street , 16th Floor New York, NY 10036	Offers private aviation services on light, mid, and super mid-sized jets, as well as membership opportunities to clients looking for travel management solutions.		0.2

Wheels Up Partners LLC	Wheels Up Partners LLC 220 West 42nd Street , 16th Floor New York, NY 10036	Offers private aviation services on light, mid, and super mid-sized jets, as well as membership opportunities to clients looking for travel management solutions.		0.6

Wheels Up Partners LLC	Wheels Up Partners LLC 220 West 42nd Street , 16th Floor New York, NY 10036	Offers private aviation services on light, mid, and super mid-sized jets, as well as membership opportunities to clients looking for travel management solutions.		0.7

Zeta Interactive Holdings Corp	Zeta Interactive Holdings Corp 185 Madison Avenue, 5th Floor New York, NY 10016	Zeta is a customer lifecycle marketing (CLM) platform company that integrates big data, proprietary technology and analytics to help leading brands acquire, grow and retain customers.		122.2

Second Lien Senior Secured Loans

Advantage Sales & Marketing Inc	Advantage Sales & Marketing Inc 18100 Von Karman Ave, Suite 1000 Irvine, CA 92612	Advantage Sales & Marketing Inc. (ASM) provides marketing services. The Company offers integrated sales services, business process outsourcing, retail services, brand and space management, and marketing services.		7.2

American Bath Group LLC	American Bath Group LLC 435 Industrial Road Savannah, TN 38372	American Bath Group is a designer and manufacturer of fiberglass reinforced plastic, sheet molded compound and acrylic bathtubs and showers.		2.9

Ammeraal Beltech Holding BV	Ammeraal Beltech Holding BV Comeniusstraat 8 Alkmaar, Noord-Holland, Netherlands 1817 MS	Ammeraal Beltech Holding B.V. manufactures and markets belts for food, airport, logistics, mail, tobacco, paper and print, textile, rubber and tire, automotive, and wood industries.		50.5

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Second Lien Senior Secured Loans

athenahealth Inc	athenahealth Inc 311 Arsenal Street Watertown, MA 02472	athenahealth, Inc., together with its subsidiaries, provides network-based medical record, revenue cycle, patient engagement, care coordination, and population health services for medical groups and health systems.		128.1

BCA Marketplace PLC	BCA Marketplace PLC Kiln Road Kempston Hardwick Bedford, Bedfordshire MK43 9PR United Kingdom	BCA Marketplace plc, together with its subsidiaries, owns and operates a used vehicle exchange in Europe.		37.3

Byrider Finance LLC	Byrider Finance LLC 12802 Hamilton Crossing Boulevard Carmel, IN 46032	Byrider is an automotive retailer focused on the integrated auto sales and finance segment.		36.0

CDS US Intermediate Holdings Inc	CDS US Intermediate Holdings Inc 4001 Kennett Pike, Suite 302 Wilmington, DE 19807	CDS U.S. Intermediate Holdings, Inc. operates as a holding company. The Company, through its subsidiaries, operates movie theaters.		19.2

Chisholm Oil & Gas Operating LLC	Chisholm Oil & Gas Operating LLC 6100 South Yale Avenue, Suite 1700 Tulsa, OK 74136	Private exploration and production operator located in Tulsa, Oklahoma.		38.2

CommerceHub Inc	CommerceHub Inc 201 Fuller Road, ZEN Building, 6th Floor Albany, NY 12203	CommerceHub is a provider of hosted integration, drop ship fulfillment, and product content management for multi-channel e-commerce merchants.		3.1

Constellis Holdings LLC	Constellis Holdings LLC 12018 Sunrise Valley Drive Suite 140 Reston, VA 20191	Constellis is a provider of operational support and risk management services to government and commercial clients worldwide.		13.5

Excelitas Technologies Corp	Excelitas Technologies Corp 200 West Street, Suite E403 Waltham, MA 02451	Manufactures customized optoelectronic and advanced electronic systems to global OEM customers.		6.7

Fairway Group Holdings Corp	Fairway Group Holdings Corp 2284 12th Avenue New York, NY 10027	Fairway Group, together with it subsidiaries, operates as a premier specialty food retailer in the greater New York City metro area.		5.0

Gruden Acquisition Inc	Gruden Acquisition, Inc. 4041 Park Oaks Boulevard, Suite 200 Tampa, FL 33610	Quality Distribution (Gruden Acquisition) is a global provider of bulk transportation and logistics services.		24.5

LBM Borrower LLC	LBM Borrower LLC 1000 Corporate Grove Drive Buffalo Grove, IL 60089	LBM Borrower, LLC distributes lumber and building materials.		55.8

NEP Broadcasting LLC	NEP Broadcasting LLC 2 Beta Drive Pittsburgh, PA 15238	Offers post production and studio services to TV broadcast companies.		5.6

OEConnection LLC	OEConnection LLC 4205 Highlander Parkway Richfield, OH 44286	OEConnection LLC provides technology solutions to original equipment manufacturers and their franchised dealers in automotive, construction, and heavy-duty truck industries worldwide.		42.5

Ontic Engineering & Manufacturing Inc	Ontic Engineering & Manufacturing Inc 20400 Plummer Street Chatsworth, CA 91311	Ontic Engineering and Manufacturing, Inc. designs, manufactures, and delivers OEM-pedigree parts and accessories for legacy aerospace platforms.		26.3

OPE Inmar Acquisition Inc	OPE Inmar Acquisition Inc 635 Vine Street Winston-Salem, NC 27101	Inmar, Inc., a technology company, owns and operates intelligent commerce networks. The company offers promotion solutions, such as digital promotions, analytics, coupon processing and settlement, trade promotions, and rebates.		15.0

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Second Lien Senior Secured Loans

Paradigm Acquisition Corp	Paradigm Acquisition Corp 1033 Skokie Blvd, Suite 600 Northbrook, IL 60062	Paradigm Acquisition Corporation was founded in 2012. The Company’s line of business includes providing management services on a contract or fee basis.		3.7

Peak 10 Holding Corp	Peak 10 Holding Corp 8809 Lenox Pointe Drive, Suite G Charlotte, NC 28273-3377	Peak 10 Holding Corporation operates as a holding company. The Company, through its subsidiaries, provides information technology services such as application support, security, backup, storage management, internet access, and cloud computing services.		13.2

Polyconcept North America Inc	Polyconcept North America Inc 400 Hunt Valley Rd New Kensington, PA 15068	Provides promotional, lifestyle, and gift products.		0.2

Pure Fishing Inc	Pure Fishing Inc 7 Science Court Columbia, SC 29203	Pure Fishing, Inc. manufactures and sells outdoor and recreational lifestyle products. The company offers fishing tackle, lures, rods and reels, anglers, soft baits, and accessories.		45.5

Rise Baking Company	Rise Baking Company 828 Kasota Avenue SE Minneapolis, MN 55414	Rise Baking Company produces and retails bakery products, including breads, cookies, and bars. The company was founded in 2013 and is headquartered in Minneapolis, Minnesota.		17.5

Sequa Corp	Sequa Corp 3999 RCA Blvd. Palm Beach Gardens, FL 33410	Provides aftermarket service and repairs for jet engine parts and coats steel for commercial and residential uses.		2.4

SIRVA Worldwide Inc	SIRVA Worldwide Inc One Parkview Plaza Oakbrook Terrace, IL 60181	Global leader in moving and relocation services.		5.9

Sorenson Communications LLC	Sorenson Communications LLC 4192 South Riverboat Road Salt Lake City, UT 84123	Sorenson Communications is a provider of IP-based video communication technology and services to the deaf and hard of hearing population in the United States.		16.5

Sparta Systems Inc	Sparta Systems Inc 2000 Waterview Drive, Suite 300 Hamilton, NJ 08691	Develops and delivers on-premise and cloud based enterprise quality management software (EQMS) solutions.		2.4

Sungard Availability Services Capital Inc	Sungard Availability Services Capital Inc 680 East Swedesford Road Wayne, PA 19087	SunGard provides IT operations support, managed IT services and consulting services.		12.8

Vantage Specialty Chemicals Inc	Vantage Specialty Chemicals Inc 4650 South Racine Avenue Chicago, IL 60609	Vantage Specialty Chemicals, Inc. manufactures fatty acids, specialty derivatives, and specialty chemical blends.		0.7

WireCo WorldGroup Inc	WireCo WorldGroup Inc 2400 West 75th Street, Prairie Village Kansas City, MO 66208	Manufacturer of steel and synthetic rope, specialty wire, electromechanical cable, and other engineered products.		14.0

Wittur Holding GmbH	Wittur Holding GmbH Rohrbachstr. 26-30 Sulzemoos, Bavaria 85259 Germany	Wittur Holding GmbH manufactures and supplies components, modules, and systems for the elevator industry.		60.9

Other Senior Secured Debt

Advanced Lighting Technologies Inc	Advanced Lighting Technologies Inc 7905 Cochran Road, Suite 300 Glenwillow, OH 44139	Advanced Lighting Technologies, Inc. designs, manufactures, and markets energy efficient commercial lighting products, components and systems.		10.7

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Other Senior Secured Debt

APTIM Corp	APTIM Corp 1780 Hughes Landing Blvd, Suite 1000 The Woodlands, TX 77380	APTIM Corporation provides energy related facility services. The Company specializes in integrated maintenance, environmental engineering and remediation, infrastructure engineering, procurement, and construction (EPC) services, program management, as well as disaster response and recovery.		8.2

Black Swan Energy Ltd	Black Swan Energy Ltd 2700, Bow Valley Square Tower IV, 250 – 6th Ave SW Calgary, Alberta, Canada T2P 3H7	Black Swan Energy Ltd. is a private, Canadian E&P company headquartered in Calgary. The Company is focused on the liquids-rich window of the Montney Shale in northeast British Columbia.		4.0

Diamond Resorts International Inc	Diamond Resorts International Inc 10600 West Charleston Boulevard Las Vegas, NV 89135	Diamond Resorts International, Inc. provides destinations, events, and experiences. It owns and operates vacation ownership resorts worldwide.		4.9

JW Aluminum Co	JW Aluminum Co 435 Old Mount Holly Road Mt. Holly, SC 29445	JW Aluminum, Inc. manufactures and supplies specialty flat rolled aluminum products for use in consumer and commercial applications.		34.5

Lycra	Lycra Prins Bernhardplein 200 Amsterdam, Netherlands 1097 JB	Lycra manufactures manmade fibers, including spandex, polyester, and nylon.		16.4

TruckPro LLC	TruckPro LLC 1900 Charles Bryan Suite 100 Cordova, TN 38016	TruckPro, LLC distributes heavy-duty truck and trailer parts.		6.1

Velvet Energy Ltd	Velvet Energy Ltd Suite 1500, 308 — 4th Avenue SW Calgary, Alberta, Canada T2P 0H7	Velvet Energy Ltd. is a private Canadian exploration company with over 474,000 net acres in western Alberta. The Company was founded in 2011 and is backed by Warburg Pincus, Trilantic and 1901 Partners.		7.5

Subordinated Debt

All Systems Holding LLC	All Systems Holding LLC 210 Sixth Avenue, Suite 3100 Pittsburgh, PA 15222	All Systems is a leading independent human capital solutions provider in the U.S., serving a diverse set of blue-chip customers by providing highly specialized skillsets for non-discretionary and in-demand functions.		0.1

Ascent Resources Utica Holdings LLC / ARU Finance Corp	Ascent Resources Utica Holdings LLC / ARU Finance Corp 3501 NW 63rd Street Oklahoma City, OK 73116	Ascent Resources is a privately owned exploration and production company founded by Aubrey McClendon to acquire and develop unconventional resources in the Utica Shale.		26.0

athenahealth Inc	athenahealth Inc 311 Arsenal Street Watertown, MA 02472	athenahealth, Inc., together with its subsidiaries, provides network-based medical record, revenue cycle, patient engagement, care coordination, and population health services for medical groups and health systems.		79.2

ClubCorp Club Operations Inc	ClubCorp Club Operations Inc 3030 LBJ Freeway, Suite 600 Dallas, TX 75234	Owns or operates a network of golf, country, business, sports and alumni clubs in multiple states and worldwide.		31.0

Craftworks Rest & Breweries Group Inc	Craftworks Rest & Breweries Group Inc 201 West Main Street Suite 301 Chattanooga, TN 37408	CraftWorks Restaurants and Breweries, Inc. owns and operates restaurants, brewery restaurants, and entertainment venues in Los Angeles, Chicago, and Washington D.C.; Killeen, Texas; and Fargo, North Dakota.		6.2

Diamond Resorts International Inc	Diamond Resorts International Inc 10600 West Charleston Boulevard Las Vegas, NV 89135	Diamond Resorts International, Inc. provides destinations, events, and experiences. It owns and operates vacation ownership resorts worldwide.		4.5

	Name and Address of Portfolio Company	Nature of its Principal Business	Footnotes	Amortized Cost of Investment (in millions)

Subordinated Debt

Intelsat Jackson Holdings SA	Intelsat Jackson Holdings SA 4, rue Albert Borschette Luxembourg City, Luxembourg 1246	Intelsat Holdings S.A. is a holding company, which through its subsidiaries offers satellite communication services.		3.5

Kenan Advantage Group Inc	Kenan Advantage Group Inc 4366 Mt. Pleasant St. NW North Canton, OH 44720	Offers auto-replenishment, order management, procurement and freight audit payment, integrated billing, renewable fuel storage, and trans-loading facilities services.		17.4

Vivint Inc	Vivint Inc 4931 North 300 West Provo, UT 84604	Provides home security, energy management, home automation, local cloud storage, and high-speed Internet solutions.		13.5

	Name and Address of Portfolio Company		Footnotes	Amortized Cost of Investment (in millions)

Asset Based Finance

801 5th Ave, Seattle, Private Equity	801 5th Ave Seattle, WA 98104	F5 Tower, 660-foot-tall (200 m) skyscraper in Downtown Seattle, Washington		4.0

801 5th Ave, Seattle, Structure Mezzanine	801 5th Ave Seattle, WA 98104	F5 Tower, 660-foot-tall (200 m) skyscraper in Downtown Seattle, Washington		25.4

Abacus JV, Private Equity	Abacus JV 610 Gusryan Street Baltimore, MD 21224	Abacus Corporation provides staff augmentation, outsourcing, vendor management, and permanent placement services.		34.1

Accelerator Investments Aggregator LP, Private Equity	Accelerator Investments Aggregator LP Hofplein 20th — 21st floor Rotterdam, 3032 AC Netherlands	Neo Direct Lending BV is a vehicle to invest in the European small business loan market. The company acts as a platform to source and facilitate small business loans in the the Netherlands (~90%) and Germany (~10%).		0.2

Altavair AirFinance, Private Equity	Altavair AirFinance 22833 South East Black Nugget Road Suite 110 Issaquah, WA	A leading global aviation servicing business		49.2

Australis Maritime, Common Stock	Australis Maritime 55 Brompton Road SW3 1DP London United Kingdom	Australis Maritime Finance was set up in order to provider various financing opportunities to the global maritime and shipping industry space. Australis will lend against a diversified shipping portfolio across bulkers, containerships, and tankers.		19.8

Avida Holding AB, Common Stock	Avida Holding AB Södermalmsallén 36 Stockholm, Stockholm County 118 28 Sweden	A credit market company, provides financial solutions and services for individuals and companies in Sweden, Norway, and Finland.		8.3

Byrider Finance LLC, Sub Note	Byrider Finance LLC 12802 Hamilton Crossing Boulevard Carmel, IN 46032	Byrider is an automotive retailer focused on the integrated auto sales and finance segment.		4.0

Global Jet Capital LLC, Preferred Stock	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		80.1

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		2.3

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		14.6

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		3.0

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		2.9

	Name and Address of Portfolio Company		Footnotes	Amortized Cost of Investment (in millions)

Asset Based Finance

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		85.7

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		19.1

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		2.0

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		15.2

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		7.3

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		1.6

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		19.7

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		12.2

Global Jet Capital LLC, Structured Mezzanine	Global Jet Capital LLC 2500 North Military Trail, Suite 475 Boca Raton, FL 33431	Global Jet advises on aircraft acquisitions, assisting with leasing, financing, and crew selection.		20.8

Global Lending Services LLC, Private Equity	Global Lending Services LLC 1200 Brookfield Boulevard Suite 300 Greenville, SC 29607	Global Lending Services LLC provides auto finance services. It offers subprime lending services to franchise and independent automobile dealers in the United States.		15.0

Global Lending Services LLC, Private Equity	Global Lending Services LLC 1200 Brookfield Boulevard Suite 300 Greenville, SC 29607	Global Lending Services LLC provides auto finance services. It offers subprime lending services to franchise and independent automobile dealers in the United States.		1.3

Home Partners JV, Common Stock	Home Partners JV 1000 S. Washington Avenue Suite 10 Lansing, MI 48910	Purpose of funding the acquisition of single family homes		19.1

Home Partners JV, Private Equity	Home Partners JV 1000 S. Washington Avenue Suite 10 Lansing, MI 48910	Purpose of funding the acquisition of single family homes		0.7

Home Partners JV, Structured Mezzanine	Home Partners JV 1000 S. Washington Avenue Suite 10 Lansing, MI 48910	Purpose of funding the acquisition of single family homes		42.8

Home Partners JV, Structured Mezzanine	Home Partners JV 1000 S. Washington Avenue Suite 10 Lansing, MI 48910	Purpose of funding the acquisition of single family homes	(1)	14.5

Home Partners JV 2, Private Equity	Home Partners JV 2 1000 S. Washington Avenue Suite 10 Lansing, MI 48910	Purpose of funding the acquisition of single family homes		0.2

Home Partners JV 2, Structured Mezzanine	Home Partners JV 2 1000 S. Washington Avenue Suite 10 Lansing, MI 48910	Purpose of funding the acquisition of single family homes		0.4

	Name and Address of Portfolio Company		Footnotes	Amortized Cost of Investment (in millions)

Asset Based Finance

Home Partners JV 2, Structured Mezzanine	Home Partners JV 2 1000 S. Washington Avenue Suite 10 Lansing, MI 48910	Purpose of funding the acquisition of single family homes	(1)	15.9

Kilter Finance, Private Equity	Kilter Finance 35 New Broad Street House London, Greater London EC2M 1NH United Kingdom	A specialty finance company, provides financing solutions to the financial services sector.		0.3

KKR Zeno Aggregator LP (K2 Aviation), Partnership Interest	KKR Zeno Aggregator LP (K2 Aviation) 555 California Street, 50th Floor San Francisco, CA 94104	A securitization of aircraft.		5.4

Lenovo Group Ltd, Structured Mezzanine	Lenovo Group Ltd Lincoln House 23rd Flr Taikoo Place 979 King’s Rd Quarry Bay Hong Kong	Lenovo Group Limited, an investment holding company, develops, manufactures, and markets technology products and services.		10.6

Lenovo Group Ltd, Structured Mezzanine	Lenovo Group Ltd Lincoln House 23rd Flr Taikoo Place 979 King’s Rd Quarry Bay Hong Kong	Lenovo Group Limited, an investment holding company, develops, manufactures, and markets technology products and services.		19.5

Lenovo Group Ltd, Structured Mezzanine	Lenovo Group Ltd Lincoln House 23rd Flr Taikoo Place 979 King’s Rd Quarry Bay Hong Kong	Lenovo Group Limited, an investment holding company, develops, manufactures, and markets technology products and services.		6.7

Lenovo Group Ltd, Structured Mezzanine	Lenovo Group Ltd Lincoln House 23rd Flr Taikoo Place 979 King’s Rd Quarry Bay Hong Kong	Lenovo Group Limited, an investment holding company, develops, manufactures, and markets technology products and services.		12.4

NewStar Clarendon 2014-1A Class D	NewStar Financial, Inc. 500 Boylston Street, Suite 1250 Boston, MA 02116	NewStar Financial is a publicly listed, specialized commercial finance company that focuses on providing loans and leases to middle market companies.		4.7

Opendoor Labs Inc, 2L Term Loan	Opendoor Labs Inc 405 Howard Street Suite 550 San Francisco, CA 94105	Opendoor Labs, Inc., a real estate company, which provides selling and buying of homes online.		26.8

Opendoor Labs Inc, 2L Term Loan	Opendoor Labs Inc 405 Howard Street Suite 550 San Francisco, CA 94105	Opendoor Labs, Inc., a real estate company, which provides selling and buying of homes online.	(1)	53.6

Pretium Partners LLC P1, Structured Mezzanine	Pretium Partners LLC P1 1633 Broadway 28th Floor New York, NY 10019	A real estate investment firm specializing in single-family rental real estate, loans, and securitized debt.		6.7

Pretium Partners LLC P2, Structured Mezzanine	Pretium Partners LLC P2 1633 Broadway 28th Floor New York, NY 10019	A real estate investment firm specializing in single-family rental real estate, loans, and securitized debt.		15.3

Prime ST LLC, Private Equity	333 108th Ave NE Bellevue, WA 98004	Tower 333, 20-story high-rise office building in the central business district of Bellevue, Washington		3.6

Prime ST LLC, Structured Mezzanine	333 108th Ave NE Bellevue, WA 98004	Tower 333, 20-story high-rise office building in the central business district of Bellevue, Washington		25.4

Sofi Lending Corp, Purchase Facility	Sofi Lending Corp 234 1st St, San Francisco, CA 94105	SoFi is an online provider of student loan refinancing.		40.6

Toorak Capital Funding LLC, Membership Interest	Toorak Capital Funding LLC 15 Maple Street Second Floor West Summit, NJ 7901	Operates as a provider of third-party capital to the small business for real estate lending industry in the United States.		18.8

	Name and Address of Portfolio Company		Footnotes	Amortized Cost of Investment (in millions)

Credit Opportunities Partners, LLC

Credit Opportunities Partners, LLC	Credit Opportunities Partners, LLC 555 California Street, 50th Floor San Francisco, CA 94104	A joint venture between the Company and South Carolina Retirement Systems Group Trust		590.6

	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Equity/Other

Abaco Energy Technologies LLC, Common Stock	Abaco Energy Technologies LLC 1010 Lamar Street, Suite 1410 Houston, TX 77002	Abaco Energy Technologies LLC focuses on acquiring, integrating, and developing energy manufacturing and service businesses primarily related to North American drilling, completion, and production and associated infrastructure.	Common Stock	1.5%		3.1

Abaco Energy Technologies LLC, Preferred Stock	Abaco Energy Technologies LLC 1010 Lamar Street, Suite 1410 Houston, TX 77002	Abaco Energy Technologies LLC focuses on acquiring, integrating, and developing energy manufacturing and service businesses primarily related to North American drilling, completion, and production and associated infrastructure.	Preferred Stock	1.8%		0.6

Advanced Lighting Technologies Inc, Common Stock	Advanced Lighting Technologies Inc 7905 Cochran Road, Suite 300 Glenwillow, OH 44139	Advanced Lighting Technologies, Inc. designs, manufactures, and markets energy efficient commercial lighting products, components and systems.	Common Stock	18.6%		7.5

Advanced Lighting Technologies Inc, Warrant	Advanced Lighting Technologies Inc 7905 Cochran Road, Suite 300 Glenwillow, OH 44139	Advanced Lighting Technologies, Inc. designs, manufactures, and markets energy efficient commercial lighting products, components and systems.	Warrant	0.4%		—

All Systems Holding LLC, Common Stock	All Systems Holding LLC 210 Sixth Avenue, Suite 3100 Pittsburgh, PA 15222	All Systems is a leading independent human capital solutions provider in the U.S., serving a diverse set of blue-chip customers by providing highly specialized skillsets for non-discretionary and in-demand functions.	Common Stock	1.2%		1.8

Arena Energy LP, Warrants	Arena Energy LP 2103 Research Forest Dr. Suite 400 The Woodlands, TX 77380	Arena Energy, LP operates as an offshore oil and gas exploration and production company engaged in the exploitation and development of oil and gas in the Gulf of Mexico.	Warrant	12.5%		0.2

ASG Technologies, Common Stock	ASG Technologies 708 Goodlette Road North Naples, FL 34102	ASG provides a variety of software and services for enterprise performance, operations and application management.	Common Stock	6.6%		13.5

ASG Technologies, Warrant	ASG Technologies 708 Goodlette Road North Naples, FL 34102	ASG provides a variety of software and services for enterprise performance, operations and application management.	Warrant	3.2%		9.0

Aspect Software Inc, Common Stock	Aspect Software Inc 2325 East Camelback Road, Suite 700 Phoenix, AZ 85016	Aspect Software is a provider of solutions to the contact center industry.	Common Stock	7.0%		1.9

Aspect Software Inc, Warrant	Aspect Software Inc 2325 East Camelback Road, Suite 700 Phoenix, AZ 85016	Aspect Software is a provider of solutions to the contact center industry.	Warrant	7.0%		—

ATX Networks Corp, Common Stock	ATX Networks Corp 1-501 Clements Road West Ajax, ON, Canada L1S 7H4	ATX is a designer and developer of patented, high-margin radio frequency management equipment and digital video processing products.	Common Stock	0.3%		0.2

	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Equity/Other

AVF Parent LLC, Trade Claim	AVF Parent LLC 6500 14 Mile Road Warren, MI 48092	Art Van Furniture is a leading furniture retailer in the Midwestern United States.	Other Equity	47.6%		—

Borden (New Dairy Opco), Common Stock	Borden (New Dairy Opco) 8750 North Central Expressway Suite 400 Dallas, TX 75231-6436	Borden produces dairy products such as milk, yogurt smoothies, probiotics, and cheese products.	Common Stock	12.0%		5.8

Catalina Marketing Corp, Common Stock	Catalina Marketing Corp 200 Carillon Parkway St. Petersburg, FL 33716	Catalina Marketing Corporation Inc. provides personalized digital media solutions for consumer packaged goods (CPG), agencies, and retail industry.	Common Stock	0.0%		—

Chisholm Oil & Gas Operating LLC, Series A Units	Chisholm Oil & Gas Operating LLC 6100 South Yale Avenue, Suite 1700 Tulsa, OK 74136	Private exploration and production operator located in Tulsa, Oklahoma.	Common Stock	0.0%		0.2

Cimarron Energy Inc, Common Stock	Cimarron Energy Inc 11025 Equity Drive, Suite 200 Houston, TX 77041	Cimarron Energy, Inc. designs and manufactures engineered production, process, and environmental equipment for upstream and midstream energy industries.	Common Stock	2.0%		3.9

Cimarron Energy Inc, Participation Option	Cimarron Energy Inc 11025 Equity Drive, Suite 200 Houston, TX 77041	Cimarron Energy, Inc. designs and manufactures engineered production, process, and environmental equipment for upstream and midstream energy industries.	Other Equity	50.0%		1.3

Constellis Holdings LLC, Private Equity	Constellis Holdings LLC 12018 Sunrise Valley Drive Suite 140 Reston, VA 20191	Constellis is a provider of operational support and risk management services to government and commercial clients worldwide.	Private Equity	8.1%		18.9

Crossmark Holdings Inc, Warrant	Crossmark Holdings Inc 5100 Legacy Drive Plano, TX 75024	Crossmark is a sales and marketing services company in the consumer goods and services industry.	Warrant	12.4%		—

CSafe Global, Common Stock	CSafe Global 2900 Dryden Road Dayton, OH 45439	CSafe designs, develops and manufactures cold chain management products for the pharmaceutical industry.	Common Stock	0.3%		0.6

CTI Foods Holding Co LLC, Common Stock	CTI Foods Holding Co LLC P.O. Box 700 Caldwell, ID 83606	Produces custom food products for the foodservice industry.	Common Stock	0.0%		—

Empire Today LLC, Common Stock	Empire Today LLC 333 Northwest Avenue Northlake, IL 60164	Empire Today operates as a shop-at-home company that provides installed flooring treatment products to customers across the United States.	Common Stock	1.4%		1.9

Envigo Laboratories Inc, Series A Warrant	Envigo Laboratories Inc 297 Kingsbury Grade, Suite 10 Lake Tahoe, NV 89449	Envigo provides essential products and research services for biopharmaceutical, crop protection, and chemical companies as well as universities, governments, and other research organizations.	Warrant	0.1%		—

Envigo Laboratories Inc, Series B Warrant	Envigo Laboratories Inc 297 Kingsbury Grade, Suite 10 Lake Tahoe, NV 89449	Envigo provides essential products and research services for biopharmaceutical, crop protection, and chemical companies as well as universities, governments, and other research organizations.	Warrant	0.1%		—

	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Equity/Other

Fairway Group Holdings Corp, Common Stock	Fairway Group Holdings Corp 2284 12th Avenue New York, NY 10027	Fairway Group, together with it subsidiaries, operates as a premier specialty food retailer in the greater New York City metro area.	Common Stock	11.5%		3.3

FourPoint Energy LLC, Common Stock	FourPoint Energy LLC 100 St. Paul Street, Suite 400 Denver, CO 80206	FourPoint is negotiating a purchase agreement and a joint development agreement with affiliates of EnerVest, Ltd. to acquire an interest in Anadarko Basin assets that EnerVest is acquiring from Laredo Petroleum and SM Energy.	Common Stock	4.7%		27.2

Fox Head Inc, Common Stock	Fox Head Inc 16752 Armstrong Avenue Irvine, CA 92606	Fox Head is a family-owned action sports and clothing brand focused primarily on the motocross, bike and lifestyle segments.	Common Stock	4.0%		10.0

Harvey Industries Inc, Common Stock	Harvey Industries Inc 1400 Main Street Waltham, MA 2451	Harvey Industries, Inc. manufactures and distributes building products. It offers vinyl, wood, impact, acoustic, and storm windows; storm, patio, and entry doors; porch enclosures.	Common Stock	2.4%		—

HM Dunn Co Inc, Preferred Stock, Series A	HM Dunn Co Inc 3301 House Anderson Road Euless, TX 76040	HM Dunn is engaged in the manufacture and distribution of aircraft components, assemblies and kits used by original equipment manufacturers (OEMs) in the defense, commercial and civil sectors of the aerospace and defense industry.	Preferred Stock	98.6%		—

HM Dunn Co Inc, Preferred Stock, Series B	HM Dunn Co Inc 3301 House Anderson Road Euless, TX 76040	HM Dunn is engaged in the manufacture and distribution of aircraft components, assemblies and kits used by original equipment manufacturers (OEMs) in the defense, commercial and civil sectors of the aerospace and defense industry.	Preferred Stock	73.2%		—

JHC Acquisition LLC, Common Stock	JHC Acquisition LLC 2454 East Dempster Street , Suite 300 Des Plaines, IL 60016	Justrite (JHC) is a leading source of storage, handling and security products including fire prevention safety equipment for hazardous materials, environmental protection spill containment devices and specialized storage products.	Common Stock	29.4%		9.5

JSS Holdings Ltd, Net Profits Interest	JSS Holdings Ltd 180 North Stetson, 29th Floor Chicago, IL 60601	Jet Support Services (JSS) is a leading independent provider of hourly cost maintenance programs for aircraft engines and airframes.	Other Equity	1.4%		—

JW Aluminum Co, Common Stock	JW Aluminum Co 435 Old Mount Holly Road Mt. Holly, SC 29445	JW Aluminum, Inc. manufactures and supplies specialty flat rolled aluminum products for use in consumer and commercial applications.	Common Stock	2.4%		—

JW Aluminum Co, Preferred Stock	JW Aluminum Co 435 Old Mount Holly Road Mt. Holly, SC 29445	JW Aluminum, Inc. manufactures and supplies specialty flat rolled aluminum products for use in consumer and commercial applications.	Preferred Stock	20.7%		61.8

	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Equity/Other

MB Precision Holdings LLC, Class A—2 Units	MB Precision Holdings LLC 109 Apremont Way, P.O. Box 828 Westfield, MA 1085	MidState Berkshire provides precision machining, fabrication, assembly and test services for the aerospace, defense and energy sectors.	Common Stock	33.0%		2.3

Misys Ltd, Preferred Stock	Misys Ltd 1 Kingdom Street, Paddington London, W2 6BL UK	Provides industry specific software for banking, treasury, trading, and risk solutions.	Preferred Stock	0.3%		2.8

Mood Media LLC, Class A Warrants	Mood Media LLC 2100 S. IH 35, Suite 200 Austin, TX 78704	Mood Media provides in-store audio, visual and scent branding services to retail companies in North America, Europe and Asia/Australia.	Warrant	13.5%		—

Mood Media LLC, Class B Warrants	Mood Media LLC 2100 S. IH 35, Suite 200 Austin, TX 78704	Mood Media provides in-store audio, visual and scent branding services to retail companies in North America, Europe and Asia/Australia.	Warrant	13.5%		—

Mood Media LLC, Class C Warrants	Mood Media LLC 2100 S. IH 35, Suite 200 Austin, TX 78704	Mood Media provides in-store audio, visual and scent branding services to retail companies in North America, Europe and Asia/Australia.	Warrant	13.5%		—

One Call Care Management Inc, Common Stock	One Call Care Management Inc 841 Prudential Drive Suite 900 Jacksonville, FL 32207	One Call Care Management, Inc. provides specialized cost containment services to the workers’ compensation industry in the United States.	Common Stock	2.6%		1.8

One Call Care Management Inc, Preferred Stock A	One Call Care Management Inc 841 Prudential Drive Suite 900 Jacksonville, FL 32207	One Call Care Management, Inc. provides specialized cost containment services to the workers’ compensation industry in the United States.	Preferred Stock	3.5%		19.3

One Call Care Management Inc, Preferred Stock B	One Call Care Management Inc 841 Prudential Drive Suite 900 Jacksonville, FL 32207	One Call Care Management, Inc. provides specialized cost containment services to the workers’ compensation industry in the United States.	Preferred Stock	5.2%		5.8

Polyconcept North America Inc, Class A—1 Units	Polyconcept North America Inc 400 Hunt Valley Rd New Kensington, PA 15068	Provides promotional, lifestyle, and gift products.	Common Stock	0.0%		0.1

Professional Plumbing Group Inc, Common Stock	Professional Plumbing Group Inc 2951 E Highway 501 Conway, SC 29526	Professional Plumbing Group manufactures and distributes plumbing equipment for the repair market, the professional plumbing contractor and institutional customers.	Common Stock	31.6%		3.0

Quorum Health Corp, Common Stock	Quorum Health Corp 1573 Mallory Lane Brentwood, TN 37027	Quorum Health Corporation, together with its subsidiaries, provides hospital and outpatient healthcare services in the United States.	Common Stock	0.2%		0.4

Quorum Health Corp, Trade Claim	Quorum Health Corp 1573 Mallory Lane Brentwood, TN 37027	Quorum Health Corporation, together with its subsidiaries, provides hospital and outpatient healthcare services in the United States.	Other Equity	1.2%		0.4

	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Equity/Other

Quorum Health Corp, Trust Initial Funding Units	Quorum Health Corp 1573 Mallory Lane Brentwood, TN 37027	Quorum Health Corporation, together with its subsidiaries, provides hospital and outpatient healthcare services in the United States.	Other Equity	1.7%		0.1

Ridgeback Resources Inc, Common Stock	Ridgeback Resources Inc 525 8th Avenue S.W. , Suite 2800 Calgary, AB, Canada T2P 1G1	Ridgeback Resources Inc. engages in the exploration and development of oil and natural gas in western Canada.	Common Stock	1.6%		10.1

Sequential Brands Group Inc., Common Stock	Sequential Brands Group Inc. 601 West 26th Street, 9th Floor New York, NY 10001	Sequential Brands Group owns, promotes, markets and licenses a portfolio of consumer brands to retailers, wholesalers and distributors.	Common Stock	0.8%		7.2

Sorenson Communications LLC, Common Stock	Sorenson Communications LLC 4192 South Riverboat Road Salt Lake City, UT 84123	Sorenson Communications is a provider of IP-based video communication technology and services to the deaf and hard of hearing population in the United States.	Common Stock	4.4%		—

SSC (Lux) Limited S.a r.l., Common Stock	SSC (Lux) Limited S.a r.l. 7 Rue Robert Stumper, L-2557 Luxembourg	Surgical Specialties Corporation manufactures surgical products, such as suture needles, sutures, microsurgical cutting instruments, eye garters, and ophthalmic cannulas.	Common Stock	0.9%		2.5

Sungard Availability Services Capital Inc, Common Stock	Sungard Availability Services Capital Inc 680 East Swedesford Road Wayne, PA 19087	SunGard provides IT operations support, managed IT services and consulting services.	Common Stock	4.4%		15.2

Swift Worldwide Resources Holdco Ltd, Common Stock	Swift Worldwide Resources Holdco Ltd 3050 Post Oak Boulevard, Suite 1450 Houston, TX 77056	Swift Technical Group is a leading pure-play provider of contract personnel resources to the oil and gas industry.	Common Stock	0.6%		2.0

Trace3 Inc, Common Stock	Trace3 Inc 7565 Irvine Center Drive, Suite 200 Irvine, CA 92618	Trace3 is a leading technology solutions value-added reseller to predominantly West Coast enterprise customers.	Common Stock	1.4%		0.4

Warren Resources Inc, Common Stock	Warren Resources Inc 5420 LBJ Freeway, Suite 600 Dallas, TX 75240	Warren Resources is an independent energy company engaged in the exploration, development and production of onshore crude oil and gas reserves.	Common Stock	33.7%		15.8

Zeta Interactive Holdings Corp, Preferred Stock, Series E—1	Zeta Interactive Holdings Corp 185 Madison Avenue, 5th Floor New York, NY 10016	Zeta is a customer lifecycle marketing (CLM) platform company that integrates big data, proprietary technology and analytics to help leading brands acquire, grow and retain customers.	Preferred Stock	55.7%		8.4

Zeta Interactive Holdings Corp, Preferred Stock, Series F	Zeta Interactive Holdings Corp 185 Madison Avenue, 5th Floor New York, NY 10016	Zeta is a customer lifecycle marketing (CLM) platform company that integrates big data, proprietary technology and analytics to help leading brands acquire, grow and retain customers.	Preferred Stock	7.3%		8.4

	Name and Address of Portfolio Company		Asset Type	Percentage of Class Held(2)	Footnotes	Amortized Cost of Investment (in millions)

Equity/Other

Zeta Interactive Holdings Corp, Warrant	Zeta Interactive Holdings Corp 185 Madison Avenue, 5th Floor New York, NY 10016	Zeta is a customer lifecycle marketing (CLM) platform company that integrates big data, proprietary technology and analytics to help leading brands acquire, grow and retain customers.	Warrant	2.8%		—

(1)	Amount is fully unfunded.
(2)	Percentage of class held is calculated on a fully diluted basis and is based on the best available information at the time of calculation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF THE FUND PARTIES

The Fund Parties have procedures in place for the review, approval and monitoring of transactions involving each of the Fund Parties and certain persons related to each of the Fund Parties. For example, each Fund Party’s Code of Business Conduct and Ethics generally prohibits any employee, officer or director from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of such Fund Party. Waivers to each Fund Party’s Code of Business Conduct and Ethics for any executive officer or member of applicable board of directors must be approved by the board of directors of such Fund Party and are publicly disclosed as required by applicable law and regulations. In addition, the audit committee of each of the Fund Parties is required to review and approve all transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Exchange Act). All future transactions with affiliates of the Fund Parties will be on terms no less favorable than could be obtained from an unaffiliated third party and must be approved by a majority of the applicable Fund Board, including a majority of the independent directors.

Interests of Certain Persons Related to the Merger

In addition, the Advisor and its affiliates (including the officers of each Fund Party who are employed by the Advisor) has indirect financial interests in the transactions contemplated by the Merger Agreement, including the Merger, that are different from, and/or in addition to, the interests of FSK’s and FSKR’s stockholders. Stockholder approval of “FS KKR Capital Corp. Proposal 3: Approval of the FSK Advisory Agreement Amendment Proposal” is a condition to the closing of the Merger. Notwithstanding the reduction in FSK’s income incentive fee rate from 20% to 17.5% (while retaining the hurdle rate of 7%) and the Incentive Fee Waiver, the removal of the total return lookback provision relating to the subordinated incentive fee on income from the Existing FSK Investment Advisory Agreement could increase the subordinated incentive fee on income payable by FSK to the Advisor over time. For more information on the impact of the Proposed FSK Investment Advisory Agreement on the stockholders of the Fund Parties, see “Questions and Answers About the Special Meetings—What will the impact of the Proposed FSK Investment Advisory Agreement on the stockholders of each Fund Party?”

FSK

FSK Investment Advisory Agreement

Pursuant to the Existing FSK Investment Advisory Agreement, the Advisor is entitled to a base management fee calculated at an annual rate of 1.50% of the average weekly value of FSK’s gross assets excluding cash and cash equivalents (gross assets equal the total assets of FSK as set forth on FSK’s consolidated balance sheets) and an incentive fee based on FSK’s performance. Effective June 15, 2019, in connection with stockholder approval of the modification of the asset coverage requirement applicable to senior securities from 200% to 150%, the Advisor reduced (by permanent waiver) the annual base management fee payable under the Existing FSK Investment Advisory Agreement from 1.5% to 1.0% on all assets financed using leverage over 1.0x debt-to-equity. The base management fee is payable quarterly in arrears. All or any part of the base management fee not taken as to any quarter will be deferred without interest and may be taken in such other quarter as the Advisor determines.

Under to the terms of the Existing FSK Investment Advisory Agreement, the Advisor may also be entitled to receive a subordinated incentive fee on income. The subordinated incentive fee on income under the Existing FSK Investment Advisory Agreement, which is calculated and payable quarterly in arrears, equals 20.0% of FSK’s “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return on the value of FSK’s net assets, equal to 1.75% per quarter, or an annualized hurdle rate of 7.0%. As a result, the Existing FSK Investment Advisory Agreement or will not earn this incentive fee for any quarter until the FSK’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.75%. Once FSK’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the

Advisor is entitled to a “catch-up” fee equal to the amount of the pre-incentive fee net investment income in excess of the hurdle rate, until FSK’s pre-incentive fee net investment income for such quarter equals 2.1875%, or 8.75% annually, of net assets. Thereafter, the Advisor is entitled to receive 20.0% of pre-incentive fee net investment income.

The subordinated incentive fee on income is subject to a cap equal to (1) 20.0% of the “per share pre-incentive fee return” for the then-current and eleven preceding calendar quarters minus the cumulative “per share incentive fees” accrued and/or payable for the eleven preceding calendar quarters multiplied by (2) the weighted average number of shares outstanding during the calendar quarter (or any portion thereof) for which the subordinated incentive fee on income is being calculated. The definitions of “per share pre-incentive fee return” and “per share incentive fees” under the Existing FSK Investment Advisory Agreement take into account the historic per share pre-incentive fee return of both FSK and Corporate Capital Trust, Inc., together with the historic per share incentive fees paid by both FSK and Corporate Capital Trust, Inc. For the purpose of calculating the “per share pre-incentive fee return,” any unrealized appreciation or depreciation recognized as a result of the purchase accounting for FSK’s acquisition of Corporate Capital Trust, Inc.is excluded.

Under the terms of the Existing FSK Investment Advisory Agreement, an incentive fee on capital gains is determined and payable in arrears as of the end of each calendar year (or upon termination of the Existing FSK Investment Advisory Agreement). This fee equals 20.0% of FSK’s incentive fee capital gains, which shall equal both Corporate Capital Trust, Inc.’s and FSK’s realized capital gains (without duplication) on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation (without duplication) on a cumulative basis, less the aggregate amount of any capital gain incentive fees previously paid by Corporate Capital Trust, Inc. and FSK. On a quarterly basis, FSK accrues for the capital gains incentive fee by calculating such fee as if it were due and payable as of the end of such period. FSK includes unrealized gains in the calculation of the capital gains incentive fee expense and related accrued capital gains incentive fee. This accrual reflects the incentive fees that would be payable to the Advisor if FSK’s entire portfolio was liquidated at its fair value as of the balance sheet date even though the Advisor is not entitled to an incentive fee with respect to unrealized gains unless and until such gains are actually realized.

FSK Administration Agreement

Pursuant to the FSK Administration Agreement, the Advisor oversees FSK’s day-to-day operations, including the provision of general ledger accounting, fund accounting, legal services, investor relations, certain government and regulatory affairs activities, and other administrative services. The Advisor also performs, or oversees the performance of, FSK’s corporate operations and required administrative services, which includes being responsible for the financial records that FSK is required to maintain and preparing reports for FSK’s stockholders and reports filed with the SEC. In addition, the Advisor assists FSK in calculating its NAV, overseeing the preparation and filing of tax returns and the printing and dissemination of reports to FSK’s stockholders, and generally overseeing the payment of FSK’s expenses and the performance of administrative and professional services rendered to FSK by others.

Pursuant to the FSK Administration Agreement, FSK reimburses the Advisor for expenses necessary to perform services related to its administration and operations, including the Advisor’s allocable portion of the compensation and related expenses of certain personnel of FS Investments and KKR Credit providing administrative services to FSK on behalf of the Advisor. FSK reimburses the Advisor no less than quarterly for all costs and expenses incurred by the Advisor in performing its obligations and providing personnel and facilities under the FSK Administration Agreement. The Advisor allocates the cost of such services to FSK based on factors such as total assets, revenues, time allocations and/or other reasonable metrics. The FSK Board reviews the methodology employed in determining how the expenses are allocated to FSK and the proposed allocation of administrative expenses among FSK and certain affiliates of the Advisor. The FSK Board then assesses the reasonableness of such reimbursements for expenses allocated to it based on the breadth, depth and quality of such services as compared to the estimated cost to FSK of obtaining similar services from third-party service providers known to be available. In addition, the FSK Board considers whether any single third-party service provider would be capable of providing all such services at comparable cost and quality. Finally, the FSK Board compares the total amount paid to the Advisor for such services as a percentage of FSK’s net assets to the same ratio as reported by other comparable BDCs.

FSKR

FSKR Investment Advisory Agreement

FSKR is externally managed by the Advisor. On December 18, 2019, FSKR entered into the FSKR Investment Advisory Agreement with the Advisor.

Pursuant to the FSKR Investment Advisory Agreement, the Advisor is entitled to a base management fee calculated at an annual rate of 1.50% of the average weekly value of FSKR’s gross assets excluding cash and cash equivalents (gross assets equal the total assets of FSKR as set forth on FSKR’s consolidated balance sheets), which base management fee is reduced from 1.5% to 1.0% on all assets financed using leverage over 1.0x debt-to-equity, and an incentive fee based on FSKR’s performance. The base management fee is payable quarterly in arrears. All or any part of the base management fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as the Advisor shall determine.

Under the terms of the FSKR Investment Advisory Agreement, the Advisor may also be entitled to receive a subordinated incentive fee on income. The subordinated incentive fee on income under the FSKR Investment Advisory Agreement, which is calculated and payable quarterly in arrears, equals 20.0% of FSKR’s “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return on the value of FSKR’s net assets, equal to 1.75% per quarter, or an annualized hurdle rate of 7.0%. As a result, the Advisor will not earn this incentive fee for any quarter until FSKR’s pre-incentive fee net investment income for such quarter exceeds the hurdle rate of 1.75%. Once FSKR’s pre-incentive fee net investment income in any quarter exceeds the hurdle rate, the Advisor will be entitled to a “catch-up” fee equal to the amount of the pre-incentive fee net investment income in excess of the hurdle rate, until FSKR’s pre-incentive fee net investment income for such quarter equals 2.1875%, or 8.75% annually, of net assets. Thereafter, the Advisor will be entitled to receive 20.0% of pre-incentive fee net investment income.

Commencing with the quarter ending March 31, 2022, the subordinated incentive fee on income is subject to a cap equal to (1) 20.0% of the “per share pre-incentive fee return” for the then-current and eleven preceding calendar quarters (or fewer number of fiscal quarters) commencing with the quarter ending March 31, 2020 minus the cumulative “per share incentive fees” accrued and/or payable for the eleven preceding calendar quarters (or fewer number of fiscal quarters) commencing with the quarter ending March 31, 2020 multiplied by (2) the weighted average number of shares outstanding during the calendar quarter (or any portion thereof) for which the subordinated incentive fee on income is being calculated.

Under the terms of the FSKR Investment Advisory Agreement, the incentive fee on capital gains is determined and payable in arrears as of the end of each calendar year (or upon termination of the FSKR Investment Advisory Agreement). This fee equals 20.0% of FSKR’s incentive fee capital gains, which shall equal the realized capital gains of Corporate Capital Trust II, FS Investment Corporation III, FS Investment Corporation IV and FSKR (without duplication) on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation (without duplication) on a cumulative basis, less the aggregate amount of any capital gain incentive fees previously paid by Corporate Capital Trust II, FS Investment Corporation III, FS Investment Corporation IV and FSKR. On a quarterly basis, FSKR accrues for the capital gains incentive fee by calculating such fee as if it were due and payable as of the end of such period. FSKR includes unrealized gains in the calculation of the capital gains incentive fee expense and related accrued capital gains incentive fee. This accrual reflects the incentive fees that would be payable to the Advisor if FSKR’s entire portfolio was liquidated at its fair value as of the balance sheet date even though the Advisor is not entitled to an incentive fee with respect to unrealized gains unless and until such gains are actually realized.

FSKR Administration Agreement

Also on December 18, 2019, FSKR entered into the FSKR Administration Agreement. Pursuant to the FSKR Administration Agreement, the Advisor provides administrative services necessary for the operation of FSKR, including providing general ledger accounting, fund accounting, legal services, investor relations and other administrative services. There are no separate fees paid by FSKR to the Advisor in connection with the services provided under the FSKR Administration Agreement, provided, however, that FSKR reimburses the Advisor no less than quarterly for all costs and expenses incurred by the Advisor in performing its obligations and providing personnel and facilities thereunder. The Advisor will allocate the cost of such services to FSKR based on factors such as total assets, revenues, time allocations and/or other reasonable metrics.

Allocation of the Advisor’s Time

The Fund Parties rely on the Advisor to manage their respective day-to-day activities and to implement their investment strategies. The Advisor, FS Investments, KKR Credit and certain of their affiliates are presently, and plan in the future to continue to be, involved with activities that are unrelated to the Fund Parties. As a result of these activities, the Advisor, FS Investments, KKR Credit and certain of their affiliates will have conflicts of interest in allocating their time between the Fund Parties and other activities in which they are or may become involved, including the management of the other Fund Party. The Advisor, FS Investments, KKR Credit and their employees will devote only as much of its or their time to the Fund Parties’ businesses as the Advisor, FS Investments and KKR Credit, in their judgment, determine is reasonably required, which will be substantially less than their full time. Therefore, the Advisor, its personnel and certain affiliates may experience conflicts of interest in allocating management time, services and functions among each of the Fund Parties and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved. This could result in actions that are more favorable to other affiliated entities than to either of the Fund Parties.

However, the Fund Parties each believe that the members of the Advisor’s management and the other key debt finance professionals have sufficient time to fully discharge their responsibilities to each of the Fund Parties and to the other businesses in which they are involved. Each of the Fund Parties believes that its affiliates and executive officers will devote the time required to manage such Fund Party’s business and expect that the amount of time a particular executive officer or affiliate devotes to each of the Fund Parties will vary during the course of the year and depend on such Fund Party’s business activities at the given time. Because many of the operational aspects involved with managing the Fund Parties are similar, there are significant efficiencies created by the Advisor providing services to such entities. For example, the Advisor has streamlined the structure for financial reporting, internal controls and investment approval processes for the each of the Fund Parties.

Competition and Allocation of Investment Opportunities

The Advisor and its affiliates are simultaneously providing investment advisory services to other affiliated entities, including the other Fund Party. The Advisor may determine that it is appropriate for a Fund Party and one or more other investment accounts managed by the Advisor or any of its affiliates to participate in an investment opportunity. To the extent the Fund Parties make co-investments with investment accounts managed by the Advisor or its affiliates, these co-investment opportunities may give rise to conflicts of interest or perceived conflicts of interest among the Fund Parties and the other participating accounts. In addition, conflicts of interest or perceived conflicts of interest may also arise in determining which investment opportunities should be presented to each Fund Party and other participating accounts.

To mitigate these conflicts, the Advisor will seek to execute such transactions on a fair and equitable basis and in accordance with its allocation policies, taking into account various factors, which may include: the source of origination of the investment opportunity; investment objectives and strategies; tax considerations; risk, diversification or investment concentration parameters; characteristics of the security; size of available investment; available liquidity and liquidity requirements; regulatory restrictions; and/or such other factors as may be relevant to a particular transaction.

As the Advisor and affiliates of FS Investments and KKR Credit currently serve as the investment adviser to other entities and accounts, it is possible that some investment opportunities will be provided to such other entities and accounts rather than the Fund Parties.

Investments

As BDCs, the Fund Parties are subject to certain regulatory restrictions in making their investments. For example, BDCs generally are not permitted to co-invest with certain affiliated entities in transactions originated by the BDC or its affiliates in the absence of an exemptive order from the SEC. However, BDCs are permitted to, and may, simultaneously co-invest in transactions where price is the only negotiated term.

In an order dated June 4, 2013 (the “FS Order”), the SEC granted exemptive relief permitting Fund Parties, subject to the satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions with certain affiliates of their former investment adviser, including FS Energy and Power Fund and any future BDCs that are advised by our former investment adviser or its affiliated investment advisers. However, in connection with the investment advisory relationship with the Advisor, and in an effort to mitigate potential future conflicts of interest, the boards of directors of each of the Fund Parties authorized and directed that applicable Fund Party (1) withdraw from the FS Order, except with respect to any transaction in which the Fund Parties participated in reliance on the FS Order prior to April 9, 2018, and (2) rely on an exemptive relief order, dated April 3, 2018, that permits the each of the Fund Parties, subject to the satisfaction of certain conditions, to co-invest in certain privately negotiated investment transactions, including investments originated and directly negotiated by the Advisor or KKR Credit, with certain affiliates of the Advisor.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS OF FSK

As of January 29, 2021, no person was deemed to control FSK, as such term is defined in the 1940 Act. The following table sets forth, as of January 29, 2021, information with respect to the beneficial ownership of FSK Common Stock by:

•	each person known to FSK to beneficially own more than 5% of the outstanding shares of FSK Common Stock;

•	each member of the FSK Board and each executive officer; and

•	all of the members of the FSK Board and executive officers as a group.

Beneficial ownership is determined in accordance with the rules promulgated by the SEC and includes voting or investment power with respect to the securities. There are no shares of FSK Common Stock subject to options that are currently exercisable or exercisable within 60 days of January 29, 2021.

	Shares Beneficially Owned as of January 29, 2021
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage (%)(2)
Interested Directors
Michael C. Forman(3)	293,985	*
Todd Builione	3,125	*

Independent Directors
Barbara Adams(4)	3,100	*
Brian R. Ford	4,375	*
Richard I. Goldstein(4)	14,275	*
Michael J. Hagan	28,025	*
Jeffrey K. Harrow	9,739	*
Jerel A. Hopkins	–	–
James H. Kropp(4)	8,019	*
Osagie Imasogie	8,663	*
Elizabeth J. Sandler	890	*

Executive Officers
Brian Gerson	–	–
Daniel Pietrzak(5)	12,500	*
Steven Lilly		–
Stephen S. Sypherd	4,246	*
William Goebel	1,250	*
James F. Volk	308	*

All directors and executive officers as a group (17 persons)	392,500	*

*	Less than one percent.

(1)	The address of each of the beneficial owners set forth above is c/o FS KKR Capital Corp., 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.

(2)	Based on a total of 123,755,965 shares issued and outstanding on January 29, 2021.

(3)	49,499 shares held by MCFDA SCV LLC, a wholly-owned special purpose financing vehicle of which The 2011 Forman Investment Trust is a member and

Michael C. Forman is the manager; 231,152 shares held by FSH Seed Capital Vehicle I LLC, a wholly-owned special purpose financing subsidiary of Franklin Square Holdings, L.P. (“FS Investments”); 4,856 shares held by spouse; 1,221 shares held for the benefit of children in trust; 4,308 shares held in a 401(k) account; and 2,950 shares held in an IRA.

(4)	All shares held in an IRA.

(5)	10,000 shares held in an IRA.

The following table sets forth, as of January 29, 2020 the dollar range of FSK’s equity securities that are beneficially owned by each member of the FSK Board.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Directors:

Michael C. Forman	Over $100,000
Todd Builione	$50,001 to $100,000

Independent Directors:

Barbara Adams	$50,001 to $100,000
Brian R. Ford	$50,001 to $100,000
Richard I. Goldstein	Over $100,000
Michael J. Hagan	Over $100,000
Jeffrey K. Harrow	Over $100,000
Jerel A. Hopkins	None
James H. Kropp	Over $100,000
Osagie Imasogie	Over $100,000
Elizabeth J. Sandler	$10,001 to $50,000

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) promulgated under the Exchange Act.

(2)	The dollar range of equity securities beneficially owned are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000 or over $100,000.

DESCRIPTION OF CAPITAL STOCK

The FSK Charter authorizes FSK to issue up to 800,000,000 shares of stock, of which 750,000,000 shares are classified as common stock, par value $0.001 per share, and 50,000,000 shares are classified as preferred stock, par value $0.001 per share. A majority of the FSK Board, without any action by the FSK stockholders, may amend the FSK Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that FSK has authority to issue. FSK Common Stock trades on the New York Stock Exchange under the ticker symbol “FSK”. There are no outstanding options or warrants to purchase FSK Common Stock. No stock has been authorized for issuance under any equity compensation plans.

As of January 29, 2021, FSK had 3,632 stockholders of record, which does not include beneficial owners of shares of common stock held in “street” name by brokers and other institutions on behalf of beneficial owners.

The following are FSK’s outstanding classes of equity securities as of September 30, 2020:

Title of Class	Amount Authorized	Amount Held by FSK or for FSK’s Account	Amount Outstanding
Common Stock, par value $0.001 per share	750,000,000	—	123,755,965

The FSK Charter also contains a provision permitting the board of directors to classify or reclassify any unissued shares of common stock or preferred stock in one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of the common stock or preferred stock. FSK believes that the power to classify or reclassify unissued shares of capital stock and thereafter issue the classified or reclassified shares provides FSK with increased flexibility in structuring possible future financings and investments and in meeting other needs that might arise.

Common Stock

Under the terms of the FSK Charter, all shares of FSK Common Stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Shares of FSK Common Stock have no preemptive, conversion or redemption rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of FSK’s liquidation, dissolution or winding up, each share of FSK Common Stock will be entitled to share ratably in all of FSK’s assets that are legally available for distribution after FSK pays all debts and other liabilities and subject to any preferential rights of holders of FSK preferred stock, if any preferred stock is outstanding at such time. Each share of FSK Common Stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as may be provided by the FSK Board in setting the terms of classified or reclassified stock, the holders of FSK Common Stock will possess exclusive voting power. There will be no cumulative voting. As permitted by the MGCL, the FSK Charter provides that the presence of stockholders entitled to cast one-third of the votes entitled to be cast at a meeting of stockholders will constitute a quorum.

Preferred Stock

The FSK Charter authorizes the FSK Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by the FSK Charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of FSK Common Stock or otherwise be in their best interest.

Limitation on Liability of Directors and Officers; Indemnification and Advancement of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision expanding or limiting the liability of its directors and officers to the corporation and its stockholders for money damages, but a corporation may not include any provision that restricts or limits the liability of directors or officers to the corporation or its stockholders:

(1)	to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services; or

(2)

to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

The FSK Charter contains a provision which limits directors’ and officers’ liability to FSK and FSK’s stockholders for money damages, to the maximum extent permitted by Maryland law. In addition, FSK has obtained directors’ and officers’ liability insurance.

Under the MGCL, a Maryland corporation may indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service to the corporation or at its request, unless it is established that (1) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Maryland law does not permit indemnification in respect of any proceeding in which the party seeking indemnification shall have been adjudged to be liable to the corporation. Further, a party may not be indemnified for a proceeding brought by that party against the corporation, except (A) for a proceeding brought to enforce indemnification or (B) if the charter or bylaws, a resolution of the corporation’s board of directors or an agreement approved by the corporation’s board of directors to which the corporation is a party expressly provides otherwise.

The FSK Charter permits FSK to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual (1) who is a present or former director or officer of FSK’s and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity, or (2) who, while a director or officer of FSK’s and at FSK’s request, serves or has served as a director, officer, partner, member, manager or trustee of any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in such capacity and from and against any claim or liability to which such person may become subject or such person may incur, in each case to the fullest extent permitted by Maryland law.

The FSK Charter provides that any provisions of the charter relating to limiting liability of directors and officers or to indemnifying directors and officers are subject to any applicable limitations in the 1940 Act.

The FSK Bylaws obligate FSK to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any individual who (1) is a present or former director or officer of FSK’s and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity, or (2) while a director or officer of FSK’s and at FSK’s request, serves or has served as a director, officer, partner, member, manager or trustee of any corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in such capacity and from and against any claim or liability to which such person may become subject or such person may incur, in each case to the fullest extent permitted by Maryland law and the 1940 Act. The FSK Charter and FSK Bylaws also permit FSK to provide such indemnification and advancement for expenses to a person who served a predecessor of FSK’s in any of the capacities described in (1) or (2) above and to any employee or agent of FSK’s or a predecessor of FSK’s. In accordance with the 1940 Act, FSK will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Provisions of the Maryland General Corporation Law and the FSK Charter and the FSK Bylaws

The MGCL and the FSK Charter and FSK Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire FSK by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of FSK to negotiate first with the FSK Board. FSK believes that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Board of Directors

The FSK Charter provides that the number of directors will be ten, and may be increased or decreased by the FSK Board in accordance with the FSK Bylaws. The FSK Bylaws provide that the number of directors may not be less than the minimum number required by the MGCL or more than 12. The FSK Charter also provides that the directors, other than any director elected solely by holders of one or more classes or series of preferred stock, shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible as determined by the board of directors. Generally, at each annual meeting of stockholders, the successors to the class of directors whose term expires at such meeting shall be elected for a three-year term and until their successors are duly elected and qualify. FSK’s directors may be elected to an unlimited number of successive terms.

The FSK Bylaws provide that a director shall be elected only if such director receives the affirmative vote of holders of a majority of the total votes cast for and affirmatively withheld as to such director at a meeting of stockholders duly called and at which a quorum is present. However, directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present if the number of nominees is greater than the number of directors to be elected at the meeting.

Except as may be provided by the FSK Board in setting the terms of any class or series of preferred stock, pursuant to an election in the FSK Charter as permitted by the MGCL, any and all vacancies on the FSK Board may be filled only by the affirmative vote of holders of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Pursuant to the FSK Charter, subject to the rights, if any, of holders of one or more classes or series of preferred stock to elect or remove one or more directors, any director may be removed from office at any time only for cause and only by the affirmative vote of holders of at least two-thirds of the votes entitled to cast generally in the election of directors. Pursuant to the FSK Bylaws, any director may resign at any time by delivering his or her resignation to the board of directors, the chairman of the board or the secretary, which resignation shall take effect immediately upon its receipt or at such later time specified in the resignation.

FSK currently has a total of eleven members of the board of directors, eight of whom are independent directors. A director is considered independent if he or she is not an “interested person” as that term is defined under Section 2(a)(19) of the 1940 Act. The FSK Charter provides that a majority of the FSK Board must be independent directors except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of his or her successor.

Action by Stockholders

The MGCL provides that stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter permits the consent in lieu of a meeting to be less than unanimous, which the FSK Charter does not). These provisions, combined with the requirements of the FSK Bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

The FSK Bylaws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to the FSK Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to FSK’s notice of the meeting, (2) by the FSK Board or (3) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in FSK’s notice of the meeting may be brought before the meeting. Nominations of persons for election to the FSK Board at a special meeting may be made only (1) pursuant to FSK’s notice of the meeting, (2) by the FSK Board or (3) provided that the FSK Board has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give FSK advance notice of nominations and other business is to afford the FSK Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the FSK Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although the FSK Bylaws do not give the FSK Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to FSK and FSK’s stockholders.

Exclusive Forum

The FSK Bylaws provide that, unless FSK consents in writing to the selection of a different forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (1) any derivative action or proceeding brought on FSK’s behalf, (2) any action asserting a claim of breach of any duty owed by any of FSK’s directors, officers or other employees to FSK or FSK’s stockholders, (3) any action asserting a claim against FSK or any of FSK’s directors, officers or other employees arising pursuant to any provision of the MGCL, or FSK’s charter or bylaws or (4) any action asserting a claim against FSK or any of FSK’s directors, officers or other employees that is governed by the internal affairs doctrine. In addition, the FSK Bylaws provide that, unless FSK consents in writing to the selection of a different forum, to the fullest extent permitted by law, the United States District Court for the District of Maryland, Baltimore, Division, shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

Calling of Special Meetings of Stockholders

The FSK Bylaws provide that special meetings of stockholders may be called by the FSK Board and certain of FSK’s officers. In addition, the FSK Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by FSK’s secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, consolidate, sell all or substantially all of its assets or engage in a share exchange, unless the transaction is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Under the FSK Charter, provided that FSK’s directors then in office have approved and declared the action advisable and submitted such action to the stockholders, action that requires stockholder approval, including amending the FSK Charter, FSK’s dissolution, a merger, consolidation or a sale of all or substantially all of FSK’s assets must be approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. Notwithstanding the foregoing, the affirmative vote of the holders of shares entitled to cast at least 80% of all the votes entitled to be cast on the matter, with each class that is entitled to vote on the matter voting as a separate class, shall be required to effect any amendment to the FSK Charter to make FSK Common Stock a “redeemable security” or convert us, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act), to cause FSK’s liquidation or dissolution or any amendment to the FSK Charter to effect any such liquidation or dissolution, or to amend certain charter provisions, provided that, if the Continuing Directors (as defined in the FSK Charter), by a vote of at least two-thirds of such Continuing Directors, in addition to approval by the board of directors, approve such amendment, the affirmative vote of only the holders of stock entitled to cast a majority of all the votes entitled to be cast on the matter shall be required.

The FSK Charter and FSK Bylaws provide that the FSK Board will have the exclusive power to make, alter, amend or repeal any provision of the FSK Bylaws.

No Appraisal Rights

In certain extraordinary transactions, the MGCL provides the right to dissenting stockholders to demand and receive the fair value of their shares, subject to certain procedures and requirements set forth in the statute. Those rights are commonly referred to as appraisal rights. Except with respect to appraisal rights arising in connection with the Control Share Acquisition Act discussed below, as permitted by the MGCL, the FSK Charter provides that stockholders will not be entitled to exercise appraisal rights.

Distribution Policy

Subject to applicable legal restrictions and the sole discretion of the FSK Board, FSK intends to declare and pay regular cash distributions on a quarterly basis. FSK will calculate each stockholder’s specific distribution amount for the period using record and declaration dates and each stockholder’s distributions will begin to accrue on the date that shares of FSK Common Stock are issued to such stockholder. From time to time, FSK may also pay special interim distributions in the form of cash or shares of FSK Common Stock at the discretion of the FSK Board. The timing and amount of any future distributions to stockholders are subject to applicable legal restrictions and the sole discretion of the FSK Board.

FSK may fund its cash distributions to stockholders from any sources of funds legally available to FSK, including proceeds from the sale of shares of FSK Common Stock, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to FSK on account of preferred and common equity investments in portfolio companies. FSK has not established limits on the amount of funds FSK may use from available sources to make distributions.

During certain periods, FSK’s distributions may exceed its earnings. As a result, it is possible that a portion of the distributions FSK makes may represent a return of capital. A return of capital generally is a return of a stockholder’s investment rather than a return of earnings or gains derived from FSK’s investment activities. Each year a statement on Form 1099-DIV identifying the sources of the distributions will be mailed to FSK’s stockholders subject to information reporting.

FSK has adopted an “opt out” distribution reinvestment plan, which provides for reinvestment of FSK’s distributions on behalf of FSK’s stockholders unless a stockholder elects to receive cash. As a result, if the FSK Board declares a cash distribution, then FSK’s stockholders who have not elected to “opt out” of FSK’s distribution reinvestment plan will have their cash distribution automatically reinvested in additional shares of FSK Common Stock rather than receiving the cash distribution.

Registered stockholders must notify FSK’s transfer agent in writing if they wish to “opt out” of FSK’s distribution reinvestment plan. No action is required on the part of a registered stockholder to have their cash distribution reinvested in shares of FSK Common Stock.

If a stockholder holds shares of FSK Common Stock in the name of a broker or financial intermediary, they should contact such broker or financial intermediary regarding their option to elect to receive distributions in cash in lieu of shares of FSK Common Stock.

Although distributions paid in the form of additional shares of FSK Common Stock will generally be subject to U.S. federal, state and local taxes in the same manner as cash distributions, stockholders participating in FSK’s distribution reinvestment plan will not receive any corresponding cash distributions with which to pay any such applicable taxes.

Control Share Acquisitions

Subtitle 7 of Title 3 of the MGCL, or the Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Generally, control shares are shares of issued and outstanding voting stock acquired in a secondary market transaction which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

The requisite stockholder approval must be obtained to cross any of the above thresholds of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may repurchase for fair value any or all of the control shares, except those for which voting rights have previously been approved. The corporation’s right to repurchase control shares is subject to certain conditions and limitations, including compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The Control Share Acquisition Act does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the corporation’s charter or bylaws.

Currently, the FSK Bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of FSK’s shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future (before or after a control share acquisition). FSK will only amend the FSK Bylaws to repeal such provision (so as to be subject to the Control Share Acquisition Act) if the FSK Board determines that doing so would be in the best interests of FSK does not conflict with the 1940 Act.

Stockholder Liability

The MGCL provides that FSK’s stockholders are under no obligation to FSK or FSK’s creditors with respect to their shares other than the obligation to pay to FSK the full amount of the consideration for which their shares were issued.

Under the FSK Charter, FSK’s stockholders shall not be liable for any debt, claim, demand, judgment or obligation of any kind by reason of being a stockholder, nor shall any stockholder be subject to any personal liability by reason of being a stockholder.

Business Combinations

Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. FSK refers to these provisions as the Business Combination Act. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

•

an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•

two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The FSK Board has adopted a resolution that any business combination between FSK and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the FSK Board, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the FSK Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of FSK and increase the difficulty of consummating any offer.

Additional Provisions of the Maryland General Corporation Law

The MGCL provides that a Maryland corporation that is subject to the Exchange Act and has at least three outside directors can elect by resolution of the board of directors to be subject to some corporate governance provisions that may be inconsistent with the corporation’s charter and bylaws. Under the applicable statute, a board of directors may classify itself without the vote of stockholders. A board of directors classified in that manner cannot be altered by amendment to the charter of the corporation. Further, the board of directors may, by electing into applicable statutory provisions and notwithstanding the charter or bylaws:

•	provide that a special meeting of stockholders will be called only at the request of stockholders entitled to cast at least a majority of the votes entitled to be cast at the meeting;

•	reserve for itself the right to fix the number of directors;

•	provide that a director may be removed only by the vote of the holders of two-thirds of the stock entitled to vote;

•	retain for itself sole authority to fill vacancies created by the death, removal or resignation of a director; and

•

provide that all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors, in office, even if the remaining directors do not constitute a quorum.

In addition, if the board of directors is classified, a director elected to fill a vacancy under this provision will serve for the balance of the unexpired term instead of until the next annual meeting of stockholders. A board of directors may implement all or any of these provisions without amending the charter or bylaws and without stockholder approval. A corporation may be prohibited by its charter or by resolution of its board of directors from electing any of the provisions of the statute. FSK is not prohibited from implementing any or all of the statute. The FSK Board has elected into the applicable statutory provisions, which provide that, except as may be provided by the board in setting the terms of any class of preferred stock, any vacancies on the board may be filled only by a majority of the directors then in office, even if less than a quorum, and a director elected to fill a vacancy will serve for the balance of the unexpired term.

Conflict with the 1940 Act

The FSK Bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act (if FSK amends the FSK Bylaws to be subject to such act) and the Business Combination Act, or any provision of the FSK Charter or the FSK Bylaws conflicts with any mandatory provision of the 1940 Act, the applicable provision of the 1940 Act will control.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS OF FSKR

As of January 29, 2021, no person was deemed to control FSKR, as such term is defined in the 1940 Act. The following table sets forth, as of January 29, 2021, information with respect to the beneficial ownership of FSKR Common Stock by:

•	each person known to FSKR to beneficially own more than 5% of the outstanding shares of FSKR Common Stock;

•	each member of the FSKR Board and each executive officer; and

•	all of the members of the FSKR Board and executive officers as a group.

Beneficial ownership is determined in accordance with the rules promulgated by the SEC and includes voting or investment power with respect to the securities. There are no shares of FSKR Common Stock subject to options that are currently exercisable or exercisable within 60 days of January 29, 2021.

	Shares Beneficially Owned as of January 29, 2021
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage (%)(2)
Interested Directors
Michael C. Forman(3)	79,019	*
Todd Builione	–	–

Independent Directors
Barbara Adams(4)	3,791	*
Brian R. Ford	2,417	*
Richard Goldstein	7,884	*
Michael J. Hagan	5,556	*
Jeffrey K. Harrow	10,018	*
Jerel A. Hopkins	3,212	*
James H. Kropp(5)	4,103	–
Osagie Imasogie	–	–
Elizabeth Sandler	–

Executive Officers
Brian Gerson	–	–
Daniel Pietrzak	–	–
Steven Lilly	–	–
Stephen S. Sypherd(6)	3,030	*
William Goebel	2,220	*
James F. Volk	–	–

All directors and executive officers as a group (17 persons)	121,250	*

*	Less than one percent.
(1)	The address of each of the beneficial owners set forth above is c/o FS KKR Capital Corp. II, 201 Rouse Boulevard, Philadelphia, Pennsylvania 19112.
(2)	Based on a total of 169,903,166 shares issued and outstanding on January 29, 2021.
(3)	All shares held by MCFDA SCV LLC, which is a wholly-owned special purpose financing vehicle of which The 2011 Forman Investment Trust is a member and Mr. Forman is the manager.
(4)	1,924 shares held in an Individual Retirement Account.
(5)	All shares held in an Individual Retirement Account
(6)	All shares held in a joint account with spouse.

The following table sets forth, as of January 29, 2021, the dollar range of FSKR’s equity securities that are beneficially owned by each member of the FSKR Board.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)(3)
Interested Directors:
Michael C. Forman	Over $100,000
Todd Builione	None

Independent Directors:
Barbara Adams	$50,001 to $100,000
Brian R. Ford	$10,001 to $50,000
Richard Goldstein	Over $100,000
Michael J. Hagan	$50,001 to $100,000
Jeffrey K. Harrow	Over $100,000
Jerel A. Hopkins	$50,001 to $100,000
James H. Kropp	$50,001 to $100,000
Osagie Imasogie	None
Elizabeth Sandler	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) promulgated under the Exchange Act.
(2)

The dollar range of equity securities beneficially owned by the FSKR’s directors is calculated in accordance with the applicable account statement rules of The Financial Industry Regulatory Authority, Inc.

(3)	The dollar range of equity securities beneficially owned are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000 or over $100,000.

COMPARISON OF THE FUND PARTIES’ DISTRIBUTION, PURCHASE AND REDEMPTION PROCEDURES

In addition to the foregoing, the Fund Parties have identical distribution, purchase and redemption procedures. Neither FSK nor FSKR offers redemption rights with respect to their common stock, FSK does not expect that the combined company will offer such redemption rights following the closing of the Merger. FSK anticipates that the combined company will maintain the distribution, purchase and redemption procedures of FSK following the closing of the Merger.

Distribution Procedures

Each of the Fund Parties has elected to be subject to tax as a RIC under Subchapter M of the Code. In order to maintain RIC tax treatment, each of the Fund Parties must, among other things, make distributions treated as dividends for U.S. federal income tax purposes of an amount at least equal to 90% of their investment company taxable income, determined without regard to any deduction for distributions paid, each tax year. Subject to applicable legal restrictions and the sole discretion of their respective boards of directors, each of the Fund Parties intends to declare and pay regular cash distributions on a regular basis.

Purchase Procedures

Open Market Purchases

The common stock of each of the Fund Parties is publicly traded on the NYSE, and investors may purchase and dispose of shares of common stock of each of the Fund Parties on the NYSE.

Registered Offerings and Private Placements

From time to time, each of the Fund Parties may offer shares of such Fund Party’s common stock in registered offerings under the Securities Act. On May 3, 2019, FSK filed an automatically effective shelf registration statement on Form N-2. As of the date of this Registration Statement, FSK has not commenced a registered offering of FSK Common Stock under this registration statement. FSKR conducted a continuous public offering of shares of FSKR Common Stock beginning April 2011 and ending in November 2016, but does not currently have an effective registration statement on file with the SEC.

In addition, each of the Fund Parties may from time to time offer shares of their respective common stock in private placements exempt from the registration requirements of the Securities Act.

Distribution Reinvestment Plan

Each of the Fund Parties has adopted “opt-out” distribution reinvestment plans, which provide for the reinvestment of the applicable fund’s distributions on behalf of the fund’s stockholders unless a stockholder elects to receive such distributions cash.

Redemption/Repurchase Procedures

Subject to restrictions under applicable law and the Merger Agreement, the Fund Parties may from time to time offer to repurchase shares of such Fund Party’s common stock from all or certain stockholders. In May 2020, the FSKR Board approved a stock purchase program pursuant to which FSKR may repurchase up to $100 million in the aggregate of outstanding FSKR Common Stock in the open market at prices below the then-current NAV per share.

COMPARISON OF THE FUND PARTIES’ STOCKHOLDER RIGHTS

The following is a summary of the material differences between the rights of FSK and FSKR stockholders. The following discussion is not intended to be complete and is qualified by reference to the FSK Charter, the FSK Bylaws, the FSKR Charter and the FSKR Bylaws and the MGCL. These documents are incorporated by reference in this document and will be sent to stockholders of FSKR upon request. See “Where You Can Find More Information.”

Both FSK and FSKR are Maryland corporations subject to the MGCL and their organizational documents afford substantially identical rights to their stockholders, with the exception of certain voting requirements necessary to effectuate certain charter amendments.

The FSK Charter requires the affirmative vote of the holders of shares entitled to cast at least 80% of all votes entitled to be cast in order to effectuate: (1) any amendment to the FSK Charter to make the FSK Common Stock a “redeemable security” or to convert FSK from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act); (2) the liquidation or dissolution of FSK and any amendment to the FSK Charter to effectuate the same; and (3) any amendment to certain other provisions of the FSK Charter.

The FSKR Charter requires the affirmative vote of the holders of shares entitled to cast at least two-thirds of all votes entitled to be cast in order to effectuate: (1) any amendment to the FSKR Charter to make the FSKR Common Stock a “redeemable security” or to convert FSKR from a “closed-end company” to an “open-end company” (as such terms are defined in the 1940 Act); and (2) any amendment to certain other provisions of the FSKR Charter.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR OF THE FUND PARTIES

The Fund Parties’ securities are held under custody agreements between State Street Bank and Trust Company and each of the Fund Parties. The address of the custodian is: One Lincoln Street, Boston, Massachusetts 02111. DST Systems, Inc. acts as each of the Fund Parties’ transfer agent, distribution paying agent and registrar for its common stock. The principal business address of DST Systems, Inc. is 430 W. 7th Street, Kansas City, Missouri 64105-1594, telephone number: (877) 628-8575.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since the Fund Parties intend to generally acquire and dispose of their investments in privately negotiated transactions, the Fund Parties expect to use brokers in the normal course of their businesses infrequently. Subject to policies established by the board of directors of the applicable Fund Party, the Advisor is primarily responsible for the execution of the publicly-traded securities portion of the Fund Parties’ portfolio transactions and the allocation of brokerage commissions. The Advisor does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Fund Parties, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of the transaction, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Advisor will generally seek reasonably competitive trade execution costs, the Fund Parties will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Advisor may select a broker based partly upon brokerage or research services provided to it and the Fund Parties and any other clients. In return for such services, the Fund Parties may pay a higher commission than other brokers would charge if the Advisor determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS

Certain legal matters regarding the securities offered hereby have been passed upon for the Fund Parties by Dechert LLP, Philadelphia, Pennsylvania, and certain matters with respect to Maryland law have been passed upon for the Fund Parties by Miles & Stockbridge P.C., Baltimore, Maryland.

EXPERTS

The consolidated financial statements of FSK as of and for the year ended December 31, 2019, incorporated in this prospectus by reference from the FSK Form 10-K, and the effectiveness of FSK’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated and the information under the heading “Senior Securities of FS KKR Capital Corp.” has been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of FSKR as of and for the year ended December 31, 2019, incorporated in this prospectus by reference from the FSKR Form 10-K, and the effectiveness of FSKR’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated and the information under the heading “Senior Securities of FS KKR Capital Corp. II” has been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements, including the consolidated schedules of investments, of each of the Fund Parties as of December 31, 2018 and for each of the years in the two-year period ended December 31, 2018 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon and incorporated by reference in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

OTHER MATTERS

Pursuant to the bylaws of each of the Fund Parties, business to be conducted at a special meeting of stockholders may only be brought before the meeting pursuant to a notice of meeting. The board of directors of each of the Fund Parties is not aware of any matter to be presented for action before the applicable Special Meetings other than the matters referred to above and does not intend to bring any other matters before the applicable Special Meeting or at any adjournment or postponement thereof. Should any procedural matter relating to the proposals arise, the persons named as proxies in the accompanying proxy, or their substitutes, will vote at their discretion to the extent a vote of stockholders is required.

STOCKHOLDERS SHARING AN ADDRESS

Only one copy of this document is being delivered to multiple stockholders of either of the Fund Parties unless they have previously received contrary instructions from one or more of their stockholders. Stockholders who hold shares in “street name” can request further information on householding through their banks, brokers or other holders of record.

On written or oral request to DST Systems, Inc., FSK’s or FSKR’s stock transfer agent at, c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, Missouri 64105-1594; (877) 628-8575, the applicable Fund Party will deliver promptly a separate copy of this document to a stockholder at a shared address to which a single copy of this document was delivered. Stockholders sharing an address who wish, in the future, to receive separate copies or a single copy of such Fund Party’s proxy statements and annual reports should provide written or oral notice to DST Systems, Inc. at the address and telephone number set forth above. Holders in “street name” who wish, in the future, to receive separate copies or a single copy of a Fund Party’s proxy statements and annual reports, must contact their banks and brokers.

WHERE YOU CAN FIND MORE INFORMATION

FSK has filed with the SEC a registration statement on Form N-14 (of which this joint proxy statement/prospectus is a part), together with all amendments and related exhibits, under the Securities Act. The registration statement contains additional information about FSK and the securities being offered by this document.

Each of FSK and FSKR file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information FSK and FSKR file with the SEC at www.sec.gov. Copies of these reports, proxy and information statements and other information may also be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

FSK maintains a website at https://www.fskkradvisor.com/fsk/ and makes all of its annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through its website. Information contained on FSK’s website is not incorporated by reference into this joint proxy statement/prospectus, and you should not consider information contained on FSK’s website to be part of this joint proxy statement/prospectus. You may also obtain such information, free of charge, and make stockholder inquiries by calling FSK collect at 877-628-8575, by sending an email to FSK at service@fsinvestments.com or by writing to FSK at 201 Rouse Boulevard, Philadelphia, PA 19112, Attention: Investor Relations.

FSKR maintains a website at https://www.fskkradvisor.com/fskr/ and makes all of its annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through its website. Information contained on FSKR’s website is not incorporated by reference into this joint proxy statement/prospectus, and you should not consider information contained on FSKR’s website to be part of this joint proxy statement/prospectus. You may also obtain such information, free of charge, and make stockholder inquiries by calling FSK collect at 877-628-8575, by sending an email to FSKR at service@fsinvestments.com or by writing to FSKR at 201 Rouse Boulevard, Philadelphia, PA 19112, Attention: Investor Relations.

INCORPORATION BY REFERENCE

The Fund Parties each file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, including each of the Fund Parties, who file electronically with the SEC, which you can access at www.sec.gov. In addition, you may obtain free copies of the documents that each of the Fund Parties files with the SEC by going to https://www.fskkradvisor.com/fsk/, in the case of FSK, and https://www.fskkradvisor.com/fskr/, in the case of FSKR. The information provided on the Internet websites of each of the Fund Parties, other than copies of the documents listed below that have been filed with the SEC, is not part of this joint proxy statement/prospectus and, therefore, is not incorporated herein by reference.

The SEC allows each of the Fund Parties to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this joint proxy statement/prospectus.

FSK

This joint proxy statement/prospectus incorporates by reference the documents listed below that FSK has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). These documents contain important information about FSK, its financial condition or other matters:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 27, 2020;

•

FSK’s Definitive Proxy Statement on Schedule 14A with respect to the Annual Meeting of FSK stockholders filed with the SEC on April 21, 2020 (to the extent explicitly incorporated by reference into the Annual Report on Form 10-K);

•

Quarterly Reports on Form  10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May  6, 2020, the quarterly period ended June 30, 2020, filed with the SEC on August  10, 2020 and the quarterly period ended September 30, 2020, filed with the SEC on November 9, 2020; and

•

Current Reports on Form  8-K filed with the SEC on May  27, 2020, June 3, 2020, June  5, 2020, June 15, 2020, June  23, 2020, July 1, 2020, July  15, 2020, November  24, 2020, December  2, 2020, December 9, 2020, December 10, 2020, December 30, 2020 and February 1, 2021 (in each case, excluding any information deemed furnished under Item 2.02 or Item 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein).

To obtain copies of these filings, see “Where You Can Find More Information.”

FSKR

This joint proxy statement/prospectus incorporates by reference the documents listed below that FSKR has previously filed with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of a Current Report on Form 8-K). These documents contain important information about FSKR, its financial condition or other matters:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 13, 2020;

•

FSKR’s Definitive Proxy Statement on Schedule 14A with respect to the Annual Meeting of FSKR stockholders filed with the SEC on March 2, 2020 (to the extent explicitly incorporated by reference into the Annual Report on Form 10-K);

•

Quarterly Reports on Form  10-Q for the quarterly period ended March 31, 2020, filed with the SEC on May  12, 2020, for the quarterly period ended June 30, 2020, filed with the SEC on August  10, 2020 and for the quarterly period ended September 30, 2020, filed with the SEC on November 9, 2020; and

•

Current Reports on Form  8-K filed with the SEC on February  14, 2020, April  6, 2020, May 8, 2020, May  21, 2020, May  27, 2020, June  8, 2020, June  10, 2020, June  15, 2020, June  16, 2020, June  17, 2020, June  18, 2020, June  26, 2020, June  29, 2020, July  1, 2020, September 17, 2020, November  24, 2020, December 30, 2020 and February 1, 2021 (in each case, excluding any information deemed furnished under Item 2.02 or Item 7.01 of Form 8-K, including the related exhibits, which information is not incorporated by reference herein).

To obtain copies of these filings, see “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference into this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated March 1, 2021. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any date other than that date. You should not assume that the information incorporated by reference into this joint proxy statement/prospectus is accurate as of any date other than the date of such incorporated document. The mailing of this joint proxy statement/prospectus to FSK stockholders or FSKR stockholders will not create any implication to the contrary.

This joint proxy statement/prospectus contains a description of the representations and warranties that each of the Fund Parties made to the other in the Merger Agreement. Representations and warranties made by each of the Fund Parties and other applicable parties are also set forth in contracts and other documents (including the Merger Agreement) that are attached or filed as exhibits to this joint proxy statement/prospectus or are incorporated by reference into this joint proxy statement/prospectus. These materials are included or incorporated by reference only to provide you with information regarding the terms and conditions of the agreements, and not to provide any other factual information regarding either of the Fund Parties or their businesses. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read only in conjunction with the other information provided elsewhere in this joint proxy statement/prospectus or incorporated by reference into this joint proxy statement/prospectus.

AVAILABLE INFORMATION

The Fund Parties file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by calling the Fund Parties collect at (215) 495-1150 or by visiting https://www.fskkradvisor.com/fsk/, in the case of FSK, or https://www.fskkradvisor.com/fskr/, in the case of FSKR. Information contained on the Fund Parties’ websites are not incorporated by reference into this prospectus or any supplements to this prospectus, and you should not consider that information to be part of this prospectus or any supplements to this prospectus. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by the Fund Parties with the SEC which are available free of charge on the SEC’s Internet website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by sending a request by email to: publicinfo@sec.gov.

ANNEX A MERGER AGREEMENT

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

among

FS KKR CAPITAL CORP.,

FS KKR CAPITAL CORP. II,

ROCKY MERGER SUB, INC.,

and

FS/KKR ADVISOR, LLC

Dated as of November 23, 2020

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of November 23, 2020 (this “Agreement”), among FS KKR Capital Corp., a Maryland corporation (“FSK”), FS KKR Capital Corp. II, a Maryland corporation (“FSKR”), Rocky Merger Sub, Inc., a Maryland corporation and wholly-owned direct Consolidated Subsidiary of FSK (“Merger Sub”) and FS/KKR Advisor, LLC, a Delaware limited liability company (the “Joint Advisor”).

RECITALS

A.    Each of FSK and FSKR has previously elected to be regulated as a business development company (“BDC”), as defined in Section 2(a)(48) of the Investment Company Act, and the Joint Advisor is the investment adviser of each of FSK and FSKR;

B.    Upon the terms and subject to the conditions set forth in this Agreement, FSK, FSKR and Merger Sub intend to merge Merger Sub with and into FSKR (the “Merger”), with FSKR as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Company”).

C.    Immediately after the Merger and the Effective Time, the Surviving Company shall merge with and into FSK (the “Second Merger” and, together with the Merger, the “Mergers”), with FSK as the surviving company in the Second Merger.

D.    The Board of Directors of FSK (the “FSK Board”), upon the recommendation of the Independent Directors of FSK, has unanimously (i) determined that (x) this Agreement and the terms of the Mergers and the Transactions are advisable and in the best interests of FSK and the Unaffiliated FSK Stockholders and (y) the interests of FSK’s existing stockholders will not be diluted as a result of the Transactions, (ii) approved this Agreement and the Transactions, (iii) approved the proposed issuance of FSK Common Stock in connection with the Merger (the “FSK Stock Issuance”), (iv) approved the amendment and restatement of the investment advisory agreement by and between FSK and the Joint Advisor in substantially the form attached hereto as Exhibit A (the “New Investment Advisory Agreement”) (the matters referred to in this clause (iv) together with the approval of the Merger and this Agreement and the FSK Stock Issuance, the “FSK Matters”), (v) directed that the FSK Matters be submitted to FSK’s stockholders at the FSK Stockholders Meeting and (vi) resolved to recommend that the stockholders of FSK approve the FSK Matters.

E.    The Board of Directors of FSKR (the “FSKR Board”), upon the recommendation of the Independent Directors of FSKR, has unanimously (i) determined that (x) this Agreement and the terms of the Mergers and the Transactions are advisable and in the best interests of FSKR and the Unaffiliated FSKR Stockholders and (y) the interests of FSKR’s existing stockholders will not be diluted as a result of the Transactions, (ii) approved this Agreement and the Transactions, (iii) directed that the Merger and this Agreement and any other matters required to be approved by the stockholders of FSKR in order to effect the Transactions (the matters referred to in this clause (iii), the “FSKR Matters”) be submitted to FSKR’s stockholders at the FSKR Stockholders Meeting and (iv) resolved to recommend that the stockholders of FSKR approve the FSKR Matters.

F.    The Board of Directors of Merger Sub has unanimously (i) determined that this Agreement and the terms of the Merger and the Transactions are advisable and in the best interests of Merger Sub and its sole stockholder, (ii) approved the Merger, this Agreement and the Transactions, (iii) directed that this Agreement and the Merger be submitted for consideration by FSK, in FSK’s capacity as the sole stockholder of Merger Sub; and (iv) FSK, in its capacity as the sole stockholder of Merger Sub, by action of the Board of Directors of Merger Sub, has approved the Merger, the Agreement and the Transactions.

G.    The parties intend the Mergers to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder, and intend for this Agreement to constitute a “plan of reorganization” within the meaning of the Code.

H.    The parties desire to make certain representations, warranties, covenants and other agreements in connection with the Transactions and also to prescribe certain conditions to the Transactions.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement, the parties agree as follows:

ARTICLE I

THE MERGERS

1.1    The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Maryland General Corporation Law (the “MGCL”), at the Effective Time, Merger Sub shall merge with and into FSKR, and the separate corporate existence of Merger Sub shall cease. FSKR shall be the surviving company in the Merger and shall continue its existence as a corporation under the Laws of the State of Maryland.

1.2    Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern Time, at the offices of Dechert LLP, 2929 Arch Street, Philadelphia, Pennsylvania, 19104, on the date that is five (5) Business Days after the satisfaction or waiver of the latest to occur of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless otherwise agreed in writing by the parties to this Agreement (the “Closing Date”).

1.3    Effective Time. The Merger shall become effective as set forth in the articles of merger (the “Articles of Merger”) that shall be filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland (the “SDAT”) on the Closing Date. The term “Effective Time” shall be the date and time when the Merger becomes effective as set forth in the Articles of Merger.

1.4    Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the MGCL.

1.5    Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of FSK, FSKR or Merger Sub or the holder of any of the following securities:

(a)    Each share of common stock, par value $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Company.

(b)    All shares of common stock, par value $0.001 per share, of FSKR (the “FSKR Common Stock”) issued and outstanding immediately prior to the Effective Time that are owned by FSK or any of its Consolidated Subsidiaries (including Merger Sub) shall be cancelled and shall cease to exist, and no shares of common stock, par value $0.001 per share, of FSK (the “FSK Common Stock”) or any other consideration shall be delivered in exchange therefor (such shares, the “Cancelled Shares”).

(c)    Subject to Section 1.5(e), each share of FSKR Common Stock issued and outstanding immediately prior to the Effective Time, except for the Cancelled Shares, shall be converted, in accordance with and subject to the procedures set forth in Article II, into the right to receive a number of shares of FSK Common Stock equal to the Exchange Ratio (the “Merger Consideration”).

(d)    All of the shares of FSKR Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each such share of FSKR Common Stock, all of which are in non-certificated book-entry form, shall thereafter represent only the right to receive the Merger Consideration, cash in lieu of fractional shares into which such shares of FSKR Common Stock have been converted pursuant to Section 2.2 and any dividends or other distributions payable pursuant to Section 2.4(b).

(e)    The Exchange Ratio shall be appropriately adjusted if, between the Determination Date and the Effective Time, the respective outstanding shares of FSKR Common Stock or FSK Common Stock shall have been increased or decreased or changed into or exchanged for a different number or kind of shares or securities as a result of any reclassification, recapitalization, stock split, reverse stock split, split-up, combination or exchange of shares, or if a stock dividend or dividend payable in any other securities shall be authorized and declared with a record date within such period, as permitted by this Agreement. Nothing in this Section 1.5(e) shall be construed to permit any party hereto to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.

(f)    Each share of FSK Common Stock outstanding immediately prior to the Effective Time shall remain outstanding as a share of FSK Common Stock.

1.6    The Second Merger.

(a)    Subject to the terms and conditions of this Agreement, in accordance with the MGCL, at the Second Effective Time, the Surviving Company shall merge with and into FSK and the separate corporate existence of the Surviving Company shall cease. FSK shall be the surviving company in the Second Merger and shall continue its existence as a corporation under the Laws of the State of Maryland. The Second Merger shall become effective as set forth in the articles of merger (the “Second Articles of Merger”) that FSK shall file with the SDAT on the Closing Date (the “Second Effective Time”), it being understood that FSK and the Surviving Company shall cause the Second Effective Time to occur immediately following the Effective Time. At and after the Second Effective Time, the Second Merger shall have the effects set forth in the MGCL.

(b)    At the Second Effective Time, by virtue of the Second Merger and without any action on the part of FSK or the Surviving Company or the holder of any of the following securities:

(i)    Each share of common stock of the Surviving Company issued and outstanding as of immediately prior to the Second Effective Time shall be cancelled and shall cease to exist, and no consideration shall be exchanged therefor.

(ii)    Each share of FSK Common Stock issued and outstanding immediately prior to the Second Effective Time shall remain outstanding as a share of FSK Common Stock.

1.7    Charter and Bylaws.

(a)    The Articles of Merger will provide that the charter of FSKR shall be amended as of the Effective Time, to be substantially in the form of the charter of Merger Sub prior to the Merger and the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Company as of the Effective Time, until thereafter amended in accordance with applicable Law and the respective terms of such charter and bylaws, as applicable.

(b)    The charter of FSK as in effect immediately prior to the Second Effective Time shall be the charter of FSK, as the surviving company in the Second Merger, as of the Second Effective Time, and the bylaws of FSK as in effect immediately prior to the Second Effective Time shall be the bylaws of FSK, as the surviving company in the Second Merger, as of the Second Effective Time, until thereafter amended in accordance with applicable Law and the respective terms of such charter and bylaws, as applicable.

1.8    Directors and Officers. The Articles of Merger will name the directors and officers of Merger Sub immediately prior to the Effective Time as the directors and officers of the Surviving Company at the Effective

Time and shall hold office until their respective successors are duly elected and qualify, or their earlier death, resignation or removal. Subject to applicable Law, the directors and officers of FSK immediately prior to the Effective Time shall be the directors and officers of FSK immediately after consummation of the Second Merger and shall hold office until their respective successors are duly elected and qualify, or their earlier death, resignation or removal.

ARTICLE II

MERGER CONSIDERATION

2.1    Delivery of Evidence of FSK Common Stock. As soon as reasonably practicable after the Effective Time, FSK shall deposit with its transfer agent evidence of book-entry shares representing FSK Common Stock issued as Merger Consideration pursuant to Section 1.5(c).

2.2    Fractional Shares. At the election of FSK, each holder of FSKR Common Stock converted pursuant to the Merger that would otherwise have been entitled to receive a fraction of a share of FSK Common Stock pursuant to Section 1.5(c) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of FSK Common Stock multiplied by (ii) the volume-weighted average trading price of a share of FSK Common Stock on the New York Stock Exchange (the “NYSE”) for the five (5) consecutive Trading Days ending on the third (3rd) Trading Day preceding the Closing Date (as reported by Bloomberg L.P. or its successor or, if not reported thereon, another authoritative source selected by FSK that is reasonably acceptable to FSKR). In such case, no fractional share of FSK Common Stock shall be issued upon the conversion of the FSKR Common Stock pursuant to Section 1.5(c), and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a holder of FSK Common Stock. For purposes of this Section 2.2, all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places.

2.3    Paying and Exchange Agent. Prior to the Effective Time, FSK shall appoint FSK’s transfer agent or other bank or trust company to act as exchange agent (the “Paying and Exchange Agent”) hereunder, pursuant to an agreement in a form reasonably acceptable to each of FSK and FSKR. Following the Effective Time, FSK shall deposit, or shall cause to be deposited, with the Paying and Exchange Agent cash sufficient to pay the aggregate cash for fractional shares in accordance with Section 2.2. Any cash deposited with the Paying and Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

2.4    Delivery of Merger Consideration.

(a)    Each holder of record of shares of FSKR Common Stock (other than the Cancelled Shares) in book-entry form that were converted into the right to receive the Merger Consideration pursuant to Section 1.5(c) and any cash in lieu of fractional shares of FSK Common Stock to be issued or paid in consideration therefor pursuant to Section 2.2 and any dividends and other distributions pursuant to Section 2.4(b), shall, promptly after the Effective Time, be entitled to receive the Merger Consideration and any cash in lieu of fractional shares of FSK Common Stock issued or to be paid in consideration therefor pursuant to Section 2.2 and, after the applicable payment date, any dividends or other distributions to which such holder is entitled pursuant to Section 2.4(b). The Exchange Fund shall not be used for any other purpose other than the purposes provided for in the immediately preceding sentence.

(b)    Subject to the effect of applicable abandoned property, escheat or similar Laws, following the Effective Time, the record holder of shares (other than Cancelled Shares) of FSKR Common Stock at the Effective Time shall be entitled to receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time payable with respect to the whole shares of FSK Common Stock represented by such shares of FSKR Common Stock and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to the whole shares of FSK Common Stock represented by such shares of FSKR Common Stock with a record date after the Effective Time (but before the issuance of FSK Common Stock issuable with respect to such shares of FSKR Common Stock) and with a payment date subsequent to the issuance of FSK Common Stock issuable with respect to such shares of FSKR Common Stock.

2.5    No Further Ownership Rights. All Merger Consideration (together with cash in lieu of fractional shares) paid by FSK in accordance with the terms of Article I and Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to FSKR Common Stock in respect of which such Merger Consideration was paid. From and after the Effective Time, the stock transfer books of FSKR shall be closed, and there shall be no further transfers on the stock transfer books of FSKR of the shares of FSKR Common Stock that were issued and outstanding immediately prior to the Effective Time.

2.6    Net Asset Value Calculation.

(a)    FSK shall deliver to FSKR a calculation of the net asset value of FSK as of a date mutually agreed between FSKR and FSK, such date to be no more than 48 hours (excluding Sundays and holidays) prior to the Effective Time (such agreed date, the “Determination Date”), calculated in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (except as may be mutually agreed by the parties), historically used by FSK in preparing the calculation of the net asset value of FSK (with an accrual for any cash dividend declared by FSK and not yet paid) (the “Closing FSK Net Asset Value”); provided that FSK shall update the calculation of the Closing FSK Net Asset Value in the event that the Closing is subsequently materially delayed or there is a material change to the Closing FSK Net Asset Value prior to the Closing (including without limitation any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing FSK Net Asset Value is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time; provided further that the FSK Board, including the FSK Independent Directors, shall be required to approve, and the Joint Advisor shall certify in writing to FSKR, the calculation of the Closing FSK Net Asset Value.

(b)    FSKR shall deliver to FSK a calculation of the net asset value of FSKR as of the Determination Date, calculated in good faith as of such date and based on the same assumptions and methodologies, and applying the same categories of adjustments to net asset value (except as may be mutually agreed by the parties), historically used by FSKR in preparing the calculation of the net asset value of FSKR (with an accrual for any cash dividend declared by FSKR and not yet paid) (the “Closing FSKR Net Asset Value”); provided that FSKR shall update the calculation of the Closing FSKR Net Asset Value in the event that the Closing is subsequently materially delayed or there is a material change to the Closing FSKR Net Asset Value prior to the Closing (including without limitation any dividend declared after the Determination Date but prior to Closing) and as needed to ensure the Closing FSKR Net Asset Value is determined within 48 hours (excluding Sundays and holidays) prior to the Effective Time; provided further that the FSKR Board, including the FSKR Independent Directors, shall be required to approve, and the Joint Advisor shall certify in writing to FSK, the calculation of the Closing FSKR Net Asset Value.

(c)    In connection with preparing the calculations provided pursuant to this Section 2.6, each of FSK and FSKR shall use the portfolio valuation methods approved by the FSK Board or the FSKR Board, as applicable, for valuing the securities and other assets of FSK or FSKR, as applicable, as of September 30, 2020, unless otherwise agreed by each of the FSK Board and the FSKR Board.

(d)    The Joint Advisor agrees to give each of FSKR and FSK and its respective Representatives, upon reasonable request, reasonable access to the individuals who have prepared each calculation provided pursuant to this Section 2.6 and to the information, books, records, work papers and back-up materials used or useful in preparing each such calculation, including without limitation any reports prepared by valuation agents, in order to assist such party with its review of such calculation so long as such individuals remain employed by the Joint Advisor or its Affiliates.

2.7    Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to stockholders of FSKR as of the first anniversary of the Effective Time may be paid to FSK, upon FSK’s written demand to the Paying and Exchange Agent. In such event, any former stockholders of FSKR who have not theretofore complied with any applicable requirements to receive cash in lieu of fractional shares of FSK Common Stock shall thereafter look only to FSK with respect to such cash in lieu of fractional shares, without any interest thereon. Notwithstanding the foregoing, none of FSKR, FSK, the Surviving Company, Merger Sub, the Paying and Exchange Agent or any other Person shall be liable to any former holder of shares of FSKR Common Stock for any amount delivered in good faith pursuant to applicable abandoned property, escheat or similar Laws.

2.8    Withholding Rights. FSK or the Paying and Exchange Agent, as applicable, shall be entitled to deduct and withhold from amounts payable pursuant to this Agreement to any holder of FSKR Common Stock such amounts as it determines in good faith are required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipient.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF FSKR

Except with respect to matters that have been Previously Disclosed, FSKR hereby represents and warrants to FSK that:

3.1    Corporate Organization.

(a)    FSKR is a corporation duly incorporated and validly existing and in good standing under the Laws of the State of Maryland. FSKR has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSKR. FSKR has duly elected to be regulated as a BDC, and such election has not been revoked or withdrawn and is in full force and effect.

(b)    True, complete and correct copies of the charter of FSKR (the “FSKR Charter”) and the Fourth Amended and Restated Bylaws of FSKR (the “FSKR Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by FSKR.

(c)    Each Consolidated Subsidiary of FSKR (i) is duly incorporated or duly formed, as applicable to each such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSKR.

3.2    Capitalization.

(a)    The authorized capital stock of FSKR consists of (i) 900,000,000 shares of FSKR Common Stock, of which 169,966,214 were outstanding as of the close of business on November 19, 2020 (the “FSKR

Capitalization Date”) and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share, none of which were outstanding as of the close of business on the FSKR Capitalization Date. All of the issued and outstanding shares of FSKR Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to FSKR attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which stockholders of FSKR may vote (“Voting Debt”) is issued or outstanding. As of the FSKR Capitalization Date, except pursuant to FSKR’s distribution reinvestment plan, FSKR does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character (“Rights”) calling for the purchase or issuance of, or the payment of any amount based on, any shares of FSKR Common Stock, Voting Debt or any other equity securities of FSKR or any securities representing the right to purchase or otherwise receive any shares of FSKR Common Stock, Voting Debt or other equity securities of FSKR. There are no obligations of FSKR or any of its Consolidated Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of FSKR, Voting Debt or any equity security of FSKR or its Consolidated Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock, Voting Debt or any other equity security of FSKR or its Consolidated Subsidiaries or (ii) pursuant to which FSKR or any of its Consolidated Subsidiaries is or could be required to register shares of FSKR’s capital stock or other securities under the Securities Act. All of the FSKR Common Stock sold has been sold pursuant to an effective registration statement filed under the Securities Act or an appropriate exemption therefrom and in accordance with the Investment Company Act and, if applicable, state “blue sky” Laws.

(b)    All of the issued and outstanding shares of capital stock or other equity ownership interests of each Consolidated Subsidiary of FSKR are owned by FSKR, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No Consolidated Subsidiary of FSKR has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Consolidated Subsidiary.

3.3    Authority; No Violation.

(a)    FSKR has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The FSKR Board (on the recommendation of the FSKR Independent Directors) has unanimously (i) determined that (A) this Agreement and the terms of the Mergers and the Transactions are advisable and in the best interests of FSKR and the Unaffiliated FSKR Stockholders and (B) the interests of FSKR’s existing stockholders will not be diluted as a result of the Transactions, (ii) approved this Agreement and the Transactions, (iii) directed that the Merger and this Agreement be submitted to FSKR’s stockholders for approval at a duly held meeting of such stockholders (the “FSKR Stockholders Meeting”) and (iv) resolved to recommend that the stockholders of FSKR approve the Merger (such recommendation, the “FSKR Board Recommendation”). Except for receipt of the FSKR Requisite Vote, the execution and delivery of this Agreement and the consummation of the Mergers and the other Transactions have been authorized by all necessary corporate action on the part of FSKR. This Agreement has been duly and validly executed and delivered by FSKR and (assuming due authorization, execution and delivery by FSK, Merger Sub and the Joint Advisor) constitutes the valid and binding obligation of FSKR, enforceable against FSKR in accordance with its terms (except as may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the “Bankruptcy and Equity Exception”)).

(b)    Neither the execution and delivery of this Agreement by FSKR, nor the consummation by FSKR of the Transactions, nor performance of this Agreement by FSKR, will (i) violate any provision of the FSKR Charter or the FSKR Bylaws, or (ii) assuming that the consents, approvals and filings referred to in Section 3.3(a) and Section 3.4 are duly obtained and/or made, (A) violate any Law or Order applicable to FSKR or any of its

Consolidated Subsidiaries or (B) except as set forth in any Contract that was Previously Disclosed, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of FSKR or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which FSKR or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSKR.

3.4    Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by FSKR of the Mergers and the other Transactions, except for (i) the filing with the SEC of a joint proxy statement/prospectus in definitive form relating to the FSK Stockholders Meeting and the FSKR Stockholders Meeting to be held in connection with this Agreement and the Transactions (the “Joint Proxy Statement/Prospectus”) and of a registration statement on Form N-14 or such other appropriate SEC form (the “Registration Statement”) in which the Joint Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (ii) the filing of the Articles of Merger with and the acceptance for the record of the Articles of Merger by the SDAT in respect of the Merger, (iii) the filing of the Second Articles of Merger with and the acceptance for the record of the Second Articles of Merger by the SDAT in respect of the Second Merger, (iv) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (v) such filings and approvals, if any, as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of FSK Common Stock pursuant to this Agreement and approval of listing of such FSK Common Stock on the NYSE, (vi) the reporting of this Agreement on a Current Report on Form 8-K and (vii) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSKR.

3.5    Reports.

(a)    FSKR has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file since January 1, 2018 (the “Applicable Date”) with the SEC (such filings since the Applicable Date, the “FSKR SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to be material to FSKR and its Consolidated Subsidiaries taken as a whole. To FSKR’s knowledge, no FSKR SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To FSKR’s knowledge, all FSKR SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of FSKR is required to make any filing with the SEC.

(b)    Neither FSKR nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to FSKR’s knowledge that, upon consummation of the Mergers, would restrict in any material respect the conduct of the business of FSKR or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has FSKR or any of its Consolidated Subsidiaries been advised in writing or, to the knowledge of FSKR, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

(c)    FSKR has made available to FSK all material correspondence with the SEC since the Applicable Date and, as of the date of this Agreement, to the knowledge of FSKR (i) there are no unresolved comments from the SEC with respect to the FSKR SEC Reports or any SEC examination of FSKR and (ii) none of the FSKR SEC Reports is subject to any ongoing review by the SEC.

3.6    FSKR Financial Statements.

(a)    The financial statements, including the related consolidated schedules of investments, of FSKR and its Consolidated Subsidiaries included (or incorporated by reference) in the FSKR SEC Reports (including the related notes, where applicable) (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of FSKR and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to FSKR’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Deloitte & Touche LLP (“Deloitte”) has not resigned, threatened resignation or been dismissed as FSKR’s independent public accountant as a result of or in connection with any disagreements with FSKR on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)    Except for (A) liabilities reflected or reserved against on the consolidated audited balance sheet of FSKR as of December 31, 2019 included in the audited financial statements set forth in FSKR’s annual report on Form 10-K for the year ended December 31, 2019 (the “FSKR Balance Sheet”), (B) liabilities reflected or reserved against on the consolidated unaudited balance sheet of FSKR as of September 30, 2020 included in the unaudited financial statements set forth in FSKR’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2020 (the “FSKR Quarterly Balance Sheet”), (C) liabilities incurred in the ordinary course of business since September 30, 2020, (D) liabilities incurred in connection with this Agreement and the Transactions, (E) liabilities otherwise disclosed in the FSKR SEC Reports and (F) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSKR, neither FSKR nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against in the FSKR Balance Sheet or the FSKR Quarterly Balance Sheet in accordance with GAAP.

(c)    Neither FSKR nor any of its Consolidated Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result or purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, FSKR and its Consolidated Subsidiaries in the FSKR SEC Reports.

(d)    Since the Applicable Date, (i) neither FSKR nor any of its Consolidated Subsidiaries nor, to the knowledge of FSKR, any director, officer, auditor, accountant or representative of FSKR or any of its Consolidated Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of FSKR or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that FSKR or any of its Consolidated Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and

(ii) no attorney representing FSKR or any of its Consolidated Subsidiaries, whether or not employed by FSKR or any of its Consolidated Subsidiaries, has reported evidence of a material violation of securities Laws, breach of duty or similar violation by FSKR or any of its directors, officers or agents to the FSKR Board or any committee thereof or to any director or officer of FSKR.

(e)    Except as Previously Disclosed, neither FSKR nor any of its Consolidated Subsidiaries is a party to any securitization transaction with respect to the assets of such Company or its Consolidated Subsidiaries or off-balance sheet arrangement with respect to FSKR (as defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act).

(f)    To FSKR’s knowledge, since the Applicable Date, each of Deloitte and RSM US LLP (“RSM”), each of which has expressed its opinion with respect to certain financial statements of FSKR and its Consolidated Subsidiaries included in the FSKR SEC Reports (including the related notes), has been, for the period it has served as FSKR’s independent accounting firm, been (i) “independent” with respect to FSKR and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

(g)    The principal executive officer and principal financial officer of FSKR have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and any related rules and regulations promulgated by the SEC (collectively, the “Sarbanes-Oxley Act”), and the statements contained in any such certifications are complete and correct, and FSKR is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act.

(h)    FSKR has in all material respects:

(i)    designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by FSKR in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to FSKR’s management as appropriate to allow timely decisions regarding required disclosure and to allow FSKR’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii)    designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) FSKR’s management, with the participation of FSKR’s principal executive and financial officers, has completed an assessment of the effectiveness of FSKR’s internal controls over financial reporting for the fiscal year ended December 31, 2019 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that FSKR maintained, in all material respects, effective internal control over financial reporting as of December 31, 2019, using the framework specified in FSKR’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

(iii)    (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the FSKR Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of FSKR’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for FSKR’s auditors any material weaknesses in internal controls; and

(iv)    provided to FSK true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the FSKR Board that have been made in writing from the Applicable Date through the date hereof, and will promptly provide to FSK true, complete and correct copies of any such disclosures that are made after the date hereof.

(i)    The fair market value of FSKR’s investments as of September 30, 2020 (i) was determined in accordance with Accounting Standards Codification, “Fair Value Measurements and Disclosures (Topic 820),” issued by the Financial Accounting Standards Board (“ASC Topic 820”) and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by the FSKR Board.

(j)    To FSKR’s knowledge, there is no fraud or suspected fraud affecting FSKR involving management of FSKR or employees of the Joint Advisor who have significant roles in FSKR’s internal control over financial reporting, when such fraud could have a material effect on FSKR’s consolidated financial statements.

3.7    Broker’s Fees. Neither FSKR nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or the other Transactions, other than to J.P. Morgan Securities LLC pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to FSK.

3.8    Absence of Changes or Events. Since December 31, 2019, (i) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of FSKR and its Consolidated Subsidiaries has been conducted in the ordinary course of business, (ii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSKR and (iii) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of FSK under Section 6.1 or 6.2.

3.9    Compliance with Applicable Law; Permits.

(a)    FSKR and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSKR. FSKR has not received any written or, to FSKR’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to FSKR and its Consolidated Subsidiaries, taken as a whole. FSKR has operated in compliance with all listing standards of the NYSE since FSKR Common Stock began trading on the NYSE on June 17, 2020 other than as would not, individually or in the aggregate, reasonably be expected to be material to FSKR and its Consolidated Subsidiaries, taken as a whole. FSKR is not subject to any “stop order” and is, and was, fully qualified to sell shares of FSKR Common Stock in each jurisdiction in which such shares were registered and sold as of the time of sale of the FSKR Common Stock, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSKR.

(b)    FSKR is in compliance, and since it commenced operations, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSKR.

(c)    FSKR has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for FSKR, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the FSKR Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to FSKR and its Consolidated Subsidiaries, taken as a whole.

(d)    FSKR and each of its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit FSKR and each of its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to be material to FSKR and its Consolidated Subsidiaries, taken as a whole. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to FSKR and its Consolidated Subsidiaries, taken as a whole. FSKR has not received any written or, to FSKR’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to be material to FSKR and its Consolidated Subsidiaries, taken as a whole.

(e)    No “affiliated person” (as defined under the Investment Company Act) of FSKR has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of FSKR, threatened that would result in any such disqualification.

(f)    The minute books and other similar records of FSKR contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of FSKR, the FSKR Board and any committees of the FSKR Board.

3.10    FSKR Information. None of the information supplied or to be supplied by FSKR for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of FSKR or stockholders of FSK or at the time of the FSKR Stockholders Meeting or the FSK Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by FSKR with respect to information supplied by FSK, Merger Sub or the Joint Advisor for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

3.11    Taxes and Tax Returns.

(a)    FSKR and each of its Consolidated Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid all material Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. No material Tax Return of FSKR or any of its Consolidated

Subsidiaries has been examined by the Internal Revenue Service (the “IRS”) or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon FSKR or any of its Consolidated Subsidiaries for which FSKR does not have reserves that are adequate under GAAP. Neither FSKR nor any of its Consolidated Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among FSKR and its Consolidated Subsidiaries). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part), neither FSKR nor any of its Consolidated Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply. Neither FSKR nor any of its Consolidated Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by FSKR or any of its Consolidated Subsidiaries. Neither FSKR nor any of its Consolidated Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2). Within the past seven years, if FSKR or any of its Consolidated Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.

(b)    FSKR made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a “regulated investment company” (a “RIC”). FSKR has qualified as a RIC at all times since the beginning of its taxable year ending December 31, 2012 and expects to continue to so qualify through the Effective Time. No challenge to FSKR’s status as a RIC is pending or has been threatened orally or in writing. For each taxable year of FSKR ending on or before the Effective Time, FSKR has satisfied the distribution requirements imposed on a regulated investment company under Section 852 of the Code (assuming for these purposes that any Tax Dividend declared by FSKR after the date of this Agreement has been timely paid).

(c)    FSKR and its Consolidated Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.

(d)    FSKR is not aware of any fact or circumstance that could reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(e)    FSKR has no “earnings and profits” for U.S. federal income Tax purposes described in Section 852(a)(2)(B) of the Code.

(f)    FSKR is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.

(g)    No claim has been made in writing by a taxing authority in a jurisdiction where FSKR or any of its Consolidated Subsidiaries does not file Tax Returns that FSKR or any such Consolidated Subsidiary is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.

(h)    Neither FSKR nor any of its Consolidated Subsidiaries has, or has ever had, a permanent establishment in any country other than the United States.

(i)    Neither FSKR nor any of its Consolidated Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(j)    Neither FSKR nor any of its Consolidated Subsidiaries has any liability for the Taxes of another Person other than FSKR and its Consolidated Subsidiaries under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation.

(k)    Neither FSKR nor any of its Consolidated Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is FSKR or any of its Consolidated Subsidiaries).

(l)    There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of FSKR or any of its Consolidated Subsidiaries.

3.12    Litigation. There are no material Proceedings pending or, to FSKR’s knowledge, threatened against FSKR or any of its Consolidated Subsidiaries. There is no Order binding upon FSKR or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to FSKR and its Consolidated Subsidiaries, taken as a whole.

3.13    Employee Matters. Neither FSKR nor any of its Consolidated Subsidiaries has (i) any employees or (ii) any “employee benefit plans” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, or any employment, bonus, incentive, vacation, stock option or other equity based, severance, termination, retention, change of control, profit sharing, fringe benefit, health, medical or other similar plan, program or agreement (collectively, “Employee Benefit Plans”).

3.14    Certain Contracts.

(a)    FSKR has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to FSK of, all Contracts (collectively, the “FSKR Material Contracts”) to which, as of the date hereof, FSKR or any of its Consolidated Subsidiaries is a party, or by which FSKR or any of its Consolidated Subsidiaries may be bound, or, to the knowledge of FSKR, to which it or any of its Consolidated Subsidiaries or their respective assets or properties may be subject, with respect to:

(i)    any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or that is material to FSKR or its financial condition or results of operations;

(ii)    any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of FSKR or any of its Consolidated Subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred, or any guarantee by FSKR or any of its Consolidated Subsidiaries of any Indebtedness in an aggregate principal amount in excess of $500,000;

(iii)    any Contract that creates future payment obligations in excess of $250,000 and that by its terms does not terminate, or is not terminable upon notice, without penalty within 90 days or less, or any Contract that creates or would create a Lien on any asset of FSKR or its Consolidated Subsidiaries (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to be material to FSKR and its Consolidated Subsidiaries, taken as a whole);

(iv)    except with respect to investments set forth in the FSKR SEC Reports, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to FSKR and its Consolidated Subsidiaries, taken as a whole;

(v)    any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of FSKR and its Consolidated Subsidiaries, taken as a whole, is or could be conducted or the types of business that FSKR and its Consolidated Subsidiaries conducts or may conduct;

(vi)    any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) involving value in excess of $250,000 (individually or together with all related Contracts) as to which there are any ongoing obligations or that was entered into on or after the Applicable Date other than Contracts entered into in the ordinary course of business with respect to investments set forth in the FSKR SEC Reports;

(vii)    any Contract that obligates FSKR or any of its Consolidated Subsidiaries to conduct any business that is material to FSKR and its Consolidated Subsidiaries, taken as a whole, on an exclusive basis with any third party, or upon consummation of the Mergers, will obligate FSK, the Surviving Company or any of their Consolidated Subsidiaries to conduct business with any third-party on an exclusive basis; or

(viii)    any Contract with a Governmental Entity.

(b)    Each FSKR Material Contract is (x) valid and binding on FSKR or its applicable Consolidated Subsidiary and, to FSKR’s knowledge, each other party thereto, (y) enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception), and (z) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to be material to FSKR and its Consolidated Subsidiaries, taken as a whole. The FSKR Advisory Agreement has been approved by the FSKR Board and stockholders of FSKR in accordance with Section 15 of the Investment Company Act. Neither FSKR nor any of its Consolidated Subsidiaries nor, to FSKR’s knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any FSKR Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSKR. No FSKR Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to be material to FSKR and its Consolidated Subsidiaries, taken as a whole. No event has occurred with respect to FSKR or any of its Consolidated Subsidiaries that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any FSKR Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to FSKR and its Consolidated Subsidiaries, taken as a whole.

3.15    Insurance Coverage. All material insurance policies maintained by FSKR or any of its Consolidated Subsidiaries and that name FSKR or any of its Consolidated Subsidiaries as an insured (each, an “FSKR Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each FSKR Insurance Policy have been paid. Neither FSKR nor any of its Consolidated Subsidiaries has received written notice of cancellation of any FSKR Insurance Policy.

3.16    Intellectual Property. FSKR and its Consolidated Subsidiaries own, possess or have a valid license or other adequate rights to use all patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, trade names, trade name rights, service marks, service mark applications, service mark rights, copyrights, computer programs and other proprietary intellectual property rights (collectively, “Intellectual Property Rights”) that are material to the conduct of the business of FSKR and its Consolidated Subsidiaries taken as a whole (hereinafter, “FSKR Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSKR. No claims are pending for which FSKR has received written notice or, to the knowledge of FSKR, threatened (i) that FSKR or any of its Consolidated Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any FSKR Intellectual Property Right is invalid or unenforceable. To the knowledge of FSKR, no Person is infringing, misappropriating or using without authorization the rights of FSKR or any of its Consolidated Subsidiaries with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to be material to FSKR and its Consolidated Subsidiaries, taken as a whole.

3.17    Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSKR:

(a)    there are no Proceedings of any kind, pending or, to the knowledge of FSKR, threatened, against FSKR or any of its Consolidated Subsidiaries, arising under any Environmental Law;

(b)    there are no Orders by or with any Governmental Entity, imposing any liability or obligation on FSKR or any of its Consolidated Subsidiaries under or in respect of any Environmental Law

(c)    there are and have been no Hazardous Substances or other conditions related thereto at any property owned or premises leased by FSKR or any of its Consolidated Subsidiaries during the period of FSKR’s or its Consolidated Subsidiary’s ownership or lease; and

(d)    none of FSKR nor any of its Consolidated Subsidiaries has entered into any Contract to provide indemnification to any third party pursuant to Environmental Laws in relation to any property previously owned by FSKR or any of its Consolidated Subsidiaries.

3.18    Real Property. Neither FSKR nor any of its Consolidated Subsidiaries owns or leases any real property.

3.19    Investment Assets. Each of FSKR and its Consolidated Subsidiaries has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of FSKR or its Consolidated Subsidiaries under the credit facilities which have been Previously Disclosed and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business and, if material, Previously Disclosed. As of the date of this Agreement, the value of investments owned by FSKR that are “qualifying investments” for purposes of Section 55(a) of the Investment Company Act is greater than 70% of the value of FSKR’s total assets (other than assets described in Section 55(a)(7) of the Investment Company Act).

3.20    State Takeover Laws. No restrictions on “business combinations” set forth in any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” Law (any such laws, “Takeover Statutes”) are applicable to this Agreement, the Mergers or the other Transactions.

3.21    Appraisal Rights. In accordance with the FSKR charter, as permitted by the MGCL, no appraisal rights shall be available to holders of FSKR Common Stock in connection with the Transactions.

3.22    Valuation. Except as may be mutually agreed by the parties, the value of each investment asset owned by FSKR that is used in connection with the computations made by FSKR pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved by the FSKR Board as of September 30, 2020 and set forth in FSKR’s compliance policies and procedures, and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement. The value of all assets owned by FSKR other than investment assets that are used in connection with the computations made by FSKR pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations provided by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by the FSKR Board as of September 30, 2020. Except as may be mutually agreed by the parties, the fair value of any portfolio securities for which fair value determinations were made by the FSKR Board for purposes of such computations were or will be determined by the FSKR Board in good faith in accordance with the valuation methods set forth in FSKR’s valuation policies and procedures adopted by the FSKR Board as of September 30, 2020.

3.23    Opinion of Financial Advisor. The FSKR Independent Directors have received the opinion of J.P. Morgan Securities LLC, financial advisor to the FSKR Independent Directors, in the form previously provided to FSK.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF FSK

Except with respect to matters that have been Previously Disclosed, FSK hereby represents and warrants to FSKR that:

4.1    Corporate Organization.

(a)    FSK is a corporation duly incorporated and validly existing under the Laws of the State of Maryland and in good standing with the SDAT and Merger Sub is a corporation duly incorporated and validly existing under the Laws of the State of Maryland and in good standing with the SDAT. Each of FSK and Merger Sub has the requisite corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSK. FSK has duly elected to be regulated as a BDC and such election has not been revoked or withdrawn and is in full force and effect.

(b)    True, complete and correct copies of the charter of FSK (the “FSK Charter”) and the Second Amended and Restated Bylaws of FSK (as amended, the “FSK Bylaws”), as in effect as of the date of this Agreement, have previously been publicly filed by FSK.

(c)    Each Consolidated Subsidiary of FSK (i) is duly incorporated or duly formed, as applicable to each such Consolidated Subsidiary, and validly existing and in good standing under the Laws of its jurisdiction of organization, (ii) has the requisite corporate (or similar) power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and (iii) is duly licensed or qualified to do business as a foreign corporation or other business entity in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, other than in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSK.

4.2    Capitalization.

(a)    The authorized capital stock of FSK consists of (i) 750,000,000 shares of FSK Common Stock, of which 123,755,965 were outstanding as of the close of business on November 19, 2020 (the “FSK Capitalization Date”) and (ii) 50,000,000 shares of preferred stock, par value $0.001 per share, none of which were outstanding as of the close of business on the FSK Capitalization Date. All of the issued and outstanding shares of FSK Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to FSK attaching to the ownership thereof. All of the shares of FSK Common Stock constituting the Merger Consideration will be, when issued pursuant to the terms of the Merger, duly authorized and validly issued and fully paid, nonassessable and free of preemptive rights, with no personal liability with respect to FSK attaching to the ownership thereof. As of the date of this Agreement, no Indebtedness having the right to vote on any matters on which stockholders of FSK may vote (“FSK Voting Debt”) is issued or outstanding. As of the FSK Capitalization Date, except pursuant to FSK’s distribution reinvestment plan, FSK does not have and is not bound by any Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of FSK Common Stock, FSK Voting Debt or any other equity securities of FSK or any securities representing the right to purchase or otherwise receive any shares of FSK Common Stock, FSK Voting Debt or other equity securities of FSK. There are no obligations of FSK or any of its Consolidated Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of FSK, FSK Voting Debt or any equity security of FSK or its Consolidated Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock, FSK Voting Debt or any other equity security of FSK or its Consolidated Subsidiaries or (ii) pursuant to which FSK or any of its Consolidated Subsidiaries is or could be required to register shares of FSK capital stock or other securities under the Securities Act. All of FSK Common Stock sold has been sold pursuant to an effective registration statement filed under the Securities Act or an appropriate exemption therefrom and in accordance with the Investment Company Act and, if applicable, state “blue sky” Laws.

(b)    All of the issued and outstanding shares of capital stock or other equity ownership interests of each Consolidated Subsidiary of FSK are owned by FSK, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (in respect of corporate entities) and free of preemptive rights. No Consolidated Subsidiary of FSK has or is bound by any outstanding Rights calling for the purchase or issuance of, or the payment of any amount based on, any shares of capital stock or any other equity security of such Consolidated Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Consolidated Subsidiary.

4.3    Authority; No Violation.

(a)    Each of FSK and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The FSK Board (on the recommendation of the FSK Independent Directors) has unanimously (i) determined that (A) this Agreement and the terms of the Mergers and the Transactions are advisable and in the best interests of FSK and the Unaffiliated FSK Stockholders and (B) the interests of FSK’s existing stockholders will not be diluted as a result of the Transactions, (ii) approved this Agreement and the Transactions, (iii) approved the other FSK Matters, (iv) directed that the Merger and this Agreement and the other FSK Matters be submitted to FSK’s stockholders at a duly held meeting of such stockholders (the “FSK Stockholders Meeting”) and (v) resolved to recommend that the stockholders of FSK approve this Agreement and the other FSK Matters (such recommendation, the “FSK Board Recommendation”). The Board of Directors of Merger Sub has unanimously determined that this Agreement and the terms of the Merger and the Transactions are advisable and in the best interests of Merger Sub and its sole stockholder, approved this Agreement and the Transactions and, in FSK’s capacity as the sole stockholder of Merger Sub approved the Merger. Except for receipt of the FSK Requisite Vote, the execution and delivery of this Agreement by FSK and Merger Sub and the consummation of the Mergers and the other Transactions have been authorized by all necessary corporate action on the part of FSK and Merger Sub. This Agreement has been duly and validly executed and delivered by FSK and Merger Sub and (assuming due authorization, execution and delivery by FSKR and the Joint Advisor) constitutes the valid and binding obligation of each of FSK and Merger Sub, enforceable against each of FSK and Merger Sub in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).

(b)    Neither the execution and delivery of this Agreement by FSK or Merger Sub, nor the consummation by FSK or Merger Sub of the Transactions, nor performance of this Agreement by FSK or Merger Sub, will (i) violate any provision of the FSK Charter, the FSK Bylaws or the bylaws or charter of Merger Sub or (ii) assuming that the consents, approvals and filings referred to in Section 4.3(a) and Section 4.4 are duly obtained and/or made, (A) violate any Law or Order applicable to FSK or any of its Consolidated Subsidiaries or (B) except as set forth in any Contract that was Previously Disclosed, violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of FSK or any of its Consolidated Subsidiaries under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which FSK or any of its Consolidated Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound except, with respect to clause (ii)(B), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSK.

4.4    Governmental Consents. No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the consummation by FSK or Merger Sub of the Mergers and the other Transactions, except for (i) the filing with the SEC of the Joint Proxy Statement/Prospectus and the Registration Statement in which the Joint Proxy Statement/Prospectus will be included as a prospectus, and declaration of effectiveness of the Registration Statement by the SEC, (ii) the filing of the Articles of Merger with and the acceptance for the record of the Articles of Merger by the SDAT in respect of the Merger, (iii) the filing of the Second Articles of Merger with, and acceptance for the record of the Second Articles of Merger by the SDAT in respect of the Second Merger, (iv) any notices or filings under the HSR Act, (v) such filings and approvals, if any, as are required to be made or obtained under the securities or “blue sky” Laws of various states in connection with the issuance of the shares of FSK Common Stock pursuant to this Agreement and approval of listing of such FSK Common Stock on the NYSE, (vi) the reporting of this Agreement on a Current Report on Form 8-K and (vii) any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSK.

4.5    Reports.

(a)    FSK has timely filed or furnished all forms, statements, certifications, reports and documents that it was required to file since the Applicable Date with the SEC (such filings since the Applicable Date, the “FSK SEC Reports”), except as would not, individually or in the aggregate, reasonably be expected to be material to FSK and its Consolidated Subsidiaries taken as a whole. To FSK’s knowledge, no FSK SEC Report, at the time filed or furnished with the SEC, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading. To FSK’s knowledge, all FSK SEC Reports, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. None of the Consolidated Subsidiaries of FSK is required to make any filing with the SEC.

(b)    Neither FSK nor any of its Consolidated Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any Contract, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, any Governmental Entity that currently restricts in any material respect the conduct of its business (or to FSK’s knowledge that, upon consummation of the Mergers, would restrict in any material respect the conduct of the business of FSK or any of its Consolidated Subsidiaries), or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated BDCs or their Consolidated Subsidiaries, nor has FSK or any of its Consolidated Subsidiaries been advised in writing or, to the knowledge of FSK, verbally, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any of the foregoing.

(c)    FSK has made available to FSKR all material correspondence with the SEC since the Applicable Date and, as of the date of this Agreement, to the knowledge of FSK, (i) there are no unresolved comments from the SEC with respect to the FSK SEC Reports or any SEC examination of FSK and (ii) none of the FSK SEC Reports is subject to any ongoing review by the SEC.

4.6    FSK Financial Statements.

(a)    The financial statements, including the related consolidated schedules of investments, of FSK and its Consolidated Subsidiaries included (or incorporated by reference) in the FSK SEC Reports (including the related notes, where applicable): (i) fairly present in all material respects the consolidated results of operations, cash flows, changes in stockholders’ equity and consolidated financial position of FSK and its Consolidated Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (except that unaudited statements may not contain notes and are subject to recurring year-end audit adjustments normal in nature and amount), (ii) to FSK’s knowledge, have complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and (iii) have been prepared in all material respects in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Deloitte has not resigned, threatened resignation or been dismissed as FSK’s independent public accountant as a result of or in connection with any disagreements with FSK on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)    Except for (A) liabilities reflected or reserved against on the consolidated audited balance sheet of FSK as of December 31, 2019 included in the audited financial statements set forth in FSK’s annual report on Form 10-K for the year ended December 31, 2019 (the “FSK Balance Sheet”), (B) liabilities reflected or reserved against on the consolidated unaudited balance sheet of FSK as of September 30, 2020 included in the unaudited financial statements set forth in FSK’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2020 (the “FSK Quarterly Balance Sheet”), (C) liabilities incurred in the ordinary course of business since September 30, 2020, (D) liabilities incurred in connection with this Agreement and the Transactions, (E) liabilities otherwise disclosed in the FSK SEC Reports and (F) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSK, neither FSK nor any of its Consolidated Subsidiaries has any liabilities that would be required to be reflected or reserved against in the FSK Balance Sheet or the FSK Quarterly Balance Sheet in accordance with GAAP.

(c)    Neither FSK nor any of its Consolidated Subsidiaries is a party to or has any commitment to become a party to any off-balance sheet joint venture, partnership or similar contract with any unconsolidated Affiliate or “off-balance sheet arrangement” (as defined in Item 303(a) of Regulation S-K promulgated under the Exchange Act) where the result or purpose of such contract or arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, FSK and its Consolidated Subsidiaries in the FSK SEC Reports.

(d)    Since the Applicable Date, (i) neither FSK nor any of its Consolidated Subsidiaries nor, to the knowledge of FSK, any director, officer, auditor, accountant or representative of FSK or any of its Consolidated Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of FSK or any of its Consolidated Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that FSK or any of its Consolidated Subsidiaries has engaged in questionable or illegal accounting or auditing practices or maintains inadequate internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act), and (ii) no attorney representing FSK or any of its Consolidated Subsidiaries, whether or not employed by FSK or any of its Consolidated Subsidiaries, has reported evidence of a material violation of securities Laws, breach of duty or similar violation by FSK or any of its officers, directors or agents to the FSK Board or any committee thereof or to any director or officer of FSK.

(e)    Except as Previously Disclosed, neither FSK nor any of its Consolidated Subsidiaries is a party to any securitization transaction with respect to the assets of FSK or its Consolidated Subsidiaries or off-balance sheet arrangement with respect to FSK (as defined in Item 303(a)(4) of Regulation S-K promulgated under the Exchange Act).

(f)    To FSK’s knowledge, since the Applicable Date, each of Deloitte and RSM, each of which has expressed its opinion with respect to certain financial statements of FSK and its Consolidated Subsidiaries included in the FSK SEC Reports (including the related notes), for the period it has served as FSK’s independent accounting firm, has been (i) “independent” with respect to FSK and its Consolidated Subsidiaries within the meaning of Regulation S-X, and (ii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the SEC and the Public Company Accounting Oversight Board.

(g)    The principal executive officer and principal financial officer of FSK have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and FSK is otherwise in compliance with all applicable effective provisions of the Sarbanes-Oxley Act.

(h)    FSK has in all material respects:

(i)    designed and maintained a system of disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) to ensure that all information (both financial and non-financial) required to be disclosed by FSK in the reports that it files or submits to the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to FSK’s management as appropriate to allow timely decisions regarding required disclosure and to allow FSK’s principal executive officer and principal financial officer to make the certifications required under the Exchange Act with respect to such reports;

(ii)    designed and maintained a system of internal controls over financial reporting sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (E) FSK’s management, with the participation of FSK’s principal executive and financial officers, has completed an assessment of the effectiveness of FSK’s internal controls over financial reporting for the fiscal year ended December 31, 2019 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that FSK maintained, in all material respects, effective internal control over financial reporting as of December 31, 2019, using the framework specified in FSK’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

(iii)    (A) disclosed, based on its most recent evaluation, to its auditors and the audit committee of the FSK Board (1) any significant deficiencies or material weaknesses (as defined in the relevant Statement of Auditing Standards) in the design or operation of FSK’s internal controls over financial reporting that are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (2) any fraud, whether or not material, that involves management or other individuals who have a significant role in its internal controls over financial reporting and (B) identified for FSK’s auditors any material weaknesses in internal controls; and

(iv)    provided to FSKR true, complete and correct copies of any of the foregoing disclosures to its auditors or the audit committee of the FSK Board that have been made in writing from the Applicable Date through the date hereof, and will promptly provide to FSKR true, complete and correct copies of any such disclosures that are made after the date hereof.

(i)    The fair value of FSK’s investments as of September 30, 2020 (i) was determined in accordance with ASC Topic 820 and (ii) reflects a reasonable estimate of the fair value of such investments as determined in good faith, after due inquiry, by the FSK Board.

(j)    To FSK’s knowledge, there is no fraud or suspected fraud affecting FSK involving management of FSK or employees of the Joint Advisor who have significant roles in FSK’s internal control over financial reporting, when such fraud could have a material effect on FSK’s consolidated financial statements.

4.7    Broker’s Fees. Neither FSK nor any of its Consolidated Subsidiaries nor any of their respective directors, officers or agents has utilized any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Mergers or the other Transactions, other than to RBC Capital Markets, LLC (“RCB Capital Markets”) pursuant to a letter agreement, a true, complete and correct copy of which has been previously delivered to FSKR.

4.8    Absence of Changes or Events. Since December 31, 2019, (i) except as expressly permitted or required by or in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of FSK and its Consolidated Subsidiaries has been conducted in the ordinary course of business, (ii) there has not been any Effect that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSK and (iii) there has not been any material action that, if it had been taken after the date hereof, would have required the consent of FSKR under Section 6.1 or Section 6.2.

4.9    Compliance with Applicable Law; Permits.

(a)    FSK and each of its Consolidated Subsidiaries is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws, including, if and to the extent applicable, the Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSK. FSK has not received any written or, to FSK’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws, which non-compliance would, individually or in the aggregate, reasonably be expected to be material to FSK and its Consolidated Subsidiaries, taken as a whole. FSK has operated in compliance with all listing standards of the NYSE since FSK Common Stock began trading on the NYSE on April 16, 2014 other than as would not, individually or in the aggregate, reasonably be expected to be material to FSK and its Consolidated Subsidiaries, taken as a whole. FSK is not subject to any “stop order” and is, and was, fully qualified to sell shares of FSK Common Stock in each jurisdiction in which such shares were registered and sold as of the time of the sale of the FSK Common Stock, other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSK.

(b)    FSK is in compliance, and since it commenced operations, has complied with its investment policies and restrictions and portfolio valuation methods, if any, as such policies and restrictions have been set forth in its registration statement (as amended from time to time) or reports that it has filed with the SEC under the Exchange Act and applicable Laws, if any, other than any non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSK.

(c)    FSK has written policies and procedures adopted pursuant to Rule 38a-1 under the Investment Company Act that are reasonably designed to prevent material violations of the “Federal Securities Laws,” as such term is defined in Rule 38a-1(e)(1) under the Investment Company Act. There have been no “Material Compliance Matters” for FSK, as such term is defined in Rule 38a-1(e)(2) under the Investment Company Act, other than those that have been reported to the FSK Board and satisfactorily remedied or are in the process of being remedied or those that would not, individually or in the aggregate, reasonably be expected to be material to FSK and its Consolidated Subsidiaries, taken as a whole.

(d)    FSK and each of its Consolidated Subsidiaries holds and is in compliance with all Permits required in order to permit FSK and each of its Consolidated Subsidiaries to own or lease their properties and assets and to conduct their businesses under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to be material to FSK and its Consolidated Subsidiaries, taken as a whole. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to FSK and its Consolidated Subsidiaries, taken as a whole. FSK has not received any written or, to FSK’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to be material to FSK and its Consolidated Subsidiaries, taken as a whole.

(e)    No “affiliated person” (as defined under the Investment Company Act) of FSK has been subject to disqualification to serve in any capacity contemplated by the Investment Company Act for any investment company (including a BDC) under Sections 9(a) and 9(b) of the Investment Company Act, unless, in each case, such Person has received exemptive relief from the SEC with respect to any such disqualification. There is no material Proceeding pending and served or, to the knowledge of FSK, threatened that would result in any such disqualification.

(f)    The minute books and other similar records of FSK contain a true and complete record in all material respects of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders of FSK, the FSK Board and any committees of the FSK Board.

4.10    FSK Information. None of the information supplied or to be supplied by FSK for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of FSKR or stockholders of FSK or at the time of the FSKR Stockholders Meeting or the FSK Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by FSK with respect to information supplied by FSKR or the Joint Advisor for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

4.11    Taxes and Tax Returns.

(a)    FSK and each of its Consolidated Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns required to be filed by it on or prior to the date of this Agreement (all such Tax Returns being accurate and complete in all material respects), has paid all material Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against under GAAP. No material Tax Return of FSK or any Consolidated Subsidiary has been examined by the IRS or other relevant taxing authority. There are no material disputes pending, or written claims asserted, for Taxes or assessments upon FSK or any of its Consolidated Subsidiaries for which FSK does not have reserves that are adequate under GAAP. Neither FSK nor any of its Consolidated Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among FSK and its Consolidated Subsidiaries). Within the past five years (or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part), neither FSK nor any of its Consolidated Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution of stock which qualified or was intended to qualify under Section 355(a) of the Code and to which Section 355 of the Code (or so much of Section 356 of the Code, as it relates to Section 355 of the Code) applied or was intended to apply. Neither FSK nor any of its Consolidated Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by FSK or any of its Consolidated Subsidiaries.

Neither FSK nor any of its Consolidated Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2). Within the past seven years, if FSK or any of its Consolidated Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b), such entity has properly disclosed such transaction in accordance with the applicable Tax regulations.

(b)    FSK made a valid election under Part I of Subchapter M of Subtitle A, Chapter 1, of the Code to be taxed as a RIC. FSK has qualified as a RIC at all times since the beginning of its taxable year ending December 31, 2009 and expects to continue to so qualify through the Effective Time. No challenge to FSK’s status as a RIC is pending or has been threatened orally or in writing. For each taxable year of FSK ending before the Effective Time, FSK has satisfied the distribution requirements imposed on a regulated investment company under Section 852 of the Code.

(c)    Merger Sub is a newly formed entity created for the purpose of undertaking the Merger. Prior to the Effective Time, Merger Sub will not have engaged in any other business activities and will have incurred no liabilities or obligations other than as contemplated by this Agreement.

(d)    FSK and its Consolidated Subsidiaries have complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and have, within the time and in the manner prescribed by applicable Law, in all material respects, withheld from and paid over all amounts required to be so withheld and paid over under applicable Laws.

(e)    FSK is not aware of any fact or circumstance that could reasonably be expected to prevent the Mergers from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(f)    FSK has no “earnings and profits” for U.S. federal income Tax purposes described in Section 852(a)(2)(B) of the Code.

(g)    FSK is not now and will not be subject to corporate-level income taxation on the sale, transfer or other disposition of its assets currently held as a result of the application of Section 337(d) of the Code or the Treasury Regulations promulgated thereunder.

(h)    No claim has been made in writing by a taxing authority in a jurisdiction where FSK or any of its Consolidated Subsidiaries does not file Tax Returns that FSK or any such Consolidated Subsidiary is or may be subject to taxation by that jurisdiction, and which, if upheld, would reasonably result in a material Tax liability.

(i)    Neither FSK nor any of its Consolidated Subsidiaries has, or has ever had, a permanent establishment in any country other than the United States.

(j)    Neither FSK nor any of its Consolidated Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

(k)    Neither FSK nor any of its Consolidated Subsidiaries has any liability for the Taxes of another Person other than FSK and its Consolidated Subsidiaries under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee, successor or payable pursuant to a contractual obligation.

(l)    Neither FSK nor any of its Consolidated Subsidiaries has ever been a member of a consolidated, combined or unitary Tax group (other than such a group the common parent of which is FSK or any of its Consolidated Subsidiaries).

(m)    There are no material Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of FSK or any of its Consolidated Subsidiaries.

4.12    Litigation. There are no material Proceedings pending or, to FSK’s knowledge, threatened against FSK or any of its Consolidated Subsidiaries. There is no Order binding upon FSK or any of its Consolidated Subsidiaries other than such Orders as would not, individually or in the aggregate, reasonably be expected to be material to FSK and its Consolidated Subsidiaries, taken as a whole.

4.13    Employee Matters. Neither FSK nor any of its Consolidated Subsidiaries has (i) any employees or (ii) any Employee Benefit Plans.

4.14    Certain Contracts.

(a)    FSK has Previously Disclosed a complete and accurate list of, and true and complete copies have been delivered or made available (including via EDGAR) to FSKR of, all Contracts (collectively, the “FSK Material Contracts”) to which, as of the date hereof, FSK or any of its Consolidated Subsidiaries is a party, or by which FSK or any of its Consolidated Subsidiaries may be bound, or, to the knowledge of FSK, to which it or any of its Consolidated Subsidiaries or their respective assets or properties may be subject, with respect to:

(i)    any Contract that is a “material contract” within the meaning of Item 601(b)(10) of the SEC’s Regulation S-K or that is material to FSK or its financial condition or results of operations;

(ii)    any loans or credit agreements, mortgages, indentures and other agreements and instruments pursuant to which any Indebtedness of FSK or any of its Consolidated Subsidiaries in an aggregate principal amount in excess of $500,000 is outstanding or may be incurred, or any guarantee by FSK or any of its Consolidated Subsidiaries of any Indebtedness in an aggregate principal amount in excess of $500,000;

(iii)    any Contract that creates future payment obligations in excess of $250,000 and that by its terms does not terminate, or is not terminable upon notice, without penalty within 90 days or less, or any Contract that creates or would create a Lien on any asset of FSK or its Consolidated Subsidiaries (other than Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business or as would not, individually or in the aggregate, reasonably be expected to be material to FSK and its Consolidated Subsidiaries, taken as a whole);

(iv)    except with respect to investments set forth in the FSK SEC Reports, any partnership, limited liability company, joint venture or other similar Contract that is not entered into in the ordinary course of business and is material to FSK and its Consolidated Subsidiaries, taken as a whole;

(v)    any non-competition or non-solicitation Contract or any other Contract that limits, purports to limit, or would reasonably be expected to limit in each case in any material respect the manner in which, or the localities in which, any material business of FSK and its Consolidated Subsidiaries, taken as a whole, is or could be conducted or the types of business that FSK and its Consolidated Subsidiaries conducts or may conduct;

(vi)    any Contract relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets or otherwise) involving value in excess of $250,000 (individually or together with all related Contracts) as to which there are any ongoing obligations or that was entered into on or after the Applicable Date other than Contracts entered into in the ordinary course of business with respect to investments set forth in the FSK SEC Reports;

(vii)    any Contract that obligates FSK or any of its Consolidated Subsidiaries to conduct any business that is material to FSK and its Consolidated Subsidiaries, taken as a whole, on an exclusive basis with any third party; or

(viii)    any Contract with a Governmental Entity.

(b)    Each FSK Material Contract is (x) valid and binding on FSK or its applicable Consolidated Subsidiary and, to FSK’s knowledge, each other party thereto, (y) enforceable in accordance with its terms (subject to the Bankruptcy and Equity Exception), and (z) is in full force and effect other than in each case as would not, individually or in the aggregate, reasonably be expected to be material to FSK and its Consolidated Subsidiaries, taken as a whole. The investment advisory agreement between FSK and the Joint Advisor in effect as of the date of this Agreement has been approved by the FSK Board and stockholders of FSK in accordance with Section 15 of the Investment Company Act. Neither FSK nor any of its Consolidated Subsidiaries nor, to FSK’s knowledge, any other party thereto, is in material breach of any provisions of or in default (or, with the giving of notice or lapse of time or both, would be in default) under, and has not taken any action resulting in the termination of, acceleration of performance required by, or resulting in a right of termination or acceleration under, any FSK Material Contract other than as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSK. No FSK Material Contract has been amended, modified or supplemented other than as would not, individually or in the aggregate, reasonably be expected to be material to FSK and its Consolidated Subsidiaries, taken as a whole. No event has occurred with respect to FSK or any of its Consolidated Subsidiaries that, with or without the giving of notice, the lapse of time or both, would constitute a breach or default under any FSK Material Contract other than as would not, individually or in the aggregate, reasonably be expected to be material to FSK and its Consolidated Subsidiaries, taken as a whole.

4.15    Insurance Coverage. All material insurance policies maintained by FSK or any of its Consolidated Subsidiaries and that name FSK or any of its Consolidated Subsidiaries as an insured (each, an “FSK Insurance Policy”), including the fidelity bond required by the Investment Company Act, are in full force and effect and all premiums due and payable with respect to each FSK Insurance Policy have been paid. Neither FSK nor any of its Consolidated Subsidiaries has received written notice of cancellation of any FSK Insurance Policy.

4.16    Intellectual Property. FSK and its Consolidated Subsidiaries own, possess or have a valid license or other adequate rights to use all Intellectual Property Rights that are material to the conduct of the business of FSK and its Consolidated Subsidiaries taken as a whole (hereinafter, “FSK Intellectual Property Rights”), except where the failure to own, possess or have adequate rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSK. No claims are pending for which FSK has received written notice or, to the knowledge of FSK, threatened (i) that FSK or any of its Consolidated Subsidiaries is infringing or otherwise violating the rights of any Person with regard to any Intellectual Property Right, or (ii) that any FSK Intellectual Property Right is invalid or unenforceable. To the knowledge of FSK, no Person is infringing, misappropriating or using without authorization the rights of FSK or any of its Consolidated Subsidiaries with respect to any Intellectual Property Right, except as would not, individually or in the aggregate, reasonably be expected to be material to FSK and its Consolidated Subsidiaries, taken as a whole.

4.17    Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to FSK:

(a)    there are no Proceedings of any kind, pending or, to the knowledge of FSK, threatened, against FSK or any of its Consolidated Subsidiaries, arising under any Environmental Law;

(b)    there are no Orders by or with any Governmental Entity, imposing any liability or obligation on FSK or any of its Consolidated Subsidiaries under or in respect of any Environmental Law;

(c)    there are and have been no Hazardous Substances or other conditions related thereto at any property owned or premises leased by FSK or any of its Consolidated Subsidiaries during the period of FSK’s or its Consolidated Subsidiary’s ownership or lease; and

(d)    none of FSK nor any of its Consolidated Subsidiaries has entered into any Contract to provide indemnification to any third party pursuant to Environmental Laws in relation to any property previously owned by FSK or any of its Consolidated Subsidiaries.

4.18    Real Property. Neither FSK nor any of its Consolidated Subsidiaries owns or leases any real property.

4.19    Investment Assets. Each of FSK and its Consolidated Subsidiaries has good title to all securities, Indebtedness and other financial instruments owned by it, free and clear of any material Liens, except to the extent such securities, Indebtedness or other financial instruments, as applicable, are pledged to secure obligations of FSK or its Consolidated Subsidiaries under the credit facilities which have been Previously Disclosed and except for Liens consisting of restrictions on transfer agreed to in respect of investments entered into in the ordinary course of business and, if material, Previously Disclosed. As of the date of this Agreement, the value of investments owned by FSK that are “qualifying investments” for purposes of Section 55(a) of the Investment Company Act is greater than 70% of the value of FSK’s total assets (other than assets described in Section 55(a)(7) of the Investment Company Act).

4.20    State Takeover Laws. No restrictions on “business combinations” set forth in any Takeover Statutes are applicable to this Agreement, the Mergers or the other Transactions.

4.21    Valuation. Except as may be mutually agreed by the parties, the value of each investment asset owned by FSK that is used in connection with the computations made by FSK pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved by the FSK Board as of September 30, 2020 and set forth in FSK’s compliance policies and procedures, and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement. The value of all assets owned by FSK other than investment assets that are used in connection with the computations made by FSK pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations provided by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by the FSK Board as of September 30, 2020. Except as may be mutually agreed by the parties, the fair value of any portfolio securities for which fair value determinations were made by the FSK Board for purposes of such computations were or will be determined by the FSK Board in good faith in accordance with the valuation methods set forth in FSK’s valuation policies and procedures adopted by the FSK Board as of September 30, 2020.

4.22    Opinion of Financial Advisor. The FSK Independent Directors have received the opinion of RBC Capital Markets, financial advisor to the FSK Independent Directors, in the form previously provided to FSKR.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE JOINT ADVISOR

Except with respect to matters set forth in the Joint Advisor Disclosure Schedule, the Joint Advisor hereby represents and warrants to FSK and FSKR that:

5.1    Organization. The Joint Advisor is a limited liability company organized and validly existing under the Laws of the State of Delaware and in good standing with the Secretary of State of the State of Delaware. The Joint Advisor has the requisite limited liability company power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, in each case, other than as would not, individually or in the aggregate, reasonably be expected to prevent the Joint Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to FSK or FSKR.

5.2    Authority; No Violation.

(a)    The Joint Advisor has all requisite limited liability company power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement has been duly and validly approved by the board of managers of the Joint Advisor. This Agreement has been duly and validly executed and delivered by the Joint Advisor and (assuming due authorization, execution and delivery by FSK, FSKR and Merger Sub) constitutes the valid and binding obligation of the Joint Advisor, enforceable against the Joint Advisor in accordance with its terms (except as may be limited by the Bankruptcy and Equity Exception).

(b)    Neither the execution and delivery of this Agreement by the Joint Advisor, nor the consummation of the Transactions, nor performance of this Agreement by the Joint Advisor, will (i) violate any provision of the certificate of formation of the Joint Advisor or the limited liability company agreement of the Joint Advisor or (ii) (A) violate any Law or Order applicable to the Joint Advisor or (B) violate, conflict with, result in a breach of or the loss of any benefit under, constitute a default (or an event that, with or without the giving of notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, require the consent, approval or authorization of, or notice to or filing with any third-party with respect to, or result in the creation of any Lien upon any of the respective properties or assets of the Joint Advisor under, any of the terms, conditions or provisions of any Permit, Contract or other obligation to which the Joint Advisor is a party or by which its properties or assets is bound except, with respect to clause (ii), any such violation, conflict, breach, loss, default, termination, cancellation, acceleration, consent, approval or creation that would not, individually or in the aggregate, reasonably be expected to prevent the Joint Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to FSK or FSKR.

(c)    No consents or approvals of, or filings or registrations with, any Governmental Entity are necessary in connection with the execution, delivery or performance of this Agreement by the Joint Advisor, except for any such consents, approvals, filings or registrations that the failure to obtain or make would not, individually or in the aggregate, reasonably be expected to prevent the Joint Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to FSK or FSKR.

5.3    Compliance with Applicable Law; Permits.

(a)    The Joint Advisor is, and at all times required by the Investment Advisers Act when the Joint Advisor has been the investment adviser to FSKR or FSK has been, duly registered as an investment adviser under the Investment Advisers Act. The Joint Advisor is, and at all times required by applicable Law (other than the Investment Advisers Act) when the Joint Advisor has been the investment adviser to FSKR or FSK has been, duly registered, licensed or qualified as an investment adviser in each state or any other jurisdiction where the conduct of its business requires such registration, licensing or qualification, except where the failure to be so registered, licensed or qualified would not prevent the Joint Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect on FSK or FSKR.

(b)    The Joint Advisor is in compliance, and has been operated in compliance, in all material respects, with all applicable Laws with regard to its management of each of FSK and FSKR, including, if and to the extent applicable, the Investment Advisers Act, Investment Company Act, the Securities Act and the Exchange Act other than as would not, individually or in the aggregate, reasonably be expected to prevent the Joint Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to FSK or FSKR. The Joint Advisor has not received any written or, to the Joint Advisor’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any applicable Laws with regard to its management of each of FSK and FSKR, which non-compliance would, individually or in the aggregate, reasonably be expected to prevent the Joint

Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to FSK or FSKR.

(c)    The Joint Advisor holds and is in compliance with all Permits required in order to permit the Joint Advisor to own or lease its properties and assets and to conduct its business under and pursuant to all applicable Law as presently conducted, other than any failure to hold or non-compliance with any such Permit that would not, individually or in the aggregate, reasonably be expected to prevent the Joint Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to FSK or FSKR. All such Permits are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to prevent the Joint Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to FSK or FSKR. The Joint Advisor has not received any written or, to the Joint Advisor’s knowledge, oral notification from a Governmental Entity of any material non-compliance with any such Permits, and no Proceeding is pending or threatened in writing to suspend, cancel, modify, revoke or materially limit any such Permits, which Proceeding would, individually or in the aggregate, reasonably be expected to prevent the Joint Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to FSK or FSKR.

(d)    The Joint Advisor has implemented written policies and procedures as required by Rule 206(4)-7 under the Investment Advisers Act (complete and correct copies of which have been made available to FSK and FSKR) and, during the period prior to the date of this Agreement that the Joint Advisor has been the investment adviser to FSKR or FSK, the Joint Advisor has been in compliance with such policies and procedures with regard to its management of FSK and FSKR, except where the failures to adopt such policies and procedures or to be in compliance would not, individually or in the aggregate, be material to FSKR and its Consolidated Subsidiaries, taken as a whole, or FSK and its Consolidated Subsidiaries, taken as a whole.

(e)    During the period prior to the date of this Agreement that it has been the investment adviser to FSKR or FSK, there has been no material adverse change in the operations, affairs or regulatory status of the Joint Advisor.

5.4    Litigation. There are no Proceedings pending or, to the Joint Advisor’s knowledge, threatened against the Joint Advisor, except as would not reasonably be expected to prevent the Joint Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to FSK or FSKR. There is no Order binding upon the Joint Advisor other than such Orders as would not, individually or in the aggregate, reasonably be expected to prevent the Joint Advisor from timely performing its material obligations under this Agreement or from consummating the Mergers and the other Transactions or have a Material Adverse Effect with respect to FSK or FSKR.

5.5    Valuation. Except as may be mutually agreed by the parties, the value of each investment asset owned by FSKR that is used in connection with the computations made by the Joint Advisor on behalf of FSKR pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved by the FSKR Board as of September 30, 2020 and set forth in FSKR’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by FSKR other than investment assets that are used in connection with the computations made by the Joint Advisor on behalf of FSKR pursuant to Section 2.6 will be determined in accordance with GAAP. The Closing FSKR Net Asset Value presented by the Joint Advisor to the FSKR Board will reflect the Joint Advisor’s assessment of the fair value of any portfolio securities of FSKR for which market quotations are not readily available. No procedural differences exist with respect to the underlying methodologies and conventions used by FSK, FSKR and the third-party valuation agents to value the assets of FSK and FSKR, respectively. Except as may be mutually agreed by the parties, the value of each investment asset owned by FSK that is used in connection with the computations made by the Joint Advisor on behalf of FSK pursuant to Section 2.6 will be determined in accordance with the valuation policies and procedures approved by the FSK Board as of September 30, 2020 and set forth in FSK’s compliance policies and procedures and no exceptions to such valuation policies and procedures have been or will be permitted in valuing such assets in connection with the computations pursuant to Section 2.6 for purposes of this Agreement, and the value of all assets owned by FSK other than investment assets that are used in connection with the computations made by the Joint Advisor on behalf of FSK pursuant to Section 2.6 will be determined in accordance with GAAP. Except as may be mutually agreed by the parties, all valuations provided by third-party valuation agents for such purposes will be made only by valuation agents that have been approved by the FSK Board as of September  30, 2020.

5.6    Joint Advisor Information. None of the information supplied or to be supplied by the Joint Advisor for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC, at any time the Registration Statement is amended or supplemented or at the time the Registration Statement becomes effective under the Securities Act, or (ii) the Joint Proxy Statement/Prospectus will, at the date the Joint Proxy Statement/Prospectus or any amendment or supplement is first mailed to stockholders of FSK or stockholders of FSKR or at the time of the FSK Stockholders Meeting or the FSKR Stockholders Meeting, in each case, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, and in the case of the Joint Proxy Statement/Prospectus in light of the circumstances in which they are made, not misleading, except that no representation or warranty is made by the Joint Advisor with respect to information supplied by FSK, FSKR or Merger Sub for inclusion or incorporation by reference in the Registration Statement or the Joint Proxy Statement/Prospectus.

5.7    Best Interests and No Dilution. The Joint Advisor believes that (i) participating in the Mergers is in the best interests of each of FSK and FSKR and (ii) the interests of existing stockholders of FSK and FSKR will not be diluted as a result of the Mergers.

5.8    Financial Resources. The Joint Advisor has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement and the Joint Proxy Statement/Prospectus and under this Agreement.

5.9    Forbearances. The forbearances set forth in Section 6.2 hereof are not overtly onerous on the conduct of either FSK’s business or FSKR’s business, respectively, in the ordinary course of business consistent with past practice and each of FSK’s and FSKR’s investment objectives and policies as publicly disclosed, respectively.

5.10    FSK and FSKR Representations and Warranties. To the knowledge of the Joint Advisor, as of the date hereof, the representations and warranties made by FSKR in Article III and the representations and warranties made by FSK in Article IV are true and correct in all material respects.

ARTICLE VI

COVENANTS RELATING TO CONDUCT OF BUSINESS

6.1    Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, as expressly permitted by this Agreement or with the prior written consent of the other parties hereto, which prior written consent shall not be unreasonably delayed, conditioned or withheld, each of FSKR and FSK shall, and shall cause each of its respective Consolidated Subsidiaries to, (a) conduct its business in the ordinary course of business consistent with past practice and each of FSK’s and FSKR’s investment objectives and policies as publicly disclosed, respectively, and (b) use reasonable best efforts to maintain and preserve intact its business organization and existing business relationships; provided that in response to the coronavirus (COVID-19) pandemic, each of FSKR and FSK may, in connection therewith, take any commercially reasonable actions that FSKR or FSK, as applicable, determine are necessary or prudent for such party to take in connection with (i) events surrounding any pandemic or public health emergency caused by the coronavirus (COVID-19) pandemic, (ii) reinitiating or suspending operation of all or a portion of its facilities, (iii) mitigating the adverse effects of such events, pandemic or public health emergency on its business, and (iv) protecting the health and safety of customers, employees and other business relationships and to ensure compliance with any Law.

6.2    Forbearances. During the period from the date of this Agreement until the earlier of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 9.1, except as may be required by Law, as expressly permitted by this Agreement, neither FSKR nor FSK shall, and neither shall permit any of its respective Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of FSK or FSKR, as applicable (which prior written consent shall not be unreasonably delayed, conditioned or withheld):

(a)    Other than pursuant to such party’s distribution reinvestment plan as in effect as of the date of this Agreement, issue, deliver, sell or grant, or encumber or pledge, or authorize the creation of (i) any shares of its capital stock, (ii) any such party’s Voting Debt or other voting securities or (iii) any securities convertible into or exercisable or exchangeable for, or any other Rights to acquire, any such shares or other securities.

(b)    (i) Make, authorize, declare, pay or set aside any dividend in respect of, or declare or make any distribution on, any shares of its capital stock, except for (A) the authorization, announcement and payment of regular quarterly cash distributions payable on a quarterly basis consistent with past practices and such party’s investment objectives and policies as publicly disclosed, (B) the authorization and payment of any dividend or distribution necessary for such party to maintain its qualification as a RIC or to avoid the imposition of any income or excise tax, as reasonably determined by such party, (C) dividends payable by any direct or indirect wholly owned Consolidated Subsidiary of such party to such party or another direct or indirect wholly owned Consolidated Subsidiary of such party or (D) a Tax Dividend; (ii) adjust, split, combine, reclassify or take similar action with respect to any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire, any shares of its capital stock or any rights, warrants or options to acquire, or securities convertible into, such capital stock.

(c)    Sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its assets or properties, except for (i) sales, transfers, leases, mortgages, encumbrances or other dispositions in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed, or (ii) encumbrances required to secure Permitted Indebtedness of such party or any of its Consolidated Subsidiaries.

(d)    Acquire or agree to acquire all or any portion of the assets, business or properties of any other Person, whether by merger, consolidation, purchase or otherwise or make any other investments, except in a transaction conducted in the ordinary course of business consistent with such party’s investment objectives and policies as publicly disclosed.

(e)    Amend the FSKR Charter, the FSKR Bylaws, the FSK Charter, the FSK Bylaws or other governing documents or similar governing documents of any of its Consolidated Subsidiaries.

(f)    Implement or adopt any material change in its Tax or financial accounting principles, practices or methods, other than as required by applicable Law, GAAP, the SEC or applicable regulatory requirements.

(g)    Hire any employees or establish, become a party to or commit to adopt any Employee Benefit Plan.

(h)    Take any action or knowingly fail to take any action that would, or would reasonably be expected to (i) materially delay or materially impede the ability of the parties to consummate the Transactions or (ii) prevent the Mergers from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the foregoing shall not preclude such party from declaring or paying any Tax Dividend on or before the Closing Date.

(i)    Incur any Indebtedness for borrowed money or guarantee any Indebtedness of another Person, except for (i) draw-downs with respect to any Previously Disclosed financing arrangements existing as of the date of this Agreement and obligations to fund commitments to portfolio companies entered into in the ordinary course of business and (ii) Permitted Indebtedness.

(j)    Make or agree to make any new capital expenditure other than obligations to fund commitments to portfolio companies entered into in the ordinary course of business.

(k)    File or amend any material Tax Return other than in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed; make, change or revoke any Tax election; or settle or compromise any material Tax liability or refund.

(l)    Take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause such party to fail to qualify or not be subject to tax as a RIC.

(m)    Enter into any new line of business (it being understood that this prohibition does not apply to any portfolio companies in which such party or any of its Consolidated Subsidiaries has made a debt or equity investment that is, would or should be reflected in such party’s schedule of investments included in its quarterly or annual periodic reports that are filed with the SEC).

(n)    Other than in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed, enter into any Contract that would otherwise constitute an FSKR Material Contract or FSK Material Contract, as applicable, had it been entered into prior to the date of this Agreement.

(o)    Other than in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed, terminate, cancel, renew or agree to any material amendment of, change in or waiver under any FSKR Material Contract or FSK Material Contract.

(p)    Settle any Proceeding against it, except for Proceedings that (i) are settled in the ordinary course of business consistent with past practice and such party’s investment objectives and policies as publicly disclosed, in an amount not in excess of $250,000 in the aggregate (after reduction by any insurance proceeds actually received); (ii) would not impose any material restriction on the conduct of business of it or any of its Consolidated Subsidiaries or, after the Effective Time, FSK, FSKR, the Surviving Company or any of their Consolidated Subsidiaries and (iii) would not admit liability, guilt or fault.

(q)    Other than in the ordinary course of business and consistent with such party’s investment objectives and policies as publicly disclosed, (i) pay, discharge or satisfy any Indebtedness for borrowed money, other than the payment, discharge or satisfaction required pursuant to the terms of outstanding debt of such party or its Consolidated Subsidiaries as in effect as of the date of this Agreement or other Permitted Indebtedness or (ii) cancel any material Indebtedness.

(r)    Except as otherwise expressly contemplated by this Agreement, merge or consolidate such party or any of its Consolidated Subsidiaries with any Person or enter into any other similar extraordinary corporate transaction with any Person, or adopt, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of such party or any of its Consolidated Subsidiaries.

(s)    Agree to take, make any commitment to take, or adopt any resolutions of the FSKR Board or the FSK Board, as applicable, authorizing, any of the actions prohibited by this Section 6.2.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1    Reasonable Best Efforts.

(a)    Subject to the right of FSK to take any action that constitutes an FSK Adverse Recommendation Change as expressly permitted pursuant to Section 7.7, and the right of FSKR to take any action that constitutes an FSKR Adverse Recommendation Change as expressly permitted pursuant to Section 7.8, the parties shall cooperate with each other and use reasonable best efforts to take, or cause to be taken, in good faith, all actions, and to do, or cause to be done, all things necessary, including to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all Permits of all Governmental Entities and all permits, consents, approvals, confirmations and authorizations of all third parties, in each case, that are necessary or advisable, to consummate the Transactions (including the Mergers) in the most expeditious manner practicable, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities.

(b)    In furtherance (but not in limitation) of the foregoing, each of FSKR and FSK shall as promptly as practicable file any required applications, notices or other filings under the HSR Act. Subject to applicable Law, FSK and FSKR shall have the right to review in advance, and, to the extent practicable, each shall consult the other on all the information relating to FSK or FSKR, as the case may be, and any of their respective Consolidated Subsidiaries, that appear in any filing made with, or written materials submitted to, any third-party or any Governmental Entity in connection with the Transactions. In exercising the foregoing right, each of the parties shall act reasonably and as promptly as practicable. The parties shall consult with each other with respect to the obtaining of all Permits, consents, approvals and authorizations of all third parties and Permits of all Governmental Entities necessary or advisable to consummate the Transactions and each party will keep the other reasonably apprised of the status of matters relating to completion of the Transactions. FSKR, on the one hand, and FSK, on the other hand, shall each, in connection with the efforts referenced in this Section 7.1(a) to obtain all requisite Permits for the Transactions under the HSR Act, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry; (ii) keep the other party informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”), or any other Governmental Entity and (iii) subject to applicable Law, permit the other party to review, in advance, any written communication given by it to or received from, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ, or any other Governmental Entity, and to the extent permitted by the FTC, the DOJ, or other applicable Governmental Entity, give the other party the opportunity to attend and participate in such meetings and conferences subject to applicable Law.

(c)    Notwithstanding anything to the contrary herein, nothing in this Agreement shall require FSK and its Consolidated Subsidiaries or FSKR and its Consolidated Subsidiaries to make payments or provide other consideration for the repayment, restructuring or amendment of terms of indebtedness in connection with the Merger.

7.2    Regulatory Matters.

(a)    FSKR and FSK shall as promptly as practicable jointly prepare and file with the SEC the Registration Statement. Each of FSKR and FSK shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as necessary to consummate the Mergers. FSK and FSKR shall use reasonable best efforts to cause the Joint Proxy Statement/Prospectus to be promptly mailed or delivered to their respective stockholders upon such effectiveness. FSK shall also use its reasonable best efforts to obtain all necessary state securities Law or “blue sky” permits and approvals required to carry out the Transactions, if any, and FSKR shall use reasonable best efforts to furnish all information concerning FSKR and the holders of FSKR Common Stock as may be reasonably requested by FSK in connection with any such action.

(b)    Each of FSKR and FSK shall cooperate with the other in the preparation of the Registration Statement and shall furnish to the other all information reasonably requested as may be reasonably necessary or advisable in connection with the Registration Statement or any other filing or application made by or on behalf of FSKR, FSK or any of their respective Consolidated Subsidiaries to any Governmental Entity in connection with the Mergers and the other Transactions. Prior to the Effective Time, each party hereto shall promptly notify the other party (i) upon becoming aware of any event or circumstance that is required to be described in an amendment to the Registration Statement or in a supplement to the Joint Proxy Statement/Prospectus and (ii) after the receipt by it of any comments of the SEC with respect to the Joint Proxy Statement/Prospectus or the Registration Statement.

(c)    Subject to applicable Law, each of FSKR and FSK shall promptly advise the other upon receiving any communication from any Governmental Entity, the consent or approval of which is required for consummation of the Transactions, that causes such party to believe that there is a reasonable likelihood that any Regulatory Approval will not be obtained or that the receipt of any such approval may be materially delayed or conditioned.

7.3    Stockholder Approval.

(a)    Notwithstanding anything to the contrary in Section 7.7, unless the FSK Board has withdrawn the FSK Board Recommendation in compliance with Section 7.7, FSK shall submit to its stockholders this Agreement and the other FSK Matters on the terms and conditions set forth in this Agreement and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions. In furtherance of such obligation, FSK shall take, in accordance with applicable Law and the FSK Charter and the FSK Bylaws, all actions necessary to send a notice as promptly as practicable (but in no event later than 10 Business Days) following the date on which the SEC declares the Registration Statement effective of which the Joint Proxy Statement/Prospectus forms a part, to convene the FSK Stockholders Meeting, as promptly as practicable thereafter, to consider and vote upon the proposal to approve the Merger and this Agreement and the other FSK Matters, on the terms and conditions set forth in this Agreement as well as any other such matters. The record date for the FSK Stockholders Meeting shall be determined in prior consultation with and subject to the prior written approval of FSKR (which prior written approval shall not be unreasonably delayed, conditioned or withheld). Unless the FSK Board has withdrawn the FSK Board Recommendation in compliance with Section 7.7, FSK shall use reasonable best efforts to obtain from FSK’s stockholders the FSK Requisite Vote, including, subject to Section 7.7, by providing to FSK’s stockholders the FSK Board Recommendation of the FSK Matters and including such recommendation in the Joint Proxy Statement/Prospectus and by, at the request of FSKR, postponing or adjourning the FSK Stockholders Meeting to obtain a quorum or solicit additional proxies; provided that FSK shall not postpone or adjourn the FSK Stockholders Meeting for any other reason without the prior written consent of FSKR (which prior written consent shall not be unreasonably delayed, conditioned or withheld). Without limiting the generality of the foregoing but subject to FSK’s right to terminate this Agreement pursuant to Section 9.1, FSK’s obligations pursuant to this Section 7.3(a) (including its obligation to submit to its stockholders the FSK Matters and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to FSK, its Representatives or its stockholders of any Takeover Proposal (including any FSK Superior Proposal), or (ii) FSK effecting a Takeover Approval or delivering a Notice of an FSK Superior Proposal.

(b)    Notwithstanding anything to the contrary in Section 7.8, unless the FSKR Board has withdrawn the FSKR Board Recommendation in compliance with Section 7.8, FSKR shall submit to its stockholders this Agreement and the other FSKR Matters on the terms and conditions set forth in this Agreement and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions. In furtherance of such obligation, FSKR shall take, in accordance with applicable Law and the FSKR Charter and the FSKR Bylaws, all actions necessary to send a notice as promptly as practicable (but in no event later than 10 Business Days) following the date on which the SEC declares the Registration Statement effective of which the Joint Proxy Statement/Prospectus forms a part, to convene the FSKR Stockholders Meeting, as promptly as practicable thereafter, to consider and vote upon the proposal to approve the Merger and this Agreement and the other FSKR Matters on the terms and conditions set forth in this Agreement as well as any other such matters. The record date for the FSKR Stockholders Meeting shall be determined in prior consultation with and subject to the prior written approval of FSK (which prior written approval shall not be unreasonably delayed, conditioned or withheld). Unless the FSKR Board has withdrawn the FSKR Board Recommendation in compliance with Section 7.8, FSKR shall use reasonable best efforts to obtain from FSKR’s stockholders the FSKR Requisite Vote, including, subject to Section 7.8, providing to FSKR’s stockholders the FSKR Board Recommendation of the approval of the FSKR Matters and including such recommendation in the Joint Proxy Statement/Prospectus and by, at the request of FSK, postponing or adjourning the FSKR Stockholders Meeting to obtain a quorum or solicit additional proxies; provided that FSKR shall not postpone or adjourn the FSKR Stockholders Meeting for any other reason without the prior written consent of FSK (which prior written consent shall not be unreasonably delayed, conditioned or withheld). Without limiting the generality of the foregoing but subject to FSKR’s right to terminate this Agreement pursuant to Section 9.1, FSKR’s obligations pursuant to this Section 7.3(b) (including its obligation to submit to its stockholders the FSKR Matters and any other matters required to be approved or adopted by its stockholders in order to carry out the Transactions) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to FSKR, its Representatives or its stockholders of any Takeover Proposal (including any FSKR Superior Proposal), or (ii) FSKR effecting a Takeover Approval or delivering a Notice of an FSKR Superior Proposal.

7.4    NYSE Listing. FSK shall use reasonable best efforts to cause the shares of FSK Common Stock to be issued as Merger Consideration under this Agreement to be approved for listing on the NYSE, subject to official notice of issuance, at or prior to the Effective Time.

7.5    D&O Indemnification.

(a)    Following the Effective Time, FSK shall, to the fullest extent permitted under applicable Law, indemnify, defend and hold harmless and advance expenses to the present and former directors and officers of FSKR or any of its Consolidated Subsidiaries (in each case, when acting in such capacity) (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against all costs or expenses (including, but not limited to, reasonable attorneys’ fees actually incurred, reasonable experts’ fees, reasonable travel expenses, court costs, transcript fees and telecommunications, postage and courier charges), judgments, fines, losses, claims, damages, penalties, amounts paid in settlement or other liabilities (collectively, “Indemnified Liabilities”) incurred in connection with any Proceeding arising out of actions or omissions occurring at or prior to the Effective Time (including the Transactions). In the event of any such Indemnified Liabilities, (i) FSK shall advance to such Indemnified Party, upon request, reimbursement of documented expenses reasonably and actually incurred to the fullest extent permitted under applicable Law provided that the Person to whom expenses are advanced, or someone on his or her behalf, provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification and complies with other applicable provisions imposed under the Investment Company Act and interpretations thereof by the SEC or its staff and (ii) FSK and the applicable Indemnified Parties shall cooperate in the defense of such matter.

(b)    Any Indemnified Party wishing to claim indemnification under Section 7.5(a), upon learning of any Proceeding described above, shall promptly notify FSK in writing; provided, that the failure to so notify shall not affect the obligations of FSK under Section 7.5(a) unless FSK is materially prejudiced as a consequence.

(c)    If FSK or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each such case, FSK shall cause proper provision to be made so that the successors and assigns of FSK shall assume the obligations set forth in this Section 7.5.

(d)    The provisions of this Section 7.5 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

7.6    No Solicitation.

(a)    Each of FSK and FSKR shall, and shall cause its respective Affiliates, Consolidated Subsidiaries, and its and each of their respective officers, directors, trustees, managers, employees, consultants, financial advisors, attorneys, accountants and other advisors, representatives and agents (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to, or that are intended to or could reasonably be expected to lead to, a Takeover Proposal, and demand the immediate return or destruction (which destruction shall be certified in writing to FSK or FSKR, as applicable) of all confidential information previously furnished to any Person (other than FSK, FSKR or their respective Affiliates or Representatives) with respect to any Takeover Proposal. Prior to the Effective Time, subject to Section 7.7 in the case of FSK and Section 7.8 in the case of FSKR, each of FSK and FSKR shall not, and shall cause its respective Affiliates, Consolidated Subsidiaries and its and their respective Representatives not to: (i) directly or indirectly solicit, initiate, induce, encourage or take any other action (including by providing information) designed to, or which could reasonably be expected to, facilitate any inquiries or the making or submission or implementation of any proposal or offer (including any proposal or offer to its stockholders) with respect to any Takeover Proposal; (ii) approve, publicly endorse or recommend or enter into any agreement, arrangement, discussions or understandings with respect to any Takeover Proposal (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) or enter into any Contract or understanding (including any letter of intent, agreement in principle, memorandum of understanding or confidentiality agreement) requiring it to abandon, terminate or fail to consummate, or that is intended to or that could reasonably be expected to result in the abandonment of, termination of or failure to consummate, the Mergers or any other Transaction; (iii) initiate or participate in any way in any negotiations or discussions regarding, or furnish or disclose to any Person (other than FSKR, FSK or their respective Affiliates or Representatives) any information with respect to, or take any other action to facilitate or in furtherance of any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal; (iv) publicly propose or publicly announce an intention to take any of the foregoing actions; or (v) grant any (x) approval pursuant to any Takeover Statute to any Person (other than FSKR, FSK or their respective Affiliates) or with respect to any transaction (other than the Transactions) or (y) waiver or release under any standstill or any similar agreement with respect to equity securities of FSK or FSKR; provided however, that notwithstanding the foregoing, each party (A) may inform Persons of the provisions contained in this Section 7.6, and (B) shall be permitted to grant a waiver of, or terminate, any “standstill” or similar obligation of any third party with respect to equity securities of FSK or FSKR in order to allow such third party to confidentially submit a Takeover Proposal.

(b)    Each of FSK and FSKR shall as promptly as reasonably practicable (and in any event within twenty-four (24) hours after receipt) (i) notify the other party in writing of any request for information or any Takeover Proposal and the terms and conditions of such request, Takeover Proposal or inquiry (including the identity of the Person (or group of Persons) making such request, Takeover Proposal or inquiry) and (ii) provide to the other party copies of any written materials received by FSK or FSKR or their respective Representatives in connection with any of the foregoing, and the identity of the Person (or group of Persons) making any such request, Takeover Proposal or inquiry or with whom any discussions or negotiations are taking place. Each of FSK and FSKR agrees that it shall keep the other party informed on a reasonably current basis of the status and the material terms and conditions (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry and keep the other party informed on a reasonably current basis of any information requested of or provided by FSK or FSKR and as to the status of all discussions or negotiations with respect to any such request, Takeover Proposal or inquiry.

7.7    FSK Takeover Proposals.

(a)    If on or after the date of this Agreement and at any time prior to the FSK Stockholders Meeting: (i) FSK receives a bona fide unsolicited Takeover Proposal (under circumstances in which FSK has complied in all material respects with the provisions of Sections 7.6(a) and (b)); (ii) the FSK Independent Directors shall have determined in good faith, after consultation with their outside legal counsel and financial advisor, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the standard of conduct applicable to the directors of FSK under applicable Law and (y) such Takeover Proposal constitutes or is reasonably likely to result in an FSK Superior Proposal; and (iii) FSK gives FSKR at least two (2) Business Days prior written notice of the identity of the Person making such Takeover Proposal, the terms and conditions of such Takeover Proposal and FSK’s intention to furnish information to, or participate in discussions or negotiations with, the Person making such Takeover Proposal then, subject to compliance with this Section 7.7(a), FSK may:

(i)    engage in negotiations or discussions with such Person who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by a Person who has made such Takeover Proposal if FSK (A) receives from such Person an executed confidentiality agreement with customary terms (including a standstill) and (B) provides FSKR a copy of all such information that has not previously been delivered to FSKR simultaneously with delivery to such Person (or such Person’s Representatives or Affiliates); and

(ii)    after fulfilling its obligations under Section 7.7(b) below, adopt, approve or recommend, or publicly propose to adopt, approve or recommend such Takeover Proposal, including entering into an agreement with respect thereto (collectively, a “Takeover Approval”).

If on or after the date of this Agreement and at any time prior to the FSK Stockholders Meeting, the majority of FSK Independent Directors shall have determined, after consultation with their outside legal counsel, that failure to do so would be reasonably likely to be a breach of the standard of conduct applicable to the directors of FSK under applicable Law as a result of an FSK Superior Proposal, FSK may (A) withdraw or qualify (or modify or amend in a manner adverse to FSKR), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to FSKR), the FSK Board Recommendation and/or (B) take any action or make any statement, filing or release, in connection with the FSK Stockholders Meeting or otherwise, inconsistent with the FSK Board Recommendation (any action described in clause (A) or (B) referred to collectively with any Takeover Approval as an “FSK Adverse Recommendation Change”).

(b)    Upon any determination that a Takeover Proposal constitutes an FSK Superior Proposal, FSK shall promptly provide (and in any event within twenty-four (24) hours of such determination) to FSKR a written notice (a “Notice of an FSK Superior Proposal”) (i) advising FSKR that the FSK Board has received an FSK Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such FSK Superior Proposal, including the amount per share or other consideration that the stockholders of FSK will receive in connection with the FSK Superior Proposal and including a copy of all written materials provided to or by FSK in connection with such FSK Superior Proposal (unless previously provided to FSKR) and (iii) identifying the Person making such FSK Superior Proposal. FSK shall cooperate and negotiate in good faith with FSKR (to the extent FSKR desires to negotiate) during the five (5) calendar day period following FSKR’s receipt of the Notice of an FSK Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such FSK Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement as would enable FSK to determine that such FSK Superior Proposal is no longer an FSK Superior Proposal and proceed with an FSK Board Recommendation without an FSK Adverse Recommendation Change. If thereafter the majority of the FSK Independent Directors determine, in their reasonable good faith judgment, after consultation with their outside legal counsel and financial advisor and after giving effect to any proposed adjustments to the terms of this Agreement that such FSK Superior Proposal remains an FSK Superior Proposal or the failure to make such FSK Adverse Recommendation Change would be reasonably likely to be a breach of the standard of conduct applicable to the directors of FSK under applicable Law, and FSK has complied in all material respects with Section 7.7(a) above, FSK may terminate this Agreement pursuant to Section 9.1(d)(iii).

(c)    Other than as permitted by Section 7.7(a) and Section 7.7(e), neither FSK nor the FSK Board shall make any FSK Adverse Recommendation Change. Notwithstanding anything herein to the contrary, no FSK Adverse Recommendation Change shall change the approval of the FSK Matters or any other approval of the FSK Board, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.

(d)    FSK shall provide FSKR with prompt written notice of any meeting of the FSK Board at which the FSK Board is reasonably expected to consider any Takeover Proposal (such written notice shall in any event be received by FSKR reasonably in advance of such meeting).

(e)    Other than in connection with a Takeover Proposal with respect to FSK, nothing in this Agreement shall prohibit or restrict the FSK Board from taking any action described in clause (A) of the definition of FSK Adverse Recommendation Change in response to an Intervening Event (an “FSK Intervening Event Recommendation Change”) if (A) prior to effecting any such FSK Intervening Event Recommendation Change, FSK promptly notifies FSKR, in writing, at least five (5) Business Days (the “FSK Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute an FSK Adverse Recommendation Change or an FSK Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) FSK shall, and shall cause its Representatives to, during the FSK Intervening Event Notice Period, negotiate with FSKR in good faith (to the extent FSKR desires to negotiate) to make such adjustments in the terms and conditions of this Agreement that would not permit the FSK Board to make an FSK Intervening Event Recommendation Change, and (C) the FSK Independent Directors determine, after consulting with outside legal counsel and their financial advisor, that the failure to effect such an FSK Intervening Event Recommendation Change, after taking into account any adjustments made by FSKR during the FSK Intervening Event Notice Period, would be reasonably likely to be a breach of the standard of conduct applicable to the directors of FSK under applicable Law.

(f)    Nothing contained in this Agreement shall be deemed to prohibit FSK from (i) complying with its disclosure obligations under applicable U.S. federal or state Law with regard to any Takeover Proposal or (ii) making any disclosure to FSK’s stockholders if, after consultation with its outside legal counsel, FSK determines that such disclosure would be required under applicable Law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an FSK Adverse Recommendation Change unless the FSK Board expressly publicly reaffirms the FSK Board Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by FSKR.

7.8    FSKR Takeover Proposals.

(a)    If on or after the date of this Agreement and at any time prior to the FSKR Stockholders Meeting: (i) FSKR receives a bona fide unsolicited Takeover Proposal (under circumstances in which FSKR has complied in all material respects with the provisions of Sections 7.6(a) and (b)); (ii) the FSKR Independent Directors shall have determined in good faith, after consultation with their outside legal counsel and financial advisor, that (x) failure to consider such Takeover Proposal would be reasonably likely to be a breach of the standard of conduct applicable to the directors of FSKR under applicable Law and (y) such Takeover Proposal constitutes or is reasonably likely to result in an FSKR Superior Proposal; and (iii) FSKR gives FSK at least two (2) Business Days prior written notice of the identity of the Person making such Takeover Proposal, the terms and conditions of such Takeover Proposal and FSKR’s intention to furnish information to, or participate in discussions or negotiations with, the Person making such Takeover Proposal then, subject to compliance with this Section 7.8(a), FSKR may:

(i)    engage in negotiations or discussions with such Person who has made the unsolicited bona fide Takeover Proposal and provide information in response to a request therefor by a Person who has made such Takeover Proposal if FSKR (A) receives from such Person an executed confidentiality agreement with customary terms (including a standstill) and (B) provides FSK a copy of all such information that has not previously been delivered to FSK simultaneously with delivery to such Person (or such Person’s Representatives or Affiliates); and

(ii)    after fulfilling its obligations under Section 7.8(b) below, effect a Takeover Approval.

If on or after the date of this Agreement and at any time prior to the FSKR Stockholders Meeting, the majority of the FSKR Independent Directors shall have determined, after consultation with their outside legal counsel, that failure to do so would be reasonably likely to be a breach of the standard of conduct applicable to the directors of FSKR under applicable Law as a result of an FSKR Superior Proposal, FSKR may (A) withdraw or qualify (or modify or amend in a manner adverse to FSK), or publicly propose to withdraw or qualify (or modify or amend in a manner adverse to FSK), the FSKR Board Recommendation and/or (B) take any action or make any statement, filing or release, in connection with the FSKR Stockholders Meeting or otherwise, inconsistent with the FSKR Board Recommendation (any action described in clause (A) or (B) referred to collectively with any Takeover Approval as an “FSKR Adverse Recommendation Change”).

(b)    Upon any determination that a Takeover Proposal constitutes an FSKR Superior Proposal, FSKR shall promptly provide (and in any event within twenty-four (24) hours of such determination) to FSK a written notice (a “Notice of an FSKR Superior Proposal”) (i) advising FSK that the FSKR Board has received an FSKR Superior Proposal, (ii) specifying in reasonable detail the material terms and conditions of such FSKR Superior Proposal, including the amount per share or other consideration that the stockholders of FSKR will receive in connection with the FSKR Superior Proposal and including a copy of all written materials provided to or by FSKR in connection with such FSKR Superior Proposal (unless previously provided to FSK) and (iii) identifying the Person making such FSKR Superior Proposal. FSKR shall cooperate and negotiate in good faith with FSK (to the extent FSK desires to negotiate) during the five (5) calendar day period following FSK’s receipt of the Notice of an FSKR Superior Proposal (it being understood that any amendment to the financial terms or any other material term of such FSKR Superior Proposal shall require a new notice and a new two (2) calendar day period) to make such adjustments in the terms and conditions of this Agreement as would enable FSKR to determine that such FSKR Superior Proposal is no longer an FSKR Superior Proposal and proceed with an FSKR Board Recommendation without an FSKR Adverse Recommendation Change. If thereafter the majority of the FSKR Independent Directors determine, in their reasonable good faith judgment, after consultation with their outside legal counsel and financial advisor and after giving effect to any proposed adjustments to the terms of this Agreement that such FSKR Superior Proposal remains an FSKR Superior Proposal or the failure to make such FSKR Adverse Recommendation Change would be reasonably likely to be a breach of the standard of conduct applicable to the directors of FSKR under applicable Law, and FSKR has complied in all material respects with Section 7.8(a) above, FSKR may terminate this Agreement pursuant to Section 9.1(c)(iii).

(c)    Other than as permitted by Section 7.8(a) or 7.8(e), neither FSKR nor the FSKR Board shall make any FSKR Adverse Recommendation Change. Notwithstanding anything herein to the contrary, no FSKR Adverse Recommendation Change shall change the approval of the FSKR Matters or any other approval of the FSKR Board, including in any respect that would have the effect of causing any Takeover Statute or other similar statute to be applicable to the Transactions.

(d)    FSKR shall provide FSK with prompt written notice of any meeting of the FSKR Board at which the FSKR Board is reasonably expected to consider any Takeover Proposal (such written notice shall in any event be received by FSK reasonably in advance of such meeting).

(e)    Other than in connection with a Takeover Proposal with respect to FSKR, nothing in this Agreement shall prohibit or restrict the FSKR Board from taking any action described in clause (A) of the definition of FSKR Adverse Recommendation Change in response to an Intervening Event (an “FSKR Intervening Event Recommendation Change”) if (A) prior to effecting any such FSKR Intervening Event Recommendation Change, FSKR promptly notifies FSK, in writing, at least five (5) Business Days (the “FSKR Intervening Event Notice Period”) before taking such action of its intent to consider such action (which notice shall not, by itself, constitute an FSKR Adverse Recommendation Change or an FSKR Intervening Event Recommendation Change), and which notice shall include a reasonably detailed description of the underlying facts giving rise to, and the reasons for taking, such action, (B) FSKR shall, and shall cause its Representatives to, during the FSKR Intervening Event Notice Period, negotiate with FSK in good faith (to the extent FSK desires to negotiate) to make such adjustments in the terms and conditions of this Agreement that would not permit the FSKR Board to make an FSKR Intervening Event Recommendation Change, and (C) the FSKR Independent Directors determine, after consulting with outside legal counsel and their financial advisor, that the failure to effect such an FSKR Intervening Event Recommendation Change after taking into account any adjustments made by FSK during the FSKR Intervening Event Notice Period, would be reasonably likely to be a breach of the standard of conduct applicable to the directors of FSKR under applicable Law.

(f)    Nothing contained in this Agreement shall be deemed to prohibit FSKR from (i) complying with its disclosure obligations under applicable U.S. federal or state Law with regard to any Takeover Proposal or (ii) making any disclosure to FSKR’s stockholders if, after consultation with its outside legal counsel, FSKR determines that such disclosure would be required under applicable Law; provided, however, that any such disclosures (other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) under the Exchange Act) shall be deemed to be an FSKR Adverse Recommendation Change unless the FSKR Board expressly publicly reaffirms the FSKR Board Recommendation (i) in such communication or (ii) within three (3) Business Days after being requested in writing to do so by FSK.

7.9    Access to Information.

(a)    Upon reasonable notice, except as may otherwise be restricted by applicable Law, each of FSK and FSKR shall, and shall cause each of its Consolidated Subsidiaries to, afford to the directors, officers, accountants, counsel, advisors and other Representatives of the other party, reasonable access, during normal business hours during the period prior to the Effective Time, to its properties, books, Contracts, and records and, during such period, such party shall, and shall cause its Consolidated Subsidiaries to, make available (including via EDGAR) to the other party all other information concerning its business and properties as the other party may reasonably request; provided that the foregoing shall not require FSK or FSKR, as applicable, to afford access to or to disclose any information that in such party’s reasonable judgment would violate any confidentiality obligations to which such party is subject to if after using its reasonable best efforts with respect thereto, it was unable to obtain any required consent to provide such access or make such disclosure; provided, further, that either FSK or FSKR may restrict access to the extent required by any applicable Law or as may be necessary to preserve attorney-client privilege under any circumstances in which such privilege may be jeopardized by such disclosure or access. Notwithstanding the foregoing, such access to physical locations may be limited to the extent FSKR or FSK, as applicable, reasonably determines, in light of the coronavirus (COVID-19) pandemic (taking into account any “shelter-in-place” or similar order issued by a Governmental Entity), that such access to physical locations would jeopardize the health and safety of its employees; provided, however, that FSKR or FSK, as applicable, shall use its reasonable best efforts to allow for such access or as much of such access as is possible in a manner that does not jeopardize the health and safety of such employees.

(b)    No investigation by a party hereto or its representatives shall affect or be deemed to modify the representations and warranties of the other parties set forth in this Agreement.

7.10    Publicity. The initial press release with respect to the Transactions shall be a joint press release reasonably acceptable to each of FSKR, FSK and the Joint Advisor. Thereafter, so long as this Agreement is in effect, FSKR, FSK and the Joint Advisor each shall consult with the others before issuing or causing the publication of any press release or other public announcement with respect to this Agreement, the Mergers, or the Transactions, except as may be required by applicable Law or the rules and regulations of the NYSE and, to the extent practicable, before such press release or disclosure is issued or made, FSKR, FSK or the Joint Advisor, as applicable, shall have used commercially reasonable efforts to advise the other parties of, and consult with the other parties regarding, the text of such disclosure; provided, that each of FSKR, FSK or the Joint Advisor may make any public statement in response to specific questions by analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made in compliance with this Section  7.10.

7.11    Takeover Statutes and Provisions. Neither FSKR nor FSK will take any action that would cause the Transactions to be subject to requirements imposed by any Takeover Statutes. Each of FSKR and FSK shall take all necessary steps within its control to exempt (or ensure the continued exemption of) those Transactions from, or if necessary challenge the validity or applicability of, any applicable Takeover Statute, as now or hereafter in effect.

7.12    Tax Matters.

(a)    Tax Representation Letters. Prior to the Effective Time (or at such other times as requested by counsel), each of FSKR and FSK shall execute and deliver to Dechert LLP tax representation letters (which will be used in connection with the tax opinions contemplated by Sections 8.2(e) and 8.3(d)) in customary form and substance as required by Dechert LLP.

(b)    RIC Status. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, (i) FSK shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of FSKR take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause FSK to fail to qualify as a RIC, and (ii) FSKR shall not, and shall not permit any of its Consolidated Subsidiaries to, directly or indirectly, without the prior written consent of FSK, take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to cause FSKR to fail to qualify as a RIC.

(c)    Tax Treatment of Mergers. Unless otherwise required by applicable Law or administrative action, (i) each of FSK, FSKR and Merger Sub shall use its reasonable best efforts to cause the Mergers to qualify as a reorganization governed by Section 368(a) of the Code, including by not taking any action that such party knows is reasonably likely to prevent such qualification; and (ii) each of FSK, FSKR and Merger Sub shall report the Mergers for U.S. federal income Tax purposes as a reorganization governed by Section 368(a) of the Code.

(d)    Tax Opinions. FSK shall use its best efforts to obtain the tax opinion described in Section 8.2(e) and FSKR shall use its best efforts to obtain the tax opinion described in Section 8.3(d).

(e)    Tax Dividends. Prior to the Effective Time, FSKR shall have declared a Tax Dividend with respect to all taxable years ending prior to or with the Effective Time, which Tax Dividend shall either have been paid by FSKR prior to the Effective Time or shall be paid by FSK to the former shareholders of FSKR and shall reduce the Closing FSKR Net Asset Value.

7.13    Stockholder Litigation. The parties to this Agreement shall reasonably cooperate and consult with one another in connection with the defense and settlement of any Proceeding by FSK’s stockholders or FSKR’s stockholders against any of them or any of their respective directors, officers or Affiliates with respect to this Agreement or the Transactions. Each of FSK and FSKR (i) shall keep the other party reasonably informed of any material developments in connection with any such Proceeding brought by its stockholders and (ii) shall not settle any such Proceeding without the prior written consent of the other party (such consent not to be unreasonably delayed, conditioned or withheld).

7.14    Section 16 Matters. Prior to the Effective Time, each of the FSK Board and the FSKR Board shall take all such steps as may be required to cause any dispositions of FSKR Common Stock (including derivative securities with respect to FSKR Common Stock) or acquisitions of FSK Common Stock (including derivative securities with respect to FSK Common Stock) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to FSK or will become subject to such reporting requirements with respect to FSKR, in each case, to be exempt pursuant to Rule 16b-3.

7.15    No Other Representations or Warranties. The parties hereto acknowledge and agree that, except for the representations and warranties of FSKR in Article III, representations and warranties of FSK in Article IV and the representations and warranties of the Joint Advisor in Article V, none of the Joint Advisor, FSK, FSKR or any of FSK’s or FSKR’s respective Consolidated Subsidiaries or any other Person acting on behalf of the foregoing makes any representation or warranty, express or implied. Except for the representations and warranties of FSKR in Article III, FSK in Article IV and the Joint Advisor in Article V, all other warranties, express or implied, statutory or otherwise, of any nature, including with respect to any express or implied representation or warranty as to the merchantability, quality, quantity, suitability or fitness for any particular purpose of the business or the assets of FSKR, FSK and the Joint Advisor are hereby expressly disclaimed by FSKR, FSK and the Joint Advisor, as applicable.

7.16    Merger of Surviving Company. Immediately after the occurrence of the Effective Time and in accordance with the MGCL, the Surviving Company and FSK shall consummate the Second Merger.

7.17    Coordination of Dividends. FSKR and FSK shall coordinate with each other in designating the record and payment dates for any quarterly dividends or distributions to its stockholders declared in accordance with this Agreement in any calendar quarter in which the Closing Date might reasonably be expected to occur, and neither FSKR nor FSK shall authorize or declare any dividend or distribution to its stockholders after the Determination Date at any time on or before the Closing Date; provided, however, that the foregoing shall not prohibit FSKR or FSK from authorizing, declaring or paying any dividend or distribution to its stockholders solely payable in cash in accordance with this Agreement to the extent such dividend or distribution is taken into account in determining the Closing FSKR Net Asset Value and/or the Closing FSK Net Asset Value, as applicable, including a Tax Dividend.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1    Conditions to Each Party’s Obligations to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction or, other than with respect to Section 8.1(a), which shall not be waived by any party hereto, waiver, at or prior to the Effective Time, of the following conditions:

(a)    Stockholder Approvals. (i) The FSK Requisite Vote shall have been obtained, and (ii) the FSKR Requisite Vote shall have been obtained.

(b)    NYSE Listing. The shares of FSK Common Stock to be issued under this Agreement in connection with the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

(c)    Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no Proceedings for that purpose shall have been initiated by the SEC. Any necessary state securities or “blue sky” authorizations shall have been received.

(d)    No Injunctions or Restraints; Illegality. No Order issued by any court or agency of competent jurisdiction or other Law preventing, enjoining, restraining or making illegal the consummation of the Mergers or any of the other Transactions shall be in effect.

(e)    Regulatory and Other Approvals. All Regulatory Approvals required by applicable Law to consummate the Transactions, including the Mergers, shall have been obtained and shall remain in full force and effect and all statutory waiting periods required by applicable Law in respect thereof shall have expired (including expiration of the applicable waiting period under the HSR Act).

(f)    No Litigation. There shall be no Proceeding by any Governmental Entity of competent jurisdiction pending that challenges the Mergers or any of the other Transactions or that otherwise seeks to prevent, enjoin, restrain or make illegal the consummation of the Mergers or any of the other Transactions.

(g)    Net Asset Value Determinations. The determination of both the Closing FSK Net Asset Value and the Closing FSKR Net Asset Value shall have been completed in accordance with Section 2.6.

(h)    Representations and Warranties of Joint Advisor. The representations and warranties of the Joint Advisor set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.1(h) shall be deemed to have been satisfied even if any such representations and warranties of the Joint Advisor are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of the Joint Advisor to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to FSKR or FSK. FSKR and FSK shall have received a certificate signed on behalf of the Joint Advisor by an authorized officer of the Joint Advisor to the effect that the conditions set forth in this Section 8.1(h) have been satisfied.

8.2    Conditions to Obligations of FSK and Merger Sub to Effect the Merger. The obligations of FSK and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by FSK, at or prior to the Effective Time, of the following conditions:

(a)    Representations and Warranties of FSKR. (i) The representations and warranties of FSKR set forth in Section 3.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of FSKR set forth in Section 3.8(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of FSKR set forth in Sections 3.3(a), 3.3(b)(i), 3.7, 3.20 and 3.21 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iv) the representations and warranties of FSKR set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.2(a)(iv) shall be deemed to have been satisfied even if any such representations and warranties of FSKR are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of FSKR to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to FSKR. FSK shall have received a certificate signed on behalf of FSKR by the Chief Executive Officer or the Chief Financial Officer of FSKR to the effect that the conditions set forth in this Section 8.2(a) have been satisfied.

(b)    Performance of Obligations of FSKR. FSKR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time. FSK shall have received a certificate signed on behalf of FSKR by the Chief Executive Officer or the Chief Financial Officer of FSKR to such effect.

(c)    Absence of FSKR Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of FSKR.

(d)    FIRPTA Certificate. FSKR shall have delivered within 30 days prior to the Closing Date a duly executed certificate stating that FSKR is not and has not been within five years of the date of the certificate a “United States real property holding corporation” within the meaning of Section 897 of the Code in accordance with Treasury Regulations promulgated under Sections 897 and 1445 of the Code.

(e)    Federal Tax Opinion. FSK shall have received the opinion of its counsel, Dechert LLP, in form and substance previously provided to FSK, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of FSKR and FSK delivered pursuant to Section 7.12(a).

8.3    Conditions to Obligations of FSKR to Effect the Merger. The obligation of FSKR to effect the Merger is also subject to the satisfaction or waiver by FSKR, at or prior to the Effective Time, of the following conditions:

(a)    Representations and Warranties of FSK and Merger Sub. (i) The representations and warranties of FSK set forth in Section 4.2(a) shall be true and correct in all respects (other than de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (ii) the representations and warranties of FSK and Merger Sub set forth in Section 4.8(ii) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); (iii) the representations and warranties of FSK and Merger Sub set forth in Sections 4.3(a), 4.3(b)(i), 4.7 and 4.20 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (iv) the representations and warranties of FSK and Merger Sub set forth in this Agreement (other than those set forth in the foregoing clauses (i), (ii) and (iii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 8.3(a)(iv) shall be deemed to have been satisfied even if any such representations and warranties of FSK and Merger Sub are not so true and correct, without regard to any Material Adverse Effect or other materiality qualification to such representations and warranties, unless the failure of such representations and warranties of FSK and Merger Sub to be so true and correct, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect with respect to FSK. FSKR shall have received a certificate signed on behalf of FSK by the Chief Executive Officer or the Chief Financial Officer of FSK and Merger Sub to the effect that the conditions set forth in this Section 8.3(a) have been satisfied.

(b)    Performance of Obligations of FSK and Merger Sub. Each of FSK and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time. FSKR shall have received a certificate signed on behalf of FSK and Merger Sub by the Chief Executive Officer or the Chief Financial Officer of FSK to such effect.

(c)    Absence of FSK Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any condition, change or event that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect in respect of FSK.

(d)    Federal Tax Opinion. FSKR shall have received the opinion of its counsel, Dechert LLP, in form and substance previously provided to FSKR, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Closing Date, the Mergers will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of FSKR and FSK delivered pursuant to Section 7.12(a).

8.4    Frustration of Closing Conditions. None of FSKR, Merger Sub or FSK may rely on the failure of any condition set forth in this Article VIII to be satisfied to excuse performance by such party of its obligations under this Agreement if such failure was caused by such party’s failure to act in good faith or to use its commercially reasonable efforts to consummate the Merger and the Transactions.

ARTICLE IX

TERMINATION AND AMENDMENT

9.1    Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the FSK Requisite Vote has been obtained or the FSKR Requisite Vote has been obtained:

(a)    by mutual consent of FSK and FSKR in a written instrument authorized by each of the FSK Board (on the recommendation of the FSK Independent Directors) and the FSKR Board (on the recommendation of the FSKR Independent Directors);

(b)    by either FSK or FSKR, if:

(i)    any Governmental Entity that must grant a Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable Order, or promulgated any other Law permanently enjoining or otherwise prohibiting or making illegal the consummation of the Transactions;

(ii)    the Merger shall not have been consummated on or before November 23, 2021 (the “Termination Date”); provided that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose failure to fulfill in any material respect any of its obligations under this Agreement has been the cause of, or resulted in, the event giving rise to the failure to close prior to the Termination Date;

(iii)    the stockholders of FSK shall have failed to approve any of the FSK Matters by the FSK Requisite Vote at a duly held meeting of FSK’s stockholders or at any adjournment or postponement thereof at which the applicable FSK Matters have been voted upon; or

(iv)    the stockholders of FSKR shall have failed to approve any of the FSKR Matters by the FSKR Requisite Vote at a duly held meeting of FSKR’s stockholders or at any adjournment or postponement thereof at which the applicable FSKR Matters have been voted upon;

provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that has been the principal cause of or resulted in the failure to consummate the Transactions;

(c)    by FSKR, if:

(i)    there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of FSK or Merger Sub, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.1(h) with respect to FSKR or Section 8.3(a) or 8.3(b), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by FSKR to FSK (provided that FSKR is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.1, 8.2(a) or 8.2(b) not to be satisfied);

(ii)    prior to obtaining the FSK Requisite Vote (A) an FSK Adverse Recommendation Change and/or Takeover Approval shall have occurred, (B) FSK shall have failed to include in the Joint Proxy Statement/Prospectus the FSK Board Recommendation, (C) a Takeover Proposal is publicly announced and FSK fails to issue, within 10 Business Days after such Takeover Proposal is announced, a press release that reaffirms the FSK Board Recommendation or (D) a tender or exchange offer relating to any shares of FSK Common Stock shall have been commenced by a third party and FSK shall not have sent to its stockholders, within 10 Business Days after the commencement of such tender or exchange offer, a statement disclosing that the FSK Board recommends rejection of such tender or exchange offer;

(iii)    FSK breaches, in any material respect, its obligations under Section 7.6 or Section 7.8;

(iv)    at any time prior to obtaining the FSKR Requisite Vote, (A) FSKR is not in material breach of any of the terms of this Agreement, and (B) the FSKR Board, upon the recommendation of the FSKR Independent Directors, authorizes FSKR, subject to complying with the terms of this Agreement (including Section 7.7(b)), to enter into, and FSKR enters into, a definitive Contract with respect to an FSKR Superior Proposal and (C) the third party that made such FSKR Superior Proposal, prior to such termination, pays to FSK in immediately available funds any fees required to be paid pursuant to Section 9.2(a); or

(v)    a Material Adverse Effect occurs in respect of FSK.

(d)    by FSK, if:

(i)    there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of FSKR, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.1(h) with respect to FSK or Section 8.2(a) or 8.2(b), and such breach is not curable prior to the Termination Date or if curable prior to the Termination Date, has not been cured within 30 days after the giving of notice thereof by FSK to FSKR (provided that FSK is not then in material breach of this Agreement so as to cause any of the conditions set forth in Section 8.1, 8.3(a) or 8.3(b) not to be satisfied);

(ii)    prior to obtaining the FSKR Requisite Vote (A) an FSKR Adverse Recommendation Change and/or Takeover Approval shall have occurred, (B) FSKR shall have failed to include in the Joint Proxy

Statement/Prospectus the FSKR Board Recommendation, (C) a Takeover Proposal is publicly announced and FSKR fails to issue, within 10 Business Days after such Takeover Proposal is announced, a press release that reaffirms the FSKR Board Recommendation or (D) a tender or exchange offer relating to any shares of FSKR Common Stock shall have been commenced by a third party and FSKR shall not have sent to its stockholders, within 10 Business Days after the commencement of such tender or exchange offer, a statement disclosing that the FSKR Board recommends rejection of such tender or exchange offer;

(iii)    FSKR breaches, in any material respect, its obligations under Section 7.6 or Section 7.7; or

(iv)    at any time prior to obtaining the FSK Requisite Vote, (A) FSK is not in material breach of any of the terms of this Agreement, and (B) the FSK Board, upon the recommendation of the FSK Independent Directors, authorizes FSK, subject to complying with the terms of this Agreement (including Section 7.8(b)), to enter into, and FSK enters into, a definitive Contract with respect to an FSK Superior Proposal and (C) the third party that made such FSK Superior Proposal, prior to such termination, pays to FSKR in immediately available funds any fees required to be paid pursuant to Section 9.2(b).

(v)    a Material Adverse Effect occurs in respect of FSKR.

The party desiring to terminate this Agreement pursuant to Section 9.1 shall give written notice of such termination to the other party in accordance with Section 11.2, specifying the provision or provisions hereof pursuant to which such termination is effected.

9.2    Termination Fee.

(a)    If this Agreement shall be terminated:

(i)    by FSKR pursuant to Section 9.1(c)(iv), then, prior to, and as a condition to such termination, FSKR shall cause the third party that made the applicable FSKR Superior Proposal (or its designee) to pay FSK, subject to applicable Law, an amount equal to $126,210,000 (the “FSKR Termination Fee”) as liquidated damages and full compensation hereunder; or

(ii)    (A) by (x) FSK or FSKR pursuant to Section 9.1(b)(ii) or Section 9.1(b)(iv) or (y) FSK pursuant to Section 9.1(d)(i) (solely to the extent that FSKR has committed a willful or intentional breach), (B) a Takeover Proposal has been publicly disclosed after the date of this Agreement and, prior to the date of such termination, has not been withdrawn (1) with respect to any termination pursuant to Section 9.1(b)(ii) or Section 9.1(d)(i), prior to the date of such termination and (2) with respect to any termination pursuant to Section 9.1(b)(iv), prior to the time of the duly held FSKR Stockholders Meeting, and (C) FSKR enters into a definitive Contract with respect to such Takeover Proposal within twelve (12) months after such termination, and such Takeover Proposal is subsequently consummated (regardless of whether such consummation happens prior to or following such twelve (12)-month period), then, within two (2) Business Days after the date that such Takeover Proposal is consummated, FSKR shall cause the third party that made such Takeover Proposal (or its designee) to pay FSK, subject to applicable Law, the FSKR Termination Fee as liquidated damages and full compensation hereunder; provided, that for purposes of this Section 9.2(a)(ii), the term “Takeover Proposal” will have the meaning assigned to such term in Article X, except that references to “25%” will be deemed to be references to “50%.”

The FSKR Termination Fee shall be paid by wire transfer of immediately available funds to an account designated in writing to FSKR by FSK if FSK shall have furnished to FSKR wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check. In the event that the FSKR Termination Fee becomes payable and is paid pursuant to this Section 9.2(a), the FSKR Termination Fee shall be FSK’s and Merger Sub’s sole and exclusive remedy for monetary damages under this Agreement.

(b)    If this Agreement shall be terminated:

(i)    by FSK pursuant to Section 9.1(d)(iv), then, prior to, and as a condition to such termination, FSK shall cause the third party that made the applicable FSK Superior Proposal (or its designee) to pay

FSKR, subject to applicable Law, an amount equal to $90,810,000 (the “FSK Termination Fee”) as liquidated damages and full compensation hereunder; or

(ii)    (A) by (x) FSK or FSKR pursuant to Section 9.1(b)(ii) or Section 9.1(b)(iii) or (y) FSKR pursuant to Section 9.1(c)(i) (solely to the extent that FSK has committed a willful or intentional breach), (B) a Takeover Proposal has been publicly disclosed after the date of this Agreement and, prior to the date of such termination, has not been withdrawn (1) with respect to any termination pursuant to Section 9.1(b)(ii) or Section 9.1(c)(i), prior to the date of such termination and (2) with respect to any termination pursuant to Section 9.1(b)(iii), prior to the time of the duly held FSK Stockholders Meeting, and (C) FSK enters into a definitive Contract with respect to such Takeover Proposal within twelve (12) months after such termination, and such Takeover Proposal is subsequently consummated (regardless of whether such consummation happens prior to or following such twelve (12)-month period), then, within two (2) Business Days after the date that such Takeover Proposal is consummated, FSK shall cause the third party that made such Takeover Proposal (or its designee) to pay FSKR, subject to applicable Law, the FSK Termination Fee as liquidated damages and full compensation hereunder; provided, that for purposes of this Section 9.2(b)(ii), the term “Takeover Proposal” will have the meaning assigned to such term in Article X, except that references to “25%” will be deemed to be references to “50%.”

The FSK Termination Fee shall be paid by wire transfer of immediately available funds to an account designated in writing to FSK by FSKR if FSKR shall have furnished to FSK wire payment instructions prior to the date of payment or, otherwise, by certified or official bank check. In the event that the FSK Termination Fee becomes payable and is paid pursuant to this Section 9.2(b), the FSK Termination Fee shall be FSKR’s sole and exclusive remedy for monetary damages under this Agreement.

(c)    The parties acknowledge that the agreements contained in this Section 9.2 are an integral part of the Transactions, that without these agreements each party would not have entered into this Agreement, and that any amounts payable pursuant to this Section 9.2 do not constitute a penalty. If FSK fails to pay any amounts due to FSKR pursuant to this Section 9.2 within the time periods specified in this Section 9.2 or FSKR fails to pay FSK any amounts due to FSK pursuant to this Section 9.2 within the time periods specified in this Section 9.2, FSK or FSKR, as applicable, shall pay reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) incurred by FSKR or FSK, as applicable, in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on such unpaid amounts from the date payment of such amounts was due at the prime lending rate in effect on the date payment was due as published in The Wall Street Journal (or any successor publication thereto), calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

9.3    Effect of Termination. In the event of termination of this Agreement by either FSK or FSKR as provided in Section 9.1, this Agreement shall forthwith become void and have no effect, and none of FSKR, Merger Sub, FSK, any of their respective Affiliates or Consolidated Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the Transactions, except that Section 7.9(b), Article IX and Article XI (including, in each case, any applicable definitions) shall survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party from any liabilities for damages incurred or suffered by another party arising out of the willful or intentional breach by such party of any provision of this Agreement or a failure or refusal by such party to consummate this Agreement and the Transactions when such party was obligated to do so in accordance with the terms hereof.

9.4    Fees and Expenses. Subject to Section 9.2, except with respect to (i) costs and expenses of printing and mailing the Registration Statement and all filing and other fees paid to the SEC in connection with the Mergers, and (ii) all filing and other fees in connection with any filing under the HSR Act, which, in each case, shall be borne equally by FSKR and FSK, all fees and expenses incurred in connection with the Mergers, this Agreement and the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Mergers are consummated.

9.5    Amendment. This Agreement may be amended by the parties, by action taken or authorized by their respective boards of directors, at any time before or after the FSKR Requisite Vote has been obtained or the FSK Requisite Vote has been obtained; provided, however, that after the FSKR Requisite Vote has been obtained or the FSK Requisite Vote has been obtained, as applicable, there may not be, without further approval of the applicable party’s stockholders, any amendment of this Agreement that requires such further approval under applicable Law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

9.6    Extension; Waiver. At any time prior to the Effective Time, each party, by action taken or authorized by the FSK Board (upon the recommendation of the FSK Independent Directors) or the FSKR Board (upon the recommendation of the FSKR Independent Directors), as applicable, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or (c) waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

ARTICLE X

CERTAIN DEFINITIONS

“Affiliate” of a Person means any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the first Person (it being understood that no portfolio company in which any Person has, directly or indirectly, made a debt or equity investment that is, would or should be reflected in the schedule of investments included in the quarterly or annual reports of such Person that are filed with the SEC shall be an Affiliate of such Person). The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” has a meaning correlative thereto.

“Business Day” means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of Philadelphia or New York.

“Consolidated Subsidiary”, when used with respect to any Person, means any corporation, partnership, limited liability company or other Person, whether incorporated or unincorporated, that is consolidated with such Person for financial reporting purposes under GAAP.

“Contract” means any agreement, contract, lease, mortgage, evidence of indebtedness, indenture, license or instrument, whether oral or written, and shall include each amendment, supplement and modification to the foregoing, to which a Person or any of its Consolidated Subsidiaries is a party or by which any of them may be bound.

“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System.

“Environmental Laws” means applicable Laws regulating, relating to or imposing liability or standards of conduct concerning the use, storage, handling, disposal or release of any Hazardous Substance, as in effect on the date of this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

“Exchange Ratio” means the quotient (rounded to four decimal places) of (i) the FSKR Per Share NAV divided by (ii) the FSK Per Share NAV.

“FSKR Administration Agreement” means the administration agreement between FSKR and the Joint Advisor in effect as of the date of this Agreement.

“FSKR Advisory Agreement” means the investment advisory agreement between FSKR and the Joint Advisor in effect as of the date of this Agreement.

“FSK Per Share NAV” means the quotient of (i) the Closing FSK Net Asset Value divided by (ii) the number of shares of FSK Common Stock issued and outstanding as of the Determination Date.

“FSKR Per Share NAV” means the quotient of (i) the Closing FSKR Net Asset Value divided by (ii) the number of shares of FSKR Common Stock issued and outstanding as of the Determination Date.

“FSK Requisite Vote” means, collectively, (i) the affirmative vote of a majority of the outstanding shares of FSK Common Stock entitled to vote to approve the Merger, (ii) the affirmative vote of a majority of the outstanding shares of FSK Common Stock held by the Unaffiliated FSK Stockholders entitled to vote to approve the Merger (in the case of clauses (i) and (ii), at a duly called and held meeting of the FSK stockholders), and (iii) the affirmative vote of a majority of the votes cast by the holders of outstanding shares of FSK Common Stock to approve the FSK Stock Issuance at a duly called and held meeting of the FSK stockholders at which a quorum is present and (iv) the affirmative vote to approve the New Investment Advisory Agreement at a duly called and held meeting of the FSK stockholders of the lesser of (A) 67% or more of the outstanding shares of FSK Common Stock present at such meeting, if the holders of more than 50% of the outstanding shares of FSK Common Stock are present or represented by proxy or (B) more than 50% of the outstanding shares of FSK Common Stock.

“FSKR Requisite Vote” means, collectively, (i) the affirmative vote of a majority of the outstanding shares of FSKR Common Stock entitled to vote to approve the Merger and (ii) the affirmative vote of a majority of the outstanding shares of FSKR Common Stock held by the Unaffiliated FSKR Stockholders entitled to vote to approve the Merger, in each case at a duly called and held meeting of the FSKR stockholders.

“FSK Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, FSK or any of its Consolidated Subsidiaries or by any of their respective Affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of FSK or more than 75% of the assets of FSK on a consolidated basis (a) on terms which the FSK Board determines in good faith to be superior for the Unaffiliated FSK Stockholders (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect to any alternative proposed by FSKR in accordance with Section 7.7), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by the FSK Board (including a majority of the Independent Directors of FSK) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

“FSKR Superior Proposal” means a bona fide written Takeover Proposal that was not knowingly solicited by, or the result of any knowing solicitation by, FSKR or any of its Consolidated Subsidiaries or by any of their respective Affiliates or Representatives in violation of this Agreement, made by a third party that would result in such third party becoming the beneficial owner, directly or indirectly, of more than 75% of the total voting power of FSKR or more than 75% of the assets of FSKR on a consolidated basis (a) on terms which the FSKR Board (upon the recommendation of the FSKR Independent Directors) determines in good faith to be superior for the

Unaffiliated FSKR Stockholders (in their capacity as stockholders), taken as a group, from a financial point of view as compared to the Merger (after giving effect to any alternative proposed by FSK in accordance with Section 7.8), (b) that is reasonably likely to be consummated (taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal, including any conditions, and the identity of the offeror) in a timely manner and in accordance with its terms and (c) in respect of which any required financing has been determined in good faith by FSKR Board (upon the recommendation of the FSKR Independent Directors) to be reasonably likely to be obtained, as evidenced by a written commitment of a reputable financing source.

“Governmental Entity” means any federal, state, local, or foreign government or other governmental body, any agency, commission or authority thereof, any regulatory or administrative authority, any quasi-governmental body, any self-regulatory agency, any court, tribunal, or judicial body, or any political subdivision, department or branch of any of the foregoing.

“Hazardous Substance” means any substance to the extent presently listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law.

“Indebtedness” shall mean (a) any indebtedness or other obligation for borrowed money, (b) any indebtedness evidenced by a note, bond, debenture or similar instrument, (c) any liabilities or obligations with respect to interest rate swaps, collars, caps and similar hedging obligations, (d) any capitalized lease obligations, (e) any direct or contingent obligations under letters of credit, bankers’ acceptances, bank guarantees, surety bonds and similar instruments, each to the extent drawn upon and unpaid, (f) any obligation to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) and (g) guarantees in respect of clauses (a) through (f), in each case excluding obligations to fund commitments to portfolio companies entered into the in the ordinary course of business.

“Independent Director” means, with respect to FSKR or FSK, each director who is not an “interested person” of FSKR or FSK, as the case may be, as defined in the Investment Company Act.

“Intervening Event” means with respect to any party any event, change or development first occurring or arising after the date hereof that is material to, as applicable, FSKR and its Consolidated Subsidiaries, taken as a whole, or FSK and its Consolidated Subsidiaries, taken as whole, that was not known to, or reasonably foreseeable by, any member of the party’s board of directors, as of or prior to the date hereof and did not result from or arise out of the announcement or pendency of, or any actions required to be taken by such party (or to be refrained from being taken by such party) pursuant to, this Agreement; provided, however, that in no event shall the following events, circumstances, or changes in circumstances constitute an Intervening Event: (a) the receipt, existence, or terms of a Takeover Proposal or any matter relating thereto or consequence thereof or any inquiry, proposal, offer, or transaction from any third party relating to or in connection with a transaction of the nature described in the definition of “Takeover Proposal” (which, for the purposes of the Intervening Event definition, shall be read without reference to the percentage thresholds set forth in the definition thereof); (b) any change in the price, or change in trading volume, of the FSK Common Stock (provided, however, that this clause (b) shall not apply to the underlying causes giving rise to or contributing to such change or prevent any of such underlying causes from being taken into account in determining whether an Intervening Event has occurred unless such underlying causes are otherwise excluded from the definition of Intervening Event); or (c) any changes in general economic or political conditions, except to the extent that such changes have a materially disproportionate adverse impact on, as applicable, FSKR and its Consolidated Subsidiaries, taken as a whole, or FSK and its Consolidated Subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which, as applicable, FSKR or FSK conducts its businesses.

“Investment Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules promulgated thereunder.

“knowledge” means (i) for FSK, the actual knowledge of its executive officers as of the date of this Agreement, (ii) for FSKR, the actual knowledge of its executive officers as of the date of this Agreement and (iii) for the Joint Advisor, the actual knowledge of its executive officers as of the date of this Agreement.

“Law” means any federal, state, local or foreign law (including the common law), statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction or any Permit or similar right granted by any Governmental Entity.

“Liens” means all security interests, liens, claims, pledges, easements, mortgages, rights of first offer or refusal or other encumbrances.

“Material Adverse Effect” means, with respect to FSKR or FSK, as the case may be, any event, development, change, effect or occurrence (each, an “Effect”) that is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to (i) the business, operations, condition (financial or otherwise) or results of operations of such party and its Consolidated Subsidiaries, taken as a whole, other than (A) any Effect resulting from or attributable to (1) changes in general economic, social or political conditions or the financial markets in general, (2) general changes or developments in the industries in which such party and its Consolidated Subsidiaries operate, including general changes in Law after the date hereof across such industries, (3) the coronavirus (COVID-19) pandemic or the related responses of Governmental Entities with respect thereto, except, in the case of the foregoing clauses (1), (2) and (3), to the extent such changes or developments referred to therein have a materially disproportionate adverse impact on such party and its Consolidated Subsidiaries, taken as a whole, relative to other participants of similar sizes engaged in the industries in which such party conducts its businesses or (4) the announcement of this Agreement or the Transactions or the identities of the parties to this Agreement or (B) any failure to meet internal or published projections or forecasts for any period, as the case may be, or any decline in the price of shares of FSK Common Stock or FSKR Common Stock on the NYSE or trading volume of FSK Common Stock or FSKR Common Stock (provided that the underlying causes of such failure or decline shall be considered in determining whether there is a Material Adverse Effect unless such underlying causes are otherwise excluded from the definition of Material Adverse Effect) or (ii) the ability of such party to timely perform its material obligations under this Agreement or consummate the Merger and the other Transactions.

“Order” means any writ, injunction, judgment, order or decree entered, issued, made or rendered by any Governmental Entity.

“Permit” means any license, permit, variance, exemption, approval, qualification, or Order of any Governmental Entity.

“Permitted Indebtedness” means Indebtedness of FSKR or FSK, as applicable, and its respective Consolidated Subsidiaries (i) outstanding as of the date of this Agreement or (ii) Indebtedness incurred after the date of this Agreement to the extent permitted by the Investment Company Act that is substantially consistent with the past practices of FSKR or FSK, as applicable.

“Person” means an individual, a (general or limited) partnership, a corporation, a limited liability company, an association, a trust, a joint venture, a Governmental Entity or other legal entity or organization.

“Previously Disclosed” means information (i) with respect to FSK, (A) set forth by FSK in the FSK Disclosure Schedule or (B) previously disclosed since the Applicable Date in any FSK SEC Report, and (ii) with respect to FSKR, (A) set forth by FSKR in the FSKR Disclosure Schedule or (B) previously disclosed since the Applicable Date in any FSKR SEC Report; provided, however, that any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature in any FSK SEC Report or FSKR SEC Report, as the case may be, shall not be deemed to be “Previously Disclosed.”

“Proceeding” means an action, suit, arbitration, investigation, examination, litigation, lawsuit or other proceeding, whether civil, criminal or administrative.

“Regulatory Approvals” means all applications and notices with, and receipt of consents, authorizations, approvals, exemptions or nonobjections from any Governmental Entity.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules promulgated thereunder.

“Takeover Proposal” means any inquiry, proposal, discussions, negotiations or offer from any Person or group of Persons (other than FSKR or FSK or any of their respective Affiliates) (a) with respect to a merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving FSK or FSKR, as applicable, or any of such party’s respective Consolidated Subsidiaries, as applicable, or (b) relating to any direct or indirect acquisition, in one transaction or a series of transactions, of (i) assets or businesses (including any mortgage, pledge or similar disposition thereof but excluding any bona fide financing transaction) that constitute or represent, or would constitute or represent if such transaction is consummated, 25% or more of the total assets, net revenue or net income of FSK or FSKR, as applicable, and such party’s respective Consolidated Subsidiaries, taken as a whole, or (ii) 25% or more of the outstanding shares of capital stock of, or other equity or voting interests in, FSK or in any of FSK’s Consolidated Subsidiaries or, FSKR or in any of FSKR’s Consolidated Subsidiaries, as applicable, in each case other than the Merger and the other Transactions.

“Tax” means all federal, state, local, and foreign income, excise, gross receipts, gross income, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, franchise, value added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon.

“Tax Dividend” means a dividend or dividends, with respect to any applicable Tax year, which is deductible pursuant to the dividends paid deduction under Section 562 of the Code, and shall have the effect of distributing to FSKR’s stockholders all of its previously undistributed (i) “investment company taxable income” within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code), (ii) any prior year shortfall as determined under Section 4982(b)(2) of the Code, (iii) amounts constituting the excess of (A) the amount specified in Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iv) net capital gain (within the meaning of Section 1222(11) of the Code), if any, in each case recognized either in the applicable tax year or any prior tax year.

“Tax Return” means a report, return, statement, form or other information (including any schedules, attachments or amendments thereto) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, consolidated, combined or unitary returns for any group of entities.

“Trading Day” shall mean a day on which shares of FSK Common Stock are traded on the NYSE.

“Transactions” means the transactions contemplated by this Agreement, including the Mergers.

“Treasury Regulations” means all final and temporary federal income tax regulations, as amended from time to time, issued under the Code by the United States Treasury Department.

“Unaffiliated FSK Stockholders” means all of the stockholders of FSK, excluding the Joint Advisor and its Affiliates.

“Unaffiliated FSKR Stockholders” means all of the stockholders of FSKR, excluding the Joint Advisor and its Affiliates.

Table of Definitions

Term:	Section:
Acceptable Courts	Section 11.6
Affiliate	Article X
Agreement	Preamble
Applicable Date	Section 3.5(a)
Articles of Merger	Section 1.3
ASC Topic 820	Section 3.6(i)
Bankruptcy and Equity Exception	Section 3.3(a)
BDC	Recitals
Business Day	Article X
Cancelled Shares	Section 1.5(b)
Closing	Section 1.2
Closing Date	Section 1.2
Closing FSK Net Asset Value	Section 2.6(a)
Closing FSKR Net Asset Value	Section 2.6(b)
Code	Recitals
Consolidated Subsidiary	Article X
Contract	Article X
Deloitte	Section 3.6(a)
Determination Date	Section 2.6(a)
Disclosure Schedule	Section 11.9
DOJ	Section 7.1(b)
EDGAR	Article X
Effect	Article X
Effective Time	Section 1.3
Employee Benefit Plans	Section 3.13
Environmental Laws	Article X
Exchange Act	Article X
Exchange Fund	Section 2.3
Exchange Ratio	Article X
FSK	Preamble
FSK Adverse Recommendation Change	Section 7.7(a)(ii)
FSK Balance Sheet	Section 4.6(b)
FSK Board	Recitals
FSK Board Recommendation	Section 4.3(a)
FSK Bylaws	Section 4.1(b)
FSK Capitalization Date	Section 4.2(a)
FSK Charter	Section 4.1(b)
FSK Common Stock	Section 1.5(b)
FSK Disclosure Schedule	Section 11.9
FSK Insurance Policy	Section 4.15
FSK Intellectual Property Rights	Section 4.16
FSK Intervening Event Notice Period	Section 7.7(e)
FSK Intervening Event Recommendation Change	Section 7.7(e)
FSK Material Contracts	Section 4.14(a)
FSK Matters	Recitals
FSK Per Share NAV	Article X
FSK Quarterly Balance Sheet	Section 4.6(b)
FSK Requisite Vote	Article X
FSK SEC Reports	Section 4.5(a)

Term:	Section:
FSK Stock Issuance	Recitals
FSK Stockholders Meeting	Section 4.3(a)
FSK Superior Proposal	Article X
FSK Termination Fee	Section 9.2(b)(i)
FSK Voting Debt	Section 4.2(a)
FSKR	Preamble
FSKR Administration Agreement	Article X
FSKR Adverse Recommendation Change	Section 7.8(a)(ii)
FSKR Advisory Agreement	Article X
FSKR Balance Sheet	Section 3.6(b)
FSKR Board	Recitals
FSKR Board Recommendation	Section 3.3(a)
FSKR Bylaws	Section 3.1(b)
FSKR Capitalization Date	Section 3.2(a)
FSKR Charter	Section 3.1(b)
FSKR Common Stock	Section 1.5(b)
FSKR Disclosure Schedule	Section 11.9
FSKR Insurance Policy	Section 3.15
FSKR Intellectual Property Rights	Section 3.16
FSKR Intervening Event Notice Period	Section 7.8(e)
FSKR Intervening Event Recommendation Change	Section 7.8(e)
FSKR Material Contracts	Section 3.14(a)
FSKR Matters	Recitals
FSKR Per Share NAV	Article X
FSKR Quarterly Balance Sheet	Section 3.6(b)
FSKR Requisite Vote	Article X
FSKR SEC Reports	Section 3.5(a)
FSKR Stockholders Meeting	Section 3.3(a)
FSKR Superior Proposal	Article X
FSKR Termination Fee	Section 9.2(a)(i)
FTC	Section 7.1(b)
GAAP	Section 3.6(a)
Governmental Entity	Article X
Hazardous Substance	Article X
HSR Act	Section 3.4
Indebtedness	Article X
Independent Director	Article X
Intellectual Property Rights	Section 3.16
Intervening Event	Article X
Investment Advisers Act	Article X
Investment Company Act	Article X
IRS	Section 3.11(a)
Joint Advisor	Preamble
Joint Advisor Disclosure Schedule	Section 11.9
Joint Proxy Statement/Prospectus	Section 3.4
knowledge	Article X
Law	Article X
Liens	Article X
Material Adverse Effect	Article X
Merger	Recitals
Merger Consideration	Section 1.5(c)

Term:	Section:
Merger Sub	Preamble
Mergers	Recitals
MGCL	Section 1.1
New Investment Advisory Agreement	Recitals
Notice of an FSK Superior Proposal	Section 7.7(b)
Notice of an FSKR Superior Proposal	Section 7.8(b)
NYSE	Section 2.2
Order	Article X
Paying and Exchange Agent	Section 2.3
Permit	Article X
Permitted Indebtedness	Article X
Person	Article X
Previously Disclosed	Article X
Proceeding	Article X
Registration Statement	Section 3.4
Regulatory Approvals	Article X
Representatives	Section 7.6(a)
RIC	Section 3.11(b)
Rights	Section 3.2(a)
Sarbanes-Oxley Act	Section 3.6(g)
SDAT	Section 1.3
SEC	Article X
Second Articles of Merger	Section 1.6(a)
Second Effective Time	Section 1.6(a)
Second Merger	Recitals
Securities Act	Article X
Surviving Company	Recitals
Takeover Approval	Section 7.7(a)(ii)
Takeover Proposal	Article X
Takeover Statutes	Section 3.20
Tax	Article X
Tax Dividend	Article X
Tax Return	Article X
Termination Date	Section 9.1(b)(ii)
Trading Day	Article X
Transactions	Article X
Treasury Regulations	Article X
Unaffiliated FSK Stockholders	Article X
Unaffiliated FSKR Stockholders	Article X
Voting Debt	Section 3.2(a)

ARTICLE XI

GENERAL PROVISIONS

11.1    Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for and subject to Section 7.5 and Section 9.3 and for those other covenants and agreements contained in this Agreement that by their express terms apply or are to be performed in whole or in part after the Effective Time.

11.2    Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via email (provided that the transmission is followed up within one Business Day by dispatch pursuant to one of the other methods described herein), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to any party to this Agreement, to:

201 Rouse Boulevard

Philadelphia, PA 19112

Attention:    Stephen S. Sypherd

Email:          stephen.sypherd@fsinvestments.com

with a copy, which will not constitute notice, to:

Dechert LLP

Cira Centre

2929 Arch Street

Philadelphia, PA 19104

Attention:    James A. Lebovitz, Esq.

                    Eric S. Siegel, Esq.

Email:          james.lebovitz@dechert.com

                     eric.siegel@dechert.com

Each such notice or other communication shall be effective upon receipt (or refusal of receipt).

11.3    Interpretation; Construction. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The terms “cash,” “dollars” and “$” mean United States dollars. All schedules and exhibits hereto shall be deemed part of this Agreement and included in any reference to this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that any term, provision, covenant or restriction is invalid, void or unenforceable, it is the express intention of the parties that such term, provision, covenant or restriction be enforced to the maximum extent permitted. The parties have jointly participated in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

11.4    Counterparts. This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or other electronic means), it being understood that each party need not sign the same counterpart.

11.5    Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement.

11.6    Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed and construed in accordance with the Laws of the State of Maryland applicable to contracts made and performed entirely within such state, without regard to any applicable conflicts of law principles that would cause the application of the Laws of another jurisdiction, except to the extent governed by the Investment Company Act, in which case the Investment Company Act shall control. The parties hereto agree that any Proceeding brought by any party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions shall be brought in the Circuit Court for Baltimore City, Maryland, or if jurisdiction over the matter is vested exclusively in federal courts, the United States District Court for the District of Maryland, Northern Division and the appellate courts to which orders and judgments therefore may be appealed (collectively, the “Acceptable Courts”). In any such judicial proceeding, each of the parties further consents to the assignment of any proceeding in the Circuit Court for Baltimore City, Maryland to the Business and Technology Case Management Program pursuant to Maryland Rule 16-205 (or any successor thereof). Each of the parties hereto submits to the jurisdiction of any Acceptable Court in any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such Proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any Proceeding in any such Acceptable Court or that any such Proceeding brought in any such Acceptable Court has been brought in an inconvenient forum. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereto (a) certifies that no representative of any other party has represented, expressly or otherwise, that such other party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver, (b) certifies that it makes this waiver voluntarily and (c) acknowledges that it and the other parties to this Agreement have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 11.6.

11.7    Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.5, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the parties hereto any rights or remedies under this Agreement.

11.8    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any federal or state court located in the State of Maryland, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party hereto has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity.

11.9    Disclosure Schedule. Before entry into this Agreement, FSKR, FSK and the Joint Advisor each delivered to the other party a schedule (the “FSKR Disclosure Schedule,” the “FSK Disclosure Schedule” and the

“Joint Advisor Disclosure Schedule,” respectively, each, a “Disclosure Schedule”) that sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article III, Article IV or Article V, as applicable, or to one or more covenants contained herein; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would be reasonably likely to have a Material Adverse Effect. Each Disclosure Schedule shall be numbered to correspond with the sections and subsections contained in this Agreement. The disclosure in any section or subsection of each Disclosure Schedule, shall qualify only (i) the corresponding section or subsection, as the case may be, of this Agreement, (ii) other sections or subsections of this Agreement to the extent specifically cross-referenced in such section or subsection thereof, and (iii) other sections or subsections of this Agreement to the extent it is reasonably apparent from a reading of the disclosure that such disclosure is applicable to such other sections or subsections.

[Signature Page Follows]

IN WITNESS WHEREOF, FSK, FSKR, Merger Sub and the Joint Advisor have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

FSK:

FS KKR CAPITAL CORP.

By:	Michael C. Forman
	Name:	Michael C. Forman
	Title:	Chief Executive Officer

FSKR:

FS KKR CAPITAL CORP. II

By:	Michael C. Forman
	Name:	Michael C. Forman
	Title:	Chief Executive Officer

MERGER SUB:

ROCKY MERGER SUB, INC.

By:	Michael C. Forman
	Name:	Michael C. Forman
	Title:	President and Chief Executive Officer

THE JOINT ADVISOR:

FS/KKR ADVISOR, LLC

By:	Michael C. Forman
	Name:	Michael C. Forman
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Form of Amended and Restated Investment Advisory Agreement

between FS KKR Capital Corp. and FS/KKR Advisor, LLC

FORM

AMENDED AND RESTATED

INVESTMENT ADVISORY

AGREEMENT

BETWEEN

FS KKR CAPITAL CORP.

AND

FS/KKR ADVISOR, LLC

This Amended and Restated Investment Advisory Agreement (this “Agreement”) made this [    ] day of [            ], 20[    ], by and between FS KKR Capital Corp., a Maryland corporation (the “Company”), and FS/KKR ADVISOR, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”);

WHEREAS, the Company and the Adviser are party to that certain Investment Advisory Agreement dated as of December 20, 2018 (the “Original Agreement”) pursuant to which the Company retained the Adviser to furnish investment advisory services (the “Investment Advisory Services”) to the Company on the terms and conditions set forth therein; and

WHEREAS, the Company and Adviser desire to amend and restate the Original Agreement in its entirety as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Duties of the Adviser.

(a)    Retention of the Adviser. The Company hereby appoints the Adviser to act as an investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, in accordance with:

(i)    the investment objectives, policies and restrictions that are set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), as supplemented, amended or superseded from time to time;

(ii)    all other applicable federal and state laws, rules and regulations, and the Company’s articles of amendment and restatement (as may be amended from time to time, the “Articles”) and bylaws (as may be amended from time to time); and

(iii)    such investment policies, directives and regulatory restrictions as the Company may from time to time establish or issue and communicate to the Adviser in writing.

(b)    Responsibilities of the Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:

(i)    determine the composition and allocation of the Company’s investment portfolio, the nature and timing of any changes therein and the manner of implementing such changes;

(ii)    identify, evaluate and negotiate the structure of the investments made by the Company;

(iii)    execute, monitor and service the Company’s investments;

(iv)    place orders with respect to, and arrange for, any investment by the Company;

(v)    determine the securities and other assets that the Company shall purchase, retain, or sell;

(vi)    perform due diligence on prospective portfolio companies; and

(vii)    provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

(c)    Power and Authority. To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Adviser (which power and authority may be delegated by the Adviser to one or more Sub-Advisers (as defined below)), and the Adviser hereby accepts, the power and authority to act on behalf of the Company to effectuate investment decisions for the Company, including the negotiation, execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt or other financing (or to refinance existing debt or other financing), the Adviser shall seek to arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary or appropriate for the Adviser to make investments on behalf of the Company through one or more special purpose vehicles, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicles and to make such investments through such special purpose vehicles in accordance with applicable law. The Company also grants to the Adviser power and authority to engage in all activities and transactions (and anything incidental thereto) that the Adviser deems appropriate, necessary or advisable to carry out its duties pursuant to this Agreement, including the authority to provide, on behalf of the Company, significant managerial assistance to the Company’s portfolio companies to the extent required by the Investment Company Act or otherwise deemed appropriate by the Adviser.

(d)    Acceptance of Appointment. The Adviser hereby accepts such appointment and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.

(e)    Sub-Advisers. The Adviser is hereby authorized to enter into one or more sub-advisory agreements (each, a “Sub-Advisory Agreement”) with other investment advisers or other service providers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder, subject to the oversight of the Adviser and the Company. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objectives, policies and restrictions, and work, along with the Adviser, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company, with the scope of such services and oversight to be set forth in each Sub-Advisory Agreement.

(i)    The Adviser and not the Company shall be responsible for any compensation payable to any Sub-Adviser; provided, however, that the Adviser shall have the right to direct the Company to pay directly any Sub-Adviser the amounts due and payable to such Sub-Adviser from the fees and expenses otherwise payable to the Adviser under this Agreement.

(ii)    Any Sub-Advisory Agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, including, without limitation, the requirements relating to the Board and Company stockholder approval thereunder, and other applicable federal and state law.

(iii)    Any Sub-Adviser shall be subject to the same fiduciary duties imposed on the Adviser pursuant to this Agreement, the Investment Company Act and the Advisers Act, as well as other applicable federal and state law.

(f)    Independent Contractor Status. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(g)    Record Retention. Subject to review by, and the overall control of, the Board, the Adviser shall keep and preserve for the period required by the Investment Company Act or the Advisers Act, as applicable, any books and records relevant to the provision of the Investment Advisory Services to the Company and shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request and upon termination of this Agreement pursuant to Section 9, provided that the Adviser may retain a copy of such records. The Adviser shall have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law.

2.	Expenses Payable by the Adviser.

All personnel of the Adviser, when and to the extent engaged in providing the Investment Advisory Services herein, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser or its affiliates and not by the Company.

3.	Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser herein, a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”) as hereinafter set forth. Any of the fees payable to the Adviser under this Agreement for any partial month or calendar quarter shall be appropriately prorated. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee. Prior to the payment of any fee to the Adviser, the Company shall obtain written instructions from the Adviser with respect to any waiver or deferral of any portion of such fees. Any portion of a deferred fee payable to the Adviser and not paid over to the Adviser with respect to any month, calendar quarter or year shall be deferred without interest and may be paid over in any such other month prior to the termination of this Agreement, as the Adviser may determine upon written notice to the Company.

(a)    Base Management Fee. The Base Management Fee shall be calculated at an annual rate of 1.50% of the Company’s average weekly gross assets. The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average weekly value of the Company’s gross assets during the most recently completed calendar quarter. All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as the Adviser shall determine. For purposes of computing the Base Management Fee, cash and cash equivalents shall be excluded from gross assets.

(b)    Incentive Fee. The Incentive Fee shall consist of two parts, as follows:

(i)    The first part of the Incentive Fee, referred to as the “Subordinated Incentive Fee on Income,” shall be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the Subordinated Incentive Fee on Income shall be subject to a quarterly hurdle rate expressed as a rate of return on the value of the Company’s net assets at the end of the most recently completed calendar quarter, of 1.75% (7.0% annualized) (the “Hurdle Rate”), subject to a “catch up” feature (as described below).

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses reimbursed to the Adviser under that certain Administration Agreement, dated as of April 9, 2018, as the same may be amended from time to time, whereby the Adviser provides administrative services necessary for the operation of the Company, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The calculation of the Subordinated Incentive Fee on Income for each quarter is as follows:

(A)    No Subordinated Incentive Fee on Income shall be payable to the Adviser in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

(B)    100% of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to 2.12% in any calendar quarter (8.48% annualized) shall be payable to the Adviser. This portion of the Company’s Subordinated Incentive Fee on Income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of 17.5% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches 2.12% (8.48% annualized) on net assets in any calendar quarter; and

(C)    For any quarter in which the Company’s Pre-Incentive Fee Net Investment Income exceeds 2.12% (8.48% annualized) on net assets, the Subordinated Incentive Fee on Income shall equal 17.5% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, as the Hurdle Rate and catch-up will have been achieved.

(ii)    The second part of the Incentive Fee, referred to as the “Incentive Fee on Capital Gains,” shall be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement). This fee shall equal 20.0% of the Company’s incentive fee capital gains, which shall equal the realized capital gains of Corporate Capital Trust, Inc. (as predecessor-by-merger to the Company) (“CCT”), FS KKR Capital Corp. II (“FSKR”) (as predecessor-by-merger to the Company) and the Company (without duplication) on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation (without duplication) on a cumulative basis, less the aggregate amount of any capital gain incentive fees previously paid by CCT, FSKR and the Company.

4.	Covenants of the Adviser.

The Adviser is registered as an investment adviser under the Advisers Act and covenants that it will maintain such registration. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.	Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and is consistent with the Adviser’s duty to seek the best execution on behalf of the Company.

6.	Other Activities of the Adviser.

The services provided by the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7.	Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, member, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, member, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, member, officer or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8.	Indemnification.

The Adviser and any Sub-Adviser (and their officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons (as defined in the Investment Company Act) and any other person or entity affiliated with, or acting on behalf of, the Adviser or Sub-Adviser) (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”), shall not be liable to the Company for any action taken or omitted to be taken by any such Indemnified Party in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) (“Losses”) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Indemnified Parties’ duties or obligations under this Agreement, any Sub-Advisory Agreement, or otherwise as an investment adviser of the Company, to the extent such Losses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the Articles, the laws of the State of Maryland, the Investment Company Act or other applicable law. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any Losses to the Company or its stockholders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder). In addition, notwithstanding any of the foregoing to the contrary, the provisions of this Section 8 shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 8 to the fullest extent permitted by law.

9.	Duration and Termination of Agreement.

(a)    Term. This Agreement shall remain in effect for two (2) years commencing on the date hereof, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(b)    Termination. This Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days’ written notice (i) by the Company to the Adviser, (x) upon vote of a majority of the outstanding voting securities of the Company (within the meaning of Section 2(a)(42) of the Investment Company Act), or (y) by the vote of the Board, or (ii) by the Adviser to the Company. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). Further, notwithstanding the termination or nonrenewal of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed to it under Section 3 through the date of termination or nonrenewal, the provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof.

(c)    Payments to and Duties of Adviser Upon Termination.

(i)    After the termination of this Agreement, the Adviser shall not be entitled to compensation or reimbursement for further services provided hereunder, except that it shall be entitled to receive from the Company within thirty (30) days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement.

(ii)    The Adviser shall promptly upon termination:

(A)    Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(B)    Deliver to the Board all assets and documents of the Company then in custody of the Adviser; and

(C)    Cooperate with the Company to provide an orderly management transition.

10.	Proxy Voting.

The Adviser will exercise voting rights on any assets held in the portfolio securities of portfolio companies. The Adviser is obligated to furnish to the Company, in a timely manner, a record of all proxies voted in such form and format that complies with applicable federal statutes and regulations.

11.	Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12.	Amendments.

This Agreement may be amended by mutual consent but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

13.	Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a BDC under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

14.	Severability.

If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

15.	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

16.	Third Party Beneficiaries.

Except for any Sub-Adviser (with respect to Section 8) and any Indemnified Party, such Sub-Adviser and the Indemnified Parties each being an intended beneficiary of this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

17.	Survival.

The provisions of Sections 8, 9(b), 9(c), 13, 16 and this Section 17 shall survive termination of this Agreement.

18.	Insurance.

Subject to the requirements of Rule 17d-1(d)(7) under the Investment Company Act, the Company shall acquire and maintain a directors and officers liability insurance policy or similar insurance policy, which may name the Adviser and any Sub-Adviser each as an additional insured party (each an “Additional Insured Party” and collectively the “Additional Insured Parties”). Such insurance policy shall include reasonable coverage from a reputable insurer. The Company shall make all premium payments required to maintain such policy in full force and effect; provided, however, each Additional Insured Party, if any, shall pay to the Company, in advance of the due date of such premium, its allocated share of the premium. Irrespective of whether the Adviser and any Sub-Adviser is a named Additional Insured Party on such policy, the Company shall provide the Adviser and any Sub-Adviser with written notice upon receipt of any notice of: (a) any default under such policy; (b) any pending or threatened termination, cancellation or non-renewal of such policy or (c) any coverage limitation or reduction with respect to such policy. The foregoing provisions of this Section 18 notwithstanding, the Company shall not be required to acquire or maintain any insurance policy to the extent that the same is not available upon commercially reasonable pricing terms or at all, as determined in good faith by the required majority (as defined in Section 57(o) of the Investment Company Act) of the Board.

19.	Brand Usage

The Adviser conducts its investment advisory business under, and owns all rights to, the trademark “FS/KKR Advisor” and the “FS/KKR Advisor” design (collectively, the “Brand”). In connection with the Company’s (a) public filings; (b) requests for information from state and federal regulators; (c) offering materials and advertising materials; and (d) investor communications, the Company may state in such materials that investment advisory services are being provided by the Adviser to the Company under the terms of this Agreement. The Adviser hereby grants a non-exclusive, non-transferable, non-sublicensable and royalty-free license (the “License”) to the Company for the use of the Brand solely as permitted in the foregoing sentence. Prior to using the Brand in any manner, the Company shall submit all proposed uses to the Adviser for prior written approval solely to the extent the Company’s use of the Brand or any combination or derivation thereof has materially changed from the Company’s use of the Brand previously approved by the Adviser. The Adviser reserves the right to terminate the License immediately upon written notice for any reason, including if the usage is not in compliance with its standards and policies. Notwithstanding the foregoing, the term of the License granted under this Section 19 shall be for the term of this Agreement only, including renewals and extensions, and the right to use the Brand as provided herein shall terminate immediately upon the termination of this Agreement. The Company agrees that the Adviser is the sole owner of the Brand, and any and all goodwill in the Brand arising from the Company’s use shall inure solely to the benefit of the Adviser. Without limiting the foregoing, the License shall have no effect on the Company’s ownership rights of the works within which the Brand shall be used.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

FS KKR CORP.

By:
	Name:	Stephen Sypherd
	Title:	General Counsel and Secretary

FS/KKR ADVISOR, LLC

By:
	Name:	Stephen Sypherd
	Title:	General Counsel and Secretary

[Signature Page to Amended and Restated Investment Advisory Agreement]

ANNEX B OPINION OF FSK’S FINANCIAL ADVISOR

RBC Capital Markets, LLC 200 Vesey Street New York, NY 10281

November 19, 2020

The Independent Directors of The Board of Directors of FS KKR Capital Corp.

c/o FS KKR Capital Corp.

201 Rouse Boulevard

Philadelphia, PA 19112

The Independent Directors of The Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to FS KKR Capital Corp., a Maryland corporation (“FSK”), of the September Exchange Ratio (defined below) provided for pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the “Merger Agreement”) proposed to be entered into among FSK, FS KKR Capital Corp. II, a Maryland corporation (“FSKR”), and Rocky Merger Sub, Inc., a Maryland corporation and wholly owned direct subsidiary of FSK (“Merger Sub”). The Merger Agreement provides for, among other things, the merger of Merger Sub with and into FSKR, with FSKR as the surviving company (the “First Merger”), followed, upon the effectiveness of the First Merger (the “Effective Time”), immediately by the merger of FSKR with and into FSK, with FSK as the surviving company (the “Second Merger”, and together with the First Merger, the “Mergers”), pursuant to which each share of the common stock, par value $0.001 per share, of FSKR (“FSKR Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares held by FSK or any of its consolidated subsidiaries), will be converted into the right to receive a number of shares of the common stock, par value $0.001 per share of FSK (“FSK Common Stock”) equal to the “Exchange Ratio.” The Exchange Ratio will be equal to the quotient (rounded to four decimal places) of (i) the quotient of the net asset value of FSKR as determined no more than 48 hours prior to the Effective Time (the “Determination Date”), adjusted as described in the Merger Agreement, divided by the number of shares of FSKR Common Stock issued and outstanding as of the Determination Date (such quotient, the “FSKR Per Share NAV”) divided by (ii) the quotient of the net asset value of FSK as of the Determination Date, adjusted as described in the Merger Agreement, divided by the number of shares of FSK Common Stock issued and outstanding as of the Determination Date (such quotient, the “FSK Per Share NAV”). In connection with our fairness determination, senior management of each of FSK and FSKR (such management consisting of the same team members, the “Management”) directed us to base our analyses and our opinion on (i) financial information, dated as of September 30, 2020, regarding the net asset values of each of FSK (which value was approximately $3,027,000,000) and FSKR (which value was approximately $4,207,000,000) and (ii) the number of issued and outstanding shares, as of September 30, 2020, of FSK Common Stock (which number was 123,755,965) and FSKR Common Stock (which number was 170,597,301). If these were the net asset values and shares issued and outstanding as of the Determination Date (which would result in an FSK Per Share NAV of $24.46 and an FSKR Per Share NAV of $24.66), each share of FSKR Common Stock entitled to be converted into the right to receive shares of FSK Common Stock, would be converted into 1.0082 shares of FSK Common Stock (the “September Exchange Ratio”). For the avoidance of doubt, we express no opinion as to the Exchange Ratio. The terms and conditions of the Mergers are set forth more fully in the Merger Agreement.

RBC Capital Markets, LLC (“RBCCM”), as part of our investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. In the ordinary course of business, RBCCM and/or certain of our affiliates may act

The Independent Directors of The Board of Directors

FS KKR Capital Corp.

November 19, 2020

as a market maker and broker in the publicly traded securities of FSK, FSKR and/or other entities involved in the Mergers or their respective affiliates and receive customary compensation in connection therewith, and may also actively trade securities of FSK, FSKR and/or other entities involved in the Mergers or their respective affiliates for our or our affiliates’ own account or for the account of customers and, accordingly, RBCCM and our affiliates may hold a long or short position in such securities. We are acting as financial advisor to the independent directors of the Board of Directors of FSK (the “Independent Directors”) in connection with the Mergers and we will receive a fee for our services, of which a portion became payable on or prior to the delivery of this opinion and the principal portion is contingent upon consummation of the Mergers. In addition, FSK has agreed to indemnify us for certain liabilities that may arise out of our engagement and to reimburse us for expenses incurred in connection with our services. As you are aware, RBCCM and certain of our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and financial advisory services to FSK, FSKR and certain of their respective affiliates unrelated to the Mergers, for which services RBCCM and our affiliates have received and expect to receive customary compensation, including, since November 1, 2018, (i) having acted as a lender under a credit facility with each of FSK and FSKR; (ii) with respect to FSK, having provided (a) cash management and deposit services, (b) debt issuance and debt related sales and trading services, including having acted as joint bookrunner for two senior notes offerings and (c) lending and loan syndication services; (iii) with respect to FSKR, having provided (a) debt issuance and debt related sales and trading services and (b) equity related sales and trading services, including having acted as co-advisor in connection with the direct listing of FSKR Common Stock on the New York Stock Exchange and (iv) with respect to affiliates of FSK and FSKR, having provided (a) lending and loan syndication services, including acting as a lender under seven credit facilities, (b) cash management and deposit services, (c) equity issuance and equity related sales and trading services, including equity-linked derivative products, (d) debt issuance and debt related sales and trading services and (e) mergers and acquisitions and other financial advisory services. In addition, an affiliate of RBCCM is an investor in three private equity investment funds affiliated with FSK and FSKR; which investment in each such investment fund represents an ownership stake of less than 2% in each such fund.

For purposes of rendering our opinion, we have undertaken such review, inquiries and analyses as we deemed necessary or appropriate under the circumstances, including the following:

(i)	we reviewed the financial terms of a draft, dated November 19, 2020, of the Merger Agreement;

(ii)	we reviewed certain publicly available financial and other information, and certain historical operating data, relating to FSK made available to us from published sources and internal records of FSK;

(iii)

we reviewed certain publicly available financial and other information, and certain historical operating data, relating to FSKR made available to us from published sources and internal records of FSKR;

(iv)

we reviewed financial projections and other estimates and data relating to FSK and FSKR prepared by the Management, which projections and other estimates and data we were directed to utilize for purposes of our analyses and opinion;

(v)

we conducted discussions with members of the Management relating to the respective businesses, prospects and financial outlook of FSK and FSKR as well as the potential cost savings, revenue enhancements and other benefits anticipated by the Management to be realized from the Mergers, including the benefits resulting from the revisions to the Amended and Restated Investment Advisory Agreement between FSK and FS/KKR Advisor, LLC (the “Revised Advisory Agreement”) (collectively, the “Synergies”);

(vi)	we reviewed the reported prices and trading activity for FSK Common Stock and FSKR Common Stock;

The Independent Directors of The Board of Directors

FS KKR Capital Corp.

November 19, 2020

(vii)	we compared certain financial metrics of FSK and FSKR with those of selected publicly traded companies in lines of businesses that we considered generally relevant in evaluating FSK and FSKR;

(viii)	we reviewed the potential pro forma financial impact of the Mergers on FSK after taking into account potential Synergies; and

(ix)	we considered other information and performed other studies and analyses as we deemed appropriate.

In rendering our opinion, we have assumed and relied upon the accuracy and completeness of all information that was reviewed by us, including all financial, legal, tax, accounting, operating and other information provided to, or discussed with, us by, or on behalf of, FSK or FSKR (including, without limitation, financial statements and related notes), and upon the assurances of the Management and other representatives of FSK and FSKR that they are not aware of any relevant information that has been omitted or that remains undisclosed to us. We have not assumed responsibility for independently verifying and have not independently verified such information. We also have assumed that the financial projections and other estimates and data that we were directed to utilize in our analyses, including potential Synergies, were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Management as to the future financial performance of, and are a reasonable basis upon which to evaluate, FSK, FSKR, the potential Synergies and potential pro forma effects of the Mergers and the other matters covered thereby and we further have assumed that the financial results reflected therein, including the Synergies, will be realized in the amounts and at the times projected. We express no opinion as to any such financial projections and other estimates and data or the assumptions upon which they are based. We have assumed that there will be no developments with respect to any of the foregoing that would have an adverse effect on FSK, FSKR or the Mergers (or the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion.

In connection with our opinion, we have not assumed any responsibility to perform, and we have not performed, an independent valuation or appraisal of any of the assets or liabilities (contingent, off-balance sheet, accrued, derivative or otherwise) of or relating to FSK, FSKR or any other entity and we have not been furnished with any such valuations or appraisals. We have not assumed any obligation to conduct, and we have not conducted, any physical inspection of the property or facilities of FSK, FSKR or any other entity. We have not investigated, and make no assumption regarding, any litigation or other claims affecting FSK, FSKR or any other entity. We have not evaluated the solvency or fair value of FSK, FSKR or any other entity under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed that the Mergers will be consummated in accordance with the terms of the Merger Agreement and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Mergers, no delay, limitation, restriction or condition will be imposed or occur, including any divestiture or other requirements, that would have an adverse effect on FSK, FSKR or the Mergers (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed that the Mergers will qualify for the intended tax treatment contemplated by the Merger Agreement. In addition, we have assumed that the final executed Merger Agreement will not differ, in any respect meaningful to our analyses or opinion, from the draft that we reviewed.

Our opinion speaks only as of the date hereof, is based on conditions as they exist and information supplied or reviewed as of the date hereof, and is without regard to any market, economic, financial, legal, or other circumstances or event of any kind or nature which may exist or occur after such date. We have not undertaken any obligation to update, revise or reaffirm this opinion for events occurring after the date hereof. Our opinion, as set forth herein, relates to the relative values of FSK and FSKR. We are not expressing any opinion as to the

The Independent Directors of The Board of Directors

FS KKR Capital Corp.

November 19, 2020

actual value of FSK Common Stock when issued or distributed in the Mergers or the price or range of prices at which FSK Common Stock, or any other securities of FSK may trade or otherwise be transferable at any time, including following announcement or consummation of the Mergers. As you are aware, the credit, financial and stock markets, and the industries in which FSK and FSKR operate, have experienced and continue to experience volatility and we express no opinion or view as to any potential effects of such volatility on FSK or FSKR (or their respective businesses) or the Mergers (including the contemplated benefits thereof).

The advice (written or oral) of RBCCM and our opinion expressed herein is provided for the benefit, information and assistance of the Independent Directors (in their capacity as such) in connection with its evaluation of the Mergers. We express no opinion and make no recommendation to any stockholder as to how such stockholder should vote or act with respect to the Mergers or any proposal to be voted upon in connection with the Mergers or otherwise.

Our opinion addresses the fairness, from a financial point of view and as of the date hereof, of the September Exchange Ratio (to the extent expressly specified herein), without regard to individual circumstances of specific holders that may distinguish such holders or the securities of FSK held by such holders. Our opinion does not in any way address any other terms, conditions, implications or other aspects of the Mergers or the Merger Agreement, including, without limitation, the form or structure of either of the Mergers, or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Mergers or otherwise, including the Revised Advisory Agreement. Our opinion also does not address the underlying business decision of FSK to engage in the Mergers or the relative merits of the Mergers compared to any alternative business strategy or transaction that may be available to FSK or in which FSK might engage. We do not express any opinion or view with respect to, and we have relied upon the assessments of FSK and its representatives regarding, legal, regulatory, tax, accounting and similar matters, as to which we understand that FSK has obtained such advice as it deemed necessary from qualified professionals. Further, in rendering our opinion, we do not express any view on, and our opinion does not address, the fairness of the amount or nature of the compensation (if any) or other consideration to any officers, directors or employees of any party, or class of such persons, relative to the September Exchange Ratio or otherwise. In connection with our engagement, we were not requested to, and we did not, undertake a third-party solicitation process on FSK’s behalf with respect to the acquisition of all or a part of FSK.

The issuance of our opinion has been approved by RBCCM’s Fairness Opinion Committee.

Based on our experience as investment bankers and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the September Exchange Ratio provided for in the Mergers is fair, from a financial point of view, to FSK.

Very truly yours,

/s/ RBC Capital Markets, LLC

RBC CAPITAL MARKETS, LLC

ANNEX C OPINION OF FSKR’S FINANCIAL ADVISOR

November 19, 2020

Independent Directors of the Board of Directors

c/o FS KKR Capital Corp. II

201 Rouse Boulevard

Philadelphia, PA 19112

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the “Company Common Stock”), of FS KKR Capital Corp. II (the “Company”), other than FS KKR Advisor, LLC (the “Joint Advisor”) and its other affiliates, of the September Exchange Ratio (as defined below) in the proposed merger (the “First Merger”) of the Company with a wholly-owned subsidiary of FS KKR Capital Corp. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, the Acquiror, Rocky Merger Sub, Inc., a wholly-owned subsidiary of the Acquiror, and the Joint Advisor, as investment adviser to both the Company and the Acquiror, the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by the Acquiror and its consolidated subsidiaries, will be converted into the right to receive a number of shares of the Acquiror’s common stock, par value $0.001 per share (the “Acquiror Common Stock”), equal to the Adjusted Closing Exchange Ratio (as defined below). The “Adjusted Closing Exchange Ratio” means (i) the net asset value per share of the Company Common Stock as determined no earlier than 48 hours (excluding Sundays and holidays) prior to the effective time of the First Merger (the “Determination Date”) divided by (ii) the net asset value per share of the Acquiror Common Stock on the Determination Date, in each case, adjusted as described in the Agreement. The Agreement further provides that, following completion of the First Merger, the Company will merge with and into the Acquiror, with the Acquiror surviving as the surviving corporation (the “Second Merger” and, together with the First Merger, the “Transaction”).

In connection with our opinion, you have directed us to base our opinion on publicly available financial information, dated as of September 30, 2020, regarding the net asset value per share of the Company and the Acquiror, respectively, and to adjust such values using estimates of the Transaction expenses of approximately $8 million for the Company and approximately $8 million for the Acquiror and, in the case of the Company, a pre-First Merger tax distribution of approximately $5 million, in each case as provided by the Joint Advisor. As of September 30, 2020, after adjustment as described herein, the Company’s adjusted net asset value per share would be $24.59 and the Acquiror’s adjusted net asset value per share would be $24.39. If these were the adjusted net asset values per share on the Determination Date, the Company’s shareholders would receive 1.00802 shares of Acquiror Common Stock for each share of Company Common Stock (the “September Exchange Ratio”).

In connection with preparing our opinion, we have (i) reviewed a draft dated November 19, 2020 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the Acquiror and the industries in which they operate; (iii) compared the financial and operating performance of the Company and the Acquiror with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and the Acquiror Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the Joint Advisor, as investment adviser to both the Company and the Acquiror, relating to the respective businesses of the Company and the Acquiror, as well as the estimated amount and timing of the cost savings and related expenses and synergies expected to result from the Transaction, including the estimated net savings as a result of the Amended and Restated Investment Advisory Agreement to be entered into between the Acquiror and the Joint Advisor (the “Amended Investment Advisory Agreement”) and the proposed advisory fee waivers by the Joint Advisor (collectively, the “Synergies”); and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with the Joint Advisor, as investment adviser to both the Company and the Acquiror, and the Company’s Board of Directors (including the Independent Directors), with respect to certain aspects of the Transaction, and the past and current business operations of the Company and the Acquiror, the financial condition and future prospects and operations of the Company and the Acquiror, the effects of the Transaction on the financial condition and future prospects of the Company and the Acquiror, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Joint Advisor, the Company and the Acquiror or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company and the Independent Directors of its Board of Directors we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, including the respective investment portfolios of the Company and the Acquiror, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, (including the Synergies, the capital and debt structures of the Company and the Acquiror, and the cost of capital and interest rates applicable to the Company and the Acquiror), we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by the Joint Advisor as to the expected future results of operations and financial condition of the Company and the Acquiror to which such analyses or forecasts relate. We express no view as to such analyses or forecasts (including the Synergies, the capital and debt structures of the Company and the Acquiror, and the cost of capital and interest rates applicable to the Company and the Acquiror), or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will qualify as a tax-free reorganization for United States federal income tax purposes, and will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Joint Advisor, the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or the Acquiror or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company Common Stock, other than the Joint Advisor and its other affiliates, of the September Exchange Ratio in the proposed Transaction and we express no opinion as to the fairness of the September Exchange Ratio to any other holders of Company Common Stock or as to the fairness of any consideration to be paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the September Exchange Ratio in the Transaction or with respect to the fairness of any such compensation. We are expressing no opinion herein as to the price at which the Company Common Stock or the Acquiror Common Stock will trade at any future time. Additionally, we express no opinion as to any other transactions undertaken in connection with the Transaction, or any other agreement, arrangement or understanding, including without limitation, the Amended Investment Advisory Agreement and the proposed advisory fee waivers by the Joint Advisor contemplated by the Transaction, any related transactions or otherwise, or any terms, aspects or implications of such transactions, agreements, arrangements or understandings.

We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of the Company or any other alternative transaction.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company, the Acquiror, Franklin Square Holding, L.P. (“FS”), an affiliate of the Joint Advisor, and certain other affiliates of KKR & Co. L.P. (“KKR”), an affiliate of the Joint Advisor, for which we and such affiliates have received customary compensation. Such services during such period have included acting as lead arranger and bookrunner on a joint credit facility for the Company and the Acquiror amended in November 2019 and May 2020, acting as bookrunner on debt securities offerings by the Acquiror in July 2019, November 2019 and December 2019, acting as lead arranger and bookrunner on a credit facility for FS amended in December 2019, providing financial advisory services to the Acquiror (then known as FS Investment Corporation) in connection with its merger with Corporate Capital Trust, Inc. in December 2018, providing financial advisory services to the Company (then known as FS Investment Corporation II), FS Investment Corporation III, FS Investment Corporation IV and Corporate Capital Trust II in connection with their four-way merger in December 2019, acting as sole arranger and lead manager of a securitization of certain loans owned by KKR Credit Advisors (US) LLC in July 2019 and providing capital raising and financial advisory services to portfolio companies of KKR. In addition, our commercial banking affiliate is an agent bank and a lender under the outstanding joint credit facility of the Company and the Acquiror referred to above and outstanding credit facilities of FS and certain affiliates and portfolio companies of KKR, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of each of the Company, the Acquiror and KKR. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, the Acquiror, FS, KKR or their respective affiliates for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the September Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the holders of the Company Common Stock other than the Joint Advisor and its other affiliates. For the avoidance of doubt, we express no opinion as to the Adjusted Closing Exchange Ratio or the Exchange Ratio (as defined in the Agreement).

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Independent Directors of the Board of Directors of the Company (in their capacity as such) in connection with and for the purposes of their evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated

(in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

J.P. MORGAN SECURITIES LLC

J.P. Morgan Securities LLC

E147211

ANNEX D PROPOSED FSK INVESTMENT ADVISORY AGREEMENT

FORM

AMENDED AND RESTATED

INVESTMENT ADVISORY AGREEMENT BETWEEN FS KKR CAPITAL CORP. AND FS/KKR ADVISOR, LLC

This Amended and Restated Investment Advisory Agreement (this “Agreement”) made this ~~20th~~[__] day of ~~December, 2018~~[__], 20[__], by and between FS KKR Capital Corp., a Maryland corporation (the “Company”), and FS/KKR ADVISOR, LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Company is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is ~~a newly organized investment adviser that intends to register~~registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); ~~and~~

WHEREAS, the Company ~~desires to retain~~and the Adviser are party to that certain Investment Advisory Agreement dated as of December 20, 2018 (the “Original Agreement”) pursuant to which the Company retained the Adviser to furnish investment advisory services (the “Investment Advisory Services”) to the Company on the terms and conditions ~~hereinafter~~ set forth~~, and the Adviser wishes to be retained to provide such services.~~ therein; and

WHEREAS, the Company and Adviser desire to amend and restate the Original Agreement in its entirety as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Duties of the Adviser.

(a)        Retention of the Adviser. The Company hereby appoints the Adviser to act as an investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, in accordance with:

(i)        the investment objectives, policies and restrictions that are set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), as supplemented, amended or superseded from time to time;

(ii)         all other applicable federal and state laws, rules and regulations, and the Company’s articles of amendment and restatement (as may be amended from time to time, the “Articles”) and bylaws (as may be amended from time to time); and

(iii)        such investment policies, directives and regulatory restrictions as the Company may from time to time establish or issue and communicate to the Adviser in writing.

(b)        Responsibilities of the Adviser. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement:

(i)        determine the composition and allocation of the Company’s investment portfolio, the nature and timing of any changes therein and the manner of implementing such changes;

(ii)        identify, evaluate and negotiate the structure of the investments made by the Company;

(iii)        execute, monitor and service the Company’s investments;

(iv)        place orders with respect to, and arrange for, any investment by the Company;

(v)        determine the securities and other assets that the Company shall purchase, retain, or sell;

(vi)        perform due diligence on prospective portfolio companies; and

(vii)        provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds.

(c)        Power and Authority. To facilitate the Adviser’s performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Adviser (which power and authority may be delegated by the Adviser to one or more Sub-Advisers (as defined below)), and the Adviser hereby accepts, the power and authority to act on behalf of the Company to effectuate investment decisions for the Company, including the negotiation, execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt or other financing (or to refinance existing debt or other financing), the Adviser shall seek to arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board. If it is necessary or appropriate for the Adviser to make investments on behalf of the Company through one or more special purpose vehicles, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicles and to make such investments through such special purpose vehicles in accordance with applicable law. The Company also grants to the Adviser power and authority to engage in all activities and transactions (and anything incidental thereto) that the Adviser deems appropriate, necessary or advisable to carry out its duties pursuant to this Agreement, including the authority to provide, on behalf of the Company, significant managerial assistance to the Company’s portfolio companies to the extent required by the Investment Company Act or otherwise deemed appropriate by the Adviser.

(d)        Acceptance of Appointment. The Adviser hereby accepts such appointment and agrees during the term hereof to render the services described herein for the compensation provided herein, subject to the limitations contained herein.

(e)        Sub-Advisers. The Adviser is hereby authorized to enter into one or more sub-advisory agreements (each, a “Sub-Advisory Agreement”) with other investment advisers or other service providers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in fulfilling its responsibilities hereunder, subject to the oversight of the Adviser and the Company. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Company’s investment objectives, policies and restrictions, and work, along with the Adviser, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Adviser and the Company, with the scope of such services and oversight to be set forth in each Sub-Advisory Agreement.

(i)        The Adviser and not the Company shall be responsible for any compensation payable to any Sub-Adviser; provided, however, that the Adviser shall have the right to direct the Company to pay directly any Sub-Adviser the amounts due and payable to such Sub-Adviser from the fees and expenses otherwise payable to the Adviser under this Agreement.

(ii)        Any Sub-Advisory Agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act, including, without limitation, the requirements relating to the Board and Company stockholder approval thereunder, and other applicable federal and state law.

(iii)        Any Sub-Adviser shall be subject to the same fiduciary duties imposed on the Adviser pursuant to this Agreement, the Investment Company Act and the Advisers Act, as well as other applicable federal and state law.

(f)        Independent Contractor Status. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(g)        Record Retention. Subject to review by, and the overall control of, the Board, the Adviser shall keep and preserve for the period required by the Investment Company Act or the Advisers Act, as applicable, any books and records relevant to the provision of the Investment Advisory Services to the Company and shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request or as may be required under applicable federal and state law, and shall make such records available for inspection by the Board and its authorized agents, at any time and from time to time during normal business hours. The Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request and upon termination of this Agreement pursuant to Section 9, provided that the Adviser may retain a copy of such records. The Adviser shall have the right to retain copies, or originals where required by Rule 204-2 promulgated under the Advisers Act, of such records to the extent required by applicable law.

2.	Expenses Payable by the Adviser.

All personnel of the Adviser, when and to the extent engaged in providing the Investment Advisory Services herein, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser or its affiliates and not by the Company.

3.	Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser herein, a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”) as hereinafter set forth. Any of the fees payable to the Adviser under this Agreement for any partial month or calendar quarter shall be appropriately prorated. The Adviser may agree to temporarily or permanently waive, in whole or in part, the Base Management Fee and/or the Incentive Fee. Prior to the payment of any fee to the Adviser, the Company shall obtain written instructions from the Adviser with respect to any waiver or deferral of any portion of such fees. Any portion of a deferred fee payable to the Adviser and not paid over to the Adviser with respect to any month, calendar quarter or year shall be deferred without interest and may be paid over in any such other month prior to the termination of this Agreement, as the Adviser may determine upon written notice to the Company.

(a)        Base Management Fee. The Base Management Fee shall be calculated at an annual rate of 1.50% of the Company’s average weekly gross assets. The Base Management Fee shall be payable quarterly in arrears, and shall be calculated based on the average weekly value of the Company’s gross assets during the most recently completed calendar quarter. All or any part of the Base Management Fee not taken as to any quarter shall be deferred without interest and may be taken in such other quarter as the Adviser shall determine. For purposes of computing the Base Management Fee, cash and cash equivalents shall be excluded from gross assets.

(b)        Incentive Fee. The Incentive Fee shall consist of two parts, as follows:

(i)        The first part of the Incentive Fee, referred to as the “Subordinated Incentive Fee on Income,” shall be calculated and payable quarterly in arrears based on the Company’s “Pre-Incentive Fee Net Investment Income” for the immediately preceding quarter. The payment of the Subordinated Incentive Fee on Income shall be subject to a quarterly hurdle rate expressed as a rate of return on the value of the Company’s net assets at the end of the most recently completed calendar quarter, of 1.75% (7.0% annualized) (the “Hurdle Rate”), subject to a “catch up” feature (as described below).

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses reimbursed to the Adviser under that certain Administration Agreement, dated as of April 9, 2018, as the same may be amended from time to time, whereby the Adviser provides administrative services necessary for the operation of the Company, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The calculation of the Subordinated Incentive Fee on Income for each quarter is as follows:

(A)        No Subordinated Incentive Fee on Income shall be payable to the Adviser in any calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

(B)        100% of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to ~~2.1875~~2.12% in any calendar quarter (~~8.75~~8.48% annualized) shall be payable to the Adviser. This portion of the Company’s Subordinated Incentive Fee on Income is referred to as the “catch up” and is intended to provide the Adviser with an incentive fee of ~~20~~17.5% on all of the Company’s Pre-Incentive Fee Net Investment Income when the Company’s Pre-Incentive Fee Net Investment Income reaches ~~2.1875~~2.12% (~~8.75~~8.48% annualized) on net assets in any calendar quarter; and

(C)        For any quarter in which the Company’s Pre-Incentive Fee Net Investment Income exceeds ~~2.1875~~2.12% (~~8.75~~8.48% annualized) on net assets, the Subordinated Incentive Fee on Income shall equal ~~20.0~~17.5% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, as the Hurdle Rate and catch-up will have been ~~achieved;~~achieved.

~~provided that, the Subordinated Incentive Fee on Income is subject to a cap (the “Incentive Fee Cap”).~~

~~The Incentive Fee Cap is an amount equal to:~~

~~(i)~~	~~20% of the Per Share Pre-Incentive Fee Return for the Current Quarter (as defined below) and the eleven quarters preceding the Current Quarter, less~~

~~(ii)~~	~~the cumulative Per Share Incentive Fees accrued and/or payable for the eleven calendar quarters preceding the Current Quarter.~~

~~multiplied by the weighted average number of shares of common stock of the Company outstanding during the calendar quarter (or any portion thereof) for which the Subordinated Incentive Fee on Income is being calculated (the “Current Quarter”).~~

~~For the foregoing purpose, the “Per Share Pre-Incentive Fee Return” for any calendar quarter (or portion thereof) is an amount equal to:~~

~~For any calendar quarter (or portion thereof) following the merger (the “Merger”) of Corporate Capital Trust, Inc. (“CCT”) and the Company:~~

~~(i)~~

~~the sum of the Pre-Incentive Fee Net Investment Income for the period, realized gains and losses for the period and unrealized appreciation and depreciation of the Company’s investments for the period, divided by~~

~~(ii)~~	~~the weighted average number of shares of common stock of the Company outstanding during such period.~~

~~For any calendar quarter (or portion thereof) prior to the Merger:~~

~~(i)~~

~~the sum of the Company’s and CCT’s Pre-Incentive Fee Net Investment Income (as defined in the applicable investment advisory agreements then in effect) for the period, realized gains and losses of the Company and CCT for the period, unrealized appreciation and depreciation of the Company’s and CCT’s investments for the period and, in the case of the Company, for any calendar quarter ending prior to January 1, 2018, Base Management Fees (as defined in the applicable investment advisory agreement then in effect) for the calendar quarter, or, in the case of CCT, Management Fees (as defined in CCT’s investment advisory agreement then in effect) prior to November 14, 2017, divided by~~

~~(ii)~~

~~(x) the weighted average number of shares of common stock of the Company outstanding during such period, plus (y) the weighted average number of shares of common stock of CCT outstanding during such period multiplied by the Exchange Ratio (as defined in that certain Agreement and Plan of Merger, dated as of July 22, 2018, among the Company, IC Acquisition, Inc., CCT and the Advisor).~~

~~For the foregoing purpose, the “Per Share Incentive Fee” for any calendar quarter (or portion thereof) is an amount equal to:~~

~~For any calendar quarter (or portion thereof) following the Merger:~~

~~(i)~~	~~the Incentive Fee accrued and/or payable by the Company for such period, divided by~~

~~(ii)~~	~~the weighted average number of shares of common stock of the Company outstanding during such period.~~

~~For any calendar quarter (or portion thereof) prior to the Merger:~~

~~(A)~~	~~(i) the Incentive Fees (as defined in the applicable investment advisory agreements then in effect) accrued and/or payable by the Company and CCT for such period, divided by~~

~~(ii)~~

~~(x) the weighted average number of shares of common stock of the Company outstanding during such period, plus (y) the weighted average number of shares of common stock of CCT outstanding during such period multiplied by the Exchange Ratio (as defined in that certain Agreement and Plan of Merger, dated as of July 22, 2018, among the Company, IC Acquisition, Inc., CCT and the Advisor).~~

~~If the Incentive Fee Cap is zero or a negative value, the Company shall pay no Subordinated Incentive Fee on Income to the Adviser for the Current Quarter.~~

~~If the Incentive Fee Cap is a positive value but is less than the Subordinated Incentive Fee on Income calculated in accordance with Section 3(b)(i) above, the Company shall pay the Adviser the Incentive Fee Cap for the Current Quarter.~~

~~If the Incentive Fee Cap is equal to or greater than the Subordinated Incentive Fee on Income calculated in accordance with Section 3(b)(i) above, the Company shall pay the Adviser the Subordinated Incentive Fee on Income for the Current Quarter.~~

~~For the purpose of calculating the Per Share Pre-Incentive Fee Return, any unrealized appreciation or depreciation recognized as a result of the purchase accounting for the merger of the Company and CCT shall be excluded.~~

(ii) The second part of the Incentive Fee, referred to as the “Incentive Fee on Capital Gains,” shall be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement). This fee shall equal 20.0% of the Company’s incentive fee capital gains, which shall equal ~~both CCT’s and~~ the ~~Company’s~~ realized capital gains of Corporate Capital Trust, Inc. (as predecessor-by-merger to the Company) (“CCT”), FS KKR Capital Corp. II (“FSKR”) (as predecessor-by-merger to the Company) and the Company (without duplication) on a cumulative basis from inception, calculated as of the end of each calendar year, computed net of all realized capital losses and unrealized capital depreciation (without duplication) on a cumulative basis, less the aggregate amount of any capital gain incentive fees previously paid by CCT, FSKR and the Company.

4.	Covenants of the Adviser.

The Adviser is registered as an investment adviser under the Advisers Act and covenants that it will maintain such registration. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.	Brokerage Commissions.

The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and is consistent with the Adviser’s duty to seek the best execution on behalf of the Company.

6.	Other Activities of the Adviser.

The services provided by the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, member (including its members and the owners of its members), officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7.	Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, member, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, member, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, member, officer or employee of the Adviser or under the control or direction of the Adviser, even if paid by the Adviser.

8.	Indemnification.

The Adviser and any Sub-Adviser (and their officers, managers, partners, members (and their members, including the owners of their members), agents, employees, controlling persons (as defined in the Investment

Company Act) and any other person or entity affiliated with, or acting on behalf of, the Adviser or Sub-Adviser) (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”), shall not be liable to the Company for any action taken or omitted to be taken by any such Indemnified Party in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) (“Losses”) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Indemnified Parties’ duties or obligations under this Agreement, any Sub-Advisory Agreement, or otherwise as an investment adviser of the Company, to the extent such Losses are not fully reimbursed by insurance, and to the extent that such indemnification would not be inconsistent with the Articles, the laws of the State of Maryland, the Investment Company Act or other applicable law. Notwithstanding the preceding sentence of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any Losses to the Company or its stockholders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder). In addition, notwithstanding any of the foregoing to the contrary, the provisions of this Section 8 shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 8 to the fullest extent permitted by law.

9.	Duration and Termination of Agreement.

(a)        Term. This Agreement shall remain in effect for two (2) years commencing on the date hereof, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Company and (ii) the vote of a majority of the Company’s directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act.

(b)        Termination. This Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days’ written notice (i) by the Company to the Adviser, (x) upon vote of a majority of the outstanding voting securities of the Company (within the meaning of Section 2(a)(42) of the Investment Company Act), or (y) by the vote of the Board, or (ii) by the Adviser to the Company. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). Further, notwithstanding the termination or nonrenewal of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed to it under Section 3 through the date of termination or nonrenewal, the provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof.

(c)        Payments to and Duties of Adviser Upon Termination.

(i)        After the termination of this Agreement, the Adviser shall not be entitled to compensation or reimbursement for further services provided hereunder, except that it shall be entitled to receive from the

Company within thirty (30) days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement.

(ii)        The Adviser shall promptly upon termination:

(A)        Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

(B)        Deliver to the Board all assets and documents of the Company then in custody of the Adviser; and

(C)        Cooperate with the Company to provide an orderly management transition.

10.	Proxy Voting.

The Adviser will exercise voting rights on any assets held in the portfolio securities of portfolio companies. The Adviser is obligated to furnish to the Company, in a timely manner, a record of all proxies voted in such form and format that complies with applicable federal statutes and regulations.

11.	Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

12.	Amendments.

This Agreement may be amended by mutual consent but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

13.	Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of New York. For so long as the Company is regulated as a BDC under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

14.	Severability.

If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

15.	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

16.	Third Party Beneficiaries.

Except for any Sub-Adviser (with respect to Section 8) and any Indemnified Party, such Sub-Adviser and the Indemnified Parties each being an intended beneficiary of this Agreement, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein express or implied shall give or be construed to give to any person, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

17.	Survival.

The provisions of Sections 8, 9(b), 9(c), 13, 16 and this Section 17 shall survive termination of this Agreement.

18.	Insurance.

Subject to the requirements of Rule 17d-1(d)(7) under the Investment Company Act, the Company shall acquire and maintain a directors and officers liability insurance policy or similar insurance policy, which may name the Adviser and any Sub-Adviser each as an additional insured party (each an “Additional Insured Party” and collectively the “Additional Insured Parties”). Such insurance policy shall include reasonable coverage from a reputable insurer. The Company shall make all premium payments required to maintain such policy in full force and effect; provided, however, each Additional Insured Party, if any, shall pay to the Company, in advance of the due date of such premium, its allocated share of the premium. Irrespective of whether the Adviser and any Sub-Adviser is a named Additional Insured Party on such policy, the Company shall provide the Adviser and any Sub-Adviser with written notice upon receipt of any notice of: (a) any default under such policy; (b) any pending or threatened termination, cancellation or non-renewal of such policy or (c) any coverage limitation or reduction with respect to such policy. The foregoing provisions of this Section 18 notwithstanding, the Company shall not be required to acquire or maintain any insurance policy to the extent that the same is not available upon commercially reasonable pricing terms or at all, as determined in good faith by the required majority (as defined in Section 57(o) of the Investment Company Act) of the Board.

19.	Brand Usage

The Adviser conducts its investment advisory business under, and owns all rights to, the trademark “FS/KKR Advisor” and the “FS/KKR Advisor” design (collectively, the “Brand”). In connection with the Company’s (a) public filings; (b) requests for information from state and federal regulators; (c) offering materials and advertising materials; and (d) investor communications, the Company may state in such materials that investment advisory services are being provided by the Adviser to the Company under the terms of this Agreement. The Adviser hereby grants a non-exclusive, non-transferable, non-sublicensable and royalty-free license (the “License”) to the Company for the use of the Brand solely as permitted in the foregoing sentence. Prior to using the Brand in any manner, the Company shall submit all proposed uses to the Adviser for prior written approval solely to the extent the Company’s use of the Brand or any combination or derivation thereof has materially changed from the Company’s use of the Brand previously approved by the Adviser. The Adviser reserves the right to terminate the License immediately upon written notice for any reason, including if the usage is not in compliance with its standards and policies. Notwithstanding the foregoing, the term of the License granted under this Section 19 shall be for the term of this Agreement only, including renewals and extensions, and the right to use the Brand as provided herein shall terminate immediately upon the termination of this Agreement. The Company agrees that the Adviser is the sole owner of the Brand, and any and all goodwill in the Brand arising from the Company’s use shall inure solely to the benefit of the Adviser. Without limiting the foregoing, the License shall have no effect on the Company’s ownership rights of the works within which the Brand shall be used.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

FS KKR CORP.

~~By: /s/ Stephen Sypherd_____~~
By:
Name:	Stephen Sypherd
Title:	General Counsel and Secretary

FS/KKR ADVISOR, LLC

~~By: /s/ Stephen Sypherd~~
By:
Name:	Stephen Sypherd
Title:	General Counsel and Secretary